Exhibit 10.4
EXECUTION VERSION

AMENDMENT NO. 3 TO CREDIT AGREEMENT

This Amendment No. 3 to Credit Agreement, dated as of December 20, 2018 (this “Amendment”), to that certain Credit Agreement, dated as of August 1, 2017 (as amended or supplemented, as applicable, by each of that certain Waiver to Credit Agreement, dated as of October 6, 2017, that certain Credit Agreement Supplement, dated as of September 11, 2017, that certain Waiver to Credit Agreement, dated as of December 1, 2017, that certain Waiver to Credit Agreement, dated as of May 30, 2018, Amendment No. 1 to Credit Agreement dated as of July 13, 2018 and Amendment No. 2 to Credit Agreement, dated as of November 1, 2018, the “Credit Agreement”, capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement), among GTCR-Ultra Intermediate Holdings, Inc., a Delaware corporation (“Original Holdings”); Paya, Inc. (formerly known as Sage Payment Solutions, Inc.), a Delaware corporation (the “Original Borrower”); the lenders party thereto from time to time (the “Lenders”), and Antares Capital LP (“Antares Capital”), as administrative agent and as collateral agent (in such capacities, the “Administrative Agent”), pursuant to which (a) a $150,500,000 term loan facility (the “Original Term Facility”), and (b) a $25,000,000 revolving credit facility were initially made available to the Original Borrower (the “Original Revolving Credit Facility” and collectively with the Original Term Facility, the “Original Facilities”).

WITNESSETH:

WHEREAS, the Original Borrower, Original Holdings, the Administrative Agent and the Lenders party hereto (which together constitute all of the Lenders), subject to the terms and conditions set forth herein, have agreed to amend the Credit Agreement and the other Loan Documents as hereinafter set forth, including, without limitation, the contemplated changes with respect to the Person that will constitute the “Borrower” and with respect to the Person that will constitute “Holdings” upon the Amendment No. 3 Restatement Date (as defined below);

WHEREAS, the Loan Parties party hereto have appointed Antares Capital LP to act as lead arranger in respect of this Amendment (acting in such capacity, the “Amendment Lead Arranger”) and Antares Capital LP has accepted such appointment;

WHEREAS, the Original Borrower and Intermediate II (as defined below) have requested that the Lenders set forth under the heading “Additional Lender” on Schedule I hereto (the “Additional Lenders”) establish commitments in respect of term loans in an aggregate principal amount equal to $85.0 million (such commitments, the “Additional Term Loan Commitments” and such loans (when and if funded) in respect thereof, the “Additional Term Loans”), in each case, pursuant to the terms and conditions set forth herein, which shall constitute Term Loans under, and as defined in, the Amended Credit Agreement (as defined below) (and shall be constitute part of the same class of Initial Term Loans as the existing Initial Term Loans);

Whereas the proceeds of the Additional Term Loans will be used, directly or indirectly, to (a) finance the acquisition (the “First Billing Services Acquisition”) by Paya Vertical Software LLC, a Delaware limited liability company and an Affiliate of Holdings (the “First Billing Services Buyer”), of all of the outstanding equity interests of First Mobile Trust, LLC, an Ohio limited liability company, and its subsidiaries (collectively, the “First Billing Services Target”) as more specifically described in, and pursuant to, that certain Membership Interest Purchase Agreement, dated as of the date hereof (together with the exhibits and schedules thereto, the “First Billing Services Acquisition Agreement”), by and among, inter alios, the First Billing Services Buyer, First Billing Services, LLC, an Ohio limited liability company and The Conor Group, a Real Estate Investment Firm, LLC, (b) to repay or repurchase (or to make a dividend or other distribution for the purpose of repaying or repurchasing) those certain Class A-1

Preferred Units from the Class A-1 Preferred Unitholders under that certain Amended and Restate Limited Liability Company Agreement of GTCR-Ultra Holdings, LLC, dated as of August 1, 2017 (the “Sage Preferred Repayment”), (c) to effectuate the First Billing Services Refinancing (as defined below) and (d) to pay fees, expenses and transaction costs in connection with this Amendment, the incurrence of the Additional Term Loans, the First Billing Services Acquisition Agreement and the Sage Preferred Repayment (the incurrence of the Additional Term Loans, the consummation of the First Billing Services, the consummation of the Sage Preferred Repayment, the consummation of the First Billing Services Refinancing) and the payment of fees and expenses in connection therewith, collectively, the “Amendment No. 3 Transactions”);

WHEREAS, each Additional Lender has agreed to make Additional Term Loans on (and subject to the occurrence of) the Amendment No. 3 Funding Date to Intermediate II in an aggregate principal amount equal to the amount set forth on Schedule I hereto opposite such Additional Lender’s name (i.e. such Additional Lender’s Additional Term Loan Commitment), subject to the terms and conditions set forth herein;

WHEREAS, Original Holdings and the Original Borrower have requested that each of the Lenders agree (a) to a cashless exchange of the Loans and Commitments incurred by the Original Borrower under the Original Facilities as further described in Section 4 below, (b) to the assumption by GTCR-Ultra Holdings II, LLC, a Delaware limited liability company (“Intermediate I”) of all of the rights and obligations of Original Holdings under the Credit Agreement as amended hereby (the “Amended Credit Agreement”) and the other Loan Documents and that following such assumption, Intermediate I shall constitute “Holdings” for all purposes of the Amended Credit Agreement and all other Loan Documents and (c) to the assumption by GTCR-Ultra Holdings III, LLC, a Delaware limited liability company (“Intermediate II”) all of the rights and obligations of the Original Borrower under the Amended Credit Agreement and that following such assumption, Intermediate II shall constitute the “Borrower” for all purposes of the Amended Credit Agreement and all other Loan Documents (it being understood that both Original Holdings and the Original Borrower will be Guarantors and Loan Parties);

WHEREAS, each of the Lenders party hereto (which together constitute all of the Lenders) has approved in its sole discretion the Cashless Exchange (as defined below) and the changes to the Loan Parties as contemplated above and in the Amended Credit Agreement and the other Loan Documents, in each case, on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, and in reliance upon the representations, warranties and covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. AMENDMENTS TO THE CREDIT AGREEMENT

The Credit Agreement is, effective as of the Amendment No. 3 Restatement Date (as defined below in Section 5), and subject to the satisfaction of the conditions precedent set forth in Section 5, hereby amended to delete the struck text (indicated textually in the same manner as the following example: ~~struck text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the selected pages of the Amended Credit Agreement (as defined below) attached as Annex A hereto, except that any Schedule, Exhibit or other attachment to the Credit Agreement not amended pursuant to the terms of this Amendment No. 3 or otherwise included as part of said Annex A shall remain in effect without any amendment or other modification thereto (other than as provided in Section 5 below).
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SECTION 2. TERMS OF ADDITIONAL TERM COMMITMENTS AND ADDITIONAL TERM LOANS

(a)Subject to the terms and conditions set forth herein, each Additional Lender agrees, severally and not jointly, to make, on the Additional Term Loan Funding Date (as defined below), the Additional Term Loans in a principal amount equal to the Additional Term Loan Commitment of such Additional Lender. The Administrative Agent and each of the Additional Lenders acknowledge and agree that there are no conditions (implied or otherwise) to funding the Additional Term Loans other than as set forth in Section 5 herein, and that upon satisfaction of such conditions, the funding of the Additional Term Loans shall occur.

(b)Unless each Additional Lender, in its discretion, agrees to an extension in writing (including by email), the Additional Term Loan Commitments shall automatically terminate upon the earliest to occur of (i) the termination of the First Billing Services Acquisition Agreement in accordance with its terms (and the Loan Parties agree to provide prompt notice to the Administrative Agent of any such termination), (ii) the consummation of the First Billing Services Acquisition with or without the funding of the Additional Term Loans and (iii) 11:59 p.m., New York City time, March 22, 2019 if the Additional Term Loan Funding Date has not occurred on or prior to such time (such earlier date, the “Additional Commitment Termination Date”).

(c)Effective on and at all times following the Additional Term Loan Funding Date and the Cashless Exchange, such Additional Term Loans shall have identical terms as the Existing Term Loans as set forth in the Amended Credit Agreement (including, without limitation, with respect to the maturity date, mandatory prepayments and voluntary prepayments) and shall otherwise be subject to the provisions, including any provisions restricting the rights, or regarding the obligations, of the Loan Parties or any provisions regarding the rights of the Lenders, of the Amended Credit Agreement and the other Loan Documents. Each reference to an “Initial Term Loan” and/or “Initial Term Loans” in the Amended Credit Agreement and the other Loan Documents shall be deemed to include the Additional Term Loans and all other related terms will have correlative meanings mutatis mutandis. For the avoidance of doubt and notwithstanding anything in this Amendment No. 3 to the contrary, the Additional Term Loans shall be considered the same Class of Term Loans as the Existing Term Loans and the parties hereto intend for the Additional Term Loans and the Existing Term Loans which are subject to the Cashless Exchange to constitute one fungible tranche of Term Loans under and as defined in the Amended Credit Agreement.

(d)The Additional Term Loans will be funded, if ever, on the Additional Term Loan Funding Date in accordance with the Borrowing Request delivered therefor (in accordance with the terms of the Amended Credit Agreement).

SECTION 3. CONDITIONS PRECEDENT TO THE ESTABLISHMENT OF THE ADDITIONAL TERM COMMITMENTS

(a)The Additional Term Loan Commitments established pursuant to this Amendment shall become effective on the date (the “Amendment No. 3 Commitment Establishment Date”) on which each of the following conditions precedent shall have been satisfied:

(i)The Administrative Agent (or its counsel) shall have received counterparts of this Amendment, duly executed by (A) the Original Borrower, Original Holdings, Intermediate I, Intermediate II and each other Loan Party as of the date hereof, (B) all Lenders as of the Consent Deadline (as defined below) and (C) the Administrative Agent.
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(ii)Each of the representations and warranties contained in Section 6 below shall be true and correct in all material respects.

(iii)The Administrative Agent (or its counsel) shall have received a certificate signed by a Responsible Officer of Holdings certifying as to the matters specified in clause (ii) above and clauses
i.and (v) below.

(iv)At the time of and immediately after the Amendment No. 3 Commitment Establishment Date, no Default or Event of Default shall exist or would result from the execution, delivery and performance of the Loan Parties’ obligations under this Amendment as of such date.

(v)Immediately after giving effect to this Amendment, the representations and warranties set forth in Article III of the Credit Agreement and each other Loan Document are, in each case, true and correct in all material respects (except to the extent that such representations and warranties specifically refer to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date), provided, that any such representation or warranty that is qualified by materiality or by reference to Material Adverse Effect, shall be true and correct in all respects.

(vi)The Administrative Agent and each Additional Lender shall have received all documentation and other information with respect to the Loan Parties (including, for the avoidance of doubt, Intermediate I and Intermediate II) that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act and regulations relating to beneficial ownership.

SECTION 4. TERMS OF THE CASHLESS EXCHANGE

In connection with this Amendment, on and subject to the occurrence of the Amendment No. 3 Restatement Date (as defined below in Section 5), Intermediate II (the direct parent company of Original Holdings and an indirect parent company of the Original Borrower) will be become the Borrower under the Amended Credit Agreement and is hereby offering to each Lender to exchange (a) the Term Loans (if any) held by such Lender in respect of the Original Term Loan Facility immediately prior to the Amendment No. 3 Restatement Date (its “Existing Term Loans”) for Initial Term Loans under the Amended Credit Agreement, (b) the Revolving Commitments (if any) held by such Lender in respect of the Original Revolving Credit Facility immediately prior to the Amendment No. 3 Restatement Date (its “Existing Revolving Commitments”) for Revolving Commitments under the Amended Credit Agreement and (c) the Revolving Loans (if any) held by such Lender in respect of the Original Revolving Credit Facility immediately prior to the Amendment No. 3 Restatement Date (its “Existing Revolving Loans”) for Revolving Loans under the Amended Credit Agreement (collectively, the “Cashless Exchange”).

By signing this Amendment, each Lender agrees, subject to the occurrence of the Amendment No. 3 Restatement Date, (a) to accept the terms of the Cashless Exchange as set forth herein and in the Amended Credit Agreement, (b) that (i) the Original Borrower shall no longer constitute the Borrower, but shall instead constitute a Guarantor and (ii) Intermediate II shall constitute the Borrower including for the purposes of the Existing Term Loans, the Existing Revolving Commitments and the Existing Revolving Loans, subject, in each case, to the Cashless Exchange and (c) that any existing Interest Periods with respect to any such Existing Term Loans and Existing Revolving Loans shall continue unchanged notwithstanding the modification of the Borrower entity through to the end of such Interest Period.
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Following the Amendment No. 3 Restatement Date, the Administrative Agent shall adjust the Register to reflect the Amendment No. 3 Transactions and its determination and entry and completion of the Register shall be conclusive, in each case, absent clearly demonstrable error.

SECTION 5. CONDITIONS PRECEDENT TO THE AMENDMENT NO. 3 RESTATEMENT DATE AND THE ADDITIONAL TERM LOAN FUNDING DATE

The amendments set forth in Section 1 and Section 7 hereof shall become effective and each Additional Lender shall be obligated to make Additional Term Loans pursuant to this Amendment on the date on which each of the following conditions is satisfied (such date, the “Amendment No. 3 Restatement Date” and the “Additional Term Loan Funding Date”):

(a)Administrative Agent shall have received a copy of (i) each Organizational Document of each Loan Party relating to it certified, to the extent applicable, as of a recent date by the applicable Governmental Authority, (ii) signature and incumbency certificates of the Responsible Officers of each Loan Party executing the Loan Documents to which it is a party, (iii) copies of resolutions of the Board of Directors of each Loan Party approving and authorizing the execution, delivery and performance of Loan Documents to which it is a party, certified as of the Effective Date by a secretary, an assistant secretary or a Responsible Officer of such Loan Party as being in full force and effect without modification or amendment and (iv) a good standing certificate (to the extent such concept exists in the jurisdiction of incorporation, organization or formation of such Loan Party) from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation.

(b)Between the date hereof and the Closing (as defined in the First Billing Services Acquisition Agreement as in effect on the date hereof), there shall not have occurred (nor shall the First Billing Services Buyer have become aware of) any Material Adverse Effect (as defined in the First Billing Services Acquisition Agreement as in effect on the date hereof).

(c)All Specified Acquisition Agreement Representations shall be true and correct and all Specified Representations shall be true and correct in all material respects on the Effective Date (without duplication of any materiality qualifier therein). As used herein, (i) “Specified Acquisition Agreement Representations” means the representations in the First Billing Services Acquisition Agreement made with respect to the Company that are material to the interests of the Lenders, but only to the extent that Original Holdings, the Original Borrower or any Affiliate thereof has the right to terminate its obligations under the First Billing Services Acquisition Agreement, or the right to decline to consummate the First Billing Services Acquisition, as a result of a breach of such representations in the First Billing Services Acquisition Agreement and (ii) “Specified Representations” shall mean the Specified Representations (as defined in the Amended Credit Agreement; provided, that each reference to the “Effective Date” set forth in the Specified Representations shall be deemed to be a reference to the Additional Term Loan Funding Date).

(d)The First Billing Services Acquisition shall have been consummated pursuant to the First Billing Services Acquisition Agreement in accordance with applicable law (in all material respects and including that there shall be no order, injunction or decree of any governmental authority restraining or prohibiting the consummation of the First Billing Services Acquisition) substantially concurrently with the initial funding of the Additional Term Loans without giving effect to any amendments to the First Billing Services Acquisition Agreement or waivers of or consents to the provisions thereof that, in any such case, are materially adverse to the interests of the Amendment Lead Arranger or the Additional Lenders without the consent of the Amendment Lead Arranger and the Additional Lenders.
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(e)The Administrative Agent shall have received duly executed and completed copies of (i) a Borrowing Notice with respect to the Additional Term Loans in accordance with the requirements of the Amended Credit Agreement and (ii) a solvency certificate signed by a Responsible Officer of Intermediate II in substantially the same form delivered on the Effective Date conformed in a manner reasonably satisfactory to the Administrative Agent to reflect the Amendment No. 3 Transactions.

(f)Prior to, or substantially concurrently with, the initial funding of the Additional Term Loans, the First Billing Services Target shall be released as an obligor with respect to any Indebtedness for borrowed money other than any Indebtedness permitted by the First Billing Services Acquisition Agreement to survive the First Billing Services Acquisition, and, in each case, any security interests granted by the First Billing Services Target pursuant to such debt agreements will have been terminated or released (collectively, the “First Billing Services Refinancing”).

(g)The Administrative Agent shall have received a certificate signed by a Responsible Officer of Intermediate II certifying as of the Additional Term Loan Funding Date that all Specified Representations are true and correct in all material respects (without duplication of any materiality qualifier therein).

(h)The Administrative Agent shall have received a favorable customary written opinion with respect to the Amendment of (i) Kirkland & Ellis LLP, in its capacity as counsel for Loan Parties and (ii) a law firm in its capacity as Ohio counsel for the Loan Parties, in each case, dated on or after the Third Amendment Effective Date and on or prior to the Additional Term Loan Funding Date, addressed to the Administrative Agent and the Lenders (including the Additional Lenders).

(i)The Original Borrower shall have paid (or caused to be paid) to the Amendment Lead Arranger and each Additional Lender, as applicable, all fees due to the Amendment Lead Arranger or such Additional Lender, as applicable, in each case, in connection with this Amendment and all expenses required to be paid or reimbursed to the Amendment Lead Arranger or the Administrative Agent that have been invoiced at least three Business Days (or such shorter period reasonably agreed by the Borrower) prior to the Additional Term Loan Funding Date.

(j)The Additional Commitment Termination Date shall not have occurred.

(k)Intermediate I, Intermediate II, the First Billing Services Buyer and the First Billing Services Target shall have satisfied the Collateral and Guarantee Requirement of the Amended Credit Agreement pursuant to supplemented and/or amended and restated documentation in respect of the Loan Documents existing on the date hereof, in each case, in form and substance reasonably satisfactory to the Administrative Agent taking into account the Amendment No. 3 Transactions; provided, that to the extent any Collateral provided by the First Billing Services Target (including the creation or perfection of any security interest) is not or cannot be provided on the Additional Term Loan Funding Date (other than (i) the execution and delivery of the Guarantee Agreement and the Collateral Agreement by the First Billing Services Target described in the definition of such terms and (ii) the creation and perfection of security interest in Collateral with respect to which a lien may be perfected solely by (x) the filing of financing statements under the UCC and/or by delivering stock certificates of the certificated stock of First Billing Services Target to the extent the capital stock represented thereby is required to be pledged hereunder (other than with respect to any such certificate that has not been made available prior to the Additional Term Loan Funding Date, to the extent Intermediate I has used commercially reasonable efforts to procure delivery thereof, in which case, such stock or equivalent certificate may instead be delivered within five (5) Business Days after the Additional Term Loan Funding Date (or such later date as the Administrative Agent may agree) and (y) the filing of Intellectual Property Security Agreements with the United States Patent and Trademark office or United States Copyright Office, as applicable) with respect
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to the First Billing Services Target after Intermediate I’s use of commercially reasonable efforts to do so without undue burden or expense, then the provision and/or perfection, as applicable, of any such lien search and/or Collateral shall not constitute a condition precedent to the availability of the Additional Term Loans hereunder, but may instead be provided within ninety (90) days after the Amendment No. 3 Restatement Date, subject to such extensions as are reasonably agreed by the Administrative Agent, pursuant to arrangements to be mutually agreed by the parties hereto acting reasonably.

SECTION 6. REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders to enter into the amendment contained herein, each Loan Party hereby represents and warrants to the Administrative Agent and each Lender as follows:

(a)Each of this Amendment and the Credit Agreement (as amended hereby) constitutes legal, valid and binding obligation of the Loan Parties signatory hereto, as the case may be, enforceable against it in accordance with its terms, subject to applicable Debtor Relief Laws and any other applicable bankruptcy, insolvency, reorganization, moratorium, examinership or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)Each Loan Party has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, this Amendment and the Amended Credit Agreement.

SECTION 7. ASSUMPTION

(a)Effective as of the Amendment No. 3 Restatement Date, Intermediate II by its signature below becomes the “Borrower” under the Credit Agreement and the other Loan Documents with the same force and effect as if originally named therein as the Borrower and the Intermediate II hereby agrees to all the terms and provisions of the Credit Agreement and the other Loan Documents applicable to it as the Borrower thereunder. In furtherance of the foregoing, as of the Amendment No. 3 Restatement Date, Intermediate II hereby (i) assumes all of the Obligations and all other liabilities, obligations, duties, rights and responsibilities of the Original Borrower under the Credit Agreement and the other Loan Documents, (ii) agrees to pay and perform all of the Obligations of the Borrower contained in the Credit Agreement and the other Loan Documents, with the same full force and effect, in each case, as if each of the Credit Agreement and the other Loan Documents had initially been executed and delivered by Intermediate II in the capacity of Borrower thereunder, (iii) acknowledges and agrees that it is the “Borrower” under the Credit Agreement and the other Loan Documents and that each and every reference to “Borrower” in the Credit Agreement and any of the other Loan Documents shall, from and after the Amendment No. 3 Restatement Date, refer to Intermediate II, and (iv) acknowledges and agrees that it is, and shall at all times continue to be, liable for all of the Obligations of the Original Borrower under the Credit Agreement and the other Loan Documents to the same extent as if Intermediate II originally been a signatory to the Credit Agreement and the other Loan Documents. Each reference to the “Borrower” in the Credit Agreement and the other Loan Documents shall, from and after the Amendment No. 3 Restatement Date, be deemed to refer to Intermediate II as if originally named as the Borrower therein.

(b)Effective as of the Amendment No. 3 Restatement Date, Intermediate I by its signature below becomes “Holdings” under the Credit Agreement and the other Loan Documents with the same force and effect as if originally named therein as Holdings and the Intermediate I hereby agrees to all the terms and provisions of the Credit Agreement applicable to it as Holdings thereunder. In furtherance of the foregoing, as of the Amendment No. 3 Restatement Date, Intermediate I hereby (i) assumes all of the Obligations and all other liabilities, obligations, duties, rights and responsibilities of Original Holdings
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under the Credit Agreement and the other Loan Documents, (ii) agrees to pay and perform all of the Obligations of Holdings contained in the Credit Agreement and the other Loan Documents, with the same full force and effect, in each case, as if each of the Credit Agreement and the other Loan Documents had initially been executed and delivered by Intermediate I in the capacity of Holdings thereunder, (iii) acknowledges and agrees that it is “Holdings” under the Credit Agreement and the other Loan Documents and that each and every reference to “Holdings” in the Credit Agreement and any of the other Loan Documents shall, from and after the Amendment No. 3 Restatement Date, refer to Intermediate I, and (iv) acknowledges and agrees that it is, and shall at all times continue to be, liable for all of the Obligations of Original Holdings under the Credit Agreement and the other Loan Documents to the same extent as if Intermediate I originally been a signatory to the Credit Agreement and the other Loan Documents. Each reference to “Holdings” in the Credit Agreement and the other Loan Documents shall, from and after the Amendment No. 3 Restatement Date, be deemed to refer to Intermediate I as if originally named as Holdings therein.

SECTION 8. MISCELLANEOUS

(a)Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

(b)Execution in Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or electronic transmission of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

(c)Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(d)Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

(e)Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING AMENDMENT AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8(E).

(f)Fees and Expenses. The Borrower agrees to pay all reasonable and documented out-of- pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution, and delivery of this Amendment and the other documents and instruments referred to herein or contemplated hereby, including, but not limited to, the reasonable and documented out-of-pocket fees and disbursements of counsel to the Administrative Agent in an amount not to exceed an amount to be separately agreed.
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(g)Loan Document Pursuant to Credit Agreement. This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement (and, following the date hereof, the Credit Agreement, as amended hereby).

(h)Incorporation by Reference. This Amendment shall be subject to the following Sections of the Credit Agreement, as if set forth herein in their entirety: Sections 9.07. 9.09. 9.10. 9.12 and 9.15.

(i)Effects of this Amendment.

(i)On the Amendment No. 3 Restatement Date, the Credit Agreement will be automatically amended to reflect the amendment thereto provided for in this Amendment. Once the Amendment No. 3 Restatement Date has occurred, all references to the Credit Agreement in any document, instrument, agreement, or writing shall be deemed to refer to the Amended Credit Agreement.

(ii)Other than as specifically provided herein, this Amendment shall not operate as a waiver or amendment of any right, power or privilege of the Administrative Agent or any Lender under the Credit Agreement or any other Loan Document or of any other term or condition of the Credit Agreement or any other Loan Document, nor shall the entering into of this Amendment preclude the Administrative Agent and/or any Lender from refusing to enter into any further waivers or amendments with respect thereto. This Amendment is not intended by any of the parties hereto to be interpreted as a course of dealing which would in any way impair the rights or remedies of the Administrative Agent or any Lender except as expressly stated herein, and no Lender shall have any obligation to extend credit to the Borrowers other than pursuant to the strict terms of the Amended Credit Agreement and the other Loan Documents.

(iii)Reaffirmation of Obligations: No Novation. Each of the Loan Parties hereby consents to this Amendment and hereby (A) restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the Loan Documents effective as of the Amendment No. 3 Restatement Date as amended hereby and hereby reaffirms its obligations (including the Obligations) under each Loan Document to which it is a party as amended hereby, (B) confirms and agrees that the pledge and security interest in the Collateral (as defined in the Collateral Agreement) granted by it pursuant to the Collateral Documents to which it is a party shall continue in full force and effect, (C) acknowledges and agrees that such pledge and security interest in the Collateral (as defined in the Collateral Agreement) granted by it pursuant to such Collateral Documents shall continue to secure the Obligations, as amended or otherwise affected hereby, (D) confirms that immediately upon the effectiveness of this Amendment, the terms “Secured Obligations” and “Loan Document Obligations,” in each case as used in the Amended Credit Agreement and any other Loan Document shall include all obligations of Intermediate I and Intermediate II in their respective capacities as Holdings and the Borrower under the Amended Credit Agreement and each other Loan Document and (E) agrees that each reference to a “Grantor” or, with respect to Intermediate I, Intermediate II, Original Holdings and the Original Borrower, “Guarantor” (or equivalent terms) in the Amended Credit Agreement, the Guarantee Agreement, the other Security Documents or any other Loan Document shall be deemed to include Intermediate I, Intermediate II, Original Holdings and the Original Borrower. This Amendment amends the Credit Agreement. As such, this Amendment represents in part a renewal of, and is issued in substitution and exchange for, and not in satisfaction or novation of, the “Loan Document Obligations” and/or the “Secured Obligations” under the Credit Agreement. The “Loan Document Obligations” and/or the “Secured Obligations” under the Credit Agreement are continuing obligations of the Loan Parties, and nothing herein shall be construed to deem such “Loan Document Obligations” and/or the “Secured Obligations” paid, or to release or terminate any Lien or security interest given to secure such “Loan Document Obligations” and/or the “Secured Obligations” or any guaranty thereof.
[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers and members thereunto duly authorized, effective as of the Amendment No. 3 Restatement Date.

GTCR-ULTRA INTERMEDIATE HOLDINGS, INC.
as Original Holdings and a Guarantor

By: /s/ Greg Cohen
Name: Greg Cohen
Title: President and Assistant Secretary

PAYA, INC.
(formerly known as SAGE PAYMENT SOLUTIONS, INC.)
as Original Borrower

By: /s/ Greg Cohen
Name: Greg Cohen
Title: President and Assistant Secretary

PAYA EFT, INC. (formerly known as SAGE PAYMENT SOLUTIONS EFT, INC.)
as Guarantor

By: /s/ Greg Cohen
Name: Greg Cohen
Title: President and Assistant Secretary

STEWARDSHIP TECHNOLOGY, INC.
as Guarantor

By: /s/ Greg Cohen
Name: Greg Cohen
Title: President and Assistant Secretary

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    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers and members thereunto duly authorized, effective as of the Amendment No. 3 Restatement Date.

GTCR-ULTRA HOLDINGS II, LLC
as Holdings

By: /s/ Greg Cohen
Name: Greg Cohen
Title: President and Assistant Secretary

GTCR-ULTRA HOLDINGS III, LLC
as Borrower

By: /s/ Greg Cohen
Name: Greg Cohen
Title: President and Assistant Secretary

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ANTARES CAPITAL LP,
as Administrative Agent

By: /s/ Kevin Mihelic
Name: Kevin Mihelic
Title: Duly Authorized Signatory
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ANNEX A

AMENDED CREDIT AGREEMENT

[See attached]
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EXECUTION VERSION
Annex to Amendment No. 3

CREDIT AGREEMENT
dated as of August 1, 2017,
as amended as of the Amendment No. 3 Restatement Date

among

GTCR-ULTRA INTERMEDIATE HOLDINGS, INC.,
as Original Holdings,

~~GTCR-ULTRA ACQUISITION~~PAYA, INC.,
as Original Borrower,

the Lenders and Issuing Banks party hereto and
ANTARES CAPITAL LP
as Administrative Agent and Collateral Agent

ANTARES CAPITAL LP, ARES CAPITAL MANAGEMENT LLC and JEFFERIES FINANCE LLC,
as Joint Lead Arrangers and Joint Bookrunners,

ARES CAPITAL MANAGEMENT LLC, as Documentation Agent and
NXT CAPITAL LLC, as Syndication Agent

TABLE OF CONTENTS
Page
ARTICLE I    DEFINITIONS    1
SECTION 1.01 Defined Terms    1
SECTION 1.02 Classification of Loans and Borrowings    ~~76~~77
SECTION 1.03    Terms Generally        ~~76~~77 SECTION 1.04        Accounting Terms; GAAP    ~~77~~78 SECTION 1.05        Effectuation of Transactions    ~~77~~78 SECTION 1.06        Limited Condition Transactions    ~~77~~79 SECTION 1.07        Currency Equivalents Generally    ~~78~~79 SECTION 1.08        Times of Day    ~~79~~80 SECTION 1.09        Timing of Payment or Performance    ~~79~~80 SECTION 1.10        Certifications    ~~79~~80 SECTION 1.11        Compliance with Certain Sections    ~~79~~81 ARTICLE II    THE CREDITS        ~~80~~81
SECTION 2.01 Commitments        ~~80~~81 SECTION 2.02 Loans and Borrowings    ~~80~~82 SECTION 2.03 Requests for Borrowings    ~~81~~82 SECTION 2.04 [Reserved]        ~~82~~83 SECTION 2.05 Letters of Credit    ~~82~~83 SECTION 2.06 Funding of Borrowings    ~~88~~90 SECTION 2.07 Interest Elections    ~~89~~90 SECTION 2.08 Termination and Reduction of Commitments    ~~90~~92 SECTION 2.09 Repayment of Loans; Evidence of Debt    ~~91~~92 SECTION 2.10 Amortization of Term Loans    ~~92~~93 SECTION 2.11 Prepayment of Loans    ~~93~~94 SECTION 2.12 Fees            105
SECTION 2.13 Interest        106 SECTION 2.14 Alternate Rate of Interest        107 SECTION 2.15 Increased Costs    10~~7~~8 SECTION 2.16 Break Funding Payments    10~~8~~9 SECTION 2.17 Taxes        109
SECTION 2.18 Payments Generally; Pro Rata Treatment; Sharing of Setoffs        113 SECTION 2.19 Mitigation Obligations; Replacement of Lenders    11~~4~~5

Page

SECTION 2.20    Incremental Credit Extensions                11~~5~~6 SECTION 2.21        Refinancing Amendments    ~~119~~120 SECTION 2.22        Defaulting Lenders            121 SECTION 2.23        Illegality        12~~2~~3 SECTION 2.24        Loan Modification Offers            123 ARTICLE III    REPRESENTATIONS AND WARRANTIES                12~~4~~5
SECTION 3.01 Organization; Powers        12~~4~~5 SECTION 3.02 Authorization; Enforceability    12~~4~~5 SECTION 3.03 Governmental Approvals; No Conflicts            125 SECTION 3.04 Financial Condition; No Material Adverse Effect    12~~5~~6 SECTION 3.05 Properties        12~~5~~6 SECTION 3.06 Litigation and Environmental Matters            126 SECTION 3.07 Compliance with Laws and Agreements    12~~6~~7 SECTION 3.08 Investment Company Status        12~~6~~7 SECTION 3.09 Taxes        12~~6~~7
SECTION 3.10 ERISA    12~~6~~7
SECTION 3.11 Disclosure    12~~7~~8
SECTION 3.12 Subsidiaries    12~~7~~8 SECTION 3.13 Intellectual Property; Licenses, Etc    12~~7~~8 SECTION 3.14 Solvency        128 SECTION 3.15 Federal Reserve Regulations    12~~8~~9 SECTION 3.16 USA PATRIOT Act; OFAC; Anti-Corruption and Anti-Money
Laundering        12~~8~~9 SECTION 3.17 Security Documents            129 SECTION 3.18 [Reserved]    ~~129~~130
SECTION 3.19 [Reserved]    ~~129~~130
SECTION 3.20    Use of Proceeds    ~~129~~130 ARTICLE IV    CONDITIONS        130
SECTION 4.01    Effective Date            130 SECTION 4.02        Each Credit Event    13~~1~~2 ARTICLE V    AFFIRMATIVE COVENANTS        13~~2~~3
SECTION 5.01 Financial Statements and Other Information    13~~2~~3 SECTION 5.02 Notices of Material Events    13~~5~~6 SECTION 5.03 Information Regarding Collateral    13~~6~~7

Page

SECTION 5.04    Existence; Conduct of Business                        13~~6~~7 SECTION 5.05        Payment of Taxes, etc                13~~6~~7 SECTION 5.06        Maintenance of Properties                13~~6~~7 SECTION 5.07        Insurance                    137 SECTION 5.08        Books and Records; Inspection and Audit Rights            13~~7~~8 SECTION 5.09        Compliance with Laws                13~~8~~9 SECTION 5.10        Use of Proceeds and Letters of Credit            13~~8~~9 SECTION 5.11        Additional Collateral; Additional Guarantors    ~~139~~140 SECTION 5.12        Further Assurances        ~~139~~140 SECTION 5.13        Designation of Subsidiaries            14~~0~~1 SECTION 5.14        Certain Post-Closing Obligations            14~~0~~1 SECTION 5.15        [Reserved]                14~~0~~1 SECTION 5.16        Lines of Business                    141 SECTION 5.17        Fiscal Periods                    141 SECTION 5.18        Lender Calls                    141 ARTICLE VI    NEGATIVE COVENANTS                        14~~1~~2
SECTION 6.01 Indebtedness; Certain Equity Securities    14~~1~~2 SECTION 6.02 Liens    14~~6~~7
SECTION 6.03 Fundamental Changes        15~~0~~1 SECTION 6.04 Investments, Loans, Advances, Guarantees and Acquisitions            153 SECTION 6.05 Asset Sales        15~~6~~7 SECTION 6.06 [Reserved]    ~~159~~160
SECTION 6.07 Restricted Payments; Certain Payments of Indebtedness    ~~159~~160 SECTION 6.08 Transactions with Affiliates        16~~4~~5 SECTION 6.09 Restrictive Agreements        16~~6~~7
SECTION 6.10 Amendment of Junior Financing; Modifications of Organizational
Documents                16~~8~~9 SECTION 6.11        Financial Performance Covenant        16~~8~~9 SECTION 6.12        Passive Holding Company Covenant.    ~~169~~170 ARTICLE VII    EVENTS OF DEFAULT            ~~169~~170
SECTION 7.01 Events of Default    ~~169~~170 SECTION 7.02 Right to Cure        17~~3~~4 SECTION 7.03 Application of Proceeds        17~~4~~5

Page

ARTICLE VIII    ADMINISTRATIVE AGENT    17~~5~~6
SECTION 8.01    Appointment and Authority                17~~5~~6 SECTION 8.02        Rights as a Lender            17~~5~~7 SECTION 8.03        Exculpatory Provisions            17~~6~~7 SECTION 8.04        Reliance by Administrative Agent        17~~7~~8 SECTION 8.05        Delegation of Duties            17~~7~~8 SECTION 8.06        Resignation of Administrative Agent        17~~8~~9 SECTION 8.07        Non-Reliance on Administrative Agent and Other Lenders    ~~179~~180 SECTION 8.08        No Other Duties, Etc            18~~0~~1 SECTION 8.09        Administrative Agent May File Proofs of Claim        18~~0~~1 SECTION 8.10        No Waiver; Cumulative Remedies; Enforcement        18~~0~~1 SECTION 8.11        Status of Administrative Agent        18~~1~~2 ARTICLE IX    MISCELLANEOUS                18~~1~~3
SECTION 9.01 Notices            18~~1~~3 SECTION 9.02 Waivers; Amendments            18~~3~~4 SECTION 9.03 Expenses; Indemnity; Damage Waiver            18~~6~~8 SECTION 9.04 Successors and Assigns    ~~189~~190 SECTION 9.05 Survival            19~~6~~7 SECTION 9.06 Counterparts; Integration; Effectiveness            19~~6~~7 SECTION 9.07 Severability            19~~7~~8 SECTION 9.08 Right of Setoff            19~~7~~8 SECTION 9.09 Governing Law; Jurisdiction; Consent to Service of Process        19~~7~~9 SECTION 9.10 WAIVER OF JURY TRIAL            19~~8~~9
SECTION 9.11 Headings    19~~8~~9
SECTION 9.12 Confidentiality    ~~198~~200 SECTION 9.13 USA PATRIOT Act        20~~0~~1
SECTION 9.14 Release of Liens and Guarantees    20~~0~~1 SECTION 9.15 No Advisory or Fiduciary Responsibility    20~~2~~3 SECTION 9.16 Interest Rate Limitation    20~~2~~4 SECTION 9.17 Judgment Currency        20~~3~~4 SECTION 9.18 Intercreditor Agreement    20~~3~~4 SECTION 9.19 Cashless Settlement        20~~3~~5
SECTION 9.20 Acknowledgement and Consent to Bail-In of EEA Financial
Institutions    20~~3~~5

SCHEDULES:

Schedule 1.01(a)    —    Excluded Subsidiaries
Schedule 1.01(b)    —    Effective Date Subsidiary LoanParties Schedule 1.02    —    Existing Letters of Credit
Schedule 2.01    —    Commitments and Loans Schedule 2.05    —    Letter of CreditCommitments
Schedule 3.03      — Government Approvals; No Conflicts
Schedule 3.06 — Litigation and Environmental Matters
Schedule 3.12 — Subsidiaries
Schedule 5.14    —    Certain Post-ClosingObligations Schedule 6.01    —    Existing Indebtedness
Schedule 6.02    —    Existing Liens Schedule 6.04    —    ExistingInvestments
Schedule 6.08    —    Existing AffiliateTransactions Schedule 6.09    —    Existing Restrictions
Schedule 9.01    —    Notices

EXHIBITS:

Exhibit A    —    Form of Assignment andAssumption Exhibit B    —    Form of Guarantee Agreement Exhibit C    —    Form of Borrowing Request
Exhibit D    —    Form of Collateral Agreement
Exhibit E-1    —    Form of Pari Passu IntercreditorAgreement Exhibit E-2    —    Form of Junior Intercreditor Agreement Exhibit F    —    Form of Intercompany Note
Exhibit G    —    Form of Specified Discount Prepayment Notice Exhibit H    —    Form of Specified Discount PrepaymentResponse Exhibit I    —    Form of Discount Range Prepayment Notice Exhibit J    —    Form of Discount Range Prepayment Offer Exhibit K    —    Form of Solicited Discounted Prepayment Notice Exhibit L    —    Form of Solicited Discounted Prepayment Offer Exhibit M    —    Form of Acceptance and Prepayment Notice
Exhibit N-1    — Form of United States Tax Compliance Certificate 1 Exhibit N-2    — Form of United States Tax Compliance Certificate 2 Exhibit N-3    — Form of United States Tax Compliance Certificate 3 Exhibit N-4    — Form of United States Tax Compliance Certificate 4 Exhibit O    — Form of Note
Exhibit P    —    Form of Solvency Certificate Exhibit Q    —    Form of Letter of CreditRequest Exhibit R    —    Form of Compliance Certificate

CREDIT AGREEMENT dated as of August 1, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) among GTCR-Ultra Intermediate Holdings, Inc., a Delaware corporation (“Original Holdings”), ~~GTCR-Ultra Acquisition, Inc.~~Paya, Inc. (formerly known as Sage Payment Solutions, Inc.), a Delaware corporation (the “Original Borrower”), the Lenders and Issuing Banks party hereto and Antares Capital LP, in its capacity as Administrative Agent and Collateral Agent.

Preliminary Statements:

WHEREAS, pursuant to that certain Stock Purchase Agreement, dated as of June 2, 2017 (together with all exhibits and schedules thereto, as amended, supplemented or waived from time to time as permitted by the terms hereof and thereof, collectively, the “Primary Acquisition Agreement”) by and among, inter alios, the Borrower, as buyer, Sage Software, Inc., a Virginia corporation, as the seller, and Sage Payment Solutions, Inc., a Delaware corporation (the “Company”), the Borrower will acquire (the “Primary Acquisition”) all of the outstanding equity interests of the Company;

WHEREAS, in connection with the Transaction (as defined below) and to provide for the working capital needs and general corporate requirements (including to finance permitted Investments, acquisitions (including the Tiger Acquisition), capital expenditures, Restricted Payments and other transactions not prohibited under this Agreement) of Holdings and its Restricted Subsidiaries, the Borrower has requested that the Lenders extend credit in the form of (a) Initial Term Loans in an aggregate principal amount of $150,500,000 on the Effective Date, (b) Revolving Loans at any time and from time to time prior to the Revolving Maturity Date in an aggregate principal amount of up to
$25,000,000 and (c) DDTLs at any time and from time to time prior to the DDTL Commitment Expiration Date in an aggregate principal amount of up to $27,500,000;

WHEREAS, the proceeds of the Loans borrowed on the Effective Date will be used to
(w) finance a portion of the Transaction, (x) fund any upfront fees in connection with the Loans (or, to the extent any fees take the form of original issue discount, such Loans will reflect such original issue discount), (y) fund the Refinancing and (z) fund any other Transaction Costs;

WHEREAS, the Borrower has requested that the Issuing Banks issue Letters of Credit to support certain obligations incurred by Holdings and its Restricted Subsidiaries; and

WHEREAS, the Lenders and the Issuing Banks are willing to extend credit to the Borrower on the terms and subject to the conditions set forth herein;

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I DEFINITIONS
SECTION 1.01 Defined Terms.

As used in this Agreement, the following terms have the meanings specified below:

“ABR” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acceptable Discount” has the meaning assigned to such term in Section 2.11(a)(iii)(D)(2).

“Acceptable Prepayment Amount” has the meaning assigned to such term in Section 2.11(a)(iii)(D)(3).

“Acceptance and Prepayment Notice” means an irrevocable written notice from a Term Lender accepting a Solicited Discounted Prepayment Offer to make a Discounted Term Loan Prepayment at the Acceptable Discount specified therein pursuant to Section 2.11(a)(iii)(D) substantially in the form of Exhibit M.

“Acceptance Date” has the meaning specified in Section 2.11(a)(iii)(D)(2).
“Accepting Lenders” has the meaning specified in Section 2.24(a).
“Acquired EBITDA” means, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary (any of the foregoing, a “Pro Forma Entity”) for any period, the amount for such period of Consolidated EBITDA of such Pro Forma Entity (determined as if references to Holdings, the Borrower and the Restricted Subsidiaries in the definition of “Consolidated EBITDA” were references to such Pro Forma Entity and its subsidiaries that will become Restricted Subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity.

“Acquired Entity or Business” has the meaning given such term in the definition of “Consolidated EBITDA”.

“Additional Lender” means any Additional Revolving Lender or any Additional Term Lender, as applicable.

“Additional Revolving Lender” means, at any time, any bank, financial institution or other institutional lender or investor (other than any natural person) that agrees to provide any portion of any (a) Incremental Revolving Commitment Increase pursuant to an Incremental Facility Amendment in accordance with Section 2.20 or (b) Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.21; provided that each Additional Revolving Lender shall be subject to the approval of the Administrative Agent (and, if such Additional Revolving Lender will provide an Incremental Revolving Commitment Increase and each Issuing Bank), in each case only if such consent would be required under Section 9.04(b) for an assignment of Revolving Loans or Revolving Commitments, as applicable, to such bank, financial institution or other institutional lender or investor (such approval in each case not to be unreasonably withheld, conditioned or delayed) and the Borrower.

“Additional Term Lender” means, at any time, any bank, financial institution or other institutional lender or investor (other than any natural person) that agrees to provide any portion of any
(a) Incremental Term Loans pursuant to an Incremental Facility Amendment in accordance with Section 2.20 or (b) Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.21; provided that each Additional Term Lender shall be subject to the approval of the Administrative Agent if such consent would be required under Section 9.04(b) for an assignment of Term Loans or Term Commitments, as applicable, to such bank, financial institution or other institutional lender or investor (such approval in each case not to be unreasonably withheld, conditioned or delayed) and the Borrower.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to (i) the LIBO Rate for such Interest Period multiplied by (ii) the Statutory Reserve Rate; provided that the Adjusted LIBO Rate for any Interest Period shall not be less than 1.00% per annum.

“Administrative Agent” means Antares Capital LP, in its capacity as administrative agent hereunder and under the other Loan Documents, and its successors in such capacity as provided in Article VIII.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 9.01, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affected Class” has the meaning specified in Section 2.24(a).

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with the Person specified. For purposes of this Agreement and the other Loan Documents, Jefferies LLC and its Affiliates shall be deemed to be Affiliates of Jefferies Finance LLC and its Affiliates.

“Affiliated Debt Fund” means any Affiliated Lender that is a bona fide debt fund or an investment vehicle that is engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course and with respect to which the Sponsor and investment vehicles managed or advised by the Sponsor that are not engaged primarily in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course do not make investment decisions for such entity.

“Affiliated Lender” means, at any time, any Lender that is any Person (other than Holdings or any of its Subsidiaries) contemplated by the definition of Sponsor at such time.

“Agent” means any of the Administrative Agent, the Collateral Agent, each Joint Lead Arranger, any successors and assigns of the foregoing in such capacity, and “Agents” means two or more of them.
“Agent Parties” has the meaning given to such term in Section 9.01(c).

“Aggregate DDTL Commitment” means the combined DDTL Commitments of the Lenders, which shall initial be in the amount of $27,500,000, as such amount may be reduced from time to time pursuant to this Agreement. The Aggregate DDTL Commitment shall be reduced by the aggregate amount of DDTLs funded by the DDTL Lenders.

“Agreement” has the meaning given to such term in the introductory paragraph hereto. “Agreement Currency” has the meaning assigned to such term in Section 9.17.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1.00% and (c) the Adjusted LIBO Rate for the applicable Loan on such day (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in Dollars with a maturity of one (1) month plus 1.00%; provided that, solely for purposes of the foregoing, the Adjusted LIBO Rate for any day shall be calculated using the LIBO Rate on such day at approximately 11:00 a.m. (New York City time) for a deposit in Dollars with a maturity of one (1) month. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate or the Adjusted LIBO Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition of Federal Funds Effective Rate, the Alternate Base Rate shall be determined without regard to clause (b) or (c), as applicable, of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Amendment No. 1 Effective Date” means the “Amendment No. 1 Effective Date” as defined in Amendment No. 1 to Credit Agreement, dated as of July 13, 2018, among Original Holdings, the Original Borrower, each other Loan Party, the Lenders party thereto and the Administrative Agent.

“Amendment No. 2 Effective Date” means the “Amendment No. 2 Effective Date” as defined in Amendment No. 2 to Credit Agreement, dated as of November 1, 2018, among Original Holdings, the Original Borrower, each other Loan Party, the Lenders party thereto and the Administrative Agent.

“Amendment No. 3” means that certain Amendment No. 3 to Credit Agreement, dated as of December 20, 2018, among Original Holdings, Original Borrower, each other Loan Party, the Lenders party thereto and the Administrative Agent.

“Amendment No. 3 Restatement Date” means the “Amendment No. 3 Restatement Date” as defined in Amendment No. 3.

“Applicable Account” means, with respect to any payment to be made to the Administrative Agent hereunder, the account specified by the Administrative Agent from time to time for the purpose of receiving payments of such type.

“Applicable Discount” has the meaning assigned to such term in Section 2.11(a)(iii)(C)(2).
“Applicable Fronting Exposure” means, with respect to any Person that is an Issuing Bank at any time, the sum of (a) the aggregate amount of all Letters of Credit issued by such Person in its capacity as an Issuing Bank (if applicable) that remains available for drawing at such time and (b) the aggregate amount of all LC Disbursements made by such Person in its capacity as an Issuing Bank (if applicable) that have not yet been reimbursed by or on behalf of the Borrower at such time.
“Applicable Percentage” means, at any time with respect to any Revolving Lender, the percentage of the aggregate Revolving Commitments represented by such Lender’s Revolving Commitment at such time (or, if the Revolving Commitments have terminated or expired, such Lender’s share of the total Revolving Exposure at that time); provided that, at any time any Revolving Lender shall be a Defaulting Lender, “Applicable Percentage” shall mean the percentage of the aggregate Revolving

Commitments (disregarding any such Defaulting Lender’s Revolving Commitment) represented by such Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments pursuant to this Agreement and to any Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Rate” means, for any day, with respect to any Initial Term Loan, and any Revolving Loan ~~and any DDTL, (i)~~, (i) prior to the Amendment No. 1 Effective Date, (x) 5.00% per annum, in the case of an ABR Loan, or (~~ii~~y) 6.00% per annum, in the case of a Eurodollar Loan and (ii) on or after the Amendment No. 1 Effective Date, (x) 4.25% per annum, in the case of an ABR Loan, or (y) 5.25% per annum, in the case of a Eurodollar Loan.

“Appropriate Lender” means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class and (b) with respect to Letters of Credit, (i) the relevant Issuing Banks and (ii) the Revolving Lenders.
“Approved Bank” has the meaning assigned to such term in the definition of the term “Permitted Investments”.

“Approved Foreign Bank” has the meaning assigned to such term in the definition of “Permitted Investments”.

“Approved Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its activities and that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any Person whose consent is required by Section 9.04(b)), substantially in the form of Exhibit A or any other form reasonably approved by the Administrative Agent.

“Auction Agent” means (a) the Administrative Agent or (b) any other financial institution or advisor employed by the Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Discounted Term Loan Prepayment pursuant to Section 2.11(a)(iii)(A); provided that the Borrower shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent); provided, further, that neither the Borrower nor any of its Affiliates may act as the Auction Agent.

“Available Amount” means, as of any date of determination (the “Reference Date”), a cumulative amount equal to (without duplication):
(a)[reserved], plus
(b)an amount equal to (x) commencing with the fiscal year ended December 31, 2018, the cumulative amount of Excess Cash Flow (which amount shall not be less than zero in any fiscal year and shall not be reduced by any negative Excess Cash Flow) of Holdings and its Restricted Subsidiaries for any fiscal year prior to the Reference Date minus (y) the portion of Excess Cash Flow that has been (or is required to be) applied prior to the Reference Date to the prepayment of Term Loans in accordance with Section 2.11(d) (without giving effect to the proviso therein), plus
(c)to the extent not included in Consolidated Net Income, returns, profits, distributions and similar amounts received in cash or Permitted Investments by Holdings and its Restricted Subsidiaries on Investments made using the Available Amount and cash received from the sale of Investments made using the Available Amount or pursuant to Section 6.04(o) (excluding (x) any returns, profits, distributions and similar amounts paid by any Unrestricted Subsidiaries to Holdings or any Restricted Subsidiary in respect of the payment of any tax liability of such Unrestricted Subsidiary and (y) any amount applied as an Available Equity Amount); provided, that the aggregate amount added subject to this clause (c) shall not exceed the lesser of (x) the fair market value of such Investment and (y) the original amount of such Investment), plus
(d)Investments of Holdings, the Borrower or any of the Restricted Subsidiaries in any Unrestricted Subsidiary, non-Subsidiary joint venture or minority investment made using the Available Amount that has been re-designated as a Restricted Subsidiary or that has been merged, amalgamated or consolidated with or into Holdings, the Borrower or any Restricted Subsidiary, or the assets of which has been transferred to a Loan Party or any of its Restricted Subsidiaries (up to the fair market value determined in good faith by the Borrower of the Investments of Holdings, the Borrower and the Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such re-designation or merger or consolidation); provided, that the aggregate amount added subject to this clause (d) shall not exceed the lesser of (x) the fair market value of such Investment and (y) the original amount of such Investment), plus

(e)to the extent not included in Consolidated Net Income, the Net Proceeds of a sale or other Disposition of any Unrestricted Subsidiary (including the issuance of stock of an Unrestricted Subsidiary), non-Subsidiary joint venture or minority investment received in cash or Permitted Investments by Holdings, the Borrower or any Restricted Subsidiary (or the fair market value of the assets thereof that have been transferred to Holdings, the Borrower or any Restricted Subsidiary); provided, that the aggregate amount added subject to this clause (e) shall not exceed the lesser of (x) the fair market value of such Investment and (y) the original amount of such Investment), plus

(f)to the extent not included in Consolidated Net Income, dividends, profits, or other distributions, returns on capital or similar amounts received in cash or Permitted Investments by Holdings, the Borrower or any Restricted Subsidiary from an Unrestricted Subsidiary, non-Subsidiary joint venture or minority investment (or from the sale of the assets thereof) (excluding (x) any returns, profits, distributions and similar amounts paid by any Unrestricted Subsidiary to Holdings or any Restricted Subsidiary in respect of the payment of any tax liability of such Unrestricted Subsidiary and (y) any amount applied as an Available Equity Amount); provided, that the aggregate amount added subject to this clause (f) shall not exceed the lesser of (x) the fair market value of such Investment and (y) the original amount of such Investment), plus

(g)to the extent not included in Consolidated Net Income, the aggregate proceeds and the fair market value (as reasonably determined by the Borrower) of marketable securities received by Holdings, the Borrower or a Restricted Subsidiary since the Effective Date from any Person other than the Borrower or a Restricted Subsidiary (excluding any amount applied as an Available Equity Amount), plus

(h)the aggregate amount of any Retained Declined Proceeds since the Effective Date, to the extent not applied to prepay any pari passu Indebtedness or any Junior Financing, as contemplated by Section 2.11(e) and Section 6.07(b)

in each case, to the extent such amount is Not Otherwise Applied pursuant to the Available Amount.

“Available Equity Amount” means a cumulative amount equal to (without duplication):

(a)the Net Proceeds of new public or private issuances of Qualified Equity Interests (excluding Qualified Equity Interests the proceeds of which will be applied as Cure Amounts and any Qualified Equity Interests issued pursuant to Section 6.04(o)) in Holdings or any parent of Holdings which are contributed in cash to Holdings or the Borrower, plus

(b)capital contributions received by Holdings or the Borrower after the Effective Date in cash or Permitted Investments (other than in respect of any Disqualified Equity Interest), plus

(c)the net cash proceeds received by Holdings, the Borrower or any Restricted Subsidiary from Indebtedness and Disqualified Equity Interest issuances issued after the Effective Date and which have been exchanged or converted into Qualified Equity Interests, plus

(d)returns, profits, distributions and similar amounts received in cash or Permitted Investments by Holdings, the Borrower or any Restricted Subsidiary on Investments made using the Available Equity Amount, not to exceed the lesser of (x) the fair market value of such Investment and (y) the original amount of such Investment, in each case, to the extent such amount is Not Otherwise Applied pursuant to the Available Amount.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.), as amended, or any similar federal or state law for the relief of debtors.

“Basel III” means: (A) the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated; and (B) the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011 as amended, supplemented or restated; and (C) any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

“BIN/ISO Agreements” means (a) any sponsorship, depository, processing or similar agreement with a bank or financial institution providing for the use of such bank or financial institution’s BIN or ICA (or similar mechanism) to clear credit card transactions through one or more card associations, or (b) any agreement with any independent sales organization or similar entity related to, or providing for, payments processing to merchant customers.

“Board of Directors” means, with respect to any Person, (a) in the case of any corporation, the board of directors of such Person or any committee thereof duly authorized to act on behalf of such board, (b) in the case of any limited liability company, the board of managers, board of directors, manager or managing member of such Person or the functional equivalent of the foregoing or any committee thereof duly authorized to act on behalf of such board, manager or managing member,
(c)in the case of any partnership, the board of directors or board of managers of the general partner of such Person and (d) in any other case, the functional equivalent of the foregoing.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” ~~has the meaning assigned to such term in the introductory paragraph to this Agreement~~means the Original Borrower; provided, that upon the occurrence of the Amendment No. 3 Restatement Date, “Borrower” shall mean Intermediate II.

“Borrower Materials” has the meaning assigned to such term in Section 5.01.

“Borrower Offer of Specified Discount Prepayment” means the offer by the Borrower to make a voluntary prepayment of Term Loans at a Specified Discount to par pursuant to Section 2.11(a)(iii)(B).

“Borrower Solicitation of Discount Range Prepayment Offers” means the solicitation by the Borrower of offers for, and the corresponding acceptance by a Term Lender of, a voluntary prepayment of Term Loans at a specified range at a discount to par pursuant to Section 2.11(a)(iii)(C).

“Borrower Solicitation of Discounted Prepayment Offers” means the solicitation by the Borrower of offers for, and the subsequent acceptance, if any, by a Term Lender of, a voluntary prepayment of Term Loans at a discount to par pursuant to Section 2.11(a)(iii)(D).

“Borrowing” means Loans of the same Class and Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Minimum” means (i) in the case of Term Loans (including any DDTLs),
$5,000,000, (ii) in the case of a Eurodollar Revolving Borrowing, the lesser of $500,000 and the remaining Commitments of the applicable Class and (iii) in the case of an ABR Revolving Borrowing, the lesser of $250,000 and the remaining Commitments of the applicable Class.

“Borrowing Multiple” means (i) in the case of Term Loans (including any DDTLs),
$1,000,000, (ii) in the case of a Eurodollar Revolving Borrowing, $500,000 and (iii) in the case of an ABR Revolving Borrowing, $250,000.

“Borrowing Request” means (i) a request by the Borrower for a Borrowing in accordance with Section 2.03 and (ii) with respect to Letters of Credit, a Letter of Credit Request.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by Requirements of Law to remain closed and, if such day relates to any Eurodollar Loan, means any such day that is also a London Banking Day.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as Capitalized Leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. For purposes of Section 6.02, a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP as in effect on the Effective Date, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP; provided, further, that all obligations of any Person that are or would be characterized as an operating lease as determined in accordance with GAAP as in effect on the Effective Date (whether or not such operating lease was in effect on such date) shall continue to be accounted for as an operating lease (and not as a Capitalized Lease) for purposes of this Agreement regardless of any change in GAAP which becomes effective after the Effective Date that would otherwise require such obligation to be recharacterized as a Capitalized Lease.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by Holdings and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of Holdings and its Restricted Subsidiaries.

“Cash-Capped Amount” has the meaning assigned to such term in the definition of “Incremental Cap”.

“Cash Management Obligations” means (a) obligations of Holdings, the Borrower or any Restricted Subsidiary in respect of any overdraft and related liabilities arising from treasury, depository, cash pooling arrangements and cash management services or any automated clearing house transfers of funds and (b) other obligations in respect of netting services, employee credit or purchase card programs and similar arrangements.

“Cash Management Services” has the meaning assigned to such term in the definition of “Secured Cash Management Obligations”.

“Casualty Event” means any event that gives rise to the receipt by Holdings, the Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation awards in an amount in excess of $7,500,000 in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.
“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the
Code.

“Change in Control” means:
(a)the failure of Holdings (or a Successor Holdings as contemplated by Section 6.03) prior to an IPO, or, after an IPO, the IPO Entity, directly or indirectly through wholly owned subsidiaries, to own all of the Equity Interests of the Borrower (or a Successor Borrower as contemplated by Section 6.03);

(b)prior to an IPO, the failure by the Permitted Holders to own, directly or indirectly through one or more holding company parents of Holdings, beneficially and of record, Equity Interests in Holdings representing at least a majority of the aggregate ordinary voting power for the election of members of the Board of Directors of Holdings represented by the issued and outstanding Equity Interests in Holdings, unless the Permitted Holders otherwise have the right (pursuant to contract, proxy, ownership of Equity Interests or otherwise), directly or indirectly, to designate, nominate or appoint (and do so designate, nominate or appoint) a majority of the Board of Directors of Holdings;

(c)after an IPO, the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group, other than the Permitted Holders (directly or indirectly, including through one or more holding companies), of Equity Interests representing 35% or more of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the IPO Entity and the percentage of the aggregate ordinary voting power so held is greater than the percentage of the aggregate ordinary voting power represented by the Equity Interests in the IPO Entity held by the Permitted Holders, unless the Permitted Holders (directly or indirectly, including through one of more holding companies) otherwise have the right (pursuant to contract, proxy or otherwise), directly or indirectly, to designate, nominate or appoint (and do so designate, nominate or appoint) a majority of the Board of Directors of Holdings or the IPO Entity; or

(d)the occurrence of a “Change in Control” (or similar event, however denominated), as defined in the documentation governing any Incremental Equivalent Debt, Junior Financing or other unsecured Indebtedness, in each case, that is Material Indebtedness.

For purposes of this definition, (i) “beneficial ownership” shall be as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act, (ii) the phrase Person or “group” is within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person or “group” and its subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, and (iii) if any Person or “group” includes one or more Permitted Holders, the issued and outstanding Equity Interests of Holdings, the IPO Entity or the Borrower, as applicable, directly or indirectly owned by the Permitted Holders that are part of such Person or “group” shall not be treated as being owned by such Person or “group” for purposes of determining whether clause (c) of this definition is triggered.

“Change in Law” means: (a) the adoption of any rule, regulation, treaty or other law after the date of this Agreement, (b) any change in any rule, regulation, treaty or other law or in the administration, interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules, regulations, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank of International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by the United States, Canada, the European Union, United Kingdom or other foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to be a “Change in Law”, to the extent enacted, adopted, promulgated, implemented or issued after the date of this Agreement, but only to the extent such rules, regulations, or published interpretations or directives are applied to Holdings and its Subsidiaries by the Administrative Agent or any Lender in substantially the same manner as applied to other similarly situated borrowers under comparable syndicated credit facilities, including for purposes of Section 2.15.

“Class” when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Other Revolving Loans, Term Loans (including DDTLs), Incremental Term Loans or Other Term Loans, (b) any Commitment, refers to whether such Commitment is a Revolving Commitment, Other Revolving Commitment, Term Commitment, Other Term Commitment or DDTL Commitment and (c) any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments. Other Term Commitments, Other Term Loans, Other Revolving Commitments (and the Other Revolving Loans made pursuant thereto), Incremental Term Loans that have different terms and conditions shall be construed to be in different Classes.
“Code” means the Internal Revenue Code of 1986, as amended from time to time. “Collateral” means any and all assets, whether real or personal, tangible or intangible, on which Liens are purported to be granted pursuant to the Security Documents as security for the Secured Obligations.

“Collateral Agent” has the meaning given to such term in Section 8.01(b) and its successors in such capacity as provided in Article VIII.

“Collateral Agreement” means the Collateral Agreement among the Loan Parties party thereto and the Collateral Agent, substantially in the form of Exhibit D.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a)the Administrative Agent shall have received from (i) Holdings, the Borrower and each of the Restricted Subsidiaries (other than any Excluded Subsidiary) either (x) a counterpart of the Guarantee Agreement duly executed and delivered on behalf of such Person or (y) in the case of any Person that becomes a Loan Party after the Effective Date (including by ceasing to be an Excluded Subsidiary), a supplement to the Guarantee Agreement, in substantially the form specified therein, duly executed and delivered on behalf of such Person and (ii) Holdings, the Borrower and each Subsidiary Loan Party either (x) a counterpart of each applicable Security Document duly executed and delivered on behalf of such Person or (y) in the case of any Person that becomes a Subsidiary Loan Party after the Effective Date (including by ceasing to be an Excluded Subsidiary), either (A) to the extent applicable, a supplement to each applicable Security Document, substantially the form specified therein, duly executed and delivered on behalf of such Person or (B) a Security Document, in each case under this clause (a) together with, in the case of any such Loan Documents executed and delivered after the Effective Date, to the extent reasonably requested by the Administrative Agent, documents of the type referred to in Section 4.01(d) within the time periods set forth in Sections 5.11 and 5.12;

(b)all outstanding Equity Interests of the Borrower and each Restricted Subsidiary (other than any Equity Interests constituting Excluded Assets) owned by or on behalf of any Loan Party, shall have been pledged, charged or otherwise made subject to security pursuant to the applicable Security Document, and the Administrative Agent shall have received certificates, if any, representing all such Equity Interests to the extent constituting “certificated securities”, together with all certificates, documents of title and other documentary evidence of ownership and undated stock powers or other instruments of transfer with respect thereto endorsed in blank, in each case, to the extent required pursuant to the applicable Security Document;
(c)if any Indebtedness for borrowed money of Holdings, the Borrower or any Subsidiary in a principal amount of $5,000,000 or more is owing by such obligor to any Loan Party and such Indebtedness shall be evidenced by a promissory note, such promissory note shall be pledged or otherwise secured pursuant to the applicable Security Document, and the Administrative Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank; provided, however, that the foregoing delivery requirement with respect to any intercompany indebtedness may be satisfied by delivery of an omnibus or global intercompany note executed by all Loan Parties as payees and all such obligors as payors;
(d)all certificates, agreements, documents and instruments, including Uniform Commercial Code financing statements and Intellectual Property Security Agreements with respect to any Trademarks, Patents and Copyrights that are federally registered, issued or applied-for in the United States and that constitute Collateral, for the filing with the United States Patent and Trademark Office and the United States Copyright Office to the extent required by this Agreement, the Security Documents, Requirements of Law and as may be necessary or reasonably requested by the Administrative Agent to be filed, delivered, registered or recorded to create the Liens intended to be created by the Security Documents and perfect such Liens to the extent required by, and with the priority required by, this Agreement, the Security Documents and the other provisions of the term “Collateral and Guarantee Requirement”, shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording; and

(e)the Administrative Agent shall have received (i) counterparts of a Mortgage with respect to each Material Real Property duly executed and delivered by the record owner of such Mortgaged Property (provided that, (A) if a mortgage tax will be owed on the entire amount of the Secured Obligations evidenced hereby, then, to the extent permitted by, and in accordance with, applicable law, the amount of such mortgage tax shall be calculated based on the lesser of (x) the amount of the Secured Obligations allocated to the applicable Mortgaged Property and (y) the estimated fair market value of the Mortgaged Property at the time the Mortgage is entered into, as reasonably determined by the Borrower, which in the case of clause (y) will result in a limitation of the Secured Obligations secured by the Mortgage to such amount and (B) no Mortgage shall secure the Loan Document Obligations in respect of Letters of Credit or the Revolving Loans in those states that impose a mortgage tax on paydowns or readvances applicable thereto), (ii) a policy or policies of title insurance (or marked unconditional commitment to issue such policy or policies) issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a first priority Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 6.02, together with such endorsements (other than a creditor’s rights endorsement) as the Administrative Agent may reasonably request to the extent available in the applicable jurisdiction at commercially reasonable rates (it being agreed that the Administrative Agent shall accept zoning reports from a nationally recognized zoning company in lieu of zoning endorsements to such title insurance policies), in an amount equal to the fair market value of such Mortgaged Property or as otherwise reasonably agreed by the parties; provided that in no event will the Borrower be required to obtain independent appraisals of such Mortgaged Properties, unless required by FIRREA, (iii) a completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination with respect to each Mortgaged Property, and if any Mortgaged

Property is located in an area determined by the Federal Emergency Management Agency (or any successor agency) to be located in special flood hazard area, a duly executed notice about special flood hazard area status and flood disaster assistance and evidence of such flood insurance as provided in Section 5.07(b), (iv) in each case if reasonably requested by the Administrative Agent, a customary legal opinion with respect to each such Mortgage, from counsel qualified to opine in each jurisdiction (i) where a Mortgaged Property is located regarding the enforceability of the Mortgage and (ii) where the applicable Loan Party granting the Mortgage on said Mortgaged Property is organized or incorporated, regarding the due authorization, execution and delivery of such Mortgage, and in each case, such other customary matters as may be in form and substance reasonably satisfactory to the Administrative Agent, (v) a survey or existing survey together with a no change affidavit of such Mortgaged Property, in compliance with the 2016 Minimum Standard Detail Requirements for ALTA/NSPS Land Title Surveys or such other requirements as in effect at the time and otherwise reasonably satisfactory to the Administrative Agent, and (vi) evidence of payment of title insurance premiums and expenses and all recording, mortgage, transfer and stamp taxes and fees payable in connection with recording the Mortgage, any amendments thereto and any fixture filings in appropriate county land office(s).
Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, (a) the foregoing provisions of this definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance, legal opinions or other deliverables with respect to, particular assets of the Loan Parties, or the provision of Guarantees by any Subsidiary, if, and for so long as the Administrative Agent and the Borrower reasonably agree in writing that the cost, burden, difficulty or consequence of creating or perfecting such pledges or security interests in such assets, or obtaining such title insurance, legal opinions or other deliverables in respect of such assets, or providing such Guarantees (taking into account any adverse tax consequences to Holdings and its Affiliates (including the imposition of withholding or other material taxes)), is excessive in relation to the benefits to be obtained by the Lenders therefrom; (b) Liens required to be granted from time to time pursuant to the term “Collateral and Guarantee Requirement” shall be subject to exceptions and limitations set forth in this Agreement and the Security Documents; (c) in no event shall (i) control agreements or other control or similar arrangements be required with respect to cash, Permitted Investments, other deposit accounts, securities and commodities accounts (including securities entitlements and related assets), letter of credit rights or other assets requiring perfection by control (but not, for avoidance of doubt, possession) or (ii) landlord lien waivers, bailee waivers, warehouseman letters or collateral access letter be required; (d) in no event shall any Loan Party be required to execute any documentation, complete any filings or take any other action with respect to the creation or perfection of security interests in any jurisdiction outside of the United States (or any state, commonwealth or territory thereof or the District of Columbia), or to create, perfect or make enforceable any security interests in any such assets (it being understood that all security granted by a Loan Party (other than Mortgages) shall be governed by the law of the state of New York; (e) in no event shall any Loan Party be required to complete any filings or other action with respect to perfection of security interests in assets subject to certificates of title beyond the filing of UCC financing statements; (f) other than the filing of UCC financing statements, no perfection shall be required with respect to promissory notes evidencing debt for borrowed money in a principal amount of less than $5,000,000; (g) in no event shall any Loan Party be required to complete any filings or other action (including seeking registration of any Copyrights or other interests in Intellectual Property) with respect to security interests in Intellectual Property beyond the filing of Intellectual Property Security Agreements with the United States Patent and Trademark Office and the United States Copyright Office; (h) no actions shall be required to perfect a security interest in letter of credit rights (other than the filing of UCC financing statements); (i) in no event shall environmental reports be required to be delivered to the Administrative Agent or the Lenders and (j) in no event shall the Collateral include any Excluded Assets. The Administrative Agent may grant extensions of time for the creation and perfection of security interests in or the obtaining of title insurance, legal opinions or other deliverables with respect to particular assets or the provision of any Guarantee by any Subsidiary (including extensions beyond the Effective Date or in connection with assets acquired, or Subsidiaries formed or acquired, after the Effective Date) and any other obligations under this definition where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement (including as set forth on Schedule 5.14) or the Security Documents.

“Commitment” means with respect to any Lender, its Revolving Commitment, Other Revolving Commitment of any Class, Term Commitment, Commitments under any Incremental Term Facility of any Class, Other Term Commitment of any Class, DDTL Commitment or any combination thereof (as the context requires).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company Material Adverse Effect” means “Material Adverse Effect” as defined in the Primary Acquisition Agreement.

“Compliance Certificate” means the certificate required to be delivered pursuant to Section 5.01(d) and substantially in the form of Exhibit R.

“Company” has the meaning specified in the preliminary statements to this Agreement.
“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, plus:
(a)without duplication and to the extent deducted (and not added back), other than with respect to clauses (xvi) and (xx), in arriving at such Consolidated Net Income, the sum of the following amounts for such period:
(i)Consolidated Total Interest Expense;

(ii)provision for taxes based on income, profits or capital and sales taxes, including federal, foreign, state, franchise, excise, and similar taxes paid or accrued during such period (including in respect of repatriated funds) including penalties and interest related to such taxes or arising from any tax examinations;

(iii)Non-Cash Charges as elected by the Borrower;

(iv)~~[reserved];~~losses attributable to the Acquired EBITDA of Stewardship and its Subsidiaries incurred on or prior to December 31, 2020, provided that any amounts added pursuant to this clause (iv) shall not exceed, in the aggregate, $2,000,000;

(v)[reserved];

(vi)extraordinary, unusual or non-recurring charges, expenses or losses (including any unusual or non-recurring operating expenses directly attributable to the implementation of cost savings initiatives or other items set forth in clause (b) below), integration costs, severance, relocation costs, office and facilities’ opening costs and other business optimization expenses, recruiting costs and fees, project startup costs, signing fees, expenses, costs and bonuses, retention or completion bonuses, contract termination costs, transaction fees and expenses, transition costs, systems establishment costs, costs related to closure/consolidation of office and facilities, costs related to the implementation of operational and reporting systems and technology initiatives, consulting fees and expenses, any one time expense relating to enhanced accounting function or other transaction costs (including those associated with becoming a standalone entity or a public company), and non-recurring intellectual property development, costs, expenses or losses in connection with any strategic or new initiatives, new systems design and implementation costs, curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities) or any other costs incurred in connection with any of the foregoing; provided, that any amounts added back pursuant to this clause (a)(vi) (together with (1) amounts added back pursuant to clause (vii) below, (2) amounts added pursuant to clause (b) below and (3) any anticipated “run rate” synergies added to the calculation of Consolidated EBITDA pursuant to the definition of “Pro Forma Adjustment”) shall not exceed, in the aggregate for such period, 25% of Consolidated EBITDA (determined prior to giving effect to all such addbacks);

(vii)restructuring costs, charges, accruals or reserves (including restructuring and integration costs related to the Transaction and other acquisitions and adjustments to existing reserves), whether or not classified as restructuring expense on the consolidated financial statements; provided, that any amounts added back pursuant to this clause (a)(vii) (together with (1) amounts added back pursuant to clause (vi) above, (2) amounts added pursuant to clause (b) below and (3) any anticipated “run rate” synergies added to the calculation of Consolidated EBITDA pursuant to the definition of “Pro Forma Adjustment”) shall not exceed, in the aggregate for such period, 25% of Consolidated EBITDA (determined prior to giving effect to all such addbacks);

(viii)the amount of any non-controlling interest consisting of income attributable to non-controlling interests of third parties in any non-wholly owned Restricted Subsidiary deducted (and not added back in such period) in calculating Consolidated Net Income but only to the extent such income is received in cash;

(ix)(A) transaction fees and expenses, exit fees and management fees, indemnities and expenses paid pursuant to the Sponsor Management Agreement and (B) the amount of expenses relating to payments made to option holders of Holdings or any Holdings Parent in connection with, or as a result of, any distribution being made to shareholders of such Person or its direct or indirect parent companies, which payments are being made to compensate such option holders as though they were shareholders at the time of, and entitled to share in, such distribution, in each case, to the extent permitted hereunder;

(x)losses on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business);

(xi)any non-cash loss attributable to the mark to market movement in the valuation of any Equity Interests, and hedging obligations or other derivative instruments (in each case, including pursuant to Financial Accounting Standards Codification No. 815-Derivatives and Hedging but only to the extent the cash impact resulting from such loss has not been realized);

(xii)any loss relating to amounts paid in cash prior to the stated settlement date of any hedging obligation that has been reflected in Consolidated Net Income for such period;

(xiii)any gain relating to hedging obligations associated with transactions realized in the current period that has been reflected in Consolidated Net Income in prior periods and excluded from Consolidated EBITDA pursuant to clauses (d)(iv) and (d)(v) below;

(xiv)any costs or expenses incurred by Holdings, the Borrower or any Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, any severance agreement or any stock subscription or shareholder agreement, to the extent such costs or expenses are non-cash or otherwise funded with cash proceeds contributed to the capital of Holdings or Net Proceeds of an issuance of Equity Interests of Holdings (other than Disqualified Equity Interests);

(xv)any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification 715, and any other items of a similar nature;

(xvi)any other add-backs and adjustments previously identified and agreed to by the Joint Lead Arrangers, in each case, as set forth in the Sponsor Model and capped at the amounts set forth therein;

(xvii)[reserved];

(xviii)[reserved];

(xix)charges, losses or expenses to the extent indemnified or insured or reimbursable, so long as Holdings or the Borrower has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is in fact indemnified or reimbursed within three (3) months of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such three (3) months) by a third party so long as such third party has not disputed or otherwise challenged the claim for such indemnification, coverage or reimbursement;

(xx)solely for purposes of determining compliance with the Financial Performance Covenant in respect of any period which includes the exercise of a Cure Right (but not for the determination of the Senior Secured First Lien Net Leverage Ratio, the Interest Coverage Ratio or the Total Net Leverage Ratio for any other purposes), any Cure Amount; and

(xxi)to the extent that any Holdings Parent Specified Expenses would have been added back to Consolidated EBITDA pursuant to clauses (a)(i) through (xx) above had such charge, tax or expense been incurred directly by Holdings, such Holdings Parent Specified Expenses;

plus
(b)without duplication, the amount of “run rate” cost savings, operating expense reductions, other operating improvements and “run rate” synergies related to the Transaction, the Tiger Acquisition, any Specified Transaction, any restructuring, cost saving initiative, optimization actions or other initiative reasonably anticipated to be realizable within twelve (12) months following the applicable triggering event (which shall be deemed to be the Effective Date for any actions initiated prior to the Effective Date) (which cost savings, operating expense reductions, other operating improvements and synergies shall be added to Consolidated EBITDA until fully realized and calculated on a pro forma basis as though such cost savings, operating expense reductions, other operating improvements and synergies had been realized on the first day of the relevant period), net of the amount of actual benefits realized from such actions; provided that (A) a Financial Officer of the Borrower shall certify in a Compliance Certificate that in its good faith judgment such cost savings are reasonably identifiable, reasonably anticipated to be realized, and factually supportable and (B) no cost savings, operating expense reductions, other operating improvements or synergies shall be added pursuant to this clause (b) to the extent duplicative of any expenses or charges relating to such cost savings, operating expense reductions or synergies that are included in clauses (a)(vi) and (a)(vii) above or in the definition of “Pro Forma Adjustment” (it being understood and agreed that “run rate” shall mean the full recurring benefit that is associated with any action taken); provided, further, that any amounts added back pursuant to this clause (b) (together with (1) amounts added back pursuant to clause (a)(vi) above, (2) amounts added back pursuant to clause (a)(vii) above and (3) any anticipated “run rate” synergies added to the calculation of Consolidated EBITDA pursuant to the definition of “Pro Forma Adjustment”), shall not exceed, in the aggregate for such period, 25% of Consolidated EBITDA (determined prior to giving effect to all such addbacks).

plus

(c)to the extent covered by business interruption insurance and actually reimbursed or otherwise paid in cash, expenses or losses relating to business interruption or, so long as Holdings or the Borrower has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is in fact indemnified or reimbursed within six (6) months of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such six (6) months);

less

(d)without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i)extraordinary, unusual or non-recurring gains;

(ii)non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income or Consolidated EBITDA in any prior period);

(iii)gains on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business);

(iv)any non-cash gain attributable to the mark to market movement in the valuation of any Equity Interests, and hedging obligations or other derivative instruments (in each case, including pursuant to Financial Accounting Standards Codification No. 815—Derivatives and Hedging but only to the extent the cash impact resulting from such gain has not been realized);

(v)any gain relating to amounts received in cash prior to the stated settlement date of any hedging obligation that has been reflected in Consolidated Net Income in such period;

(vi)the amount of any minority interest income consisting of losses attributable to minority interests or non-controlling interests in any non-wholly owned Restricted Subsidiary;

(vii)[reserved];

(viii)any loss relating to hedging obligations associated with transactions realized in the current period that has been reflected in Consolidated Net Income in prior periods and excluded from Consolidated EBITDA pursuant to clauses (a)(xi) and (a)(xii) above; in each case, as determined on a consolidated basis for Holdings and the Restricted Subsidiaries in accordance with GAAP; provided that:

(I)to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period any adjustments resulting from the application of Financial Accounting Standards Codification No. 815—Derivatives and Hedging,

(II)there shall be included in determining Consolidated EBITDA for any period, without duplication, (A) to the extent not included in Consolidated Net Income, the Acquired EBITDA of any Person, business, line of business, division, business unit or asset acquired by Holdings, the Borrower or any Restricted Subsidiary during such period (other than any Unrestricted Subsidiary) to the extent not subsequently sold, transferred or otherwise disposed of (but not including the Acquired EBITDA of any related Person, property, business, line of business, division, business unit or assets to the extent not so acquired) (each such Person, property, business, line of business, division, business unit or asset acquired, including pursuant to the Transactions and the Tiger Acquisition or pursuant to a transaction consummated prior to the Effective Date, and not subsequently so disposed of, an “Acquired Entity or Business”), and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), in each case based on the Acquired EBITDA of such Pro Forma Entity for such period (including the portion thereof occurring prior to such acquisition or conversion) determined on a historical Pro Forma Basis and (B) an adjustment equal to the amount of the Pro Forma Adjustment for such period (including the portion thereof occurring prior to such acquisition or conversion), subject to the limitations set forth in clause (b) above;

(III)there shall be (A) to the extent included in Consolidated Net Income, excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business, line of business, division, business unit or asset (other than any Unrestricted Subsidiary) sold, transferred or otherwise disposed of, closed or classified as discontinued operations in accordance with GAAP (other than (x) if so classified on the basis that it is being held for sale unless such sale has actually occurred during such period and (y) for periods prior to the applicable sale, transfer or other disposition, if the Disposed EBITDA of such Person, property, business, line of business, division, business unit or asset is positive (i.e., if such Disposed EBITDA is negative, it shall be added back in determining Consolidated EBITDA for any period)) by Holdings, the Borrower or any Restricted Subsidiary during such period (each such Person, property, business, line of business, division, business unit or asset so sold, transferred or otherwise disposed of, closed or classified, a “Sold Entity or Business”), and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”), in each case based on the Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer, disposition, closure, classification or conversion) determined on a historical Pro Forma Basis and (B) to the extent not included in Consolidated Net Income, included in determining Consolidated EBITDA for any period in which a Sold Entity or Business is disposed, an adjustment equal to the Pro Forma Disposal Adjustment with respect to such Sold Entity or Business (including the portion thereof occurring prior to such disposal); and

(IV)to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA any expense (or income) as a result of adjustments recorded to contingent consideration liabilities relating to the Transaction or any Permitted Acquisition (or other Investment permitted hereunder).

For the purposes of determining the Senior Secured First Lien Net Leverage Ratio, the Senior Secured Net Leverage Ratio, the Interest Coverage Ratio or the Total Net Leverage Ratio for any relevant Test Period, Consolidated EBITDA shall be deemed to equal (a) $~~11,206,749~~ 10,596,445.95 for the fiscal quarter ended December 31, 2017, (b) $9,320,844.23 for the fiscal quarter ended March 31, 2018, (c) $12,544,350.12 for the fiscal quarter ended June 30, 201~~6~~8 ,and (~~b~~d) $~~10,115,035~~12,362,073.45 for the fiscal quarter ended September 30, 201~~6~~8 ~~, (c) $9,449,315 for the fiscal quarter ended December 31, 2016 and (d) $9,699,216 for the fiscal quarter ended March 31, 2017~~ (it being understood that such amounts are subject to adjustments, as and to the extent otherwise contemplated in this Agreement, in connection with any Pro Forma Adjustment, Pro Forma Disposal Adjustment or any calculation on a Pro Forma Basis).

“Consolidated Net Income” means, for any period, the net income (loss) of Holdings and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication,
(a)[reserved],
(b)the cumulative effect of a change in accounting principles during such period,

(c)any accruals, payments, fees, costs and expenses (including rationalization, legal, tax, structuring, financial advisory, investment banking, any transaction or retention bonus or similar payment and fees, costs and expenses of any counsel, consultants or other advisors and other costs and expenses) incurred during such period, or any amortization thereof for such period, in connection with the Transactions and the Tiger Acquisition (including Transaction Costs and similar fees, costs and expenses in connection with the Tiger Acquisition), any Specified Transactions, any non-recurring costs to acquire equipment to the extent not capitalized in accordance with GAAP, Investments (including any earn-outs), Restricted Payments, Dispositions, recapitalization, issuances of Indebtedness or Equity Interests (including any initial public offering) or repayment of debt, refinancing transactions or amendment or other modification of any debt instrument, and restructurings, workouts and extensions and refinancings of any of the foregoing, non-competition agreements, one-time accruals, up-front fees, financing fees, commitment fees, costs, expenses or premiums related to any repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of or waiver or consent relating to any debt instrument (in each case, including the Transaction Costs and any such transaction consummated prior to the Effective Date and any such transaction undertaken but not completed and including costs and expenses of the Administrative Agent and Lenders that are reimbursed and fees paid to the Permitted Holders) and any charges or non-recurring merger or amalgamation costs incurred during such period as a result of any such transaction, in each case whether or not successful (including, for the avoidance of doubt, the effects of expensing all transaction-related expenses in accordance with FASB Accounting Standards Codification 805 and gains or losses associated with FASB Accounting Standards Codification 460); provided that any such accruals, payments and expenses related to unconsummated transactions shall, together with any accruals, payments and expenses related to unconsummated transactions added back pursuant to clause (a)(vi) of the definition of “Consolidated EBITDA”, not exceed $2,000,000 in the aggregate,

(d)any income (loss) for such period attributable to the early extinguishment of Indebtedness, hedging agreements or other derivative instruments,

(e)accruals and reserves that are established or adjusted as a result of the Transactions or any Permitted Acquisition or other Investment not prohibited under this Agreement in accordance with GAAP (including any adjustment of estimated payouts on earn-outs) or changes as a result of the adoption or modification of accounting policies during such period,

(f)any income (loss) attributable to deferred compensation plans or trusts,

(g)stock-based award compensation expenses;

(h)the amount of any expense required to be recorded as compensation expense related to contingent transaction consideration,

(i)non-cash and unrealized currency translation gains and losses related to currency remeasurements of assets, liabilities or indebtedness (including the net loss or gain resulting from hedging agreements for currency exchange risk and revaluations of intercompany balances); and

(j)to the extent that any Holdings Parent Specified Expenses would have been included in Consolidated Net Income had such charge, tax or expense been incurred directly by Holdings, such Holdings Parent Specified Expenses.

There shall be included in Consolidated Net Income, without duplication, (i) any dividends or other distributions received in cash or other payments in respect of such equity that are paid in cash or other Permitted Investments from Unrestricted Subsidiaries or other Persons who are not Subsidiaries and (ii) the effects from applying acquisition method accounting, including applying acquisition method accounting to inventory, property and equipment, loans and leases, software and other intangible assets and deferred revenue (including deferred costs related thereto) required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to Holdings and its Restricted Subsidiaries), as a result of the Transactions, any acquisition or Investment consummated prior to the Effective Date and any Permitted Acquisitions (or other Investment not prohibited hereunder) or the amortization or write-off of any amounts thereof.
“Consolidated Senior Secured First Lien Net Indebtedness” means, as of any date of determination, the aggregate amount of Senior Secured First Lien Indebtedness of Holdings and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP, consisting only of Senior Secured First Lien Indebtedness for borrowed money, purchase money indebtedness, drawn but unreimbursed letters of credit, the principal portion of obligations in respect of Capitalized Leases, earn-outs and similar obligations, in each case to the extent required to be recognized on the balance sheet of Holdings and its Restricted Subsidiaries as indebtedness in accordance with GAAP and any such Indebtedness of others that is Guaranteed by Holdings or any of its Restricted Subsidiaries (and, for the avoidance of doubt, excluding any Settlement Indebtedness) (provided, that for the purposes of calculating the Financial Performance Covenant, (x) earn-outs and similar obligations in an aggregate amount up to $7,500,000 shall only be Consolidated Senior Secured First Lien Net Indebtedness to the extent such earn-outs or similar obligations are outstanding after becoming due and payable and (y) all earn-outs and similar obligations in excess of $7,500,000 shall be included in Consolidated Senior Secured First Lien Net Indebtedness to the extent required to be recognized on the balance sheet of Holdings and its Restricted Subsidiaries as indebtedness in accordance with GAAP), minus the aggregate amount of cash and Permitted Investments of Holdings and its Restricted Subsidiaries (excluding cash and Permitted Investments that are (a) listed as “restricted” on the consolidated balance sheet of Holdings and its Restricted Subsidiaries or (b) otherwise segregated or designated for a specific purpose, in each case, as of such date); provided that the amount of such cash and Permitted Investments shall not exceed $20,000,000.
“Consolidated Senior Secured Net Indebtedness” means, as of any date of determination, the aggregate amount of Senior Secured Indebtedness of Holdings and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP, consisting only of Senior Secured Indebtedness for borrowed money, purchase money indebtedness, drawn but unreimbursed letters of credit, the principal portion of obligations in respect of Capitalized Leases, earn-outs and similar obligations, in each case to the extent required to be recognized on the balance sheet of Holdings and its Restricted Subsidiaries as indebtedness in accordance with GAAP and any such Indebtedness of others that is Guaranteed by Holdings or any of its Restricted Subsidiaries (and, for the avoidance of doubt, excluding any Settlement Indebtedness) (provided, that for the purposes of calculating the Financial Performance Covenant, (x) earn-outs and similar obligations in an aggregate amount up to $7,500,000 shall only be Consolidated Senior Secured Net Indebtedness to the extent such earn-outs or similar obligations are outstanding after becoming due and payable and (y) all earn-outs and similar obligations in excess of $7,500,000 shall be included in Consolidated Senior Secured Net Indebtedness to the extent required to be recognized on the balance sheet of Holdings and its Restricted Subsidiaries as indebtedness in accordance with GAAP), minus the aggregate amount of cash and Permitted Investments of Holdings and its Restricted Subsidiaries (excluding cash and Permitted Investments that are (a) listed as “restricted” on the consolidated balance sheet of Holdings and its Restricted Subsidiaries or (b) otherwise segregated or designated for a specific purpose, in each case, as of such date); provided that the amount of such cash and Permitted Investments shall not exceed $20,000,000.
“Consolidated Total Interest Expense” means total interest expense determined in accordance with GAAP and, to the extent not reflected in such total interest expense, the sum of (A) premium payments, fees, charges and related expenses incurred in connection with borrowed money (including capitalized interest) permitted to be incurred hereunder plus (B) the portion of rent expense with respect to such period under Capitalized Leases that is treated as interest expense in accordance with GAAP plus (C) the implied interest component of synthetic leases with respect to such period plus (D) any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk in respect of Indebtedness, net of interest income and gains on such hedging obligations or such derivative instruments plus (E) bank and letter of credit fees and banker’s acceptance fees and costs of surety bonds in connection with financing activities.

“Consolidated Total Net Indebtedness” means, as of any date of determination, the aggregate amount of Indebtedness of Holdings and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP, consisting only of Indebtedness for borrowed money, purchase money indebtedness, drawn but unreimbursed letters of credit, the principal portion of obligations in respect of Capitalized Leases, earn-outs and similar obligations, in each case to the extent required to be recognized on the balance sheet of Holdings and its Restricted Subsidiaries as indebtedness in accordance with GAAP and such Indebtedness of others that is Guaranteed by Holdings or any of its Restricted Subsidiaries (and, for the avoidance of doubt, excluding any Settlement Indebtedness), minus the aggregate amount of cash and Permitted Investments of Holdings and its Restricted Subsidiaries (excluding cash and Permitted Investments that are (a) listed as “restricted” on the consolidated balance sheet of Holdings and its Restricted Subsidiaries or (b) otherwise segregated or designated for a specific purpose, in each case, as of such date); provided that the amount of such cash and Permitted Investments shall not exceed $20,000,000.

“Consolidated Working Capital” means, at any date, the excess (which may be negative) of (a) the sum of all amounts (other than cash and Permitted Investments) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of Holdings and its Restricted Subsidiaries at such date, excluding the current portion of deferred income taxes and any Settlement Assets over (b) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of Holdings and its Restricted Subsidiaries on such date, but excluding, without duplication, (i) the current portion of any Funded Debt, (ii) all Indebtedness consisting of Loans, and obligations under Letters of Credit and Capital Lease Obligations to the extent otherwise included therein, (iii) the current portion of interest, (iv) the current portion of current and deferred income taxes,(v) accrual of any costs or expenses related to restructuring reserves, (vi) the current portion of pension liabilities, (vii) any Settlement Indebtedness and (viii) deferred revenue; provided that, for purposes of calculating Excess Cash Flow, increases or decreases in working capital (A) arising from acquisitions or dispositions by Holdings and its Restricted Subsidiaries shall be measured from the date on which such acquisition or disposition occurred until the first anniversary of such acquisition or disposition with respect to the Person subject to such acquisition or disposition and (B) shall exclude (I) the impact of non-cash adjustments contemplated in the Excess Cash Flow calculation, (II) the impact of adjusting items in the definition of Consolidated Net Income and (III) any changes in current assets or current liabilities as a result of (x) the effect of fluctuations in the amount of accrued or contingent obligations, assets or liabilities under hedging agreements or other derivative obligations or (y) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent.

“Contract Consideration” has the meaning assigned to such term in the definition of “Excess Cash Flow”.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management, of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Converted Restricted Subsidiary” has the meaning given such term in the definition of “Consolidated EBITDA”.

“Converted Unrestricted Subsidiary” has the meaning given such term in the definition of “Consolidated EBITDA”.
“Copyright” has the meaning assigned to such term in the Collateral Agreement.
“Credit Agreement Refinancing Indebtedness” means Indebtedness issued, incurred or otherwise obtained by the Borrower or another Loan Party (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part, existing Term Loans, Revolving Loans (or unused Revolving Commitments), (“Refinanced Debt”); provided that such exchanging, extending, renewing, replacing or refinancing Indebtedness:

(a)is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt (plus any premium, original issue discount and upfront fees, accrued interest (including any capitalized interest) and fees and expenses incurred in connection with such exchange, extension, renewal, repayment, replacement or refinancing and the incurrence of such new Credit Agreement Refinancing Indebtedness) plus additional amounts to the extent otherwise permitted to be incurred under this Agreement pursuant to Section 6.01 (which additional amounts, for the avoidance of doubt, (x) do not constitute Credit Agreement Refinancing Indebtedness and (y) shall constitute a utilization of the relevant basket or exception pursuant to which such additional amount is permitted to be incurred);

(b)(i) (except in the case of customary bridge loans which, subject to customary conditions (including no payment or bankruptcy event of default), would either automatically be converted into or required to be exchanged for permanent refinancing that does not mature prior to the maturity date of the Refinanced Debt) does not mature earlier than or, except in the case of Revolving Commitments, have a Weighted Average Life to Maturity shorter than the Refinanced Debt and (ii) if such Indebtedness is unsecured or secured by the Collateral on a junior lien basis to the Secured Obligations, does not have scheduled amortization or required payments of principal prior to the maturity date of the Refinanced Debt, except (A) in the case of customary bridge loans which, subject to customary conditions (including no payment or bankruptcy event of default), would either automatically be converted into or required to be exchanged for permanent refinancing that does not mature prior to the maturity date of the Refinanced Debt, (B) for customary payments in respect of asset sales, insurance and condemnation proceeds events, change of control or similar events and “AHYDO catch-up payments” and offers to purchase upon an event of default and (C) to the extent that prepayments are (1) permitted hereunder and
1.required by the terms of such Credit Agreement Refinancing Indebtedness to be first made or offered to (x) the Loans and (y) any other existing Credit Agreement Refinancing Indebtedness that is secured on a pari passu basis to the Loans;

(c)shall not be guaranteed by any entity that is not, or that does not substantially concurrently become, a Loan Party;

(d)in the case of any secured Indebtedness, is (i) not secured by any assets not securing the Secured Obligations and (ii) subject to the relevant Intercreditor Agreement(s);

(e)if the Refinanced Debt was (1) contractually subordinated to the Loan Document Obligations in right of payment, such Credit Agreement Refinancing Indebtedness shall be contractually subordinated to the Loan Document Obligations on subordination terms (taken as a whole) at least as favorable to the Lenders as those contained in the documentation governing the Refinanced Debt or otherwise reasonably satisfactory to the Administrative Agent and (2) contractually subordinated to the Loan Document Obligations in right of security, such Credit

Agreement Refinancing Indebtedness shall be contractually subordinated to the Loan Document Obligations on subordination terms (taken as a whole) at least as favorable to the Lenders as those contained in the documentation governing the indebtedness refinanced or otherwise reasonably satisfactory to the Administrative Agent or be unsecured;

(f)solely in the case such Credit Agreement Refinancing Indebtedness is pari passu in right of payment and security with the Initial Term Loans, such Credit Agreement Refinancing Indebtedness may participate on a pro rata basis (or on less than a pro rata basis if the Borrower and the Lenders thereunder elect lesser payments) (but not greater than pro rata basis) in any voluntary or mandatory prepayments hereunder;
(g)in the case of any Credit Agreement Refinancing Indebtedness that is a revolving credit facility, may provide for the ability to participate (x) with respect to borrowings and repayments on a pro rata basis or less than pro rata basis (but not greater than pro rata basis) with other then-outstanding Classes of Revolving Commitments and (y) with respect to permanent repayments and terminations of revolving commitments, on a pro rata basis or less than a pro rata basis; and
(h)has covenants and events of default (excluding, for the avoidance of doubt, pricing, interest rate margins, rate floors, discounts, fees, collateral, guarantees, premiums and prepayment or redemption provisions) that are not materially more favorable (when taken as a whole) to the lenders or investors providing such Indebtedness than the covenants and events of default of this Agreement (when taken as a whole) are to the Lenders (unless (x) such covenants or other provisions are applicable only to periods after the maturity date of the Refinanced Debt at the time of such refinancing, (y) the Revolving Lenders or the Lenders under the Initial Term Loans, as applicable, also receive the benefit of such more favorable covenants and events of default (together with, at the election of the Borrower, any applicable “equity cure” provisions with respect to any financial maintenance covenant) (it being understood that, to the extent that any covenant, event of default or guarantee is added or modified for the benefit of any such Indebtedness, no consent shall be required by the Administrative Agent or any of the Lenders if such covenant, event of default or guarantee is (i) also added or modified for the benefit of any corresponding Loans remaining outstanding after the issuance or incurrence of such Indebtedness, or (ii) only applicable after the Latest Maturity Date at the time of such refinancing; or (z) such terms and conditions are reasonably satisfactory to the Administrative Agent; provided that the Borrower may, in its sole discretion, deliver a certificate of a Responsible Officer of the Borrower to the Administrative Agent at least ten (10) Business Days (or such shorter period as may be agreed by the Administrative Agent) prior to the incurrence of such indebtedness, together with a reasonably detailed description of the material terms and conditions of such resulting Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement, and such certificate shall be conclusive evidence that such terms and conditions satisfy the requirement of this clause (y) unless the Administrative Agent notifies the Borrower within such ten (10) Business Day (or shorter) period that it disagrees with such determination, including a reasonably detailed description of the basis upon which it disagrees) or (z) such terms and conditions are reasonably satisfactory to the Administrative Agent.

For the avoidance of doubt, it is understood and agreed that notwithstanding anything in this Agreement to the contrary, in the case of any Indebtedness incurred to modify, refinance, refund, extend, renew or replace Indebtedness initially incurred in reliance on and measured by reference to a percentage of Consolidated EBITDA at the time of incurrence, and such modification, refinancing, refunding, extension, renewal or replacement would cause the percentage of

Consolidated EBITDA to be exceeded if calculated based on the percentage of Consolidated EBITDA on the date of such modification, refinancing, refunding, extension, renewal or replacement, such percentage of Consolidated EBITDA restriction shall not be deemed to be exceeded so long as such incurrence otherwise constitutes “Credit Agreement Refinancing Indebtedness” and (y) such Credit Agreement Refinancing Indebtedness shall not be subject to any “most favored nation” pricing provisions.

“Cure Amount” has the meaning assigned to such term in Section 7.02(a). “Cure Right” has the meaning assigned to such term in Section 7.02(a).
“Cure Termination Date” has the meaning assigned to such term in Section 7.02(a). “DDTL” has the meaning assigned to such term in Section 2.01(c).
“DDTL Commitment” has the meaning assigned to such term in Section 2.01(c).

“DDTL Commitment Percentage” means, as to any DDTL Lender, the percentage equivalent of (a) the amount of such Lender’s DDTL Commitment, divided by (b) the Aggregate DDTL Commitment.
“DDTL Expiration Date” means the earliest of (a) the date on which the entire amount of the Aggregate DDTL Commitment has been drawn, (b) the date of the Tiger Acquisition is consummated with or without the use of the DDTLs, (c) the date on which the Aggregate DDTL Commitment has been terminated or reduced to zero pursuant to Section 2.08 and (d) the date that is four (4) months after the Effective Date.

“DDTL Lender” means each Lender with a DDTL Commitment or who otherwise holds
DDTLs.
“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, examinership or similar debtor relief laws of the United States, or other applicable jurisdictions (domestic or foreign) from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition that constitutes an Event of Default or that, upon notice, lapse of time or both hereunder would, unless cured or waived, become an Event of Default.
“Defaulting Lender” means, subject to Section 2.22(b), any Lender that (a) has failed to perform any of its funding obligations hereunder (or otherwise failed to pay over to the Administrative Agent any amounts owed by such Lender hereunder), including in respect of its Loans or participations in respect of Letters of Credit, within one (1) Business Days of the date required to be funded by it hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) has notified the Borrower, the Administrative Agent, any Issuing Bank or any Lender that it does not intend to comply with its funding obligations or has made a public statement or provided any written notification to any Person to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after request by the Administrative Agent (whether acting on its own behalf or at the reasonable request of the Borrower (it being understood that the Administrative Agent shall comply with any such reasonable request)) or any Issuing Bank, to confirm in a manner satisfactory to the Administrative Agent, such Issuing Bank and the Borrower that it will comply with its funding obligations (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become or is insolvent (or has admitted in writing that it is insolvent), (ii) become the subject of a proceeding under any Debtor Relief Law, (iii) had a receiver, conservator, trustee, administrator, examiner, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a substantial part of its assets or a custodian appointed for it or a substantial part of its assets, (iv) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment or (v) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority, where such ownership interest or proceeding does not result in or provide such Lender or Person with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender or Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Lender or Person.

“Defaulting Lender Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to any Issuing Bank, such Defaulting Lender’s Applicable Percentage of the Loan Document Obligations with respect to the Letters of Credit issued by such Issuing Bank other than Loan Document Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof.

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Borrower or a Subsidiary in connection with a Disposition pursuant to Section 6.05(k) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of the applicable Disposition).

“Discount Prepayment Accepting Lender” has the meaning assigned to such term in Section 2.11(a)(iii)(B)(2).
“Discount Range” has the meaning assigned to such term in Section 2.11(a)(iii)(C)(1). “Discount Range Prepayment Amount” has the meaning assigned to such term in Section 2.11(a)(iii)(C)(1).

“Discount Range Prepayment Notice” means a written notice of a Borrower Solicitation of Discount Range Prepayment Offers made pursuant to Section 2.11(a)(iii)(C) substantially in the form of Exhibit I.

“Discount Range Prepayment Offer” means the irrevocable written offer by a Term Lender, substantially in the form of Exhibit J, submitted in response to an invitation to submit offers following the Auction Agent’s receipt of a Discount Range Prepayment Notice.

“Discount Range Prepayment Response Date” has the meaning assigned to such term in Section 2.11(a)(iii)(C)(1).

“Discount Range Proration” has the meaning assigned to such term in Section 2.11(a)(iii)(C)(3).

“Discounted Prepayment Determination Date” has the meaning assigned to such term in Section 2.11(a)(iii)(D)(3).

“Discounted Prepayment Effective Date” means in the case of a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offer or Borrower Solicitation of Discounted Prepayment Offers, five (5) Business Days following the receipt by each relevant Term Lender of notice from the Auction Agent in accordance with Section 2.11(a)(iii)(B), Section 2.11(a)(iii)(C) or Section 2.11(a)(iii)(D), as applicable unless a shorter period is agreed to between the Borrower and the Auction Agent.

“Discounted Term Loan Prepayment” has the meaning assigned to such term in Section 2.11(a)(iii)(A).

“Dispose” and “Disposition” each have the meaning assigned to such term in Section
6.05.

“Disposed EBITDA” means, with respect to any Sold Entity or Business or Converted Unrestricted Subsidiary for any period through (but not after) the date of such disposition or conversion, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary (determined as if references to Holdings and its Restricted Subsidiaries in the definition of the term “Consolidated EBITDA” (and in the component financial definitions used therein) were references to such Sold Entity or Business and its subsidiaries or to such Converted Unrestricted Subsidiary and its subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business or Converted Unrestricted Subsidiary.

“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:

(a)matures or is mandatorily redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise;

(b)is convertible or exchangeable, either mandatorily or at the option of the holder thereof, for Indebtedness or Equity Interests (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests);

(c)is redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is required to be repurchased by such Person or any of its Affiliates, in whole or in part, at the option of the holder thereof; or

(d)provides for the contractually scheduled payments of dividends in cash;

in each case, on or prior to the date ninety-one (91) days after the Latest Maturity Date; provided, however, that (i) an Equity Interest in any Person that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest upon the occurrence of an “asset sale” or a “change in control” or similar event shall not constitute a Disqualified Equity Interest if any such requirement becomes operative only after the Termination Date or so long as any rights of the holders thereof upon the occurrence of such change in control, asset sale or similar event shall be subject to the prior repayment in full of the Loans and all other Secured Obligations that are accrued and payable and the termination of the Commitments and cash collateralization of all other Letters of Credit and (ii) if an Equity Interest in any Person is issued pursuant to any plan for the benefit of employees of Holdings (or any direct or indirect parent thereof) or any of its Subsidiaries or by any such plan to such employees, such Equity Interest shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by Holdings (or any direct or indirect parent company thereof) or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations of such Person or as a result of such employee’s termination, death or disability.
“Disqualified Lenders” means those Persons (the list of all such Persons, the “Disqualified Lenders List”) that are (i) identified by the Borrower or the Sponsor to the Joint Lead Arrangers in writing prior to June 2, 2017 as being “Disqualified Lenders”, (ii) competitors of the Borrower and its Subsidiaries, the Company and the Secondary Target that are identified in writing by the Borrower or the Sponsor to the Administrative Agent from time to time, (iii) Private Equity Affiliates or (iv) (a) in the case of clause (i), any Affiliates of such Persons that are either (x) identified in writing by the Borrower to the Administrative Agent from time to time or (y) readily identifiable as an Affiliate of such Person on the basis of such Affiliate’s name and (b) in the case of clause (ii), any Affiliates (other than bona fide debt funds, investment vehicles or fixed income investors that are engaged in making or purchasing commercial loans, bonds or similar extensions of credit in the ordinary course of business, except to the extent otherwise disqualified pursuant to this definition) of such Persons that are either (x) identified in writing by the Borrower from time to time or (y) readily identifiable on the basis of such Affiliate’s name; provided that, to the extent Persons are identified as Disqualified Lenders in writing by the Borrower or the Sponsor to the Administrative Agent after the Effective Date pursuant to clauses (ii) or (iv)(a)(x), the inclusion of such persons as Disqualified Lenders shall not retroactively apply to prior assignments or participations in respect of any Loan under this Agreement. Upon inquiry by (i) any Lender to the Administrative Agent as to whether a specified potential assignee or prospective participant is a Disqualified Lender or (ii) any potential assignee as to whether such potential assignee is a Disqualified Lender, the Administrative Agent shall be permitted to disclose to such Lender and such specific potential assignee (x) whether such specific potential assignee or prospective participant is a Disqualified Lender or (y) the identity of any other Disqualified Lender which the Administrative Agent reasonably believes may be an Affiliate of such specified potential assignee or prospective participant.
“Disqualified Lenders List” has the meaning as set forth in the definition of Disqualified
Lenders.
“Dollars” or “$” refers to lawful money of the United States ofAmerica.

“Domestic Subsidiary” means any Subsidiary organized or incorporated in the United States (or any state thereof or the District of Columbia).

“ECF Percentage” means, with respect to the prepayment required by Section 2.11(d) with respect to any fiscal year of Holdings, if the Senior Secured First Lien Net Leverage Ratio as of the end of such fiscal year is (a) greater than 3.25 to 1.00, 50% of Excess Cash Flow for such fiscal year, (b)

greater than 2.75 to 1.00 but less than or equal to 3.25 to 1.00, 25% of Excess Cash Flow for such fiscal year and (c) less than or equal to 2.75 to 1.00, 0% of Excess Cash Flow for such fiscal year.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means August 1, 2017.

“Effective Date Loan Parties” means (i) Holdings, (ii) the Borrower and (iii) each other Subsidiary that is a Loan Party as of the Effective Date (if any) and specified on Schedule 1.01(b).

“Effective Yield” means, as to any Indebtedness, the effective yield on such Indebtedness in the reasonable determination of the Administrative Agent and the Borrower and consistent with generally accepted financial practices, taking into account the applicable interest rate margins, any interest rate floors (the effect of which floors shall be determined in a manner set forth in the proviso below) or similar devices and all fees, including upfront or similar fees or original issue discount (amortized over the shorter of (a) the remaining Weighted Average Life to Maturity of such Indebtedness and (b) the four years following the date of incurrence thereof) payable by the Borrower generally to lenders or other institutions providing such Indebtedness, but excluding any arrangement, syndication, commitment, prepayment, structuring, ticking, underwriting or other similar fees payable in connection therewith that, other than with respect to ticking and commitment fees are not generally shared with all relevant lenders therefor (and only, with respect to lenders, in the case of ticking fees or commitment fees, as a result of such lenders providing binding commitments to the Borrower in respect of an Incremental Facility) and, if applicable, consent fees for an amendment paid generally to consenting Lenders; provided that with respect to any Indebtedness that includes a “LIBOR floor” or “Base Rate floor”, (i) to the extent that the LIBO Rate or Alternate Base Rate (without giving effect to any floors in such definitions), as applicable, on the date that the Effective Yield is being calculated is less than such floor, the amount of such difference shall be deemed added to the interest rate margin for such Indebtedness for the purpose of calculating the Effective Yield and (ii) to the extent that the LIBO Rate or Alternate Base Rate (without giving effect to any floors in such definitions), as applicable, on the date that the Effective Yield is being calculated is greater than such floor, then the floor shall be disregarded in calculating the Effective Yield. In addition to the foregoing, for purposes of calculating the Effective Yield for any Incremental Facility or Incremental Equivalent Debt that constitutes fixed-rate Indebtedness, the fixed rate coupon of such Indebtedness shall be swapped to a floating rate on a customary matched-maturity basis, and the Effective Yield of such fixed-rate Indebtedness on a floating rate basis based on customary financial methodology.

“Electing Guarantor” any Excluded Subsidiary that, at the option and in the sole discretion of the Borrower, has been designated a Subsidiary Loan Party; provided, for the avoidance of doubt, (x) unless otherwise expressly agreed by the Borrower, no Subsidiary that is an Excluded Subsidiary shall be a Loan Guarantor until and unless it ceases to be an Excluded Subsidiary, and (y) the

Borrower may cause any Restricted Subsidiary that is not a Loan Guarantor to guarantee the Secured Obligations by causing such Restricted Subsidiary to become a Loan Guarantor under a Guarantee and a grantor under the applicable Security Documents in accordance with Section 5.13, and any such Restricted Subsidiary shall be a Loan Guarantor hereunder and under the other Loan Documents for all purposes; provided, that no Foreign Subsidiary shall become a Loan Guarantor unless (i) reasonably approved by the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned) based upon (1) the amount and enforceability of the Guarantee that may be entered into by such Foreign Subsidiary based on such Foreign Subsidiaries jurisdiction of organization and (2) the Liens on the Collateral (and enforceability thereof) that may be granted with respect to assets (or various classes of assets) located in the jurisdiction of organization of such Foreign Subsidiary; and (ii) such security documents and other actions (including security documentation, delivery of legal opinions and other actions under the law of the jurisdiction of organization of the Electing Guarantor) reasonably requested by the Administrative Agent within such time periods as the Administrative Agent may agree in its reasonable discretion) shall have been delivered and/or taken to create and perfect the liens on the Collateral of such Foreign Subsidiary in its jurisdiction of incorporation.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (other than Holdings, the Borrower or any of their respective Affiliates), other than, in each case, (i) a natural person, (ii) a Defaulting Lender or (iii) a Disqualified Lender.

“Eligible Equity Proceeds” means the cash proceeds received by Holdings after the Effective Date from any sale or issuance of any Qualified Equity Interests by Holdings or any parent thereof or from any equity contributions in respect of Qualified Equity Interests of Holdings or any parent thereof to the extent such cash proceeds or equity contributions are actually received by, Holdings or any of its Subsidiaries (or, if only a portion thereof is so contributed and received, to the extent of such portion).

“Environmental Laws” means all applicable treaties, rules, regulations, codes, ordinances, judgments, orders, common law, decrees and other applicable Requirements of Law and all applicable injunctions or binding agreements issued, promulgated or entered into by or with any Governmental Authority, in each instance relating to (1) pollution, (2) the protection of the environment,
1.preservation or reclamation of natural resources, (4) the use, handling, transportation, treatment, storage, presence, Release or threatened Release of, or exposure to, any Hazardous Material, or (5) to the extent relating to exposure to Hazardous Materials, to health or safety matters.

“Environmental Liability” means any liability, obligation, loss, claim, action, order or cost, contingent or otherwise (including any liability for damages, costs of medical monitoring, costs of environmental remediation or restoration, administrative oversight costs, consultants’ fees, fines, penalties and indemnities) directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law or permit, license or approval issued thereunder, (b) the presence, generation, use, handling, transportation, storage, or treatment of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract or agreement to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Contribution” has the meaning assigned to such term in clause (a) of the definition of “Transaction”.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person (whether evidenced by share certificates (or similar) or not).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each case whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, of an application for a waiver of the minimum funding standard with respect to any Plan; (d) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (e) the incurrence by a Loan Party or any ERISA Affiliate of any liability under Title IV of ERISA (other than premiums due and not delinquent under Section 4007 of ERISA) with respect to the termination of any Plan or by application of Section 4069 of ERISA with respect to any terminated plan; (f) the receipt by a Loan Party or an ERISA Affiliate from the PBGC or a plan administrator of notice relating to the institution against a Loan Party or an ERISA Affiliate of proceedings to terminate any Plan or Plans or to appoint a trustee to administer any Plan, or to terminate or to appoint a trustee to administer any plan or plans in respect of which such Loan Party or ERISA Affiliate would be deemed to be an employer under Section 4069 of ERISA; (g) the incurrence by a Loan Party or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Multiemployer Plan; (h) the receipt by a Loan Party of any notice from any Multiemployer Plan, concerning the imposition of Withdrawal Liability, or the failure of a Loan Party or any ERISA Affiliate to pay when due, after the expiration of any applicable grace period, any installment payment with respect to any Withdrawal Liability; or (i) the withdrawal of a Loan Party or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA.

“Escrowed Proceeds” means the proceeds from the offering of any debt securities or other Indebtedness paid into an escrow account with an independent escrow agent on the date of the applicable offering or incurrence pursuant to escrow arrangements that permit the release of amounts on deposit in such escrow account upon satisfaction of certain conditions or the occurrence of certain events. The term “Escrowed Proceeds” shall include any interest earned on the amounts held in escrow.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Section 7.01. “Excess Cash Flow” means, for any period, an amount equal to the excess of:
(a)the sum, without duplication, of:

(i)Consolidated Net Income for such period,
(ii)an amount equal to the amount of all Non-Cash Charges to the extent deducted in arriving at such Consolidated Net Income,
(iii)decreases in Consolidated Working Capital, and

(iv)an amount equal to the aggregate net non-cash loss on dispositions by Holdings and its Restricted Subsidiaries during such period (other than dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income; less

(b)the sum, without duplication, of:
(i)an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income (including any amounts included in Consolidated Net Income of proceeds received or due from business interruption insurance or reimbursement of expenses and charges pursuant to indemnification and other reimbursement provisions in connection with any acquisition or other Investment or any disposition of any asset permitted under this Agreement to the extent such amounts are due but not received during such period) and cash charges, expenditures and losses added to (or excluded from the determination of) Consolidated Net Income pursuant to clauses (a) through (i) of the definition of “Consolidated Net Income” (other than cash charges in respect of Transaction Costs paid on or about the Effective Date to the extent financed with the proceeds of Funded Debt incurred on the Effective Date),

(ii)without duplication of amounts deducted pursuant to clause (xii) below in prior fiscal years, the amount of capital expenditures and intellectual property development expenditures made in cash or accrued during such period, except to the extent that such expenditures were financed with the proceeds of Funded Debt or issuances of Equity Interests of Holdings and its Restricted Subsidiaries,

(iii)the aggregate amount of all principal payments of Indebtedness (including (1) the principal component of payments in respect of Capitalized Leases, (3) scheduled repayments of Initial Term Loans and DDTLs, if any, pursuant to Section 2.10(a), (4) scheduled repayments of other Senior Secured First Lien Indebtedness and (5) the amount of any mandatory prepayment of Loans to the extent required due to a Disposition that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase, but excluding all other prepayments of Term Loans or other Senior Secured First Lien Indebtedness and all prepayments of revolving loans (including Revolving Loans (except to the extent the prepayment thereof reduces the Borrower’s prepayment obligation pursuant to clause (i) of the proviso to the first sentence of Section 2.11(d))) made during such period, other than (A) in respect of any revolving credit facility except to the extent there is an equivalent permanent reduction in commitments thereunder and (B) to the extent financed with the proceeds of other Funded Debt or issuances of Equity Interests of Holdings of Holdings or its Restricted Subsidiaries,

(iv)an amount equal to the aggregate net non-cash gain on dispositions by Holdings and its Restricted Subsidiaries during such period (other than dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income,
(v)increases in Consolidated Working Capital for such period,
(vi)cash payments by Holdings and its Restricted Subsidiaries during such period in respect of long-term liabilities of Holdings and its Restricted Subsidiaries other than Indebtedness to the extent that such cash payments were not financed with the proceeds of Funded Debt or issuances of Equity Interests of Holdings of Holdings or its Restricted Subsidiaries,
(vii)without duplication of amounts deducted pursuant to clause (xii) below in prior fiscal years, the amount of Investments (other than Investments in Permitted Investments) and acquisitions made in accordance with Section 6.04 (other than Investments pursuant to Section 6.04(a), (c), (e)(ii), (g), (j), (k), (m)(ii) and (iii), (o), (p),
(q) or (hh)) to the extent that such Investments and acquisitions were not financed with the proceeds of Funded Debt or issuances of Equity Interests of Holdings of Holdings or its Restricted Subsidiaries,

(viii)the amount of dividends and other Restricted Payments (including the amount of Tax Distributions made by the Borrower during such period or payable after such period in respect of income generated during such period) pursuant to Section 6.07(a) (other than pursuant to Section 6.07(a)(i), (a)(ii), (a)(vi), (a)(viii), (a)(xiii), (a)(xvi), (a)(xvii) or (a)(xix)), in each case to the extent not deducted in arriving at Consolidated Net Income) and paid in cash during such period or payable in respect of such period, to the extent such dividends and Restricted Payments were not financed with the proceeds of Funded Debt or issuances of Equity Interests of Holdings of Holdings or its Restricted Subsidiaries; provided that any amount deducted for such period in respect of amounts payable during a subsequent period shall not be deducted in any subsequent period and, to the extent not actually paid during such subsequent period, shall be added to Excess Cash Flow for such subsequent period,

(ix)the aggregate amount of payments and expenditures actually made by Holdings and its Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees and restructuring charges) to the extent that such payments and expenditures are not expensed during such period to the extent that such payments and expenditures were not financed with the proceeds of Funded Debt or issuances of Equity Interests of Holdings of Holdings or its Restricted Subsidiaries,

(x)cash payments by Holdings and its Restricted Subsidiaries during such period in respect of Non-Cash Charges included in the calculation of Consolidated Net Income in any prior period,

(xi)the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by Holdings and its Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness, in each case to the extent not deducted in determining Consolidated Net Income,

(xii)at the option of the Borrower, and without duplication of amounts deducted from Excess Cash Flow in prior periods, (1) the aggregate consideration required to be paid in cash by the Borrower or any of the Restricted Subsidiaries pursuant to binding contracts, commitments, letters of intent or purchase orders (the “Contract Consideration”), in each case, entered into prior to or during such period, or at the option of the Borrower, after the applicable period and prior to the applicable Excess Cash Flow due date, and (2) to the extent set forth in a certificate of a Financial Officer delivered to the Administrative Agent at or before the time the Compliance Certificate for the period ending simultaneously with such Test Period is required to be delivered pursuant to Section 5.01(d) (which shall be satisfied if such certification is included in the Compliance Certificate), the aggregate amount of cash that is reasonably expected to be paid in respect of planned cash expenditures by the Borrower or any of the Restricted Subsidiaries (the “Planned Expenditures”), in the case of each of clauses (1) and (2), relating to Permitted Acquisitions, other Investments (other than Investments in Permitted Investments pursuant to Section 6.04(a) and Investments pursuant to Section 6.04(a), (c), (e)(ii), (g), (k), (m)(ii) and (iii), (o), (p), (q) or (hh)), restructuring charges, or capital expenditures (including Capitalized Software Expenditures or other purchases or development of Intellectual Property) to be consummated or made during a subsequent Test Period (and in the case of Planned Expenditures, the immediately succeeding fiscal year); provided that, to the extent the aggregate amount of internally generated cash actually utilized to finance such Permitted Acquisitions, Investments, restructuring charges or capital expenditures during such Test Period is less than the Contract Consideration and Planned Expenditures, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such Test Period, and

(xiii)the amount of taxes (including penalties and interest) paid in cash and/or tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period, and

(xiv)the aggregate amount of Transaction Costs and similar fees, costs and expenses in connection with the Tiger Acquisition incurred during such period to the extent not deducted in the calculation of Consolidated Net Income and were not financed with the proceeds of Funded Debt or issuances of Equity Interests of Holdings of Holdings or its Restricted Subsidiaries.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.

“Excluded Affiliates” means any Affiliate of any Joint Lead Arranger or Lender and any employee thereof that are engaged as principals primarily in private equity or venture capital transactions (other than (x) such employees that are required, in accordance with industry regulations or such Joint Lead Arranger’s (or its Affiliate’s) internal policies and procedures, to act in a supervisory capacity or (y) such Joint Lead Arranger’s (or its Affiliate’s) internal legal, compliance, risk management, credit or investment committee members).

“Excluded Assets” means:

(a)any fee-owned real property that is not Material Real Property and all leasehold (including ground lease) interests in real property (including requirements to deliver landlord lien waivers, estoppels and collateral access letters);

(b)motor vehicles and other assets subject to certificates of title or ownership (to the extent a security interest therein cannot be perfected by the filing of a UCC-1 financing statement);
(c)letter of credit rights (except to the extent constituting supporting obligations (as defined under the UCC) in which a security interest can be perfected with the filing of a UCC-1 financing statement) with a value of less than $1,000,000;

(d)commercial tort claims with a value (as reasonably estimated by the Borrower) of less than $1,000,000;
(e)Excluded Equity Interests;

(f)any lease, contract, license, sublicense, other agreement or document, government approval, charter, authorization or franchise (or any asset subject to such agreement or arrangement) with any Person if, to the extent and for so long as, the grant of a Lien thereon to secure the Secured Obligations (in each case, in existence on the Effective Date or upon the acquisition of the relevant Subsidiary party thereto or asset (so long as not entered into in contemplation thereof)) would require the consent of a third party (unless such consent has been received) (it being understood that no Loan Party shall be under any affirmative obligation to obtain such consent) or violate or invalidate, constitute a breach of or a default under, or create a right of termination in favor of any party (other than any Loan Party) to, such lease, contract, license, sublicense, other agreement or document, government approval, charter, authorization or franchise (but after giving effect to the applicable anti-non-assignment provisions of the Uniform Commercial Code, or any other applicable Requirements of Law);

(g)any asset subject to a Lien of the type permitted by Section 6.02(iv) (whether or not incurred pursuant to such Section) or a Lien permitted by Section 6.02(xi), in the case of Liens permitted by Section 6.02(xi) if, to the extent and for so long as the grant of a Lien thereon to secure the Secured Obligations constitutes a breach of or a default under, or creates a right of termination in favor of any party (other than any Loan Party) to, any agreement pursuant to which such Lien has been created (but after giving effect to the applicable anti-non-assignment provisions of the Uniform Commercial Code, or any other applicable Requirements of Law);

(h)(i) any intent-to-use Trademark applications filed in the United States Patent and Trademark Office, prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, but only to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use Trademark application or any registration that may issue therefrom under applicable federal law and (ii) any Intellectual Property registered, issued or applied for in, or arising under the laws of, any jurisdiction outside of the United States;

(i)any asset (including Equity Interests) if, to the extent and for so long as the grant of a Lien thereon to secure the Secured Obligations is prohibited by any Requirements of Law, rule or regulation, contractual obligation existing on the Effective Date (or, if later, the date the Person owning the asset becomes a Restricted Subsidiary, so long as the applicable contractual obligation was not entered into in contemplation of such Person becoming a Restricted Subsidiary) or agreements with any Governmental Authority (other than to the extent that any such prohibition would be rendered ineffective pursuant to the applicable anti-non-assignment provisions of the Uniform Commercial Code, or any other applicable Requirements of Law) or which would require consent, approval, license or authorization from any Governmental

Authority or regulatory authority (it being understood that there shall be no requirement to obtain the consent of any governmental authority or third party, including no requirement to comply with the Federal Assignment of Claims Act or any similar statute), unless such consent, approval, license or authorization has been received;

(j)margin stock (within the meaning of Regulation U of the Board of Governors, as in effect from time to time);

(k)other than with respect to (x) the pledge of Equity Interests of a Loan Party and
(y)the pledge of assets by an Electing Guarantor which is a Foreign Subsidiary, any assets located or titled outside the United States;

(l)assets acquired in connection with a Permitted Acquisition or other permitted Investment subject to liens permitted under this Agreement and which are (and for so long as) subject to contractual arrangements (not incurred in contemplation thereof) prohibiting a Lien securing the Secured Obligations (but only so long as such Lien is in existence);

(m)any assets to the extent that the granting of a Lien thereon to secure the Secured Obligations could reasonably be expected to result in material adverse tax consequences, as reasonably determined by the Borrower;

(n)any assets which are subject to a Settlement Lien; and

(o)any assets with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower (as agreed to in writing), the cost of pledging such assets shall be excessive in view of the benefits to be obtained by the Lenders therefrom).

“Excluded Equity Interests” means Equity Interests in any:

(a)Unrestricted Subsidiary;

(b)Immaterial Subsidiary (to the extent not a Guarantor) except to the extent a security interest therein may be perfected by the filing of a UCC financing statement;

(c)Subsidiary that is a CFC and any Subsidiary of a CFC (except that 65% of the voting Equity Interests and 100% of the non-voting Equity Interests of any CFC that is owned directly by Loan Parties that are Domestic Subsidiaries (other than a Domestic Subsidiary that is a FSHCO) shall not be Excluded Equity Interests);

(d)joint ventures and Non-Wholly Owned Subsidiaries to the extent to the extent prohibited by, or creating an enforceable right of termination in favor of any other party thereto under (other than any Loan Party) the terms of any applicable organizational documents or other agreements (it being understood that there shall be no obligation to obtain consent from any such party) (other than to the extent that any such prohibition would be rendered ineffective pursuant to the applicable anti-non-assignment provisions of the Uniform Commercial Code, or any other applicable Requirements of Law);

(e)any Subsidiary to the extent the pledge of the Equity Interests in such Subsidiary could reasonably be expected to result in adverse tax consequences (other than de minimus tax consequences) as reasonably determined by the Borrower;

(f)any Subsidiary that is a FSHCO and any Subsidiary of a FSHCO (except that 65% of the voting Equity Interests and 100% of the non-voting Equity Interests of any such Subsidiary that is owned directly by Loan Parties that are Domestic Subsidiaries (other than a Domestic Subsidiary that is a FSHCO) shall not be Excluded Equity Interests);

(g)any Person that is not a Subsidiary or a joint venture; or

(h)not-for-profit Subsidiary, captive insurance company or special purpose vehicle (or similar entity).

“Excluded Information” has the meaning assigned to such term in Section 2.11(a)(iii)(A). “Excluded Subsidiary” means:
(a)any Subsidiary that is not a direct or indirect Wholly Owned Subsidiary;

(b)each Subsidiary listed on Schedule 1.01(a);

(c)after the Effective Date, any Subsidiary that is prohibited by applicable law, rule or regulation or contractual obligation existing on the date such Subsidiary first becomes a Restricted Subsidiary (but, in the case of a contractual obligation, to the extent not created in contemplation of such Subsidiary becoming a Restricted Subsidiary), from guaranteeing the Secured Obligations or which would require (and, only for so long as) any governmental or regulatory consent, or third party consent, approval, license or authorization to do so, unless such consent, approval, license or authorization has been obtained, provided that such Subsidiary shall have no affirmative obligation to obtain such consent;

(d)any Immaterial Subsidiary;

(e)any Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower (as agreed in writing), the cost and/or burden of providing the Guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom;

(f)any Subsidiary that is (or, if it were a Loan Party, would be) an “investment company” under the Investment Company Act of 1940, as amended;

(g)any not-for profit Subsidiaries, captive insurance companies or other special purpose subsidiaries;

(h)any Subsidiary that is a CFC (other than a Subsidiary that becomes, at the option of the Borrower, a Subsidiary Loan Party pursuant to Section 5.13);

(i)any Subsidiary that is a subsidiary of a CFC or FSHCO;

(j)any special purpose vehicle (or similar entity);

(k)any Subsidiary that is a FSHCO;

(l)each Unrestricted Subsidiary;

(m)any Subsidiary for which the providing of a Guarantee could reasonably be expected to result in any violation or breach of, or conflict with, fiduciary duties of such Subsidiary’s officers, directors, (or other governing body) or managers; and

(n)any Restricted Subsidiary acquired pursuant to a Permitted Acquisition (or other Investment not prohibited by this Agreement) financed with Indebtedness permitted under Section 6.01 hereof as assumed Indebtedness and any Restricted Subsidiary thereof that Guarantees such Indebtedness, in each case to the extent such Indebtedness prohibits such Subsidiary from becoming a Loan Guarantor; provided that any Immaterial Subsidiary that is a signatory to any Collateral Agreement or the Guarantee Agreement shall be deemed not to be an Excluded Subsidiary for purposes of this Agreement and the other Loan Documents unless released in accordance herewith.

“Excluded Swap Obligation” means, with respect to any Loan Guarantor at any time, any Secured Swap Obligation under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act, if, and to the extent that, all or a portion of the guarantee of such Loan Guarantor of, or the grant by such Loan Guarantor of a security interest to secure, such Secured Swap Obligation (or any guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Guarantor’s failure for any reason to constitute an “eligible contract participant”, as defined in the Commodity Exchange Act (determined after giving effect to any “Keepwell”, support or other agreement for the benefit of such Loan Guarantor, at the time such guarantee or grant of a security interest becomes effective with respect to such related Secured Swap Obligation). If a Secured Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Secured Swap Obligation that is attributable to swaps that are or would be rendered illegal due to such guarantee or security interest.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, (a) Taxes imposed on (or measured by) such recipient’s net income (however denominated) and franchise Taxes imposed on it (in lieu of net income Taxes) by a jurisdiction (i) as a result of such recipient being organized or having its principal office or, in the case of any Lender, its applicable lending office in such jurisdiction, or (ii) Other Connection Taxes, (b) any branch profits tax imposed under Section 884(a) of the Code, or any similar Tax, imposed by any jurisdiction described in clause (a) above, (c) any Tax imposed pursuant to FATCA, (d) any Tax that is attributable to a Lender’s failure to comply with Section 2.17(f) and (e) any U.S. federal withholding Taxes imposed on amounts payable to a Lender pursuant to a Requirement of Law in effect at the time such Lender becomes a party hereto (other than pursuant to an assignment request by the Borrower under Section 2.19 hereto) or designates a new lending office, except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive payment of additional amounts with respect to such withholding Taxes under Section 2.17(a).

“Existing Promissory Note” means that certain Promissory Note, dated February 6, 2016 between the Company, as the maker, and Sage Software, Inc., a Virginia corporation, as the holder, as amended, amended and restated, supplemented, waived or otherwise modified from time to time.

“Existing Letters of Credit” means each letter of credit that is outstanding on the Effective Date and set forth on Schedule 1.02.

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable thereto and not materially more onerous to comply with), any current or future Treasury regulations thereunder or other official administrative interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code as of the date of this Agreement (or any amended or successor version described above) and any intergovernmental agreements implementing the foregoing or any treaty, regulation or law implementing any such intergovernmental agreement.

“FCPA” has the meaning specified in Section 3.16(a).

“Federal Funds Effective Rate” means, for any day, the per annum rate equal to the rates on overnight Federal funds transactions with members of the Federal Reserve System of the United States (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time), as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it; provided that the Federal Funds Effective Rate, if negative, shall be deemed to be 0.00%.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer, corporate controller or similar officer of Holdings or the Borrower, as applicable.
“Financial Performance Covenant” means the covenant set forth in Section 6.11. “Financing Transactions” means (a) the execution, delivery and performance by each
Loan Party of the Loan Documents to which it is to be a party, (b) the borrowing of Loans hereunder and the use of the proceeds thereof and (c) the issuance, amendment or extension of Letters of Credit hereunder and the use of proceeds thereof.

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

“First Billing Services Acquisition” has the meaning set forth in Amendment No. 3.

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (v) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Foreign Lender” means a Lender that is not a “United States person” (as defined in Section 7701(a)(30) of the Code).

“Foreign Subsidiary” means any Restricted Subsidiary other than a Domestic Subsidiary.

“Fronting Exposure Cap” means, with respect to each Issuing Bank, the product of (i) the Letter of Credit Sublimit multiplied by (ii) the Applicable Percentage of such Issuing Bank (or its affiliated Revolving Lender). The initial amount of each Issuing Bank’s Fronting Exposure Cap is set forth on Schedule 2.01.
“FSHCO” means any Subsidiary, substantially all of the assets of which are capital stock of one or more CFCs and, if applicable, debt of any such CFC.
“Funded Debt” means all Indebtedness of Holdings and its Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, (a) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB Accounting Standards Codification 825-Financial Instruments, or any successor thereto (including pursuant to the FASB Accounting Standards Codification), to value any Indebtedness of any subsidiary at “fair value”, as defined therein and (b) the amount of any Indebtedness under GAAP with respect to Capital Lease Obligations shall be determined in accordance with the definition of Capital Lease Obligations.

“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, Governmental Authorities.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether federal, state, provincial, territorial, local or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government in any jurisdiction (including any supra national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business, customary and reasonable indemnity obligations in effect on the Effective Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness) or product warranty obligations. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined in good faith by a Financial Officer. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantee Agreement” means the First Lien Guarantee Agreement among the Loan Parties and the Administrative Agent, substantially in the form of Exhibit B.

“Hazardous Materials” means all explosive, radioactive, hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum by-products or distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances, wastes, chemicals, pollutants, or contaminants of any nature and in any form regulated pursuant to any Environmental Law or which can give rise to liability under any Environmental Laws.

“Holdings” ~~has the meaning given to such term in the introductory paragraph hereto; provided~~means Original Holdings; provided, that upon the occurrence of the Amendment No. 3 Restatement Date, “Holdings” shall mean Intermediate I; provided, further, that upon and after an IPO, if the IPO Entity is Holdings or any Person of which Holdings is a wholly-owned Subsidiary, “Holdings” shall mean the IPO Entity.

“Holdings Parent” means any direct or indirect parent company of Holdings.
“Holdings Parent Specified Expenses” shall mean any charge, tax or expense incurred or accrued by any Holdings Parent during any period to the extent that Holdings has made a Restricted Payment (or has made any Investment in lieu thereof pursuant to Section 6.04(l)) to any Holdings Parent in respect thereof pursuant to Section 6.07(a)(vii), but in each case limited to the amount of such Restricted Payment or Investment.

“Identified Participating Lenders” has the meaning assigned to such term in Section 2.11(a)(iii)(C)(3).

“Identified Qualifying Lenders” has the meaning specified in Section 2.11(a)(iii)(D)(3). “Immaterial Subsidiary” means any Subsidiary other than a Material Subsidiary. “Impacted Loans” has the meaning specified in Section 2.14(b).
“Incremental Cap” means, as of any date of determination, the sum of:

(I)(a) an amount equal to the greater of (A) $2~~0~~3,000,000 and (B) 50% of Consolidated EBITDA computed on a Pro Forma Basis for the most recently ended Test Period as of such time (minus, without duplication, amounts incurred prior to the date of determination in respect of all Incremental Facilities and Incremental Equivalent Debt, in each case, incurred in reliance on this clause (a)); provided that the maximum amount deducted pursuant to this clause (I)(a) shall not exceed the greater of (A) $2~~0~~3,000,000 and (B) 50% of Consolidated EBITDA computed on a Pro Forma Basis for the most recently ended Test Period as of such time (the amount set forth in this clause (a), the “Cash-Capped

Amount”), plus (b)(i) the aggregate principal amount of all Term Loans voluntarily prepaid pursuant to Section 2.11(a)(i), (ii) the aggregate amount of all Term Loans repurchased and prepaid pursuant to Section 2.11(a)(iii) or otherwise in a manner not prohibited by Section 9.04(g) and (iii) all reductions of Revolving Commitments pursuant to Section 2.08(b), in each case prior to such date (other than, in each case, prepayments, repurchases and commitment reductions (A) made with the proceeds of the incurrence of Credit Agreement Refinancing Indebtedness or other Funded Debt or (B) of Incremental Facilities or Incremental Equivalent Debt that had been incurred in reliance on the following clause (II)) (the sum of the amounts set forth in this clause (b), the “Voluntary Prepayment Amount”) (minus the sum of (1) the aggregate principal amount of all Incremental Facilities and all Incremental Equivalent Debt incurred in reliance on this clause (b) plus (2) the aggregate principal amount of Indebtedness incurred pursuant to clause (A)(I)(y) of Section 6.01(a)(xvi)); provided, that in any event the Voluntary Prepayment Amount shall be subject to an aggregate cap of the greater of (A) $2~~0~~3,000,000 and (B) 50% of Consolidated EBITDA computed on a Pro Forma Basis for the most recently ended Test Period as of such time; plus

(II)the maximum aggregate principal amount that can be incurred without causing the Senior Secured First Lien Net Leverage Ratio, after giving effect to the incurrence of any such Incremental Facility or Incremental Equivalent Debt that is secured on a pari passu basis with the Initial Term Loans (which, except as otherwise provided below, shall assume that the full amount of any Incremental Facility being established at such time is fully drawn and without deducting in calculating the numerator of such Senior Secured First Lien Net Leverage Ratio any cash proceeds thereof, provided that to the extent the proceeds of any such Incremental Facility or Incremental Equivalent Debt are to be used to repay Indebtedness it shall not limit the Borrower’s ability to give pro forma effect to such repayment and all other adjustments contemplated by the definition of “Pro Forma Basis”) and the use of proceeds thereof, on a Pro Forma Basis (but without giving effect to any simultaneous incurrence of any Incremental Facility or Incremental Equivalent Debt made pursuant to the foregoing clause (I)), to exceed ~~3.93~~5.25 to 1.00 for the most recent Test Period ended (the sum of the amounts set forth in this clause (II), the “Ratio Amount”); provided, that:
(1)in the case of an Incremental Facility or Incremental Equivalent Debt that is unsecured or secured by the Collateral on a junior lien basis to the Initial Term Loans, in lieu of complying with the Senior Secured First Lien Net Leverage Ratio set forth above in this clause (II), (x) the Senior Secured First Net Leverage Ratio, shall not exceed ~~3.75 to 1.00 on a Pro Forma Basis for the most recent Test Period ended, (y) the Total Net Leverage Ratio shall not exceed 5~~4.50 to 1.00 on a Pro Forma Basis for the most recent Test Period ended and (~~z~~y) the ~~Interest~~Total Net ~~Co~~Leverage Ratio shall not ~~be less than 1.50~~exceed 6.25 to 1.00 on a Pro Forma Basis for the most recent Test Period ended, in each case calculated after giving effect to the incurrence of such unsecured or junior lien Incremental Facility or Incremental Equivalent Debt and the use of proceeds thereof and which, except as otherwise provided below, shall assume the full amount of any Incremental Facility and Incremental Equivalent Debt being established at such time is fully drawn and without deducting in calculating the numerator of such Senior Secured First Lien Net Leverage Ratio or Total Net Leverage Ratio any cash proceeds thereof, provided that to the extent the proceeds of any such Incremental Facility or Incremental Equivalent Debt are to be used to repay Indebtedness it shall not limit the Borrower’s ability to give pro forma effect to such repayment and all other adjustments contemplated by the definition of “Pro Forma Basis”; and
(2)solely for the purpose of determining compliance with the applicable Senior Secured First Lien Net Leverage Ratio, Total Net Leverage Ratio or Interest Coverage Ratio in connection with the incurrence of any Incremental Facility or Incremental Equivalent Debt for the purpose of consummating any Residual Buyout, the Acquired EBITDA attributable to such Residual Buyout shall be 50% of the Acquired EBITDA of such Residual Buyout but for the foregoing limitation.

Any ratio calculated for purposes of determining the “Incremental Cap” shall be calculated on a Pro Forma Basis for the most recent Test Period ended and subject to Section 1.06 to the extent applicable and, at the option of the Borrower, any unfunded Incremental Facility or Incremental Equivalent Debt may be tested at the time of the initial funding in lieu of the time of establishment. Loans may be incurred under the Cash-Capped Amount, the Voluntary Prepayment Amount and the Ratio Amount, and proceeds from any such incurrence may be utilized in a single transaction by first calculating the incurrence under the Voluntary Prepayment Amount (without inclusion of any amounts to be utilized under the Cash-Capped Amount or the Ratio Amount), and then calculating the incurrence under the Ratio Amount (if any, and without inclusion of any amounts to be utilized under the Cash-Capped Amount) and, for the avoidance of doubt, the Senior Secured First Lien Net Leverage Ratio or Total Net Leverage Ratio, as applicable shall be permitted to exceed the maximum ratio set forth in the Ratio Amount to the extent of such amounts incurred in reliance on the Cash-Capped Amount at substantially the same time. Unless the Borrower otherwise elects in writing to the Administrative Agent, the Borrower shall be deemed to have used amounts, if any, that are available under the Ratio Amount prior to the utilization of amounts under the Cash-Capped Amount.

“Incremental Equivalent Debt” has the meaning assigned to such term in Section
6.01(a)(xxiii).

“Incremental Facility” has the meaning assigned to such term in Section 2.20(a).

“Incremental Facility Amendment” has the meaning assigned to such term in
Section 2.20(d).
“Incremental Facility Closing Date” has the meaning set forth in Section 2.20(d). “Incremental Loan” has the meaning assigned to such term in Section 2.20(a).
“Incremental Revolving Commitment Increase” has the meaning assigned to such term in
Section 2.20(a).
“Incremental Term Facility” has the meaning assigned to such term in Section 2.20(a). “Incremental Term Increase” has the meaning assigned to such term in Section 2.20(a).
“Incremental Term Loan” means any Term Loan provided under any Incremental
Facility.
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (x) trade accounts payable in the ordinary course of business, (y) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (z) expenses accrued in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such

Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances; provided that the term “Indebtedness” shall not include (i) deferred or prepaid revenue, deferred tax liabilities, liabilities associated with customer prepayments and deposits and any such obligations incurred under ERISA and other accrued obligations (including transfer pricing), and customary obligations under employment agreements and deferred compensation, (ii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty, indemnity or other unperformed obligations of the seller, or other contingent post-closing purchase price adjustments, non-compete or consulting obligations, (iii) any obligations attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto,
(iv) Indebtedness of any Person that is a Holdings Parent appearing on the balance sheet of Holdings or the Borrower, or solely by reason of push down accounting under GAAP, or (v) for the avoidance of doubt, any Qualified Equity Interests issued by Holdings or the Borrower. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The amount of Indebtedness of any Person for purposes of clause (e) above shall (unless such Indebtedness has been assumed by such Person) be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the fair market value of the property encumbered thereby as determined by such Person in good faith. For all purposes hereof, the Indebtedness of the Borrower and the Restricted Subsidiaries shall exclude intercompany liabilities arising from their cash management, tax, and accounting operations and intercompany loans, advances or Indebtedness having a term not exceeding 364 days (inclusive of any rollover or extensions of terms) and made in the ordinary course of business. The amount of any Indebtedness issued at a discount to the initial principal amount thereof shall be calculated based on the initial stated principal amount thereof without giving effect to any such discount.

“Indemnified Taxes” means (a) all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b). “Information” has the meaning assigned to such term in Section 9.12(a).
“Initial Term Loans” means the Loans made pursuant to Section 2.01(a). As of the Amendment No. 3 Restatement Date (after giving effect to the funding of the Additional Term Loans (as defined in Amendment No. 3), the aggregate Initial Term Loans outstanding is $233,995,000.

“Intellectual Property” has the meaning assigned to such term in the Collateral
Agreement.

“Intellectual Property Security Agreements” means short-form security agreements, suitable for filing with the United States Patent and Trademark Office or the United States Copyright Office (as applicable), with respect to any Trademarks, Patents and Copyrights that are registered, issued or applied-for in the United States and that constitute Collateral.

“Intercompany License Agreement” means any cost sharing agreement, commission or royalty agreement, license or sub-license agreement, distribution agreement, services agreement,

intellectual property rights transfer agreement or any related agreements, in each case where all the parties to such agreement are one or more of Holdings or a Restricted Subsidiary.

“Intercreditor Agreement” means the Pari Passu Intercreditor Agreement or the Junior Intercreditor Agreement, as applicable.

“Interest Coverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated EBITDA of Holdings for such Test Period to (b) the Consolidated Total Interest Expense of Holdings that was paid or payable in cash during such Test Period and excluding any non-cash interest expense attributable to the movement in the mark-to-market valuation of hedging obligations, all amortization and write-offs of deferred financing fees, debt issuance costs, commissions, fees and expenses and expensing of any commitment.

“Interest Election Request” means a request by the Borrower to convert or continue a Revolving Borrowing or Term Borrowing in accordance with Section 2.07.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last Business Day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three (3) months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three (3) months’ duration after the first day of such Interest Period.

“Interest Period” means, with respect to any Eurodollar Borrowing, the period commencing on the date such Borrowing is disbursed or converted to or continued as a Eurodollar Borrowing and ending on the date that is one, two, three or six months thereafter as selected by the Borrower in its Borrowing Request (or, if available to each Lender participating therein, twelve (12) months or any shorter period as the Borrower may elect); provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month at the end of such Interest Period and (c) no Interest Period shall extend beyond (i) in the case of Term Loans, the Term Maturity Date and (ii) in the case of Revolving Loans, the Revolving Maturity Date. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Intermediate I” means GTCR-Ultra Holdings II, LLC, a Delaware limited liability company.
“Intermediate II” means GTCR-Ultra Holdings III, LLC, a Delaware limited liability company.
“Interpolated Rate” means in relation to the “LIBO Rate” for any Loan, the rate which results from interpolating on a linear basis between: (i) the rate displayed on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen (or on any successor or substitute page of such service) for the longest period (for which that rate is available) which is less than the Interest Period and (ii) the rate displayed on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen (or on any successor or substitute page of such service) for the shortest period (for which that rate is available) which exceeds the

Interest Period, each as of approximately 11:00 A.M., London, England time, two (2) Business Days prior to the commencement of such Interest Period; provided that the Interpolated Rate, if negative, shall be deemed to be 0.00%.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of Holdings and its Subsidiaries intercompany advances arising from their cash management, tax, and accounting operations) or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person; provided that, in the event that any Investment is made by Holdings or any Restricted Subsidiary in any Person through one or more other substantially concurrent interim transfers of any amount through any other Restricted Subsidiaries, then such other substantially concurrent interim transfers shall be disregarded for purposes of Section 6.04. The amount, as of any date of determination, of (a) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, minus any cash payments actually received by such investor representing interest in respect of such Investment (to the extent any such payment to be deducted does not exceed the remaining principal amount of such Investment and without duplication of amounts increasing the Available Amount or the Available Equity Amount), but without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (b) any Investment in the form of a Guarantee shall be equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, as determined in good faith by a Financial Officer, (c) any Investment in the form of a transfer of Equity Interests or other non-cash property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the fair market value (as determined in good faith by a Financial Officer) of such Equity Interests or other property as of the time of the transfer, minus any payments actually received by such investor representing a return of capital of, or dividends or other distributions in respect of, such Investment (to the extent such payments do not exceed, in the aggregate, the original amount of such Investment and without duplication of amounts increasing the Available Amount or the Available Equity Amount), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment, and (d) any Investment (other than any Investment referred to in clause (a), (b) or (c) above) by the specified Person in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness or other securities of any other Person shall be the original cost of such Investment (including any Indebtedness assumed in connection therewith), plus (i) the cost of all additions thereto and minus (ii) the amount of any portion of such Investment that has been repaid to the investor in cash as a repayment of principal or a return of capital, and of any cash payments actually received by such investor representing interest, dividends or other distributions in respect of such Investment (to the extent the amounts referred to in clause (ii) do not, in the aggregate, exceed the original cost of such Investment plus the costs of additions thereto and without duplication of amounts increasing the Available Amount or the Available Equity Amount), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment. For purposes of Section 6.04, if an Investment involves the acquisition of more than one Person, the amount of such Investment shall be allocated among the acquired Persons in accordance with GAAP; provided that pending the final determination of the amounts to be so allocated in accordance with GAAP, such allocation shall be as reasonably determined by a Financial Officer.

“Investor” means a holder of Equity Interests in Holdings (or any direct or indirect parent thereof) (including, for the avoidance of doubt, the Sponsor).

“IPO” means the initial underwritten public offering (other than a public offering pursuant to a registration statement on Form S-8) of common Equity Interests in the IPO Entity.

“IPO Entity” means, at any time upon and after an IPO, Holdings or a Holdings Parent, as the case may be, the Equity Interests of which were issued or otherwise sold pursuant to such IPO; provided that, immediately following the IPO, the Borrower is a Wholly Owned Subsidiary of such IPO Entity and such IPO Entity owns, directly or through its subsidiaries, substantially all the businesses and assets owned or conducted, directly or indirectly, by the Borrower immediately prior to such IPO.

“ISP” means, with respect to any standby Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be reasonably acceptable to the applicable Issuing Bank and in effect at the time of issuance of such Letter of Credit).

“Issuing Bank” means each of (a) Antares Holdings LP, (b) each other Revolving Lender as of Effective Date who agrees to serve as an Issuing Bank and (c) each Revolving Lender that shall have become an Issuing Bank hereunder as provided in Section 2.05(k) (other than any Person that shall have ceased to be an Issuing Bank as provided in Section 2.05(l)). Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates or branches of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate or such branch with respect to Letters of Credit issued by such Affiliate or such branch. Antares Holdings LP (or one of its Affiliates) may elect to cause Letters of Credit to be issued by unaffiliated financial institutions and such Letters of Credit shall be treated as issued by Antares Holdings LP (or one of its Affiliates) for all purposes under the Loan Documents.

“Joint Lead Arranger” means Antares Capital LP, Ares Capital Management LLC and Jefferies Finance LLC (acting through any of its affiliates or branches that it deems appropriate), each in their capacity as joint lead arranger and joint bookrunner, and any permitted successors and assigns of the foregoing.
“Judgment Currency” has the meaning assigned to such term in Section 9.17.

“Junior Financing” means (a) any Indebtedness for borrowed money (other than any permitted intercompany Indebtedness owing to Holdings, the Borrower or any Restricted Subsidiary) that is subordinated in right of payment to the Loan Document Obligations, that is secured by the Collateral on a junior lien basis relative to the liens granted pursuant to the Loan Documents securing the Initial Term Loans or that is unsecured Indebtedness that is Incremental Term Loans or Incremental Equivalent Debt (other than revolving loans)) and (b) any Permitted Refinancing in respect of the foregoing.

“Junior Incremental Loan” has the meaning assigned to such term in the definition of “Required Additional Debt Terms”.

“Junior Intercreditor Agreement” means the Junior Intercreditor Agreement substantially in the form of Exhibit E-2 among the Administrative Agent and one or more Senior Representatives for holders of Indebtedness permitted by this Agreement to be secured by the Collateral on a junior basis, with such modifications thereto as the Administrative Agent and the Borrower may reasonably agree.

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Other Term Loan, any Other Term Commitment, any Other Revolving Loan or any Other Revolving Commitment, in each case as extended in accordance with this Agreement from time to time.

“LC Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or renewal or increase of the amount thereof.

“LC Disbursement” means an honoring of a drawing by an Issuing Bank pursuant to a
Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate amount of all Letters of Credit that remains available for drawing at such time and (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.13 or 3.14 of the ISP or for any Letter of Credit issued with the exclusion of Article 36 of the UCP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

“LCT Election” has the meaning assigned to such term in Section 1.06. “LCT Test Date” has the meaning assigned to such term in Section 1.06.
“Lenders” means the Persons listed on Schedule 2.01 as a Lender and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, an Incremental Facility Amendment, a Loan Modification Agreement or a Refinancing Amendment, in each case, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption and, as the context requires, includes an Issuing Bank, and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender”.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement other than any such letter of credit that shall have ceased to be a “Letter of Credit” outstanding hereunder pursuant to Section 9.05.

“Letter of Credit Request” has the meaning assigned to such term in Section 2.05(b). “Letter of Credit Sublimit” means $5,000,000.
“LIBO Rate” means, for any Interest Period with respect to a Eurodollar Borrowing, the rate per annum equal to (i) the London interbank offered rate administered by ICE Benchmark Administration Limited (or such other commercially available source providing quotations of that rate as may be designated by the Administrative Agent from time to time, including any Person that takes over administration of the rate) displayed on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen (or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters) at approximately 11:00 a.m., London, England time, two (2) London Banking Days prior to the commencement of such Interest Period, for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or (ii) if such published rate is not available at such time for any reason, then the “LIBO Rate” for such Interest Period shall be the Interpolated Rate; provided that the LIBO Rate, if negative, shall be deemed to be 0.00%.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, assignment by way of security, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Limited Condition Transaction” means any (1) any acquisition by Holdings, the Borrower or one or more Restricted Subsidiaries of (or investment in) any assets, business, division or person/entity permitted pursuant to this Agreement whose consummation is not conditioned on the availability of, or on obtaining, third party financing or (2) any irrevocable debt repurchase or prepayment of Junior Financing, or irrevocable Restricted Payment, by Holdings, the Borrower or any Restricted Subsidiary permitted pursuant to this Agreement.

“Loan Document Obligations” means the due and punctual payment by any Loan Party of
(i) the principal of the Loans and LC Disbursements, and all accrued and unpaid interest thereon at the applicable rate or rates provided in this Agreement (including interest accruing during the pendency of any bankruptcy, insolvency, examinership, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of any Loan Party under or pursuant to this Agreement and each of the other Loan Documents, including obligations to pay fees, expenses, reimbursement obligations and indemnification obligations and obligations to provide cash collateral, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, examinership, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding); provided that for the avoidance of doubt, the “Loan Document Obligations” of any Loan Party shall not include any Excluded Swap Obligation of such Loan Party.

“Loan Documents” means this Agreement, any Refinancing Amendment, any Loan Modification Agreement, any Incremental Facility Amendment, the Guarantee Agreement, the Collateral Agreement, the other Security Documents and any Intercreditor Agreement (if applicable), except for purposes of Section 9.02, any Note delivered pursuant to Section 2.09(e), and any other document entered into or delivered by a Loan Party in connection with the foregoing and designated by the Borrower as a Loan Document therein for purposes of this Agreement.

“Loan Equivalent” has the meaning specified in the definition of “Required Additional
Debt Terms”.

“Loan Guarantors” means Holdings and the Subsidiary Loan Parties, in each case, to the extent such entity provides a guaranty of the Secured Obligations.

“Loan Modification Agreement” means a Loan Modification Agreement, among the Borrower, and one or more Accepting Lenders, and acknowledged by the Administrative Agent, effecting one or more Permitted Amendments and such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.24.

“Loan Modification Offer” has the meaning specified in Section 2.24(a). “Loan Parties” means the Loan Guarantors and the Borrower.
“Loans” means the loans made by the Lenders to the Borrower pursuant to this
Agreement.
“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Majority in Interest”, when used in reference to Lenders of any Class, means, at any time, (a) in the case of the Revolving Lenders, Lenders having Revolving Exposures and unused Revolving Commitments representing more than 50% of the sum of the aggregate Revolving Exposures and the unused aggregate Revolving Commitments at such time and (b) in the case of the Term Lenders of any Class, Lenders holding outstanding Term Loans of such Class representing more than 50% of all Term Loans of such Class outstanding at such time; provided that whenever there are one or more Defaulting Lenders, the total outstanding Term Loans and Revolving Exposures of, and the unused Revolving Commitments of, each Defaulting Lender shall be excluded for purposes of making a determination of the Majority in Interest.
“Management Investors” means the members of the Board of Directors, officers and employees of Holdings, the Borrower and/or their respective Subsidiaries (including the Company, the Secondary Target and their respective Subsidiaries) who are (directly or indirectly through one or more investment vehicles) investors in Holdings or any Holdings Parent and, in each case, each of their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees.
“Master Agreement” has the meaning assigned to such term in the definition of “Swap
Agreement”.
“Material Adverse Effect” means (x) on the Closing, Date, a Company Material Adverse Effect, and (y) thereafter, (a) a material adverse effect on the business, assets, financial condition or results of operations of the Loan Parties and their Restricted Subsidiaries, taken as a whole, (b) a material adverse effect on the rights and remedies of the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders under the Loan Documents or (c) a material adverse effect on the ability of the Loan Parties, taken as a whole, to perform their payment obligations under the Loan Documents.

“Material Indebtedness” means Indebtedness for borrowed money (other than the Loan Document Obligations), Capital Lease Obligations, unreimbursed obligations for letter of credit drawings and financial guarantees (other than ordinary course of business contingent reimbursement obligations) or obligations in respect of one or more Swap Agreements, of any one or more of Holdings and its Restricted Subsidiaries in an aggregate principal amount exceeding $7,500,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Holdings or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Non-Public Information” means (a) if Holdings is a public reporting company, material non-public information with respect to Holdings or its Subsidiaries, or the respective securities of any of the foregoing, and (b) if Holdings is not a public reporting company, information that is (i) of a type that would not be publicly available if Holdings were a public reporting company and (ii) material with respect to Holdings or its Subsidiaries or any of their respective securities for purposes of United States Federal and state securities laws.

“Material Real Property” means any real property (including fixtures) located in the United States of America and owned in fee by any Loan Party with a fair market value, as of (i) with respect to real property owned by a Loan Party as of the Effective Date, the Effective Date, (ii) with respect to real property acquired after the Effective Date, the date of the acquisition of such real property and (iii) with respect to any real property subject to material improvements or construction thereon, the date of substantial completion of such material improvement or construction, in each case as reasonably determined by the Borrower in good faith, greater than or equal to $5,000,000.

“Material Subsidiary” means each Wholly Owned Restricted Subsidiary that, as of the last day of the fiscal quarter of Holdings most recently ended, had net revenues or total assets for such quarter in excess of 3.5% of the consolidated net revenues or consolidated total assets of Holdings and its Restricted Subsidiaries for such quarter; provided that in the event that the Immaterial Subsidiaries, taken together, had as of the last day of the fiscal quarter of Holdings’ most recently ended net revenues or total assets in excess of 5.0% of the consolidated net revenues or consolidated total assets of Holdings and its Restricted Subsidiaries for such quarter, as applicable, the Borrower shall designate in writing one or more Immaterial Subsidiaries to be a Material Subsidiary within ten (10) Business Days of the delivery of financial statements in accordance with Section 5.01(a) or (b) as may be necessary such that the foregoing 5.0% limit shall not be exceeded, and any such Subsidiary shall thereafter be deemed to be an Material Subsidiary hereunder and shall comply with the requirements set forth in Section 5.11 within the time periods set forth therein; provided, further, that the Borrower may re-designate Material Subsidiaries as Immaterial Subsidiaries so long as the Borrower is in compliance with the foregoing.

“Maximum Rate” has the meaning assigned to such term in Section 9.16.

“Merchant Portfolio” means the provision of services to, and agreements with, any acquiring bank, originating depository financial institution, merchant or any other person that authorizes
(i)credit or debit card transactions from a card association card holder, (ii) ACH transactions, (iii) Check21 transactions or (iv) gift and loyalty card transactions, or the referring of any merchants or any of the foregoing persons to any person conducting such transactions (including any rights to receive residual fees and any other assets related to such merchant portfolios or used or useful in such business).

“Merchant Portfolio Acquisitions” means the direct or indirect acquisition of any Merchant Portfolio.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Mortgage” means a mortgage, charge, deed of trust, assignment of leases and rents or other security document granting a Lien on any Mortgaged Property in favor of the Collateral Agent for the benefit of the Secured Parties to secure the Secured Obligations, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time. Each Mortgage shall be in form and substance reasonably satisfactory to the Administrative Agent and the Borrower.

“Mortgaged Property” means each parcel of Material Real Property with respect to which a Mortgage will (or is required to be) be granted pursuant to the Collateral and Guarantee Requirement, Section 5.11, Section 5.12 or Section 5.14 (if any).
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of
ERISA.
“Net Proceeds” means, with respect to any event, (a) the proceeds received in respect of such event in cash or Permitted Investments, including (i) any cash or Permitted Investments received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment or earn-out, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds that are actually received, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments that are actually received, minus (b) the sum of (i) all third party fees and reasonable and documented out-of-pocket expenses paid by Holdings, the Borrower and any Restricted Subsidiaries in connection with such event (including attorney’s fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, underwriting discounts and commissions, other customary expenses and brokerage, consultant, accountant and other customary fees), (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), (x) the amount of all payments that are permitted hereunder and are made by Holdings, the Borrower and the Restricted Subsidiaries as a result of such event to repay Indebtedness (other than the Loans or other Indebtedness secured by a Lien that ranks pari passu with or subordinated to the Liens securing the Initial Term Loans and otherwise subject to the terms of Section 2.11(e)) secured by such asset or otherwise subject to mandatory prepayment as a result of such event,
(y) the pro rata portion of net cash proceeds thereof (calculated without regard to this clause (y)) attributable to minority interests and not available for distribution to or for the account of Holdings, the Borrower or the Restricted Subsidiaries as a result thereof and (z) the amount of any liabilities directly associated with such asset and retained by the Borrower or any Restricted Subsidiary and (iii) the amount of all taxes (including Tax Distributions) paid (or reasonably estimated to be payable), the amount of dividends and other restricted payments that Holdings, the Borrower and/or its Restricted Subsidiaries may make pursuant to Section 6.07(a)(vii)(A) or (B) as a result of such event, and the amount of any reserves established by Holdings, the Borrower and the Restricted Subsidiaries to fund contingent liabilities reasonably estimated to be payable, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, that are directly attributable to such event, provided that any reduction at any time in the amount of any such reserves (other than as a result of payments made in respect thereof) shall be deemed to constitute the receipt by the Borrower at such time of Net Proceeds in the amount of such reduction.
“Non-Accepting Lender” has the meaning assigned to such term in Section 2.24(c).

“Non-Cash Charges” means (a) any impairment charge or asset write-off or write-down related to intangible assets (including goodwill), long-lived assets, and Investments in debt and equity securities pursuant to GAAP, (b) all losses from Investments recorded using the equity method, (c) all Non-Cash Compensation Expenses, (d) depreciation and amortization including amortization or impairment of intangibles (including goodwill) (including as they relate to amortization of deferred financing fees or costs, Capitalized Software Expenditures and amortization of unrecognized prior service costs and actuarial gains and losses related to pension and other post-employment benefits) and (f) other non-cash charges, expenses and losses, including any non-cash translation loss and non-cash expense relating to the vesting of warrants, non-cash asset write-offs or write-downs, non-cash write offs of debt discounts and debt incurrences, non-cash costs and commissions, non-cash discounts and other non-cash fees and charges with respect to Indebtedness, interest rate protection and other hedging agreements, provided, in each case, (1) Non-Cash Charges shall not include any write-offs or write-downs to accounts receivable or inventory and (2) that if any non-cash charges added back pursuant to clause (iii) of the definition of Consolidated EBITDA represent an accrual or reserve for potential cash items in any future period to the extent the Borrower elects to include such non-cash charges, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent.

“Non-Cash Compensation Expense” means any non-cash expenses and costs that result from the issuance of stock-based awards, partnership interest-based awards and similar incentive based compensation awards or arrangements.
“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(c). “Non-Refinancing Lender” has the meaning assigned to such term in Section 2.21(b). “Non-Wholly Owned Subsidiary” of any Person means any subsidiary of such Person other than a Wholly Owned Subsidiary.

“Not Otherwise Applied” means, with reference to the Available Amount or the Available Equity Amount, as applicable, that such amount was not previously applied pursuant to Sections 6.04(m), 6.07(a)(viii) and 6.07(b)(iv).

“Note” means a promissory note of the Borrower, in substantially the form of Exhibit O, payable to a Lender in a principal amount equal to the principal amount of the Revolving Commitment or Term Loans, as applicable, of such Lender.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the
Treasury.

“Offered Amount” has the meaning assigned to such term in Section 2.11(a)(iii)(D)(1). “Offered Discount” has the meaning assigned to such term in Section 2.11(a)(iii)(D)(1).
“Organizational Documents” means, with respect to any Person, the charter, articles or certificate of organization or incorporation and bylaws or other organizational, constitutional or governing documents of such Person (including any certificates of incorporation and/or certificates of incorporation on a change of name).

“Original Borrower” has the meaning assigned to such term in the introductory paragraph of this Agreement.
        “Original Holdings” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Other Connection Taxes” means, with respect to any recipient, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Revolving Commitments” means one or more Classes of Revolving Commitments hereunder or extended Revolving Commitments that result from a Refinancing Amendment or a Loan Modification Agreement.

“Other Revolving Loans” means one or more classes of Revolving Loans made pursuant to any Other Revolving Commitment or a Loan Modification Agreement.

“Other Taxes” means any and all present or future recording, filing, stamp, court, registration duties, documentary, intangible, excise, transfer, sales, property or similar Taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than assignment pursuant to Section 2.19).

“Other Term Commitments” means one or more Classes of term loan commitments hereunder that result from a Refinancing Amendment or a Loan Modification Agreement.

“Other Term Loans” means one or more Classes of Term Loans that result from a Refinancing Amendment or a Loan Modification Agreement.

“Outstanding Amount” means (a) with respect to the Revolving Loans on any date, the outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Loans (including any refinancing of outstanding unpaid drawings under Letters of Credit or LC Credit Extensions as a Borrowing of Revolving Loans) occurring on such date; and (b) with respect to any LC Exposure on any date, the outstanding amount thereof on such date after giving effect to any LC Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit (including any refinancing of outstanding unpaid drawings under Letters of Credit or LC Credit Extensions as a Borrowing of Revolving Loan) or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Overnight Rate” means, for any day, the greater of the Federal Funds Effective Rate and an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

“Pari Passu Intercreditor Agreement” means the Pari Passu Intercreditor Agreement substantially in the form of Exhibit E-1 among the Administrative Agent and one or more Senior Representatives for holders of Indebtedness permitted by this Agreement to be secured by the Collateral on a pari passu basis (but without regard to the control of remedies), with such modifications thereto as the Administrative Agent and the Borrower may reasonably agree.

“Participant” has the meaning assigned to such term in Section 9.04(c)(i). “Participant Register” has the meaning assigned to such term in Section 9.04(c)(ii).
“Participating Lender” has the meaning assigned to such term in Section 2.11(a)(iii)(C)(2).

“Patent” has the meaning assigned to such term in the Collateral Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Acquisition” means the purchase or other acquisition, by merger, amalgamation, consolidation or otherwise, by Holdings, Borrower or any Subsidiary of any Equity Interests in, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of), any Person; provided that:

(a)in the case of any purchase or other acquisition of Equity Interests of another Person, (i) such Person, upon the consummation of such purchase or acquisition, will be a Subsidiary (including as a result of a merger, amalgamation or consolidation between any Subsidiary and such Person), or (ii) such Person is merged or amalgamated into or consolidated with a Subsidiary and such Subsidiary is the surviving entity of such merger, amalgamation or consolidation;
(b)the business of such Person, or such assets, as the case may be, constitute a business permitted by Section 5.16;

(c)with respect to each such purchase or other acquisition, all actions required to be taken with respect to such newly created or acquired Subsidiary (including each subsidiary thereof) or assets in order to satisfy the requirements set forth in clauses (a), (b), (c) and (d) of the definition of the term “Collateral and Guarantee Requirement” to the extent applicable shall have been taken (or arrangements for the taking of such actions after the consummation of the Permitted Acquisition within the time periods set forth therein shall have been made that are reasonably satisfactory to the Administrative Agent) (unless such newly created or acquired Subsidiary is designated as an Unrestricted Subsidiary pursuant to Section 5.13 or is otherwise an Excluded Subsidiary);

(d)solely with respect to purchases or acquisitions in which the aggregate consideration is in excess of $60,000,000, no later than five (5) Business Days prior to the consummation of such acquisitions (or such shorter period as the Administrative Agent may agree) (i) the Borrower shall have provided the Administrative Agent with a copy of the latest draft acquisition agreement with respect to such acquisition (or, if not available, a reasonably detailed description of such proposed acquisition), (ii) solely to the extent that they have been prepared for such proposed acquisition and have been made available to the Borrower on or prior to the closing of such proposed acquisition, the Borrower shall have delivered to the Administrative Agent such historical financial statements of such acquisition target that have been prepared and made available to the Borrower and (iii) solely to the extent prepared and made available to the Borrower, the Borrower shall have delivered to the Administrative Agent a quality of earnings report with respect to such acquisition target;

(e)after giving effect to any such purchase or other acquisition, no Event of Default shall have occurred and be continuing (at the time of execution of a binding agreement in respect thereof);
(f)such acquisition shall not be hostile; and

(g)on a Pro Forma Basis, ~~(i)~~ the Senior Secured First Lien Net Leverage Ratio is no greater than the then applicable maximum Senior Secured First Lien Net Leverage Ratio covenant set forth under Section 6.11 ~~and (ii) other than with respect to acquisitions or purchases funded with Eligible Equity Proceeds or the proceeds of any Incremental Facility or Incremental Equivalent Debt, the Senior Secured First Lien Net Leverage Ratio is no greater than 4.25 to 1.00, in each case,~~ for the most recently ended Test Period as of such time.

Notwithstanding the foregoing, the First Billing Services Acquisition shall constitute a “Permitted Acquisition” for all purposes of this Agreement.1

“Permitted Amendment” means an amendment to this Agreement and, if applicable the other Loan Documents, effected in connection with a Loan Modification Offer pursuant to Section 2.24, providing for an extension of a maturity date applicable to the Loans and/or Commitments of the Accepting Lenders and, in connection therewith, (a) a change in the Applicable Rate with respect to the Loans and/or Commitments of the Accepting Lenders, and/or (b) a change in the fees payable to, or the inclusion of new fees to be payable to, the Accepting Lenders, and/or (c) a change in Sections 2.08(b), 2.08(c), 2.10(a), 2.10(c), 2.11(a), 2.11(e) and/or 2.11(f) with respect to the Loans and/or Commitments of the Accepting Lenders and/or (d) additional or modified covenants, events of default, or guarantees or other provisions (it being understood that to the extent that any covenant, event of default, guarantee or such other provision is added or modified for the benefit of any such Loans and/or Commitments, no consent shall be required by the Administrative Agent or any of the Lenders if such covenant, event of default, guarantee or other provision is either (i) also added or modified for the benefit of any corresponding Loans remaining outstanding after the issuance or incurrence of such Loans and/or Commitments, (ii) only applicable after the Latest Maturity Date at the time of such Loan Modification Offer or (iii) in the aggregate, not materially more restrictive to the Loan Parties (as determined in good faith by the Borrower) when taken as a whole, than the terms of the Loans hereunder); provided that a certificate of the Borrower delivered to the Administrative Agent at least ten (10) Business Days (or such shorter period as may be agreed by the Administrative Agent) prior to the effectiveness of the Permitted Amendment, together with a reasonably detailed description of the additional or modified covenants, events of default, or guarantees or other provisions of such Permitted Amendment or drafts of the documentation relating thereto, stating that the Borrower has reasonably determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such ten (10) Business Day (or shorter) period that it disagrees with such determination (including a reasonably detailed description of the basis upon which it disagrees).

“Permitted Encumbrances” means:

(a)Liens for Taxes, assessments or governmental charges that are not overdue or that are not required to be paid pursuant to Section 5.05 (assuming Section 5.05 were applicable thereto);

(b)Liens with respect to outstanding motor vehicle fines and carriers’, warehousemen’s, mechanics’, materialmen’s, landlord’s, repairmen’s or construction contractors’ Liens and other similar Liens, imposed by law or contract (to the extent providing for Liens that are similar in scope to the foregoing), arising in the ordinary course of business that secure amounts not overdue for a period of more than thirty (30) days, or, if more than thirty (30) days

1    NTD: To be confirmed whether any other exceptions relating to First Billing Services Acquisition are required/requested.

overdue, are unfiled and no other action has been taken to enforce such Lien or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP, or so long as such Liens do not individually or in the aggregate have a Material Adverse Effect;

(c)Liens incurred or deposits made in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance, social security, retirement and other similar legislation or (ii) securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees or similar instrument for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any Restricted Subsidiary or otherwise supporting the payment of items set forth in the foregoing clause (i);

(d)Liens incurred or deposits made to secure the performance of bids, trade contracts, governmental contracts and leases, statutory obligations, surety, stay, customs and appeal bonds, performance bonds, completion guarantees, bankers acceptance facilities and other obligations of a like nature (including those to secure health, safety and environmental obligations) and obligations in respect of letters of credit, bank guarantees or similar instruments that have been posted to support the same, in each case incurred in the ordinary course of business or consistent with past practices;

(e)minor survey exceptions, minor encumbrances (other than obligations representing Indebtedness for borrowed money), covenants, conditions, easements, rights-of-way, restrictions, encroachments, protrusions, by-law, regulation or zoning restrictions, reservations of or rights of others for sewers, electric lines, telegraph and telephone lines, cable television lines, gas and oil pipelines and other similar purposes and other similar encumbrances and minor title defects or irregularities affecting real property, that, in the aggregate, do not materially interfere with the ordinary conduct of the business of Holdings and its Restricted Subsidiaries, taken as a whole, or which are set forth in the title insurance policy delivered with respect to the Mortgaged Property and are “insured over” in such insurance policy;

(f)Liens securing, or otherwise arising from, judgments not constituting an Event of Default under Section 7.01(j);

(g)Liens on goods the purchase price of which is financed by a documentary or trade letter of credit issued for the account of the Borrower or any of its Restricted Subsidiaries or Liens on bills of lading, drafts or other documents of title arising by operation of law or pursuant to the standard terms of agreements relating to letters of credit, bank guarantees and other similar instruments; provided that such Lien secures only the obligations of the Borrower or such Subsidiaries in respect of such letter of credit to the extent such obligations are permitted by Section 6.01;

(h)the filing of UCC (or equivalent) financing statements solely as a precautionary measure or required notice in connection with operating leases or consignment of goods;

(i)[reserved];

(j)Liens in favor of deposit banks or securities intermediaries securing customary fees, expenses or charges in connection with the establishment, operation or maintenance of deposit accounts or securities accounts;

(k)[reserved];
(l)Liens arising from grants of licenses or sublicenses of Intellectual Property made in the ordinary course of business and that do not interfere in any material respect with the business of Holdings and its Restricted Subsidiaries, taken as a whole; provided that such Liens do not secure any Indebtedness;

(m)rights of setoff, banker’s lien, netting agreements and other Liens arising by operation of law or by of the terms of documents of banks or other financial institutions in relation to the maintenance of administration of deposit accounts, securities accounts, cash management arrangements or in connection with the issuance of letters of credit, bank guarantees or other similar instruments;

(n)[reserved];
(o)securities to public utilities or to any Governmental Authority when required by the utility or other authority in connection with the supply of services or utilities to the Borrower and any Restricted Subsidiaries;

(p)servicing agreements, development agreements, site plan agreements and other agreements with any Governmental Authority pertaining to the use or development of any of the assets of the Person, provided same are complied with in all material respects and do not materially reduce the value of the assets of the Person or materially interfere with the use of such assets in the operation of the business of such Person;

(q)any security or quasi-security arising under any retention-of-title arrangement;

(r)[reserved];

(s)customary rights of first refusal or first offer, and tag, drag and similar rights in joint venture agreements;

(t)Liens arising from Permitted Investments described in clause (e) of the definition hereof; and

(u)with respect to any Foreign Subsidiary, other Liens and privileges arising mandatorily by any Requirements of Law in the ordinary course of business.

“Permitted First Priority Refinancing Debt” means any secured Indebtedness incurred by the Borrower and/or any Subsidiary Loan Party (and any Guarantee thereof by Holdings) in the form of one or more series of senior secured notes or senior secured loans (or revolving commitments in respect thereof, with revolving commitments deemed loans in the full amount of such commitment); provided that (i) such Indebtedness is secured by the Collateral (and no other assets which are not Collateral) on a pari passu basis (but without regard to the control of remedies) with the Initial Term Loans, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness or a Permitted Refinancing of Incremental Equivalent Debt, (iii) such Indebtedness does not have mandatory redemption features (other than customary asset sale, insurance and condemnation proceeds events, change of control offers,

“AHYDO catch-up payments” or offers upon an event of default) that could result in redemptions of such Indebtedness prior to the maturity of the Refinanced Debt, except to the extent that such redemptions are made on a pro rata basis or less than pro rata basis with mandatory prepayments of the Loans, (iv) such Indebtedness is not guaranteed by an entity that is not a Loan Party and (v) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to a Pari Passu Intercreditor Agreement and, if applicable, a Junior Intercreditor Agreement. Permitted First Priority Refinancing Debt will include any Registered Equivalent Note issued in exchange therefor.

“Permitted Holders” means the Sponsor and the Management Investors.

“Permitted Investments” means any of the following, to the extent owned by Holdings or any Restricted Subsidiary:

(a)Dollars or such other currencies held by it from time to time in the ordinary course of business;

(b)readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of the United States;

(c)time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) is a Lender or (ii) has combined capital and surplus of at least (x)
$250,000,000 in the case of U.S. banks or (y) $100,000,000 in the case of non-U.S. banks, or the
U.S. dollar equivalent (any such bank in the foregoing clauses (i) or (ii) being an “Approved Bank”), in each case with average maturities of not more than twelve (12) months from the date of acquisition thereof;

(d)commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, in each case with average maturities of not more than twelve (12) months from the date of acquisition thereof;

(e)repurchase agreements entered into by any Person with an Approved Bank, a bank or trust company (including any of the Lenders) or recognized securities dealer, in each case, having capital and surplus in excess of $250,000,000 or its equivalent for direct obligations issued by or fully guaranteed or insured by the government or any agency or instrumentality of the United States, in which such Person shall have a perfected first priority security interest (subject to no other Liens) or title to which shall have been transferred to such Person and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations;

(f)marketable short-term money market and similar highly liquid funds either (i) having assets in excess of $250,000,000 or its equivalent, or (ii) having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(g)securities with average maturities of twelve (12) months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States or by any political subdivision or taxing authority of any such state, member, commonwealth or territory having an investment grade rating from either S&P or Moody’s (or the equivalent thereof);
(h)investments with average maturities of twelve (12) months or less from the date of acquisition in mutual funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s;

(i)instruments equivalent to those referred to in clauses (a) through (h) above denominated in euros or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized or incorporated in such jurisdiction;

(j)investments, classified in accordance with GAAP as current assets of the Borrower or any Subsidiary, in money market investment programs that are registered under the Investment Company Act of 1940 or that are administered by financial institutions having capital of at least $250,000,000 or its equivalent, and, in either case, the portfolios of which are limited such that substantially all of such investments are of the character, quality and maturity described in clauses (a) through (i) of this definition;

(k)with respect to any Foreign Subsidiary: (i) obligations of the national government of the country in which such Subsidiary maintains its chief executive office and principal place of business; provided such country is a member of the Organization for Economic Cooperation and Development, in each case maturing within one year after the date of investment therein, (ii) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Subsidiary maintains its chief executive office and principal place of business; provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least “A-2” or the equivalent thereof or from Moody’s is at least “P-2” or the equivalent thereof (any such bank being an “Approved Foreign Bank”), and in each case with maturities of not more than twenty-four (24) months from the date of acquisition and (iii) the equivalent of demand deposit accounts which are maintained with an Approved Foreign Bank; and

(l)investment funds investing at least 90% of their assets in securities of the types described in clauses (a) through (k) above.
“Permitted Junior Priority Refinancing Debt” means any secured Indebtedness incurred by the Borrower and/or any Subsidiary Loan Party (and any Guarantee thereof by Holdings) in the form of one or more series of junior lien secured notes or junior lien secured loans (or revolving commitments in respect thereof, with revolving commitments deemed to be loans in the full amount of such commitments); provided that (i) such Indebtedness is secured by the Collateral on a junior lien basis to the Initial Term Loans and/or initial Revolving Commitments and the obligations in respect of any Permitted First Priority Refinancing Debt, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness or a Permitted Refinancing of Incremental Equivalent Debt, (iii) such Indebtedness does not have mandatory redemption features (other than customary asset sale, insurance and condemnation proceeds events, change of control offers, “AHYDO catch-up payments”, offers upon an event of default or excess cash flow payments that could result in redemptions of such Indebtedness prior to the maturity of the Refinanced Debt, except to the extent that prepayments or redemptions are (A) permitted hereunder and (B) required by the terms of such Indebtedness to be first made or offered to (x) the Loans and (y) any existing Credit Agreement Refinancing Indebtedness that is secured on a pari passu basis to the Loans,

(iv) such Indebtedness is not guaranteed by any entity that is not a Loan Party and (v) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to a Junior Intercreditor Agreement; provided that if such Indebtedness is the initial Permitted Junior Priority Refinancing Debt incurred by the Borrower, then the Borrower, the other Loan Parties, the Administrative Agent and the Senior Representatives for such Indebtedness shall have executed and delivered a Junior Intercreditor Agreement. Permitted Junior Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that:
(a)the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other amounts paid, and fees (including original issue discount and fees incurred in connection with the resulting Indebtedness) and expenses incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder (but only if such unutilized commitments were deemed fully funded at the time of the incurrence of such Indebtedness for the purpose of determining whether such Indebtedness was permitted to be incurred hereunder); provided that the principal amount (or accreted value, if applicable) may exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended to the extent such excess amount (and the terms thereof) is otherwise permitted to be incurred under Section 6.01 (provided that such excess amount shall constitute a utilization of the relevant basket or exception under Section 6.01 pursuant to which such excess amount is permitted to be incurred);
(b)other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 6.01(a)(v), (a)(vii) or (a)(viii) (or except in the case of customary bridge loans which, subject to customary conditions (including no payment or bankruptcy event of default), would either automatically be converted into or required to be exchanged for permanent refinancing that does not mature prior to the maturity date of the Indebtedness being modified, refinanced, refunded, renewed or extended), Indebtedness resulting from such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and (except in the case of revolving commitments) has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended; and

(c)(1) if the Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Loan Document Obligations, Indebtedness resulting from such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Loan Document Obligations on terms (taken as a whole) at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended (as determined by the Borrower in good faith) or otherwise reasonably satisfactory to the Administrative Agent and (2) if the Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of security to the Initial Term Loans, Indebtedness resulting from such modification, refinancing, refunding, renewal or extension is subordinated in right of security to the Initial Term Loans on terms (taken as a whole) at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended (as determined by the Borrower in good faith) or otherwise reasonably satisfactory to the Administrative Agent.

For the avoidance of doubt, it is understood and agreed that (x) notwithstanding anything in this Agreement to the contrary, in the case of any Indebtedness incurred to modify, refinance, refund, extend, renew or replace Indebtedness initially incurred in reliance on and measured by reference to a percentage of Consolidated EBITDA at the time of incurrence, and such modification, refinancing, refunding, extension, renewal or replacement would cause the percentage of Consolidated EBITDA to be exceeded if calculated based on the percentage of Consolidated EBITDA on the date of such modification, refinancing, refunding, extension, renewal or replacement, such percentage of Consolidated EBITDA restriction shall not be deemed to be exceeded so long as such incurrence otherwise constitutes a “Permitted Refinancing” and (y) a Permitted Refinancing includes successive Permitted Refinancings of the same Indebtedness.

“Permitted Reorganization” means any re-organization or other similar activities among Holdings, the Borrower and the Restricted Subsidiaries related to Tax planning and re-organization, so long as, after giving effect thereto, (a) the Loan Parties are in compliance with the Collateral and Guarantee Requirement and Sections 5.11 and 5.12, (b) taken as a whole, the value of the Collateral securing the Secured Obligations and the Guarantees by the Loan Guarantors of the Secured Obligations are not materially reduced as reasonably determined by the Administrative Agent and (c) the Liens in favor of the Administrative Agent for the benefit of the Secured Parties under the Security Documents are not materially impaired in the reasonable judgment of the Administrative Agent.

“Permitted Unsecured Refinancing Debt” means any unsecured Indebtedness incurred by the Borrower and/or any Loan Party in the form of one or more series of unsecured notes or unsecured loans (or revolving commitments in respect thereof, with revolving commitments deemed to be loans in the full amount of such commitments); provided that (i) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness or a Permitted Refinancing of Incremental Equivalent Debt, (ii) such Indebtedness does not have mandatory redemption features (other than customary asset sale, insurance and condemnation proceeds events, change of control offers, “AHYDO catch-up payments” or offers upon an event of default) that could result in redemptions of such Indebtedness prior to the maturity of the Refinanced Debt except to the extent that prepayments or redemptions are (A) permitted hereunder and
(B) required by the terms of such Indebtedness to be first made or offered to (x) the Loans and (y) any existing Credit Agreement Refinancing Indebtedness that is secured on a pari passu basis to the Loans,
(iii)such Indebtedness is not guaranteed by any entity that is not a Loan Party, and (iv) such Indebtedness is not secured by any Lien on any property of Holdings, the Borrower or any Restricted Subsidiary. Permitted Unsecured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.
“Person” means any natural person, corporation, limited or unlimited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan as such term is defined in Section 3(2) of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA which is or has been in the past six years sponsored, maintained or required to be contributed to by a Loan Party or any ERISA Affiliate.

“Planned Expenditures” has the meaning assigned to such term in clause (b) of the definition of “Excess Cash Flow”.
“Platform” has the meaning assigned to such term in Section 5.01.

“Portfolio Swaps” means the direct or indirect acquisition of one or more Merchant Portfolios or other groupings of owned merchant contracts from any Person in exchange for one or more

Merchant Portfolios or groupings of owned merchant contracts of Holdings or any of its Restricted Subsidiary; provided that the consideration for any such Portfolio Swap may include cash or other assets not constituting Merchant Portfolios.

“Prepayment Event” means:

(a)(i) any sale, transfer or other disposition of any property or asset of Holdings or any of its Restricted Subsidiaries permitted by Sections 6.05(f), (j), (k), (n), (p), (r) and (t) other than dispositions resulting in aggregate Net Proceeds not exceeding $7,500,000 for all such transactions during any fiscal year of Holdings and (ii) any Casualty Event; or
(b)the incurrence by the Borrower or any of its Restricted Subsidiaries of any Indebtedness, other than Indebtedness permitted under Section 6.01 (other than any Credit Agreement Refinancing Indebtedness) or permitted by the Required Lenders pursuant to Section 9.02.

“Primary Acquisition” has the meaning specified in the preliminary statements to this
Agreement.
“Primary Acquisition Agreement” has the meaning specified in the preliminary statements to this Agreement.

“Primary Acquisition Documents” means the Primary Acquisition Agreement and all other material definitive agreements relating to the Primary Acquisition, as the same may be amended, restated, modified, supplemented or waived from time to time in accordance with the terms hereof and thereof.
“Prime Rate” means, for any day, the “Prime Rate” as published by the Wall Street Journal for such day or, if the Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) as the “bank prime loan” or, if such rate is no longer quoted therein, any similar rate quoted therein (as reasonably determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as reasonable determined by the Administrative Agent); each change in the Prime Rate shall be effective on the date that such change is effective. The Prime Rate is not necessarily the lowest rate charged by any financial institution to its customers.

“Private Equity Affiliate” means any Affiliate of any Lender that is engaged as principals primarily in private equity or venture capital.

“Pro Forma Adjustment” means, for any Test Period with respect to the Acquired EBITDA of the applicable Pro Forma Entity or the Consolidated EBITDA of Holdings, the pro forma increase in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, projected by the Borrower in good faith to be reasonably anticipated to be realizable within twelve (12) months following any applicable acquisition (including the Transactions and the Tiger Acquisition), Specified Transactions, dispositions, operational change, optimization action or initiative as a result of actions taken or expected to be taken or a plan for realization shall have been established, for the purposes of realizing cost savings, operating expense reductions or other operating improvements and synergies; provided that (A) such calculation shall be made on a Pro Forma Basis as though such cost savings, operating expense reduction, other operating improvements and synergies (on a “run rate” basis) had been realized on the first day of such period and, for purposes of projecting such pro forma increase to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, such calculation shall be made on a Pro Forma Basis as though such cost savings, operating expense reductions, other operating improvements and “run rate” synergies had been realized commencing on the first day of such period and that such cost savings, operating expense reductions, other operating improvements and synergies were realized on a “run rate” basis during the entirety of such Test Period, in each case, net of the amount of actual benefits realized from such actions, (B) any Pro Forma Adjustment to Consolidated EBITDA shall be certified by a Financial Officer, the chief executive officer or president of the Borrower in the Compliance Certificate and (C) any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, shall be without duplication for cost savings, operating expense reductions, other operating improvements and synergies or additional costs already included in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, for such Test Period and shall not, together with amounts added back pursuant to clauses (a)(vi), (a)(vii) and (b) of the definition of Consolidated EBITDA, exceed, in the aggregate for such period, 25% of Consolidated EBITDA (determined prior to giving effect to all such addbacks and adjustments).
“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” mean, with respect to compliance with any test, financial ratio or covenant hereunder required by the terms of this Agreement to be made on a Pro Forma Basis or after giving Pro Forma Effect thereto, that (a) to the extent applicable, the Pro Forma Adjustment and the Pro Forma Disposal Adjustment shall have been made and (b) the Transactions, all Specified Transactions, operational changes or initiatives described in the definition of “Pro Forma Adjustment” or “Consolidated EBITDA” and the following transactions in connection therewith that have been made during the applicable period of measurement or subsequent to such period and prior to or simultaneously with the event for which the calculation is made shall be deemed to have occurred as of the first day of the applicable period of measurement in such test, financial ratio or covenant: (i) income statement items (whether positive or negative) attributable to the property or Person subject to such Transaction, Specified Transaction, operational change or initiative (A) in the case of a Disposition of all or substantially all Equity Interests in any subsidiary of Holdings or any division, product line, or facility used for operations of Holdings, the Borrower or any of their respective Subsidiaries, shall be excluded and (B) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction”, shall be included, (ii) any retirement of Indebtedness, and (iii) any Indebtedness incurred or assumed by Holdings, the Borrower or any of their respective Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness as at the relevant date of determination and interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period; provided that, without limiting the application of the Pro Forma Adjustment pursuant to clause (a) above, the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to operating expense reductions that are (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on Holdings, the Borrower or any of their respective Subsidiaries, and (z) factually supportable or (ii) otherwise consistent with the definition of Pro Forma Adjustment.

“Pro Forma Disposal Adjustment” means, for any Test Period with respect to any Sold Entity or Business, the pro forma increase or decrease in Consolidated EBITDA projected by the Borrower in good faith to be realizable within twelve (12) months following the date the applicable Person, property, business, line of business, division, business unit or asset becomes a Sold Entity or Business as a result of contractual arrangements between the Borrower or any Restricted Subsidiary entered into with such Sold Entity or Business at the time of its disposal which represent an increase or decrease in Consolidated EBITDA which is incremental to the Disposed EBITDA of such Sold Entity or Business for the most recent Test Period prior to its disposal. Any such pro forma increase or decrease in

Consolidated EBITDA shall be certified by a Financial Officer, the chief executive officer or president of the Borrower in the Compliance Certificate.

“Pro Forma Entity” has the meaning given to such term in the definition of “Acquired
EBITDA”.

“Pro Forma Financial Statements” means the unaudited consolidated pro forma balance sheet of Holdings and its Subsidiaries as of March 31, 2017, prepared after giving effect to the Transactions (and which may exclude, at the Borrower’s option, the impact of purchase accounting effects required by GAAP) as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statement of income) and any other adjustments as agreed by the Sponsor and the Joint Lead Arrangers (which need not be prepared in compliance with Regulations S-X of the Securities Act of 1933, as amended, or (at the option of the Borrower) include adjustments for purchase accounting).

“Proposed Change” has the meaning assigned to such term in Section 9.02(c). “Public Lender” has the meaning assigned to such term in Section 5.01.
“Qualified Equity Interests” means Equity Interests of Holdings or the Borrower other than Disqualified Equity Interests.

“Qualified Reporting Subsidiary” means any wholly-owned Restricted Subsidiary that, together with its consolidated Restricted Subsidiaries, constitutes substantially all of the assets of Holdings and its consolidated Subsidiaries.

“Qualifying Lender” has the meaning assigned to such term in Section 2.11(a)(iii)(D)(3).

“Ratio Amount” has the meaning assigned to such term in the definition of “Incremental
Cap”.
“Refinanced Debt” has the meaning assigned to such term in the definition of “Credit Agreement Refinancing Indebtedness”.

“Refinancing Amendment” means an amendment to this Agreement in form reasonably satisfactory to the Administrative Agent and the Borrower executed by each of (a) the Borrower and Holdings, (b) the Administrative Agent and (c) each Additional Lender and Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.21.

“Register” has the meaning assigned to such term in Section 9.04(b)(iv).

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same Guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.
“Reimbursement Date” has the meaning assigned to such term in Section 2.05(f). “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, controlling persons, trustees, administrators, managers,

advisors and representatives of such Person and of each of such Person’s Affiliates and permitted successors and assigns of each of the foregoing; provided, that for the purposes of the indemnification provisions hereof, “Related Parties” of an indemnified person means (a) any controlling person or controlled affiliate of such indemnified person, (b) the respective directors, officers or employees of such indemnified person or any of its controlling persons or controlled affiliates and (c) the respective agents of such indemnified person or any of its controlling persons or controlled affiliates, in the case of this clause (c), acting on behalf of or at the instructions of such indemnified person, controlling person or such controlled affiliate, provided, that each reference to a controlled affiliate in this proviso pertains to a controlled affiliate involved in the negotiation of the Loan Documents.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) and including the environment within any building, or any occupied structure or facility.
“Removal Effective Date” has the meaning assigned to such term in Section 8.06. “Repricing Transaction” means (a) the incurrence by the Borrower or any Loan Guarantor of any Indebtedness in the form of term debt financing (i) having an Effective Yield that is less than the Effective Yield for the Initial Term Loans and DDTLs, if any, and the primary purpose of the incurrence of such Indebtedness is to reduce the Effective Yield for the Initial Term Loans and DDTLs, if any, and (ii) the proceeds of which are substantially concurrently used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, outstanding principal of Initial Term Loans and DDTLs, if any, or (b) any effective reduction in the Effective Yield for the Initial Term Loans and DDTLs, if any, (e.g., by way of amendment, waiver or otherwise). Any determination by the Administrative Agent with respect to whether a Repricing Transaction shall have occurred shall be conclusive and binding on all Lenders holding the Initial Term Loans and DDTLs.

“Required Additional Debt Terms” means with respect to any Indebtedness:

(a)such Indebtedness does not mature earlier than the Latest Maturity Date for the Initial Term Loans (except in the case of customary bridge loans which subject to customary conditions (including no payment or bankruptcy event of default), would either automatically be converted into or required to be exchanged for permanent refinancing that does not mature earlier than the Latest Maturity Date for the Initial Term Loans);

(b)such Indebtedness does not have a shorter Weighted Average Life to Maturity than the Initial Term Loans;

(c)if such Indebtedness is unsecured or secured by the Collateral on a junior lien basis to the Initial Term Loans, such Indebtedness does not have scheduled amortization or mandatory redemption features (other than customary asset sale, insurance and condemnation proceeds events, change of control offers, “AHYDO catch-up payments”, offers upon an event of default or, in the case of junior lien secured debt, excess cash flow payments that could result in redemptions of such Indebtedness prior to the Latest Maturity Date, except to the extent that prepayments or redemptions are (A) permitted hereunder and (B) required by the terms of such Indebtedness to be first made or offered to (x) the Loans and (y) any existing Credit Agreement Refinancing Indebtedness that is secured on a pari passu basis to the Loans;

(d)such Indebtedness is not guaranteed by any entity that is not a Loan Party;

(e)such Indebtedness that is secured (i) is not secured by any assets not securing the Secured Obligations and (ii) is subject to the relevant Intercreditor Agreement;
(f)the terms and conditions of such Indebtedness (excluding pricing, interest rate margins, rate floors, discounts, fees, collateral, guarantees, premiums and prepayment or redemption provisions) are not materially more favorable (when taken as a whole) to the lenders or investors providing such Indebtedness than the terms and conditions of this Agreement (when taken as a whole) are to the Lenders (unless (x) such terms and conditions are applicable only to periods after the Latest Maturity Date at such time, (y) the Lenders also receive the benefit of such more favorable terms and conditions or (z) such terms are reasonably satisfactory to the Administrative Agent) (together with, at the election of the Borrower, any applicable “equity cure” provisions with respect to any financial covenant) (it being understood that, to the extent that any covenant, event of default, guarantee or other provision is added or modified for the benefit of any such Indebtedness, no consent shall be required by the Administrative Agent or any of the Lenders if such covenant, event of default or guarantee is either (i) also added or modified for the benefit of any corresponding Loans remaining outstanding after the issuance or incurrence of any such Indebtedness in connection therewith or (ii) only applicable after the Latest Maturity Date at such time); provided that the Borrower may, in its sole discretion, deliver a certificate of a Responsible Officer of the Borrower to the Administrative Agent at least ten (10) Business Days (or such shorter period as may be agreed by the Administrative Agent) prior to the incurrence of such indebtedness, together with a reasonably detailed description of the material terms and conditions of such resulting Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement, and such certificate shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such ten (10) Business Day (or shorter) period that it disagrees with such determination (including a reasonable description of the bases on which it disagrees); and
(g)(i) if such Indebtedness is secured on a pari passu basis with the Initial Term Loans and ranks pari passu with the Initial Term Loans and DDTLs, if any, in right of payment (a “Loan Equivalent”), in the event that the Effective Yield for any such Loan Equivalent is greater than the Effective Yield for the Initial Term Loans and DDTLs, if any, by more than 0.50% per annum, then the Effective Yield for the Initial Term Loans and DDTLs, if any, shall be increased (without the requirement for any Lender consent) to the extent necessary so that the Effective Yield for the Initial Term Loans and DDTLs, if any, is equal to the Effective Yield for such Loan Equivalent minus 0.50% per annum and (ii) if such Indebtedness is unsecured or secured on a junior lien basis with the Initial Term Loans and DDTLs, if any, (a “Junior Incremental Loan”), in the event that the Effective Yield for any such Junior Incremental Loan is greater than the Effective Yield for the Initial Term Loans and DDTLs, if any, by more than 4.50% per annum, then the Effective Yield for the Initial Term Loans and DDTLs, if any, shall be increased (without the requirement for any Lender consent) to the extent necessary so that the Effective Yield for the Initial Term Loans and DDTLs, if any, is equal to the Effective Yield for such Junior Incremental Loan minus 4.50% per annum; provided that if such Loan Equivalent or Junior Incremental Loan includes an interest rate floor greater than the applicable interest rate floor under the Initial Term Loans and DDTLs, if any, such differential between interest rate floors shall be equated to the applicable interest rate margin for purposes of determining whether an increase to the interest rate margin under the Initial Term Loans and DDTLs, if any, shall be required, but only to the extent an increase in the interest rate floor in the Initial Term Loans and DDTLs, if any, would cause an increase in the interest rate then in effect thereunder, and in such case, the interest rate floor (but not the interest rate margin) applicable to the Initial Term Loans and DDTLs, if any, shall be increased to the extent of such differential between interest rate floors.
“Required Lenders” means, at any time, Lenders having Revolving Exposures, Term Loans and unused Commitments representing more than 50% of the aggregate Revolving Exposures, outstanding Term Loans and unused Commitments (including the Aggregate DDTL Commitment then in effect, if any) at such time; provided that (x) to the extent set forth in Section 9.02 or Section 9.04 whenever there are one or more Defaulting Lenders, the total outstanding Term Loans and Revolving Exposures of, and the unused Revolving Commitments and DDTLs of, each Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; (y) with respect to any determination of Required Lenders, Affiliated Debt Funds cannot, in the aggregate, account for more than 49.9% of the amounts included in such determination as provided in Section 9.04(f)(ii) and (z) if at any time there are two (2) or more Lenders (with any Lenders that are Affiliates or Approved Funds of other Lenders being considered a single Lender for purposes of this definition), the Required Lenders shall include at least two (2) Lenders that are not Affiliates or Approved Funds of each other.

“Required Revolving Lenders” means, at any time, Revolving Lenders having Revolving Exposures and unused Commitments representing more than 50.0% of the aggregate Revolving Exposures and unused Commitments at such time; provided that to the extent set forth in Section 9.02 or Section 9.04 whenever there are one or more Defaulting Lenders, the total outstanding Revolving Exposures of, and the unused Revolving Commitments of, each Defaulting Lender, shall be excluded for purposes of making a determination of Required Revolving Lenders; provided, further, that if at any time there are two (2) or more Revolving Lenders (with any Revolving Lenders that are Affiliates or Approved Funds of other Revolving Lenders being considered a single Revolving Lender for purposes of this definition), the Required Revolving Lenders shall include at least two (2) Revolving Lenders that are not Affiliates or Approved Funds of each other.

“Requirements of Law” means, with respect to any Person, any statutes, laws, treaties, rules, regulations, statutory instruments, orders, decrees, writs, injunctions or determinations of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Residual Buyouts” means the acquisition of the rights to receive all or a portion of any residual fees related to a Merchant Portfolio from any distribution partner of Holdings and its Subsidiaries.
“Resignation Effective Date” has the meaning assigned to such term in Section 8.06. “Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer, director, company secretary or other similar officer, manager or a member of the Board of Directors of a Loan Party and with respect to certain limited liability companies or partnerships that do not have officers, any authorized signatory, director, manager, sole member, managing member or general partner thereof, and as to any document delivered on the Effective Date or thereafter pursuant to paragraph (a)(i) of the definition of the term “Collateral and Guarantee Requirement”, any secretary or assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Holdings, the Borrower or any

Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in Holdings, the Borrower or any Restricted Subsidiary or any option, warrant or other right to acquire any such Equity Interests in Holdings, the Borrower or any Restricted Subsidiary.
“Restricted Prepayment Event” has the meaning assigned to such term in Section 2.11(g).
“Restricted Subsidiary” means, unless otherwise specified, any Subsidiary, other than an Unrestricted Subsidiary.
“Retained Declined Proceeds” has the meaning assigned to such term in Section 2.11(e).
“Revolving Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

“Revolving Commitment” means, with respect to each Lender, its obligation to (i) make Revolving Loans, (ii) acquire participations in Letters of Credit in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Lender’s name in Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Lender pursuant to an Assignment and Assumption, (ii) a Refinancing Amendment, (iii) an Incremental Revolving Commitment Increase or (iv) a Loan Modification Agreement. The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01 or, in each case, in the Assignment and Assumption, Loan Modification Agreement, Incremental Facility Amendment or Refinancing Amendment pursuant to which such Lender shall have assumed its Revolving Commitment, as the case may be. As of the Effective Date, the initial aggregate amount of the Lenders’ Revolving Commitments is $25,000,000.

“Revolving Exposure” means, with respect to any Revolving Lender at any time, the sum of the outstanding principal amount of such Revolving Lender’s Revolving Loans and its LC Exposure at such time.

“Revolving Lender” means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.
“Revolving Loan” mean a Loan made by a Revolving Lender pursuant to Section 2.01. “Revolving Maturity Date” means (i) August 1, 2022 (or if such day is not a Business
Day, the immediately preceding Business Day) or (ii) with respect to any Revolving Lender that has extended its Revolving Commitment pursuant to a Permitted Amendment and with respect to any Issuing Bank that has consented to such extension, the extended maturity date set forth in any such Loan Modification Agreement.

“S&P” means S&P Global Ratings, and any successor thereto.

“Sage Preferred Repayment” has the meaning set forth in Amendment No. 3.

“Sanctioned Country” means, at any time, a country or territory which is the target of any comprehensive Sanctions (as of the date of this Agreement, the Crimea region of Ukraine, Cuba, Iran, North Korea, Sudan and Syria).
“Sanctions” means any economic sanctions administered or enforced by the United States Government (including OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury or other relevant sanctions authority (“Sanctions Authorities”).

“Sanctions Authorities” has the meaning assigned to such term in the definition of
“Sanctions”.
“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Obligations” means the due and punctual payment and performance of all obligations of Holdings, the Borrower and any Restricted Subsidiaries in respect of any overdraft and related liabilities arising from treasury, depository, cash pooling arrangements and cash management services, corporate credit and purchasing cards and related programs or any automated clearing house transfers of funds (collectively, “Cash Management Services”) provided to Holdings, the Borrower or any Restricted Subsidiary (whether absolute or contingent and howsoever and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor)) that are (a) owed to the Administrative Agent or any of its Affiliates, (b) owed on the Effective Date to a Person that is a Lender or an Affiliate of a Lender as of the Effective Date or (c) owed to a Person that is an Agent, a Lender or an Affiliate of an Agent or Lender at the time such obligations are incurred, for which such Loan Party agrees to provide security and in each case that has been designated to the Administrative Agent in writing by the Borrower as being a “Secured Cash Management Obligations” for purposes of the Loan Documents; it being understood that each counterparty thereto shall be deemed (A) to appoint the Administrative Agent as its agent under the applicable Loan Documents and (B) to agree to be bound by the provisions of Article VIII, Section 9.03 and Section 9.09 as if it were a Lender.

“Secured Obligations” means (a) the Loan Document Obligations, (b) the Secured Cash Management Obligations and (c) the Secured Swap Obligations (excluding with respect to any Loan Guarantor, Excluded Swap Obligations of such Loan Guarantor).

“Secured Parties” means (a) each Lender, (b) each Issuing Bank, (c) the Administrative Agent (and each co-agent or sub-agent appointed by the Administrative Agent pursuant to Section 8.05),
(d)the Collateral Agent, (e) each Joint Lead Arranger, (f) each Person to whom any Secured Cash Management Obligations are owed, (g) each counterparty to any Swap Agreement the obligations under which constitute Secured Swap Obligations, (h) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (i) the permitted successors and assigns of each of the foregoing.

“Secured Swap Obligations” means the due and punctual payment and performance of all obligations of Holdings and its Restricted Subsidiaries under each Swap Agreement that (a) is with a counterparty that is the Administrative Agent or any of its Affiliates, (b) is in effect on the Effective Date with a counterparty that is a Lender, an Agent or an Affiliate of a Lender or an Agent as of the Effective Date or (c) is entered into after the Effective Date with any counterparty that is a Lender, an Agent or an

Affiliate of a Lender or an Agent at the time such Swap Agreement is entered into, for which such Loan Party agrees to provide security.

“Security Documents” means the Collateral Agreement, the Mortgages and each other security agreement or pledge agreement executed and delivered pursuant to the Collateral and Guarantee Requirement, Sections 5.11, 5.12 or 5.14 to secure any of the Secured Obligations.

“Senior Representative” means, with respect to any series of Indebtedness permitted by this Agreement to be secured on the Collateral on a pari passu or junior basis, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Senior Secured First Lien Indebtedness” means any Indebtedness of Holdings and its Restricted Subsidiaries that is secured by a Lien on any asset of Holdings or any of the Restricted Subsidiaries other than any such Indebtedness to the extent secured on a junior basis to the Liens granted under the Security Documents in favor of the Collateral Agent for the benefit of the Secured Parties in respect of the Initial Term Loans.

“Senior Secured First Lien Net Leverage Ratio” means, as of any date of determination, the ratio, on a Pro Forma Basis, of (a) Consolidated Senior Secured First Lien Net Indebtedness as of such date to (b) Consolidated EBITDA for the most recently completed Test Period.

“Senior Secured Indebtedness” means any Indebtedness of Holdings and its Restricted Subsidiaries that is secured by a Lien on any asset of Holdings or any of the Restricted Subsidiaries.

“Senior Secured Net Leverage Ratio” means, as of any date of determination, the ratio, on a Pro Forma Basis, of (a) Consolidated Senior Secured Net Indebtedness as of such date to (b) Consolidated EBITDA for the most recently completed Test Period.

“Settlement” means the transfer of currency, cash or monetary equivalents with respect to any credit or debit card transaction, check or other payment instrument, electronic funds transfer (including Automated Clearinghouse Transactions), or other type of paper-based or electronic payment, transfer, or charge transaction for which a Person acts as a merchant acquirer, processor (including an ACH processor), funds recipient or funds transmitter in the ordinary course of its business.

“Settlement Asset” means any cash, receivable or other property, including a Settlement Receivable, due or conveyed to a Person in consideration for a Settlement made or arranged, or to be made or arranged, by such Person or an Affiliate of such Person.

“Settlement Indebtedness” means any payment or reimbursement obligation in respect of a Settlement Payment.

“Settlement Lien” means any Lien relating to any Settlement or Settlement Indebtedness (and may include, for the avoidance of doubt, the grant of a Lien in or other assignment of (i) Settlement Assets (including any assignment of Settlement Assets in consideration of Settlement Payments), (ii) any intraday and overnight overdraft and automated clearing house exposure or asset related to Settlement Assets, (iii) loss reserve accounts related to Settlement Assets, (iv) merchant suspense funds (including minimum required balance or pre-funding of credit transfers) related to Settlement Assets and (v) rights under any BIN/ISO Agreement or Treasury Management Agreement (including the ACH Processing Schedule) or fees paid or payable under any BIN/ISO Agreement or Treasury Management Agreement).

“Settlement Payment” means the transfer, or contractual undertaking (including by automated clearing house transaction) to effect a transfer, of cash or other property to effect a Settlement.

“Settlement Receivable” means any general intangible, payment intangible, or instrument representing or reflecting an obligation to make payments to or for the benefit of a Person in consideration for a Settlement made or arranged, or to be made or arranged, by such Person.

“Sold Entity or Business” has the meaning assigned to such term in the definition of the term “Consolidated EBITDA”.

“Solicited Discount Proration” has the meaning assigned to such term in Section 2.11(a)(iii)(D)(3).

“Solicited Discounted Prepayment Amount” has the meaning assigned to such term in Section 2.11(a)(iii)(D)(1).

“Solicited Discounted Prepayment Notice” means an irrevocable written notice of a Borrower Solicitation of Discounted Prepayment Offers made pursuant to Section 2.11(a)(iii)(D) substantially in the form of Exhibit K.

“Solicited Discounted Prepayment Offer” means the irrevocable written offer by each Term Lender, substantially in the form of Exhibit L, submitted following the Administrative Agent’s receipt of a Solicited Discounted Prepayment Notice.

“Solicited Discounted Prepayment Response Date” has the meaning assigned to such term in Section 2.11(a)(iii)(D)(1).

“Specified Acquisition Agreement Representations” means the representations in the Primary Acquisition Agreement made with respect to the Company that are material to the interests of the Lenders, but only to the extent that Holdings, the Borrower or any Affiliate thereof has the right to terminate its obligations under the Primary Acquisition Agreement, or the right to decline to consummate the Primary Acquisition, as a result of a breach of such representations in the Primary Acquisition Agreement.
“Specified Discount” has the meaning assigned to such term in Section 2.11(a)(iii)(B)(1). “Specified Discount Prepayment Amount” has the meaning assigned to such term in Section 2.11(a)(iii)(B)(1).

“Specified Discount Prepayment Notice” means an irrevocable written notice of the Borrower of Specified Discount Prepayment made pursuant to Section 2.11(a)(iii)(B) substantially in the form of Exhibit G.

“Specified Discount Prepayment Response” means the irrevocable written response by each Term Lender, substantially in the form of Exhibit H, to a Specified Discount Prepayment Notice.

“Specified Discount Prepayment Response Date” has the meaning assigned to such term in Section 2.11(a)(iii)(B)(1).

“Specified    Discount    Proration”    has    the meaning assigned to such term in Section 2.11(a)(iii)(B)(3).
“Specified Event of Default” means an Event of Default under Section 7.01(a), (b), (h) or
(i).
“Specified Representations” means those representations and warranties of the Borrower and Holdings and of the other Guarantors (solely with respect to the Subsidiary Guarantee) set forth in Sections 3.01(a) and (b), 3.02, 3.03(a)(i), 3.08, 3.14, 3.15, use of proceeds not violating 3.16(a), and 3.17.

“Specified Transaction” means any Investment, acquisition (including the commencement of activities constituting such business and Merchant Portfolio Acquisitions, Portfolio Swaps and Residual Buyouts), new contracts, sale, transfer or other disposition of material assets, incurrence or repayment of Indebtedness, Restricted Payment, subsidiary designation, the termination or discontinuation of activities constituting any business or other event that by the terms of the Loan Documents requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a Pro Forma Basis after giving Pro Forma Effect thereto; provided, that any adjustments relating to new contracts shall be limited to cost-savings and synergies as opposed to any adjustments with respect to revenues.

“Sponsor” means each of GTCR Fund XI/A LP, GTCR Fund XI/B LP, GTCR Fund XI/C LP and GTCR Co-Invest XI LP, and in each case, each of their respective associated funds and each of their respective Affiliates (other than any portfolio companies of any of the foregoing).

“Sponsor Management Agreement” means that certain Advisory Agreement, dated as of August 1, 2017, by and between GTCR Management XI LP, a Delaware limited partnership, and Sage Payment Solutions, Inc., a Delaware corporation, as such agreement may be amended, restated, supplemented or otherwise modified from time to time; provided that in no event shall any such amendment, restatement, supplement, modification or replacement increase the compensation or other amounts payable thereunder by an aggregate amount of no more than $250,000 without the consent of the Required Lenders.

“Sponsor Model” means the Sponsor model delivered to the Joint Lead Arrangers on ~~May 31~~November 9, 201~~7~~8 ~~,~~ (together with any updates or modifications thereto as reasonably agreed by the Joint Lead Arrangers).

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset or similar percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by any Governmental Authority to be applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities. Such reserve, liquid asset or similar percentages shall include those imposed pursuant to Regulation D of the Board of Governors. Eurodollar Loans shall be deemed to be subject to such reserve, liquid asset or similar requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any other Requirements of Law.

The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Stewardship” means Stewardship Technology, Inc., an Ohio corporation.

“Stewardship Acquisition” means the acquisition by a Loan Party of Stewardship and its Subsidiaries pursuant to the Stewardship Acquisition Agreement.

“Stewardship Acquisition Agreement” means that certain Stock Purchase Agreement, dated as of November 1, 2018 by and among, the Borrower, Stewardship, and Stuart Washington, Craig Page, Nina Vellayan, and Gerald Washington (collectively, the “Stewardship Sellers” and each individually, a “Stewardship Seller”) and Stuart Washington, in his capacity as the representative of the Stewardship Sellers.

“Submitted Amount” has the meaning assigned to such term in Section 2.11(a)(iii)(C)(1).

“Submitted Discount” has the meaning assigned to such term in Section 2.11(a)(iii)(C)(1).

“subsidiary” means, with respect to any Person (the “parent”) at any date (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more subsidiaries of such Person and (ii) any partnership, limited liability company, association, or other similar non-corporate entity in which such Person and/or one or more subsidiaries of such Person owns more than a 50% equity interest at the time.

“Subsidiary” means any direct or indirect subsidiary of Holdings (unless otherwise specified).
“Subsidiary Loan Party” means each Restricted Subsidiary (other than the Borrower) that is a party to the Guarantee Agreement.
“Successor Borrower” has the meaning assigned to such term in Section 6.03(a)(iv). “Successor Holdings” has the meaning assigned to such term in Section 6.03(a)(viii) “Swap Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligations” means, with respect to any Person, the obligations of such Person under any Swap Agreement.

“Target Person” has the meaning assigned to such term in Section 6.04.

“Tax Distributions” has the meaning assigned to such term in Section 6.07(a)(vii)(A). ~~“Tax Group” has the meaning assigned to such term in Section 6.07(a)(vii)(A).~~
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make a Term Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Term Loan to be made by such Lender hereunder. The amount of each Lender’s Term Commitment as of the Effective Date is set forth on Schedule 2.01. As of the Effective Date, the total Term Commitment ~~is~~was $150,500,000.

“Term Lender” means a Lender with a Term Commitment or an outstanding Term Loan.

“Term Loans” means Initial Term Loans, Other Term Loans, Incremental Term Loans and DDTLs, as the context requires.

“Term Maturity Date” means August 1, 2024 (or, with respect to any Term Lender that has extended the maturity date of its Term Loans in accordance with the terms of this Agreement, the extended maturity date set forth in the applicable Loan Modification Agreement, Refinancing Amendment or other amendment hereto).

“Termination Date” means the date on which all Commitments have expired or been terminated, all Secured Obligations have been paid in full in cash (other than (x) Secured Swap Obligations not yet due and payable, (y) Secured Cash Management Obligations not yet due and payable and (z) contingent obligations not yet accrued and payable) and all Letters of Credit have expired or been terminated (other than Letters of Credit that have been cash collateralized or backstopped by an institution and otherwise pursuant to arrangements reasonably satisfactory to the applicable Issuing Bank).

“Test Period” means, at any date of determination, the period of four consecutive fiscal quarters of Holdings then last ended as of such time for which financial statements have been delivered (or were required to have been delivered) pursuant to Section 5.01(a) or, other than with respect to financial statements for the fourth fiscal quarter of each fiscal year, (b) or, at the option of the Borrower, in connection with a Limited Condition Transaction, the period of four consecutive fiscal quarters of Holdings for which financial statements have been delivered to the Administrative Agent on or prior to the applicable LCT Test Date; provided that for any date of determination before the delivery of the first financial statements pursuant to Section 5.01(a) or, other than with respect to financial statements for the fourth fiscal quarter of each fiscal year, (b), the Test Period shall be the period of four consecutive fiscal quarters of Holdings ended as of March 31, 2017.

“Tiger Acquisition” means the acquisition by a Loan Party of the target identified to the Lenders prior to the Effective Date by the code-name “Tiger.”

“Total Net Leverage Ratio” means, as of any date of determination, the ratio, on a Pro Forma Basis, of (a) Consolidated Total Net Indebtedness as of such date to (b) Consolidated EBITDA for the most recently completed Test Period.
“Trademark” has the meaning assigned to such term in the Collateral Agreement. “Transaction” means each of the following transactions consummated or to be consummated in connection therewith:

(a)the contribution (the “Equity Contribution”) of cash to the Borrower (including for these purposes equity of Holdings contributed to the Borrower to facilitate the Primary Acquisition) in an aggregate amount that, when taken together with the aggregate amount of all equity rolled over, issued directly or indirectly to, or otherwise directly or indirectly acquired, by any existing shareholders, board members and/or management of the Company or the Secondary Target (collectively, the “Other Equity”), is not less than 40% of the sum of (i) the aggregate principal amount of the Senior Credit Facilities funded on the Effective Date and (ii) the Equity Contribution and the Other Equity, provided that the Sponsor shall directly or indirectly own at least 50.1% of the voting equity interests of Holdings immediately following the consummation of the Transactions;

(b)the Primary Acquisition and, if applicable, the other transactions described in the Primary Acquisition Documents or related thereto;

(c)the execution and delivery of Loan Documents to be entered into on the Effective Date and the funding of the Initial Term Loans on the Effective Date;

(d)the refinancing or repayment of the Existing Promissory Note (and the termination of all commitments, Guarantees and security interests in respect thereof (the “Refinancing”); and

(e)the payment of the Transaction Costs.

“Transaction Costs” means all fees, premiums, original issue discount, costs and expenses incurred or payable by Holdings, the Borrower or any other Subsidiary in connection with the Transactions, including fees, costs and expenses of any counsel, consultants and other advisors and including.

“Transformative Event” means any acquisition (including by merger or consolidation) or similar investment by Holdings, the Borrower or any Restricted Subsidiary that is (a) for aggregate consideration in excess of $125,000,000 and (b) either (x) is not permitted by the terms of this Agreement immediately prior to the consummation of such acquisition or (y) if permitted by the terms of this Agreement immediately prior to the consummation of such acquisition, would not provide Holdings, the Borrower and the other Restricted Subsidiaries with adequate flexibility under this Agreement for the continuation and/or expansion of their combined operations following such acquisition, as reasonably determined by the Borrower acting in good faith.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or Alternate Base Rate.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a U.S. jurisdiction other than the State of New York, the term “UCC” and “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“UCP” means the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce, in its Publication No. 600 (or such later version thereof as may be reasonably acceptable to the applicable Issuing Bank and in effect at the time of issuance of such Letter of Credit). On an exception basis and if specifically requested by the Borrower, a Letter of Credit may be issued subject to UCP.

“Unaudited Financial Statements” means unaudited consolidated balance sheets and the related consolidated statements of operations and cash flows of the Company for (i) the fiscal years ended September 30, 2015 and September 30, 2016 and (ii) the six (6) months ended March 31, 2017.

“Unfunded Pension Liability” of any Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan, determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).

“United States” and “U.S.” mean the United States of America.

“United States Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(C).

“Unrestricted Subsidiary” means any Subsidiary designated by the Borrower as an Unrestricted Subsidiary pursuant to Section 5.13 subsequent to the Effective Date.

“Unused DDTL Commitment Fee” has the meaning assigned to such term in Section
2.12(d).
“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended from time to time.

“Voluntary Prepayment Amount” has the meaning set forth in the definition of “Incremental Cap”.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness, in each case, without giving effect to any reductions of amortization or other scheduled payments for periods where amortization has been reduced as a result of the prepayment of the applicable Indebtedness.

“Wholly Owned Restricted Subsidiary” means any Restricted Subsidiary that is a Wholly Owned Subsidiary.

“Wholly Owned Subsidiary” means, as to any Person, (i) any corporation 100% of whose capital stock is at the time owned by such Person and/or one or more Wholly Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, or other similar non-corporate entity in which such Person and/or one or more Wholly Owned Subsidiaries of such Person has a 100% equity interest at such time (other than, in the case of the preceding clauses (i) and (ii), director’s qualifying shares and/or other nominal amount of shares required to be held by Persons other than the Borrower and its Subsidiaries under applicable law).

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02 Classification of Loans and Borrowings.
For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan” or “ABR Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing” or “Term Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”). Borrowings of Revolving Loans are sometimes referred to herein as “Revolving Borrowings”.

SECTION 1.03 Terms Generally.
(a)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any Organizational Document, agreement (including this Agreement and the other Loan Documents), instrument or other document herein shall be construed as referring to such Organizational Document, agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or other modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) any reference to any Requirement of Law or any law statute, treaty, rule, guideline, regulation, ordinance or code, shall, unless otherwise specified, refer to such Requirement of Law, law, statute, treaty, rule, guideline, regulation, ordinance or code as amended, modified or supplemented from time to time and shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing, interpreting or administering such Requirement of Law, law, statute, treaty, rule, guideline, regulation, ordinance or code.

a.Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale or transfer, or similar term, as applicable, to, of or with a separate Person. Notwithstanding anything to the contrary in this Agreement, (i) any division of a limited liability company shall constitute a separate Person hereunder, and each resulting division of any limited liability company that, prior to such division, is a Subsidiary, Restricted Subsidiary, Unrestricted Subsidiary, a Borrower, a Guarantor, a joint venture or any other like term shall remain a Subsidiary, Restricted Subsidiary, Unrestricted Subsidiary, a Borrower, a Guarantor, a joint venture, or other like term, respectively, after giving effect to such division, and any resulting divisions of such Persons shall remain subject to the same restrictions applicable to the pre-division predecessor of such divisions, and (ii) any resulting divisions of Holdings shall remain subject to the same restrictions applicable to Holdings under this Agreement.

SECTION 1.04 Accounting Terms; GAAP.
(a)All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, except as otherwise prescribed herein.

(b)Notwithstanding anything in this Agreement to the contrary, for purposes of determining compliance with any test contained in this Agreement, the Total Net Leverage Ratio, the Senior Secured First Lien Net Leverage Ratio, the Senior Secured Net Leverage Ratio and the Interest Coverage Ratio shall be calculated on a Pro Forma Basis to give effect to the Transaction and all Specified Transactions that have been made during the applicable period of measurement or subsequent to such period and prior to or simultaneously with the event for which the calculation is made.

SECTION 1.05 Effectuation of Transactions.
All references herein to Holdings, the Borrower and their respective Subsidiaries shall be deemed to be references to such Persons, and all the representations and warranties of Holdings, the Borrower and the other Loan Parties contained in this Agreement and the other Loan Documents shall be deemed made, in each case, after giving effect the Transactions to occur on the Effective Date, unless the context otherwise requires.

SECTION 1.06 Limited Condition Transactions.

Notwithstanding anything in this Agreement or any Loan Document to the contrary, when calculating any applicable ratio, the amount or availability of the Available Amount or any other basket

(including incremental facilities or any baskets based on Consolidated EBITDA or total assets), designating Unrestricted Subsidiaries or determining other compliance with this Agreement (including the determination of compliance with representations, warranties or any provision of this Agreement which requires that no Default or Event of Default has occurred, is continuing or would result therefrom) in connection with a Specified Transaction (other with respect to any conditions to the borrowing of any Revolving Loans) or other transaction undertaken in connection with the consummation of a Limited Condition Transaction, the date of determination of such ratio, the amount or availability of the Available Amount or any other basket and determination of the accuracy of any representation or warranty or whether an Default or Event of Default has occurred, is continuing or would result therefrom or other applicable covenant or compliance with any other applicable provision shall, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), be deemed to be (i) with respect to debt prepayments, the time of delivery of irrevocable notice with respect to such prepayment, (ii) with respect to irrevocable Restricted Payments, the time of declaration of such Restricted Payments and (iii) with respect to all other Limited Condition Transactions, the date the definitive agreements for such Limited Condition Transaction are entered into (the applicable date in clauses (i), (ii) or (iii), the “LCT Test Date”) and if, after such ratios and other provisions are measured on a Pro Forma Basis after giving effect to such Limited Condition Transaction and the other Specified Transactions or other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they occurred at the beginning of the applicable Test Period ending prior to the LCT Test Date or on the LCT Test Date, as applicable, the Borrower could have taken such action on the relevant LCT Test Date in compliance with such ratios and provisions, such provisions shall be deemed to have been complied with.
For the avoidance of doubt, (x) if any of such ratios are exceeded as a result of fluctuations in such ratio (including due to fluctuations in Consolidated EBITDA of the Borrower and its Subsidiaries) at or prior to the consummation of the relevant Limited Condition Transaction, such ratios and other provisions will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Transaction is permitted hereunder and (y) such ratios and other provisions shall not be tested at the time of consummation of such Limited Condition Transaction or any Specified Transactions or other transactions, in each case, related to such Limited Condition Transaction.
If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket availability with respect to any other Specified Transaction on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated (and tested) without including any Consolidated Net Income of or attributable to the target company or assets associated with any such Limited Condition Transaction unless and until the closing of such Limited Condition Transaction shall have actually occurred.

SECTION 1.07 Currency Equivalents Generally.
For purposes of determining compliance as of any date with any covenant or incurrence test (other than Section 6.11 and the calculation of compliance with any financial ratio for purposes of taking action hereunder) under any Loan Document or for purposes of making any determination under any Default or Event of Default hereunder or for any other specified purpose hereunder, amounts incurred or outstanding in currencies (other than Dollars) shall be translated into Dollars at the rate of exchange quoted by the Bloomberg Foreign Exchange Rates & World Currencies Page (or any successor page thereto, or in the event such rate does not appear on any Bloomberg Page, by reference to such other publically available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower) for such foreign currency, as in effect at 11:00 a.m. (London time) on the date of such Specified Transaction; provided that, if any Indebtedness or Liens are incurred to extend, replace, refund, refinance, renew or defease other Indebtedness or Liens denominated in currencies (other than Dollars) and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, plus the amount of any premium paid, and fees and expenses incurred, in connection with such extension, replacement, refunding, refinancing, renewal or defeasance (including any fees and original issue discount incurred in respect of such resulting Indebtedness). No Default or Event of Default shall arise as a result of changes in currency exchange rates occurring after the time any Specified Transaction has been consummated so long as such Specified Transaction was permitted at the time incurred, made, acquired, committed, entered or declared as set forth above. For purposes of Section 6.11 and the calculation of compliance with any financial ratio for purposes of taking any action hereunder (including for purposes of calculating compliance with the Incremental Cap), on any relevant date of determination, amounts denominated in currencies other than Dollars shall be translated into Dollars at the applicable currency exchange rate used in preparing the financial statements delivered pursuant to Sections 5.01(a) or (b) (or, prior to the first such delivery, the financial statements referred to in Section 4.01(h)), as applicable, for the relevant Test Period and will, with respect to any Indebtedness, reflect the currency translation effects, determined in accordance with GAAP, of any Swap Agreement permitted hereunder in respect of currency exchange risks with respect to the applicable currency in effect on the date of determination for the Dollar equivalent amount of such Indebtedness.

SECTION 1.08 Times of Day.
Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).

SECTION 1.09 Timing of Payment or Performance.
Except as otherwise expressly provided herein, when the payment of any obligation or the performance of any covenant, duty, or obligation is stated to be due or performance required on (or before) a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

SECTION 1.10 Certifications.
All certifications to be made hereunder by an officer or representative of a Loan Party shall be made by such a Person in his or her capacity solely as an officer or a representative of such Loan Party, on such Loan Party’s behalf and not in such Person’s individual capacity.

SECTION 1.11 Compliance with Certain Sections.

For purposes of determining compliance with Article VI (other than Sections 6.07 and 6.11), in the event that any Lien, Investment, Indebtedness (whether at the time of incurrence or upon application of all or a portion of the proceeds thereof), disposition, Affiliate transaction, restrictive agreement, or prepayment of Indebtedness meets the criteria of one, or more than one, of the “baskets” or categories of transactions then permitted pursuant to any clause or subsection of such Article VI (other than Sections 6.01(a)(i) and 6.02(i)), such transaction (or portion thereof) at any time shall be permitted under one or more of such clauses in the same covenant at the time of such transaction or any later time from time to time, in each case, as determined by the Borrower in its sole discretion at such time and thereafter may be reclassified within such covenant by the Borrower in any manner not expressly prohibited by this Agreement; provided, that (i) no such reclassification shall be made at any time Consolidated EBITDA (calculated on Pro Forma Basis) as of the most recent Test Period then ended is less than $47,500,000 and (ii) no reclassification will be permitted as to amounts incurred pursuant to the Incremental Cap. If any of the baskets set forth in this Agreement are exceeded solely as a result of fluctuations to Consolidated EBITDA for the most recently completed fiscal quarter after the last time such baskets were calculated for any purpose under this Agreement, such baskets will not be deemed to have been exceeded solely as a result of such fluctuations. Each direct or indirect Subsidiary of Holdings that is required to be joined as a Loan Party pursuant to Section 5.11 shall, until the completion of such joinder within the time periods set forth therein, be deemed for the purposes of Article VI of this Agreement to be a Loan Party from and after the Effective Date (or the date of formation or acquisition of such Subsidiary).

ARTICLE II THE CREDITS
SECTION 2.01 Commitments.
Subject to the terms and conditions set forth herein, (a) each Term Lender severally, and not jointly, agrees to make Term Loans to the Borrower on the Effective Date denominated in Dollars in a principal amount not exceeding such Term Lender’s Term Commitment, (b) each Revolving Lender agrees to make Revolving Loans of the applicable Class to the Borrower denominated in Dollars, from time to time during the Revolving Availability Period in an aggregate principal amount which will not result in such Revolving Lender’s Revolving Exposure of such Class exceeding such Revolving Lender’s Revolving Commitment of such Class and (c) each DDTL Lender severally, and not jointly, agrees to make Term Loans to the Borrower on not more than one occasion, the aggregate amount set forth opposite such Lender’s name in Schedule 2.01 under the heading “DDTL Commitment” (such amount being referred to as such Lender’s “DDTL Commitment” and such amounts borrowed under this clause (c), each a “DDTL”). Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid or prepaid in respect of Term Loans and DDTLs may not be reborrowed.

All DDTLs, once funded, will become part of and be deemed to be of the same Class as the Initial Term Loans. Each of the parties hereto hereby agrees that the Administrative Agent may, in consultation with Borrower, take any and all actions as may be reasonably necessary to ensure that all DDTLs, when originally made or thereafter, are included in each Borrowing of outstanding Initial Term Loans on a pro rata basis, which shall be accomplished by allocating a portion of each such DDTL to each outstanding Borrowing of the Initial Term Loans that is an Adjusted LIBO Rate Loan on a pro rata basis. In addition, each scheduled amortization payment under Section 2.10 required to be made after the making of any DDTL shall be ratably increased by the aggregate principal amount of such DDTL for all Lenders on a pro rata basis to the extent necessary, including, to avoid any reduction in the amortization payments to which the initial Term Lenders are entitled in respect of such DDTL. To the extent any installment under Section 2.10 that is scheduled to be made in respect of the Initial Term Loans on any day shall have been reduced or eliminated due to the application thereto of a prepayment prior to the date on which a DDTL is funded, then notwithstanding the provisions of Section 2.18 hereof to the contrary, Lenders who hold such funded DDTLs on such day shall be entitled to receive the entire portion of each payment of, or application to, the installment with respect to such funded DDTL scheduled to be made on such day.

SECTION 2.02 Loans and Borrowings.

(a)Each (i) Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class, (ii) Revolving Loans shall be made by the Revolving Lenders ratably in accordance with their respective Revolving Commitments and (iii) DDTLs shall be made by the DDTL Lenders ratably in accordance with their respective DDTL Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder, provided that the Commitments of the Lenders are several and other than as expressly provided herein with respect to a Defaulting Lender, no Lender shall be responsible for any other Lender’s failure to make Loans as required hereby.

(b)Subject to Section 2.14, each Revolving Borrowing and Term Borrowing (including any Borrowing of DDTLs) shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith, provided that all Borrowings made on the Effective Date must be made as ABR Borrowings unless the Borrower shall have given the notice required for a Eurodollar Borrowing under Section 2.03 and provided an indemnity letter extending the benefits of Section 2.16 to Lenders in respect of such Borrowings. Revolving Loans may be ABR Loans or Eurodollar Loans. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that a Eurodollar Borrowing that results from a continuation of one or more outstanding Eurodollar Borrowings may be in an aggregate amount that is equal to such outstanding Borrowings. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of eight Eurodollar Borrowings outstanding plus an additional two Eurodollar Borrowings for each outstanding Incremental Facility.    Notwithstanding anything to the contrary herein, a Revolving Borrowing of the applicable Class may be in an aggregate amount equal to the entire unused balance of the aggregate Revolving Commitments of such Class or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(f).

SECTION 2.03 Requests for Borrowings.

To request a Revolving Borrowing or Term Borrowing (including any Borrowing of DDTLs), the Borrower shall notify the Administrative Agent of such request by telephone or by hand delivery, email or facsimile to the Administrative Agent of a written Borrowing Request signed by the Borrower substantially in the form of Exhibit C (a) in the case of a Eurodollar Borrowing, not later than 12:00 p.m., New York City time, three (3) Business Days before the date of the proposed Borrowing or
(b)in the case of an ABR Borrowing, not later than 1:00 p.m., New York City time, one (1) Business Day prior to the date of the proposed Borrowing, or, in each case, such later time as is acceptable to the Administrative Agent. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery, email or facsimile to the Administrative Agent of a written

Borrowing Request signed by the Borrower substantially in the form of Exhibit C. Each such telephonic and written Borrowing Request shall specify the following information:

i.whether the requested Borrowing is to be a Revolving Borrowing or a Term Borrowing (including any Borrowing of DDTLs) (specifying the Class thereof);

ii.the aggregate amount of such Borrowing;

iii.the date of such Borrowing, which shall be a Business Day;
iv.whether such Borrowing is to be an ABR Borrowing or a Eurodollar
Borrowing;
v.in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

vi.the location and number of the Borrower’s account or accounts to which funds are to be disbursed.

If no election as to the Type of Borrowing is specified as to any requested Borrowing in Dollars, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one (1) month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04 [Reserved]. SECTION 2.05 Letters of Credit.
(a)General.

Subject to the terms and conditions set forth herein (including Section 2.22), each Issuing Bank agrees, in reliance upon the agreements of the Revolving Lenders and the Borrower set forth in this Section 2.05 and elsewhere in the Loan Documents, to issue Letters of Credit denominated in Dollars for the Borrower’s own account (or for the account of any Subsidiary so long as the Borrower is an obligor in respect of all Loan Document Obligations arising under or in respect of such Letter of Credit), in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, which shall reflect the standard operating procedures of such Issuing Bank, at any time and from time to time during the period from the Effective Date until the date that is the fifth (5th) Business Day prior to the Revolving Maturity Date; provided that (x) none of Antares Holdings LP, Barclays Bank PLC and their respective Affiliates shall be required to issue any trade letters of credit hereunder without its consent and (y) no Issuing Bank shall be required to issue any Letter of Credit if after giving effect thereto the LC Exposure with respect to all Letters of Credit issued by such Issuing Bank would exceed the amount set forth across from its name on Schedule 2.05 (or in the documents pursuant to which such Issuing Bank became an Issuing Bank). In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by a Borrower to, or entered into by the Borrower with, the applicable

Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
(b)Issuance, Amendment, Renewal or Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall deliver in writing by hand delivery or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the recipient) to the applicable Issuing Bank and the Administrative Agent (at least five (5) Business Days before the requested date of issuance, amendment, renewal or extension or such shorter period as the applicable Issuing Bank and the Administrative Agent may agree) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the date of issuance, amendment, renewal or extension, as the case may be (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section 2.05), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend or extend, as the case may be, such Letter of Credit. Each such notice shall be in the form of Exhibit Q, appropriately completed (each, a “Letter of Credit Request”). If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment, renewal or extension of any Letter of Credit the Borrower shall be deemed to, with respect to clauses (ii) and (ii), represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) subject to Section 9.04(b)(ii), the Applicable Fronting Exposure of each Issuing Bank shall not exceed its Fronting Exposure Cap, (ii) the aggregate Revolving Exposures shall not exceed the aggregate Revolving Commitments then in effect and (iii) the aggregate LC Exposure shall not exceed the Letter of Credit Sublimit. Letters of Credit will be available to be issued up to an aggregate face amount not to exceed the Letter of Credit Sublimit. No Issuing Bank shall be under any obligation to issue any Letter of Credit if (i) any order, judgment or decree of any Governmental Authority or arbitrator shall enjoin or restrain such Issuing Bank from issuing the Letter of Credit, or any Requirements of Law applicable to such Issuing Bank or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such Issuing Bank with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise fully compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which such Issuing Bank in good faith deems material to it, (ii) the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank now or hereafter in effect and applicable to letters of credit generally, (iii) except as otherwise agreed in writing by the Administrative Agent and the applicable Issuing Bank, such Letter of Credit is to be denominated in a currency other than Dollars, (iv) except as otherwise agreed by the Administrative Agent and such Issuing Bank, the Letter of Credit is in an initial stated amount less than $100,000, or (v) any Lender is at that time a Defaulting Lender, if after giving effect to Section 2.22(a)(iv), any Defaulting Lender Fronting Exposure remains outstanding, unless such Issuing Bank has entered into arrangements, including the delivery of cash collateral, reasonably satisfactory to such Issuing Bank with the Borrower or such Lender to eliminate such Issuing Bank’s Defaulting Lender Fronting Exposure arising from either the Letter of Credit then proposed to be issued or such Letter of Credit and all other LC Exposure as to which such Issuing Bank has Defaulting Lender Fronting Exposure. No Issuing Bank shall be under any obligation (i) to amend or extend any Letter of Credit if (x) such Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof or (y) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit or (ii) to issue any Letter of Credit if such Letter of Credit contains any provisions for automatic reinstatement of all or any portion of the stated amount thereof after any drawing thereunder or after the expiry date of such Letter of

Credit (provided that any Letter of Credit with a one-year tenor may provide for the renewal thereof for additional one-year periods as provided in Section 2.05(d)).

(c)Notice. Each Issuing Bank agrees that, upon any issuance, amendment, renewal or extension of a Letter of Credit, it shall have given to the Administrative Agent written notice thereof required under paragraph (m)(ii) of this Section 2.05.

(d)Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date that is one year after the date of the issuance of such Letter of Credit (or, in the case of any extension thereof, the date to which it has been extended (not in excess of one year from the last applicable expiry date)) and (ii) the date that is five (5) Business Days prior to the Revolving Maturity Date; provided that if such expiry date is not a Business Day, such Letter of Credit shall expire at or prior to the close of business on the next succeeding Business Day; provided, further, that any Letter of Credit may, upon the request of the Borrower, include a provision whereby such Letter of Credit shall be renewed or extended automatically for additional consecutive periods of one year or less (but not beyond the date that is five (5) Business Days prior to the Revolving Maturity Date) unless the applicable Issuing Bank notifies the beneficiary thereof within the time period specified in such Letter of Credit or, if no such time period is specified, at least thirty (30) days prior to the then-applicable expiration date, that such Letter of Credit will not be renewed or extended; provided, further, that such Letter of Credit shall not be required to expire on such fifth (5th) Business Day prior to the Revolving Maturity Date if such Letter of Credit is cash collateralized or backstopped in an amount, by an institution and otherwise pursuant to arrangements, in each case reasonably acceptable to the applicable Issuing Bank. For the avoidance of doubt, if the Revolving Maturity Date occurs prior to the expiration of any Letter of Credit as a result of the last proviso in the foregoing sentence, then upon the taking of actions described in such proviso with respect to such Letter of Credit, all participations in such Letter of Credit under the terminated Revolving Commitments shall terminate.

(e)Participations. Immediately upon the issuance of each Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank that is the issuer thereof or the Lenders, each Revolving Lender shall be deemed to have purchased and the applicable Issuing Bank shall be deemed to have sold a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Revolving Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (f) of this Section 2.05, or of any reimbursement payment required to be refunded to the Borrower for any reason. All fundings of such participations shall be denominated in Dollars. Each Revolving Lender acknowledges and agrees that its acquisition of participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit or the occurrence and continuance of a Default or any reduction or termination of the Revolving Commitments, and that each payment required to be made by it under the preceding sentence shall be made without any offset, abatement, withholding or reduction whatsoever.
(f)Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount (in same day funds) equal to such LC Disbursement not later than 4:00 p.m., New York City time, on the Business Day immediately following the Business Day that the Borrower receives written notice (including via e-mail) of such LC Disbursement (the “Reimbursement Date”), together with accrued interest or fees thereon in accordance with clause (i) of this Section 2.05. Anything contained herein to the contrary notwithstanding, (i) unless the Borrower shall have notified the Administrative Agent and the applicable Issuing Bank prior to 4:00 p.m., New York City time, on the Reimbursement Date that the Borrower intends to reimburse the applicable Issuing Bank for the amount of the LC Disbursement (including any accrued interest or fees thereon) with funds other than the proceeds of Revolving Loans, the Borrower shall be deemed to have given a timely Borrowing Request to the Administrative Agent requesting Revolving Lenders to make Revolving Loans that are ABR Revolving Loans on the Reimbursement Date in an amount equal to such LC Disbursement (together with any accrued interest or fees thereon), and (ii) subject to satisfaction or waiver of the conditions specified in Section 4.02, Revolving Lenders shall, on the Reimbursement Date, make Revolving Loans that are ABR Revolving Loans in an amount equal to their Applicable Percentage of such LC Disbursement (together with any accrued interest or fees thereon), the proceeds of which shall be applied directly by the Administrative Agent to reimburse the applicable Issuing Bank for the amount of such LC Disbursement (together with any accrued interest or fees thereon); provided that if for any reason proceeds of Revolving Loans are not received by the applicable Issuing Bank on the Reimbursement Date in an amount equal to such LC Disbursement (together with any accrued interest or fees thereon), the Borrower shall reimburse the applicable Issuing Bank, on demand, in an amount in same day funds equal to the excess of such LC Disbursement (together with any accrued interest or fees thereon) over the aggregate amount of such Revolving Loans, if any, which are so received. The Revolving Loans made pursuant to this paragraph (f) shall be made without regard to the Borrowing Minimum.
(f)Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section 2.05 is absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, this Agreement or any other Loan Document, or any term or provision herein or therein, (ii) any exchange, change, waiver or release of any Collateral for, or any other Person’s guarantee of or other liability for, any of the Secured Obligations, (iii) the existence of any claim, set-off, defense or other right which the Borrower or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), the applicable Issuing Bank, any Lender or any other Person or, in the case of a Lender, against the Borrower, whether in connection herewith, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Borrower or one or more of its Subsidiaries and the beneficiary for which any Letter of Credit was procured), (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (v) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit (provided that the Borrower shall not be obligated to reimburse such LC Disbursements unless payment is made against presentation of a draft or other document that at least substantially complies with the terms of such Letter of Credit), (vi) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Holdings or any of its Subsidiaries; (vii) any breach hereof or any other Loan Document by any party hereto or thereto, (viii) the fact that an Event of Default or a Default shall have occurred and be continuing or (ix) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.05, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. As between the Borrower and any Issuing Bank, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Bank and the proceeds thereof, by the respective beneficiaries of such Letters of Credit or any assignees or transferees thereof. In furtherance and not in limitation of the foregoing, none of the Administrative Agent, the Lenders, the Issuing Banks or any of their Related Parties shall have any liability or responsibility for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged other than to confirm such documents comply with the terms of such Letter of Credit; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) its honor of any presentation under a Letter of Credit that appears on its face to substantially comply with the terms and conditions of such Letter of Credit; (v) any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder); (vi) errors in interpretation of technical terms; (vii) any loss or delay in the transmission of any document required in order to make a drawing under any such Letter of Credit;
(viii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (ix) any consequences arising from causes beyond the control of the applicable Issuing Bank, including any act by a Governmental Authority and fluctuation in currency exchange rates. None of the above shall affect or impair, or prevent the vesting of, any of the applicable Issuing Bank’s rights or powers hereunder or place any Issuing Bank under any liability to the Borrower or any other Person. Notwithstanding the foregoing, none of the above shall be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential, incidental, exemplary or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by Requirements of Law) suffered by the Borrower that are caused by such Issuing Bank’s gross negligence, bad faith or willful misconduct (as determined by a court of competent jurisdiction in a final, nonappealable judgment) when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if (notwithstanding the appearance of substantial compliance) such documents are not in strict compliance with the terms of such Letter of Credit, and any such acceptance or refusal shall be deemed not to constitute gross negligence, bad faith or willful misconduct.
a.Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Each Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed in writing by hand delivery or facsimile) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligations to reimburse such Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement in accordance with paragraph (f) of this Section 2.05.
(f)Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section 2.05, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be paid to the Administrative Agent, for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (f) of this Section 2.05 to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment and shall be payable on demand or, if no demand has been made, on the date on which the Borrower reimburses the applicable LC Disbursement in full.

(j)Cash Collateralization. If (i) effective immediately, without demand or other notice of any kind, as of any expiration date of a Letter of Credit, such Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, (ii) effective immediately, without demand or other notice of any kind, as of the occurrence and during the continuance of any Event of Default under paragraph (h) or (i) of Section 7.01, or (iii) any Event of Default under paragraph (a) or (b) of Section 7.01 shall occur and be continuing, on the Business Day on which the Borrower receives notice from the Administrative Agent, the applicable Issuing Bank or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing more than 50% of the aggregate LC Exposure of all Revolving Lenders) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Secured Parties, an amount of cash in Dollars, equal to the portions of the LC Exposure attributable to Letters of Credit, as of such date plus any accrued and unpaid interest and fees thereon. The Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.11(b). Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement and the other Loan Documents. At any time that there shall exist a Defaulting Lender, if any Defaulting Lender Fronting Exposure remains outstanding (after giving effect to Section 2.22(a)(iv)), then promptly upon the request of the Administrative Agent or any Issuing Bank, the Borrower shall deliver to the Administrative Agent cash collateral in an amount sufficient to cover such Defaulting Lender Fronting Exposure (after giving effect to any cash collateral provided by the Defaulting Lender).    The Administrative Agent (for the benefit of the Secured Parties) shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent in Permitted Investments and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Notwithstanding anything to the contrary set forth in this Agreement, moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, the balance shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing more than 50% of the aggregate LC Exposure of all the Revolving Lenders), such balance shall be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default or the existence of a Defaulting Lender, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived or after the termination of Defaulting Lender status, as applicable. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.11(b), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower as and to the extent that, after giving effect to such return, the Borrower would remain in compliance with Section 2.11(b) and no Event of Default shall have occurred and be continuing.
(k)Designation of Additional Issuing Banks. The Borrower may, at any time and from time to time, designate as additional Issuing Banks one or more Revolving Lenders that agree in writing to serve in such capacity as provided below. The acceptance by a Revolving Lender of an appointment as an Issuing Bank hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, executed by the Borrower, the Administrative Agent and such designated Revolving Lender and, from and after the effective date of such agreement, (i) such Revolving Lender shall have all the rights and obligations of an

Issuing Bank under this Agreement and (ii) references herein to the term “Issuing Bank” shall be deemed to include such Revolving Lender in its capacity as an issuer of Letters of Credit hereunder.

(l)Resignation or Termination of an Issuing Bank. Subject to the appointment and acceptance of a successor Issuing Bank reasonably acceptable to the Borrower, any Issuing Bank may resign at any time by giving thirty (30) days’ written notice to the Administrative Agent, the Lenders and the Borrower. The Borrower may terminate the appointment of any Issuing Bank as an “Issuing Bank” hereunder by providing a written notice thereof to such Issuing Bank, with a copy to the Administrative Agent. Any such termination shall become effective upon the earlier of (i) such Issuing Bank’s acknowledging receipt of such notice and (ii) the fifth Business Day following the date of the delivery thereof; provided that no such termination shall become effective until and unless the LC Exposure attributable to all Letters of Credit issued by such Issuing Bank (or its Affiliates) shall have been reduced to zero. At the time any such resignation or termination shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the resigning or terminated Issuing Bank pursuant to Section 2.12(b). Notwithstanding the effectiveness of any such resignation or termination, the resigning or terminated Issuing Bank shall remain a party hereto and shall continue to have all the rights of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or termination, but shall not (a) be required (and shall be discharged from its obligations) to issue any additional Letters of Credit or extend or increase the amount of Letters of Credit then outstanding, without affecting its rights and obligations with respect to Letters of Credit previously issued by it, or (b) be deemed an Issuing Bank for any other purpose.

(m)Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section 2.05, report in writing to the Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions, amendments and renewals, all expirations and cancellations and all disbursements and reimbursements, (ii) within five (5) Business Days following the time that such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and face amount of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date and amount of such LC Disbursement, (iv) on any Business Day on which a Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and amount of such LC Disbursement and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank; provided that no Issuing Bank shall have any liability hereunder to any Person for any failure to deliver the reports contemplated by this paragraph (m) of Section 2.05.

(n)Applicability of ISP and UCP.    Unless otherwise expressly agreed by the applicable Issuing Bank and the Borrower when a Letter of Credit is issued or when it is amended with the consent of the beneficiary thereof the rules of the ISP shall apply to each Letter of Credit. Notwithstanding the foregoing, the applicable Issuing Bank shall not be responsible to the Borrower for, and the applicable Issuing Bank’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the applicable Issuing Bank required or permitted under any law, order or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the applicable law or any order of any Governmental Authority in a jurisdiction where the applicable Issuing Bank or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements or official commentary of the ICC Banking Commission, the

Bankers Association for Finance and Trade (BAFT), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

SECTION 2.06 Funding of Borrowings.
(a)Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the Applicable Account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

(b)Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.06 and may, in reliance on such assumption and in its sole discretion, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender agrees to pay to the Administrative Agent an amount equal to such share on demand of the Administrative Agent.    If such Lender does not pay such corresponding amount forthwith upon demand of the Administrative Agent therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower agrees to pay such corresponding amount to the Administrative Agent forthwith on demand. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower interest on such corresponding amount, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, or (ii) in the case of the Borrower, the interest rate applicable to such Borrowing in accordance with Section 2.13. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

(c)The obligations of the Lenders hereunder to make Term Loans and Revolving Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 9.03(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 9.03(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 9.03(c).

SECTION 2.07 Interest Elections.
(a)Each Revolving Borrowing of the applicable Class and each Term Borrowing of the applicable Class initially shall be of the Type specified in the applicable Borrowing Request or designated by Section 2.03 and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or designated by Section 2.03. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.07. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone, or by hand delivery, facsimile or other electronic transmission of a written Interest Election Request, by the time that a Borrowing Request for Revolving Loans would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, facsimile or other electronic transmission to the Administrative Agent of a written Interest Election Request signed by the Borrower.

(c)Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.03:

(i)the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)if the resulting Borrowing is to be a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one (1) month’s duration.

(d)Promptly following receipt of an Interest Election Request in accordance with this Section 2.07, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid, at the end of such Interest Period such Borrowing shall be continued as a Eurodollar Borrowing of one (1) month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing in excess of one (1) month.

SECTION 2.08 Termination and Reduction of Commitments.

(a)Unless previously terminated, (i) the Term Commitments shall automatically terminate and be permanently reduced to zero upon funding of the Term Loans on the Effective Date,

(ii) the Revolving Commitments shall terminate on the Revolving Maturity Date and (iii) the DDTL Commitments shall terminate on the DDTL Expiration Date, whether or not funded on such date.

(b)The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class without premium or penalty, provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $500,000 and not less than $500,000 unless such amount represents all of the remaining Commitments of such Class, (ii) the Borrower shall not terminate or reduce the Revolving Commitments of any Class if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the aggregate Revolving Exposures of such Class would exceed the aggregate Revolving Commitments then in effect for such Class, and (iii) if, after giving effect to any reduction of the Revolving Commitments or the Letter of Credit Sublimit exceeds the amount of the Revolving Commitments, such sublimit shall be automatically reduced by the amount of such excess. Except as provided above, the amount of any such Commitment reduction shall not be applied to the Letter of Credit Sublimit unless otherwise specified by the Borrower.
(c)The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments (including any DDTL Commitments) under paragraph (b) of this Section 2.08 at least one (1) Business Day prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.08 shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of any credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or the occurrence of some other identifiable and specified event or condition, in which case such notice may be revoked or extended by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date of termination) if such condition is not satisfied. The Administrative Agent will promptly notify the Appropriate Lenders of any termination or reduction of unused portions of the Letter of Credit Sublimit or the unused Commitments of any Class under this Section 2.08. Any termination or reduction of the Commitments of any Class shall be permanent (provided, that that termination or reduction of Revolving Commitments will be taken into account for purposes of the Voluntary Prepayment Amount to the extent provided by Section 2.20). Each reduction of (x) the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class and (y) the Revolving Commitments shall be made to any Class of Revolving Commitment as directed by the Borrower (including to any Class of existing or extended Revolving Commitments).

SECTION 2.09 Repayment of Loans; Evidence of Debt.
(a)The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Maturity Date and (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.10.

(b)[reserved].

(c)Each Lender shall maintain in accordance with its usual practice accounts or records evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder and the amount of any the purchases and sales by such Lender of participations in Letters of Credit.

(d)The Administrative Agent shall, in connection with the maintenance of the Register in accordance with Section 9.04(b)(iv), maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. In the event of any conflict between the Register and any other accounts and records maintained by the Administrative Agent, the Register shall control in the absence of manifest error.

(e)The entries made in the accounts maintained pursuant to paragraph (c) of this Section 2.09 shall be prima facie evidence of the existence and amounts of the obligations recorded therein, provided that the failure of the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to pay any amounts due hereunder in accordance with the terms of this Agreement.

(f)Any Lender may request through the Administrative Agent that Loans of any Class made by it be evidenced by a Note. In such event, the Borrower shall execute and deliver to such Lender a Note payable to such Lender and its registered assigns.

SECTION 2.10 Amortization of Term Loans.

~~(a)~~Subject to adjustment pursuant to paragraph (c) of this Section 2.10, the Borrower shall repay Initial Term Loans on the last day of each March, June, September and December ~~(commencing on December 31, 2017)~~ in the principal amount of Term Loans ~~as follows~~equal to $590,897 (or such other amount as reasonably determined by the Administrative Agent and the Borrower in order to achieve tax fungibility amongst the Initial Term Loans); provided that if the last day of any such ~~date~~fiscal quarter is not a Business Day, such payment shall be due on the next preceding Business Day:.

~~Payment Date~~	~~Amortization Payment~~
~~December 31, 2017~~	~~$376,250.00~~
~~March 31, 2018~~	~~$376,250.00~~
~~June 30, 2018~~	~~$376,250.00~~
~~September 30, 2018~~	~~$376,250.00~~
~~December 31, 2018~~	~~$376,250.00~~
~~March 31, 2019~~	~~$376,250.00~~
~~June 30, 2019~~	~~$376,250.00~~
~~September 30, 2019~~	~~$376,250.00~~
~~December 31, 2019~~	~~$376,250.00~~
~~March 31, 2020~~	~~$376,250.00~~
~~June 30, 2020~~	~~$376,250.00~~
~~September 30, 2020~~	~~$376,250.00~~
~~December 31, 2020~~	~~$376,250.00~~

~~Payment Date~~	~~Amortization Payment~~
~~March 31, 2021~~	~~$376,250.00~~
~~June 30, 2021~~	~~$376,250.00~~
~~September 30, 2021~~	~~$376,250.00~~
~~December 31, 2021~~	~~$376,250.00~~
~~March 31, 2022~~	~~$376,250.00~~
~~June 30, 2022~~	~~$376,250.00~~
~~September 30, 2022~~	~~$376,250.00~~
~~December 31, 2022~~	~~$376,250.00~~
~~March 31, 2023~~	~~$376,250.00~~
~~June 30, 2023~~	~~$376,250.00~~
~~September 30, 2023~~	~~$376,250.00~~
~~December 31, 2023~~	~~$376,250.00~~
~~March 31, 2023~~	~~$376,250.00~~
~~June 30, 2023~~	~~$376,250.00~~
~~September 30, 2023~~	~~$376,250.00~~
~~December 31, 2023~~	~~$376,250.00~~
~~March 31, 2024~~	~~$376,250.00~~
~~June 30, 2024~~	~~$376,250.00~~
(a)~~(b)~~ To the extent not previously paid, all Term Loans shall be due and payable on the Term Maturity Date. The Administrative Agent shall, at the time of any incurrence of DDTLs, adjust the amortization payment to be made to the relevant Lenders (including any DDTL Lenders) in order to maintain the pro rata allocation of amortization payments between and among the Term Loans that otherwise have the same terms and conditions but are incurred on different dates. For the avoidance of doubt, any DDTLs will amortize at the rate at the Initial Term Loans and the Administrative Agent shall be permitted to adjust the amortization payment above to reflect the inclusion of such DDTLs in such calculations.

(b)~~(c)~~ Any prepayment of a Term Borrowing of any Class (i) pursuant to Section 2.11(a) shall be applied to reduce the subsequent scheduled and outstanding repayments of the Term Borrowings of such Class to be made pursuant to this Section 2.10 as directed by the Borrower (and absent such direction in direct order of maturity; provided that, in the absence of such direction by the Borrower as described in the preceding clause, the Administrative Agent shall make such direction in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section
2.16) and (ii) pursuant to Section 2.11(c) or 2.11(d) shall be applied to reduce the subsequent scheduled and outstanding repayments of the Term Borrowings of such Class to be made pursuant to this Section 2.10, or, in each case except as otherwise provided in any Incremental Amendment, Refinancing Amendment or Loan Modification Agreement, pursuant to the corresponding section of such Incremental Amendment, Refinancing Amendment or Loan Modification Agreement, as applicable, as directed by the Borrower and, in the absence of such direction, in direct order of maturity (including any Incremental Facility).

(c)~~(d)~~ Prior to any prepayment of any Term Borrowings of any Class hereunder pursuant to Section 2.11(a), 2.11(c) or 2.11(d), the Borrower shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent by telephone (confirmed by hand delivery or facsimile) of such election not later than 2:00 p.m., New York City time, one (1) Business Day before the scheduled date of such repayment. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.16. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Term Borrowings shall be accompanied by accrued interest on the amount repaid.

SECTION 2.11 Prepayment of Loans.
(a)(i) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty; provided that in the event that, on or prior to the ~~twelve~~12-month anniversary of the ~~Effective~~Amendment No. 3 Restatement Date, the Borrower (1) makes a voluntary prepayment (including in connection with any Repricing Transaction) of Initial Term Loans, (2) effects any amendment to this Agreement resulting in a Repricing Transaction, (3) makes a mandatory prepayment of Initial Term Loans ~~or DDTLs~~ pursuant to Section 2.11(c) in connection with a Prepayment Event described in clause (b) of the definition of “Prepayment Event”, or (4) causes an assignment pursuant to Section 2.24(c) hereof, in each case, other than, in each case, any such prepayment made in connection with (A) a Change in Control, (B) a Transformative Event or (C) an IPO, then the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Term Lenders holding Initial Term Loans ~~or DDTLs~~, a prepayment premium of 1.00% of the principal amount of the Initial Term Loans so prepaid or assigned.

(ii)[reserved].

(iii)Notwithstanding anything in any Loan Document to the contrary, so long as no Event of Default has occurred and is continuing, Holdings, the Borrower or any of their respective Subsidiaries may offer to prepay all or a portion of the outstanding Class of any Term Loans on the following basis:

(A)Holdings, the Borrower or any of their respective Subsidiaries shall have the right to make a voluntary prepayment of Term Loans at a discount to par (such prepayment, the “Discounted Term Loan Prepayment”) pursuant to a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offers or Borrower Solicitation of Discounted Prepayment Offers, in each case made in accordance with this Section 2.11(a)(iii); provided that (x) Holdings, the Borrower or any of their respective Subsidiaries shall not make any Borrowing of Revolving Loans to fund any Discounted Term Loan Prepayment and (y) Holdings, the Borrower or any of their respective Subsidiaries shall not initiate any action under this Section 2.11(a)(iii) in order to make a Discounted Term Loan Prepayment unless (I) at least ten (10) Business Days shall have passed since the consummation of the most recent Discounted Term Loan Prepayment as a result of a prepayment made by Holdings, the Borrower or any of their respective Subsidiaries on the applicable Discounted Prepayment Effective Date; or (II) at least three (3) Business Days shall have passed since the date Holdings, the Borrower or any of their respective Subsidiaries were notified that no Term Lender was willing to accept any prepayment of any Term Loan and/or Other Term Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted

Prepayment Offers, the date of Holdings’, the Borrower’s or any of their respective Subsidiaries’ election not to accept any Solicited Discounted Prepayment Offers and (z) each Lender participating in any Discounted Term Loan Prepayment acknowledges and agrees that in connection with such Discounted Term Loan Prepayment, (1) the Borrower then may have, and later may come into possession of, information regarding the Term Loans or the Loan Parties hereunder that is not known to such Lender and that may be material to a decision by such Lender to participate in such Discounted Term Loan Prepayment (“Excluded Information”), (2) such Lender has independently and, without reliance on Holdings, any of its Subsidiaries, the Administrative Agent or any of their respective Affiliates, made its own analysis and determination to participate in such Discounted Term Loan Prepayment notwithstanding such Lender’s lack of knowledge of the Excluded Information and (3) none of Holdings, its Subsidiaries, the Administrative Agent, or any of their respective Affiliates shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by Requirements of Law, any claims such Lender may have against Holdings, its Subsidiaries, the Administrative Agent, and their respective Affiliates, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information; provided, further, that any Term Loan that is prepaid will be automatically and irrevocably cancelled.

i.(1) Subject to the proviso to subsection (A) above, Holdings, the Borrower or any of their respective Subsidiaries may from time to time offer to make a Discounted Term Loan Prepayment by providing the Auction Agent with three (3) Business Days’ notice in the form of a Specified Discount Prepayment Notice; provided that (I) any such offer shall be made available, at the sole discretion of Holdings, the Borrower or any of their respective Subsidiaries, to each Term Lender and/or each Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such offer shall specify the aggregate principal amount offered to be prepaid (the “Specified Discount Prepayment Amount”) with respect to each applicable tranche, the tranche or tranches of Term Loans subject to such offer and the specific percentage discount to par (the “Specified Discount”) of such Term Loans to be prepaid (it being understood that different Specified Discounts and/or Specified Discount Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this Section), (III) the Specified Discount Prepayment Amount shall be in an aggregate amount not less than $1,000,000 and whole increments of $500,000 in excess thereof and (IV) each such offer shall remain outstanding through the Specified Discount Prepayment Response Date. The Auction Agent will promptly provide each relevant Term Lender with a copy of such Specified Discount Prepayment Notice and a form of the Specified Discount Prepayment Response to be completed and returned by each such Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York City time, on the third Business Day after the date of delivery of such notice to the relevant Term Lenders (the “Specified Discount Prepayment Response Date”).

(2)Each relevant Term Lender receiving such offer shall notify the Auction Agent (or its delegate) by the Specified Discount Prepayment Response Date whether or not it agrees to accept a prepayment of any of its relevant then outstanding Term Loans at the Specified Discount and, if so (such accepting Term Lender, a “Discount Prepayment Accepting Lender”), the amount and the tranches of such Lender’s Term Loans to be prepaid at such offered discount. Each acceptance of a Discounted Term Loan Prepayment by a Discount Prepayment Accepting Lender shall be irrevocable. Any Term Lender whose Specified Discount Prepayment Response is not received by the Auction Agent by the Specified Discount Prepayment Response Date shall be deemed to have declined to accept the applicable Borrower Offer of Specified Discount Prepayment.
(3)If there is at least one Discount Prepayment Accepting Lender, Holdings, the Borrower or any of their respective Subsidiaries will make prepayment of outstanding Term Loans pursuant to this paragraph (B) to each Discount Prepayment Accepting Lender in accordance with the respective outstanding amount and tranches of Term Loans specified in such Lender’s Specified Discount Prepayment Response given pursuant to subsection (2); provided that, if the aggregate principal amount of Term Loans accepted for prepayment by all Discount Prepayment Accepting Lenders exceeds the Specified Discount Prepayment Amount, such prepayment shall be made pro-rata among the Discount Prepayment Accepting Lenders in accordance with the respective principal amounts accepted to be prepaid by each such Discount Prepayment Accepting Lender and the Auction Agent (in consultation with Holdings, the Borrower or any of their respective Subsidiaries and subject to rounding requirements of the Auction Agent made in its reasonable discretion) will calculate such proration (the “Specified Discount Proration”). The Auction Agent shall promptly, and in any case within three (3) Business Days following the Specified Discount Prepayment Response Date, notify (I) Holdings, the Borrower or any of their respective Subsidiaries of the respective Term Lenders’ responses to such offer, the Discounted Prepayment Effective Date and the aggregate principal amount of the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, and the aggregate principal amount and the tranches of Term Loans to be prepaid at the Specified Discount on such date and (III) each Discount Prepayment Accepting Lender of the Specified Discount Proration, if any, and confirmation of the principal amount, tranche and Type of Loans of such Lender to be prepaid at the Specified Discount on such date. Each determination by the Auction Agent of the amounts stated in the foregoing notices to Holdings, the Borrower or any of their respective Subsidiaries and Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to Holdings, the Borrower or any of their respective Subsidiaries shall be due and payable by Holdings, the Borrower or any of their respective Subsidiaries on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).
(C)(1) Subject to the proviso to subsection (A) above, Holdings, the Borrower or any of their respective Subsidiaries may from time to time solicit Discount Range Prepayment Offers by providing the Auction Agent with three (3) Business Days’ notice in the form of a Discount Range Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of Holdings, the Borrower or any of their respective Subsidiaries, to each Term Lender and/or each Lender with respect to any Class of Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate principal amount of the relevant Term Loans (the “Discount Range Prepayment Amount”), the tranche or tranches of Term Loans subject to such offer and the maximum and minimum percentage discounts to par (the “Discount Range”) of the principal amount of such Term Loans with respect to each relevant tranche of Term Loans willing to be prepaid by Holdings, the Borrower or any of their respective

Subsidiaries (it being understood that different Discount Ranges and/or Discount Range Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this Section), (III) the Discount Range Prepayment Amount shall be in an aggregate amount not less than $1,000,000 and whole increments of $500,000 in excess thereof and (IV) each such solicitation by Holdings, the Borrower or any of their respective Subsidiaries shall remain outstanding through the Discount Range Prepayment Response Date. The Auction Agent will promptly provide each relevant Term Lender with a copy of such Discount Range Prepayment Notice and a form of the Discount Range Prepayment Offer to be submitted by a responding relevant Term Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York City time, on the third Business Day after the date of delivery of such notice to the relevant Term Lenders (the “Discount Range Prepayment Response Date”).    Each relevant Term Lender’s Discount Range Prepayment Offer shall be irrevocable and shall specify a discount to par within the Discount Range (the “Submitted Discount”) at which such Term Lender is willing to allow prepayment of any or all of its then outstanding Term Loans of the applicable tranche or tranches and the maximum aggregate principal amount and tranches of such Lender’s Term Loans (the “Submitted Amount”) such Lender is willing to have prepaid at the Submitted Discount. Any Term Lender whose Discount Range Prepayment Offer is not received by the Auction Agent by the Discount Range Prepayment Response Date shall be deemed to have declined to accept a Discounted Term Loan Prepayment of any of its Term Loans at any discount to their par value within the Discount Range.

(2)The Auction Agent shall review all Discount Range Prepayment Offers received on or before the applicable Discount Range Prepayment Response Date and shall determine (in consultation with Holdings, the Borrower or any of their respective Subsidiaries and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the Applicable Discount and Term Loans to be prepaid at such Applicable Discount in accordance with this subsection (C). Holdings, the Borrower or any of their respective Subsidiaries agree to accept on the Discount Range Prepayment Response Date all Discount Range Prepayment Offers received by the Auction Agent by the Discount Range Prepayment Response Date, in the order from the Submitted Discount that is the largest discount to par to the Submitted Discount that is the smallest discount to par, up to and including the Submitted Discount that is the smallest discount to par within the Discount Range (such Submitted Discount that is the smallest discount to par within the Discount Range being referred to as the “Applicable Discount”) which yields a Discounted Term Loan Prepayment in an aggregate principal amount equal to the lower of (I) the Discount Range Prepayment Amount and (II) the sum of all Submitted Amounts. Each Lender that has submitted a Discount Range Prepayment Offer to accept prepayment at a discount to par that is larger than or equal to the Applicable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Submitted Amount (subject to any required proration pursuant to the following subsection (3)) at the Applicable Discount (each such Lender, a “Participating Lender”).

(3)If there is at least one Participating Lender, Holdings, the Borrower or any of their respective Subsidiaries will prepay the respective outstanding Term Loans of each Participating Lender in the aggregate principal amount and of the tranches specified in such Lender’s Discount Range Prepayment Offer at the Applicable Discount; provided that if the Submitted Amount by all Participating Lenders offered at a discount to par greater than the Applicable Discount exceeds the Discount Range Prepayment Amount, prepayment of the principal amount of the relevant Term Loans for those Participating Lenders whose Submitted Discount is a discount to par greater than or equal to the Applicable Discount (the “Identified Participating Lenders”) shall be made pro-rata among the Identified Participating Lenders in accordance with the Submitted Amount of each such Identified Participating Lender and the Auction Agent (in consultation with Holdings, the Borrower or any of their respective Subsidiaries and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Discount Range Proration”). The Auction Agent shall promptly, and in any case within five (5) Business Days following the Discount Range Prepayment Response Date, notify (I) Holdings, the Borrower or any of their respective Subsidiaries of the respective Term Lenders’ responses to such solicitation, the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount of the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount and tranches of Term Loans to be prepaid at the Applicable Discount on such date, (II) each Participating Lender of the aggregate principal amount and tranches of such Lender to be prepaid at the Applicable Discount on such date, and (z) if applicable, each Identified Participating Lender of the Discount Range Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to Holdings, the Borrower or any of their respective Subsidiaries and Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to Holdings, the Borrower or any of their respective Subsidiaries shall be due and payable by the Borrower on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

(D)(1) Subject to the proviso to subsection (A) above, Holdings, the Borrower or any of their respective Subsidiaries may from time to time solicit Solicited Discounted Prepayment Offers by providing the Auction Agent with three (3) Business Days’ notice in the form of a Solicited Discounted Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of Holdings, the Borrower or any of their respective Subsidiaries, to each Term Lender and/or each Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate amount of the Term Loans (the “Solicited Discounted Prepayment Amount”) and the tranche or tranches of Term Loans, Holdings, the Borrower or any of their respective Subsidiaries is willing to prepay at a discount (it being understood that different Solicited Discounted Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this Section), (III) the Solicited Discounted Prepayment Amount shall be in an aggregate amount not less than
$1,000,000 and whole increments of $500,000 in excess thereof and (IV) each such solicitation by Holdings, the Borrower or any of their respective Subsidiaries shall remain outstanding through the Solicited Discounted Prepayment Response Date. The Auction Agent will promptly provide each relevant Term Lender with a copy of such Solicited Discounted Prepayment Notice and a form of the Solicited Discounted Prepayment Offer to be submitted by a responding Term Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York City time on the third Business Day after the date of delivery of such notice to the relevant Term Lenders (the “Solicited Discounted Prepayment Response Date”). Each Term Lender’s Solicited Discounted Prepayment Offer shall (x) be irrevocable, (y) remain outstanding until the Acceptance Date, and (z) specify both a discount to par (the “Offered Discount”) such Term Lender is willing to allow to be applied to the prepayment of its then outstanding Term Loan and the maximum aggregate principal amount and tranches of such Term Loans (the “Offered Amount”) such Term Lender is willing to have prepaid subject to such Offered Discount. Any Term Lender whose Solicited Discounted Prepayment Offer is not received by the Auction Agent by the Solicited Discounted Prepayment Response Date shall be deemed to have declined prepayment of any of its Term Loans at any discount.

(2)The Auction Agent shall promptly provide Holdings, the Borrower or any of their respective Subsidiaries with a copy of all Solicited Discounted Prepayment Offers received on or before the Solicited Discounted Prepayment Response Date. Holdings, the Borrower or any of their respective Subsidiaries shall review all such Solicited Discounted Prepayment Offers and select the largest of the Offered Discounts specified by the relevant responding Term Lenders in the Solicited Discounted Prepayment Offers that is acceptable to Holdings, the Borrower or any of their respective Subsidiaries (the “Acceptable Discount”), if any.    If Holdings, the Borrower or any of their respective Subsidiaries elects to accept any Offered Discount as the Acceptable Discount, then as soon as practicable after the determination of the Acceptable Discount, but in no event later than by the third Business Day after the date of receipt by Holdings, the Borrower or any of their respective Subsidiaries from the Auction Agent of a copy of all Solicited Discounted Prepayment Offers pursuant to the first sentence of this subsection (2) (the “Acceptance Date”), Holdings, the Borrower or any of their respective Subsidiaries shall submit an Acceptance and Prepayment Notice to the Auction Agent setting forth the Acceptable Discount. If the Auction Agent shall fail to receive an Acceptance and Prepayment Notice from Holdings, the Borrower or any of their respective Subsidiaries by the Acceptance Date, Holdings, the Borrower or any of their respective Subsidiaries shall be deemed to have rejected all Solicited Discounted Prepayment Offers.
(3)Based upon the Acceptable Discount and the Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, within three (3) Business Days after receipt of an Acceptance and Prepayment Notice (the “Discounted Prepayment Determination Date”), the Auction Agent will determine (in consultation with Holdings, the Borrower or any of their respective Subsidiaries and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the aggregate principal amount and the tranches of Term Loans (the “Acceptable Prepayment Amount”) to be prepaid by Holdings, the Borrower or any of their respective Subsidiaries at the Acceptable Discount in accordance with this Section 2.11(a)(iii)(D). If Holdings, the Borrower or any of their respective Subsidiaries elects to accept any Acceptable Discount, then Holdings, the Borrower or any of their respective Subsidiaries agrees to accept all Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, in the order from largest Offered Discount to smallest Offered Discount, up to and including the Acceptable

Discount. Each Lender that has submitted a Solicited Discounted Prepayment Offer with an Offered Discount that is greater than or equal to the Acceptable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Offered Amount (subject to any required pro-rata reduction pursuant to the following sentence) at the Acceptable Discount (each such Lender, a “Qualifying Lender”). Holdings, the Borrower or any of their respective Subsidiaries will prepay outstanding Term Loans pursuant to this subsection (D) to each Qualifying Lender in the aggregate principal amount and of the tranches specified in such Lender’s Solicited Discounted Prepayment Offer at the Acceptable Discount; provided that if the aggregate Offered Amount by all Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount exceeds the Solicited Discounted Prepayment Amount, prepayment of the principal amount of the Term Loans for those Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount (the “Identified Qualifying Lenders”) shall be made pro-rata among the Identified Qualifying Lenders in accordance with the Offered Amount of each such Identified Qualifying Lender and the Auction Agent (in consultation with Holdings, the Borrower or any of their respective Subsidiaries and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Solicited Discount Proration”). On or prior to the Discounted Prepayment Determination Date, the Auction Agent shall promptly notify (I) Holdings, the Borrower or any of their respective Subsidiaries of the Discounted Prepayment Effective Date and Acceptable Prepayment Amount comprising the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender who made a Solicited Discounted Prepayment Offer of the Discounted Prepayment Effective Date, the Acceptable Discount, and the Acceptable Prepayment Amount of all Term Loans and the tranches to be prepaid to be prepaid at the Applicable Discount on such date, (III) each Qualifying Lender of the aggregate principal amount and the tranches of such Lender to be prepaid at the Acceptable Discount on such date, and (IV) if applicable, each Identified Qualifying Lender of the Solicited Discount Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrower and Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Borrower shall be due and payable by the Borrower on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

(E)In connection with any Discounted Term Loan Prepayment, Holdings, the Borrower or any of their respective Subsidiaries and the Lenders acknowledge and agree that the Auction Agent may require as a condition to any Discounted Term Loan Prepayment, the payment of reasonable and customary fees and expenses from Holdings, the Borrower or any of their respective Subsidiaries in connection therewith.

(F)If any Term Loan is prepaid in accordance with paragraphs (B) through (D) above, Holdings, the Borrower or any of their respective Subsidiaries shall prepay such Term Loans on the Discounted Prepayment Effective Date. Holdings, the Borrower or any of their respective Subsidiaries shall make such prepayment to the Auction Agent, for the account of the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, at the Administrative

Agent’s Office in immediately available funds not later than 2:00 p.m. New York City time on the Discounted Prepayment Effective Date and all such prepayments shall be applied to the remaining principal installments of the relevant tranche of Term Loans as directed by the Borrower. The Term Loans so prepaid shall be accompanied by all accrued and unpaid interest on the par principal amount so prepaid up to, but not including, the Discounted Prepayment Effective Date. Each prepayment of the outstanding Term Loans pursuant to this Section 2.11(a)(iii) shall be paid to the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable. The aggregate principal amount of the tranches and installments of the relevant Term Loans outstanding shall be deemed reduced by the full par value of the aggregate principal amount of the tranches of Term Loans prepaid on the Discounted Prepayment Effective Date in any Discounted Term Loan Prepayment.
(G)To the extent not expressly provided for herein, each Discounted Term Loan Prepayment shall be consummated pursuant to procedures consistent with the provisions in this Section 2.11(a)(iii), established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by Holdings, the Borrower or any of their respective Subsidiaries.

(H)Notwithstanding anything in any Loan Document to the contrary, for purposes of this Section 2.11(a)(iii), each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day.

(I)Each of Holdings, the Borrower or any of their respective Subsidiaries and the Lenders acknowledges and agrees that the Auction Agent may perform any and all of its duties under this Section 2.11(a)(iii) by itself or through any Affiliate of the Auction Agent and expressly consents to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and their respective activities in connection with any Discounted Term Loan Prepayment provided for in this Section 2.11(a)(iii) as well as activities of the Auction Agent.
(J)Holdings, the Borrower or any of their respective Subsidiaries shall have the right, by written notice to the Auction Agent, to revoke in full (but not in part) its offer to make a Discounted Term Loan Prepayment and rescind the applicable Specified Discount Prepayment Notice, Discount Range Prepayment Notice or Solicited Discounted Prepayment Notice therefor at its discretion at any time on or prior to the applicable Specified Discount Prepayment Response Date, Discount Range Prepayment Response Date or Solicited Discounted Prepayment Response Date, as applicable (and if such offer is revoked pursuant to the preceding clauses, any failure by the Borrower to make any prepayment to a Term Lender, as applicable, pursuant to this Section 2.11(a)(iii) shall not constitute a Default or Event of Default under Section 7.01 or otherwise).

(b)In the event and on each occasion that the aggregate Revolving Exposures exceed the aggregate Revolving Commitments at such time, the Borrower shall prepay Revolving Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative

Agent pursuant to Section 2.05(j)) in an aggregate amount necessary to eliminate such excess within one
(1) Business Day following Borrower’s receipt of written notice from the Administrative Agent.
(c)In the event and on each occasion that any Net Proceeds are received by or on behalf of Holdings or its Restricted Subsidiaries in respect of any Prepayment Event, the Borrower shall, within five (5) Business Days after such Net Proceeds are received (or, in the case of a Prepayment Event described in clause (b) of the definition of the term “Prepayment Event”, on the date of such Prepayment Event), prepay Initial Term Loans in an aggregate amount equal to (x) 100% of the amount of such Net Proceeds; provided that, in the case of any event described in clause (a) of the definition of the term “Prepayment Event”, if Holdings, the Borrower or any of the Restricted Subsidiaries invest (or commit to invest) the Net Proceeds from such event (or a portion thereof) within twelve (12) months after receipt of such Net Proceeds in the business of the Borrower and the other Subsidiaries, then no prepayment shall be required pursuant to this paragraph in respect of such Net Proceeds in respect of such event (or the applicable portion of such Net Proceeds, if applicable) except to the extent of any such Net Proceeds therefrom that have not been so invested (or committed to be invested) by the end of such 12-month period (or if committed to be so invested within such 12-month period, have not been so invested within six months following such 12-month period), at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so invested (or committed to be invested); provided, further, that the Borrower may use a portion of such Net Proceeds to prepay or repurchase any Incremental Term Loans, Other Term Loans or other Indebtedness, in each case that is secured by the Collateral on a pari passu basis with the Initial Term Loans to the extent such other Indebtedness and the Liens securing the same are permitted hereunder and the documentation governing such other Indebtedness requires such a prepayment or repurchase thereof with the proceeds of such Prepayment Event, in each case in an amount not to exceed the product of (x) the amount of such Net Proceeds and (y) a fraction, the numerator of which is the outstanding principal amount of such other Indebtedness and the denominator of which is the aggregate outstanding principal amount of Initial Term Loans and such other Indebtedness.
(d)Following the end of each fiscal year of Holdings, commencing with the fiscal year ending December 31, 2018, the Borrower shall prepay Initial Term Loans in an aggregate amount equal to the ECF Percentage of Excess Cash Flow for such fiscal year; provided that, at the election of the Borrower, such amount shall be reduced by the aggregate amount of voluntary prepayments and repurchases of (i) Term Loans (and, to the extent the Revolving Commitments are reduced in a corresponding amount pursuant to Section 2.08, Revolving Loans) made pursuant to Section 2.11(a) or otherwise in a manner not prohibited by Section 9.04(g) during such fiscal year or after such fiscal year and prior to the time such prepayment is due (without duplication to subsequent years) as provided below (provided that such reduction as a result of prepayments pursuant to Section 2.11(a)(iii) or repurchases pursuant to Section 9.04(g) shall be limited to the actual amount of such cash prepayment or repurchase), (ii) Incremental Facilities secured on a pari passu basis with the Loans (provided that in the case of the prepayment of any revolving loans, there is a corresponding reduction in commitments) and (iii) other Senior Secured First Lien Indebtedness (provided that (x) in the case of the prepayment of any revolving loans, there is a corresponding reduction in commitments and (y) the reduction as a result of such prepayments and repurchases shall be limited to the actual amount of such cash prepayment or repurchase) made during such fiscal year or, at the option of the Borrower, after such fiscal year and prior to the time such prepayment is due (without duplication to subsequent years) (excluding in the case of clauses (i) through (iii) all such prepayments and repurchases funded with the proceeds of other Funded Debt or issuances of Qualified Equity Interests of Holdings of Holdings or its Restricted Subsidiaries). The Borrower may use a portion of such Excess Cash Flow prepayment to prepay or repurchase any Incremental Term Loans, Other Term Loans or other Indebtedness, in each case that is secured by the Collateral on a pari passu basis with the Initial Term Loans to the extent such other Indebtedness and the Liens securing the same are permitted hereunder and the documentation governing such other Indebtedness requires such a prepayment or repurchase thereof based on Excess Cash Flow, in each case in an amount not to exceed the product of (x) the amount of such Excess Cash Flow prepayment and (y) a fraction, the numerator of which is the outstanding principal amount of such other Indebtedness and the denominator of which is the aggregate outstanding principal amount of Initial Term Loans and such other Indebtedness. Each prepayment of Initial Term Loans pursuant to this paragraph shall be made on or before the date that is ten (10) Business Days after the date on which financial statements are required to be delivered pursuant to Section 5.01 with respect to the fiscal year for which Excess Cash Flow is being calculated. Notwithstanding anything herein to the contrary, no prepayment under this Section 2.11(d) shall be required with respect to any fiscal year to the extent Excess Cash Flow for such fiscal year is less than or equal to $2,000,000 (and only amounts in excess of $2,000,000 shall be required to be prepaid).
(e)Prior to any optional prepayment of Borrowings pursuant to Section 2.11(a)(i), the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (f) of this Section 2.11. In the event of any optional prepayment of Revolving Borrowings, the Borrower shall select the Class or Classes of Revolving Borrowings to be prepaid. Except as otherwise provided in any Refinancing Amendment, Loan Modification Agreement, Incremental Facility Amendment or otherwise herein, in the event of any mandatory prepayment of Term Borrowings made at a time when Term Borrowings of more than one Class remain outstanding, the Borrower shall select Term Borrowings to be prepaid so that the aggregate amount of such prepayment shall be allocated among the Classes of Term Borrowings (and, to the extent provided in the Refinancing Amendment for any Class of Other Term Loans, the Borrowings of such Class) pro rata based on the aggregate principal amount of outstanding Borrowings of each Class; provided that any Term Lender (and, to the extent provided in the Refinancing Amendment or Loan Modification Agreement for any Class of Other Term Loans, any Lender that holds Other Term Loans of such Class) may elect, by notice to the Administrative Agent by telephone (confirmed by facsimile) at least two (2) Business Days prior to the prepayment date, to decline all or any portion of any prepayment of its Term Loans or Other Term Loans of any such Class pursuant to this Section 2.11 (other than an optional prepayment pursuant to paragraph (a)(i) of this Section or a mandatory prepayment as a result of the Prepayment Event set forth in clause (b) of the definition thereof, which may not be declined), in which case the aggregate amount of the prepayment that would have been applied to prepay Term Loans or Other Term Loans of any such Class but was so declined (and not used pursuant to the immediately following sentence) shall be retained by Holdings or its Restricted Subsidiaries (such amounts, “Retained Declined Proceeds”) and shall increase the Available Amount as set forth in the definition thereof. An amount equal to any portion of a mandatory prepayment of Term Borrowings that is declined by the Lenders under this Section 2.11(e) shall, to the extent not prohibited hereunder or under the documentation governing the Permitted First Priority Refinancing Debt or the Pari Passu Intercreditor Agreement, be applied by the Borrower to prepay, pari passu Indebtedness or Permitted Junior Priority Refinancing Debt to the extent required by the documentation governing such Indebtedness or be retained to be used for any other purposes not prohibited hereunder. Except as otherwise provided in any Refinancing Amendment, Loan Modification Agreement, Incremental Facility Amendment or otherwise herein, optional prepayments of Borrowings of Term Loans should be allocated among the Classes of Term Borrowings pro rata based on the aggregate principal amount of outstanding Borrowings of each Class. In the absence of a designation by the Borrower as described in the preceding provisions of this paragraph of the Type of Borrowing of any Class, the Administrative Agent shall make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.16, provided that, in connection with any mandatory prepayments by the Borrower of the Term Loans pursuant to Section 2.11(c) or (d), such prepayments shall be applied on a pro rata basis to the then outstanding Term Loans being prepaid irrespective of whether such outstanding Term Loans are ABR Loans or Eurodollar Loans.

(f)The Borrower shall notify the Administrative Agent of any optional prepayment pursuant to Section 2.11(a)(i) by telephone (confirmed by facsimile or other electronic communication) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one (1) Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that a notice of optional prepayment may state that such notice is conditional upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or the occurrence of some other identifiable and specified event or condition, in which case such notice of prepayment may be revoked or extended by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date of prepayment) if such condition is not satisfied. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13, and subject to Section 2.11(a)(i), shall be without premium or penalty. At the Borrower’s election in connection with any prepayment pursuant to this Section 2.11, such prepayment shall not be applied to any Term Loan or Revolving Loan of a Defaulting Lender (under any of subclauses (a), (b) or (c) of the definition of “Defaulting Lender”) and shall be allocated ratably among the relevant non-Defaulting Lenders.
(g)Notwithstanding any other provisions of Section 2.11(c) or (d), (A) to the extent that any of or all the Net Proceeds of any Prepayment Event by a Subsidiary that is organized or incorporated under the laws of a jurisdiction other than the United States, any state, commonwealth or territory thereof or the District of Columbia, giving rise to a prepayment pursuant to Section 2.11(c) or
(d)(a “Restricted Prepayment Event”) or Excess Cash Flow are prohibited or delayed by applicable local law (including financial assistance, corporate benefit, restrictions on repatriating or upstreaming of cash intra-group and the fiduciary and statutory duties of the directors of the relevant subsidiaries) from being repatriated to the Borrower, the portion of such Net Proceeds or Excess Cash Flow so affected will not be required to be taken into account in determining the amount to be applied to repay Term Loans at the times provided in Section 2.11(c) or (d), as the case may be, and such amounts may be retained by such Subsidiary, (B) to the extent that and for so long as the Borrower has determined in good faith that repatriation of any of or all the Net Proceeds of any Restricted Prepayment Event or Excess Cash Flow attributable to such Subsidiary would have an adverse (other than de minimis) tax consequence (net of any tax credits or other benefits in respect thereof) to any Loan Party, Subsidiary or, to the extent pass-through entities, any direct or indirect equity holder thereof with respect to such Net Proceeds or Excess Cash Flow, the Net Proceeds or Excess Cash Flow so affected will not be required to be taken into account in determining the amount to be applied to repay Term Loans at the times provided in Section 2.11(c) or Section 2.11(d), as the case may be, and such amounts may be retained by such Subsidiary, (C) to the extent that and for so long as the Borrower has determined in good faith that repatriation of any of or all the Net Proceeds of any Restricted Prepayment Event or Excess Cash Flow would violate any material organizational document restrictions (as a result of minority ownership) and restrictions in other material agreements (to the extent not in violation of Section 6.09), the Net Proceeds or Excess Cash Flow so affected will not be required to be taken into account in determining the amount to be applied to repay Term Loans at the times provided in Section 2.11(c) or Section 2.11(d), as the case may be, and such amounts may be retained by such Subsidiary and (D) to the extent that and for so long as the Borrower has determined in good faith that repatriation of any of or all the Net Proceeds of any Restricted Prepayment Event or Excess Cash Flow could reasonably give rise to a risk of liability for the directors of such Subsidiary under applicable local law, the Net Proceeds or Excess Cash Flow so affected will not be required to be taken into account in determining the amount to be applied to repay Term Loans at the times provided in Section 2.11(c) or Section 2.11(d), as the case may be, and such amounts may be retained by such Subsidiary; provided that (i) Holdings, the Borrower and each Restricted Subsidiary hereby agrees to use commercially reasonable efforts (as determined in the Borrower’s reasonable business judgment) to overcome or eliminate any such restrictions on repatriation even if the Borrower does not intend to actually repatriate such cash, so that an amount equal to the full amount of such Net Proceeds or Excess Cash Flow will otherwise be subject to repayment under this Section 2.11, and (ii) to the extent that the Borrower has determined in good faith that repatriation of any of or all the Net Proceeds of any Restricted Prepayment Event could reasonably be expected to have adverse tax consequences (other than de minimis tax consequences) for Holdings, the Borrower or any Restricted Subsidiary with respect to such Net Proceeds or Excess Cash Flow, an amount equal to such Net Proceeds or Excess Cash Flow that would be so affected will not be subject to repayment under this Section 2.11 and such amounts shall be available for general corporate purposes of the Loan Parties and their Subsidiaries as long as not required to be prepaid in accordance with this Section 2.11. For the avoidance of doubt, Borrower shall be permitted to make any repayments required by Section 2.11(c) or Section 2.11(d) from any source of funds and shall not be required to make any repayments from funds contained in any particular Loan Party. The non-application of any such prepayment amounts as a result of the foregoing provisions will not constitute a Default or Event of Default and such amounts shall be available for working capital and general corporate purposes of the Loan Parties and their Subsidiaries as long as not required to be prepaid in accordance with such provisions. Notwithstanding the foregoing, any payments actually made by the Loan Parties shall be applied net of an amount equal to the additional Taxes of Holdings, its Subsidiaries and the direct and indirect holders of Equity Interests in Holdings that would be payable or reserved against and any additional costs that would be incurred as a result of a repatriation, whether or not a repatriation actually occurs.

SECTION 2.12 Fees.
(a)The Borrower agrees to pay to the Administrative Agent in Dollars for the account of each Revolving Lender (other than a Defaulting Lender) a commitment fee, which shall accrue at the rate of 0.50% per annum on the daily average unused amount of the Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which the Revolving Commitments terminate. Accrued commitment fees shall be payable in arrears on the last Business Day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the Effective Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender.
(b)The Borrower agrees to pay (i) to the Administrative Agent in Dollars for the account of each Revolving Lender (other than any Defaulting Lender) a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate used to determine the interest rate applicable to Eurodollar Revolving Loans on the daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements but taking into account the maximum amount available to be drawn under all outstanding Letters of Credit, whether or not such maximum amount is then in effect) during the period from and including the Effective Date to and including the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank in Dollars a fronting fee (which fee shall be calculated by the Administrative Agent in consultation with the applicable Issuing Bank and payable directly to the applicable Issuing Bank), which shall accrue at the rate to be agreed by each Issuing Bank, not to be greater than 0.25% per annum, on the daily amount of the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements but taking into account the maximum amount available to be drawn under all outstanding Letters of Credit, whether or not such maximum amount is then in effect) during the period from and including the Effective Date to and including the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard, reasonable fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the last Business Day of March, June, September and December, respectively, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after written demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon in writing between the Borrower and the Administrative Agent.
(d)The Borrower agrees to pay to the Administrative Agent in Dollars for the account of each DDTL Lender (other than a Defaulting Lender) an unused commitment fee (the “Unused DDTL Commitment Fee”), which shall accrue at the rate of 1.00% per annum on the daily average unused amount of the DDTL Commitment of such Lender during the period from and including the Effective Date to but excluding the DDTL Expiration Date. Accrued Unused DDTL Commitment Fees shall be payable in arrears on the last Business Day of March, June, September and December of each year and on the DDTL Expiration Date, commencing on the first such date to occur after the Effective Date. All Unused DDTL Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(e)Notwithstanding the foregoing, and subject to Section 2.22, the Borrower shall not be obligated to pay any amounts to any Defaulting Lender pursuant to this Section 2.12.

SECTION 2.13 Interest.
(a)The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate, in each case for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)Notwithstanding the foregoing, if upon the occurrence and during the continuance of any Specified Event of Default, any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due (after giving effect to any applicable grace periods), whether at stated maturity, upon acceleration or otherwise, such overdue amount (including for the avoidance of doubt, the aggregate outstanding principal balance of all Loans in the case of an Event of Default under Section 7.01(h) or (i)) shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.13 or (ii) in the case of any other overdue amount, 2.00% per annum plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section 2.13; provided that no amount shall be payable pursuant to this Section 2.13(c) to a Defaulting Lender so long as such Lender shall be a Defaulting Lender; provided, further that no amounts shall accrue pursuant to this Section 2.13(c) on any overdue amount, reimbursement obligation in respect of any LC Disbursement or other amount payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

(d)Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments, provided that (i) interest accrued pursuant to paragraph (c) of this Section 2.13 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(e)All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to clause (a) of the definition of Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.14 Alternate Rate of Interest.
If at least two (2) Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a)the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

(b)the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period (in each case with respect to the Loans impacted by this clause (b) or clause (a) above, “Impacted Loans”);

(c)the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, in the event any Loans are so affected, (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (y) if any Borrowing Request requests a Eurodollar Borrowing, then such Borrowing shall be made as an ABR Borrowing; provided, however, that, in each case, the Borrower may revoke any Borrowing Request that is pending when such notice is received.

(d)Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a) of this Section 2.14 and/or is advised by the Required Lenders of their determination in accordance with clause (b) of this Section 2.14 and the Borrower shall so request, the Administrative Agent, the Required Lenders and the Borrower shall negotiate in good faith to amend the definition of “LIBO Rate” and other applicable provisions to preserve the original intent thereof in light of such change; provided that, until so amended, such Impacted Loans will be handled as otherwise provided pursuant to the terms of this Section 2.14.

SECTION 2.15 Increased Costs.

(a)If any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any Issuing Bank (except any such reserve requirement reflected in the Adjusted LIBO Rate);

(ii)subject the Administrative Agent, any Lender or any Issuing Bank to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes) on it loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or issue any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), then, from time to time upon request of such Lender or Issuing Bank, the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank, as the case may be, for such increased costs actually incurred or reduction actually suffered.

(b)If any Lender or Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy), then, from time to time upon request of such Lender or Issuing Bank, the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction actually suffered.
(c)A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company in reasonable detail, as the case may be, as specified in paragraph (a) or (b) of this Section 2.15 delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within fifteen (15) days after receipt thereof.

(d)Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to this Section 2.15 for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16 Break Funding Payments.

In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto,
(c) the failure to borrow, convert, continue or prepay any Revolving Loan or Term Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19 or Section 9.02(c), then, in any such event, the Borrower shall, after receipt of a written request by any Lender affected by any such event (which request shall set forth in reasonable detail the basis for requesting such amount), compensate each Lender for the actual loss, cost and expense (excluding loss of profit and excluding the impact of any applicable LIBOR “floor”) actually incurred by it as a result of such event. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.16 and the reasons therefor delivered to the Borrower shall be prima facie evidence of such amounts. The Borrower shall pay such Lender the amount shown as due on any such certificate within fifteen (15) days after receipt of such demand; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.16 for any loss, cost or expense more than 180 days prior to the date that such Lender delivers such certificate. Notwithstanding the foregoing, this Section 2.16 will not apply to losses, costs or expenses resulting from Taxes, as to which Section 2.17 shall govern. Notwithstanding the foregoing, no Lender shall demand compensation pursuant to this Section 2.16 if it shall not at the time be the general policy or practice of such Lender to demand such compensation in substantially the same manner as applied to other similarly situated borrowers under comparable syndicated credit facilities.

SECTION 2.17 Taxes.
(a)Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction for any Taxes, except as required by applicable Requirements of Law. If the applicable withholding agent (including, for the avoidance of doubt, the Administrative Agent or any Loan Party) shall be required by applicable Requirements of Law (as determined in the good faith discretion of the applicable withholding agent) to deduct any Taxes from such payments, then the applicable withholding agent shall make such deductions and shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Requirements of Law, and if such Taxes are Indemnified Taxes, then the amount payable by the applicable Loan Party shall be increased as necessary so that after all such required deductions have been made (including such deductions and withholdings applicable to additional amounts payable under this Section 2.17), each Lender (or, in the case of a payment made to the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such deductions been made.

(b)Without limiting the provisions of paragraph (a) above, the Borrower shall timely pay, or, at the option of the Administrative Agent, timely reimburse it for the payment of, any Other Taxes to the relevant Governmental Authority in accordance with Requirements of Law.

(c)The Borrower shall indemnify the Administrative Agent and each Lender within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes paid by the Administrative Agent or such Lender as the case may be, on or with respect to any payment by or on account of any obligation of any Loan Party under any Loan Document (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, that the Borrower shall not be obligated to make any payment to the Administrative Agent or a Lender, as the case may be, for penalties, interest or expenses attributable to the gross negligence or willful misconduct of the Administrative Agent or such Lender, as applicable. A certificate setting forth in reasonable detail the basis and calculation of the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)To the extent required by any applicable Requirements of Law (as determined in good faith by the Administrative Agent), the Administrative Agent may deduct or withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or not property executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective), such Lender shall indemnify and hold harmless the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Loan Parties for such Taxes pursuant to this Section 2.17 and without limiting any obligation of the Loan Parties to do so pursuant to this Section 2.17) fully for all amounts paid, directly or indirectly, by the Administrative Agent as Taxes or otherwise, together with all expenses incurred, including legal expenses, and any other expenses, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this Section 2.17(d). The agreements in this Section 2.17(d) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, any assignment of rights by a Loan Party, the termination of this Agreement and the repayment, satisfaction or discharge of all other obligations under any Loan Document.

(e)As soon as practicable after any payment of any Taxes by a Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)Each Lender shall, at such times as are reasonably requested by Borrower or the Administrative Agent, (i) complete any documentation required for the Borrower or the Administrative Agent, as applicable, to obtain clearance to make payments under the Loan Documents without, or with a reduction in, any withholding Tax and to determine whether or not such Lender is subject to backup withholding or information reporting requirements and (ii) provide the Borrower and the Administrative Agent with any properly completed and executed documentation prescribed by any Requirement of Law, or reasonably requested by the Borrower or the Administrative Agent, certifying as to any entitlement of such Lender to an exemption from, or reduction in, any withholding Tax with respect to any payments to be made to such Lender under the Loan Documents. Each such Lender shall, whenever a lapse in time or change in circumstances renders any such documentation expired, obsolete or inaccurate in any respect (including any specific documentation required below in this Section 2.17(f)), deliver promptly to Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the applicable withholding agent) or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so. Unless the applicable withholding agent has received forms or other documents satisfactory to it indicating that payments under any Loan Document to or for a Lender are not subject to withholding tax or are subject to Tax at a rate reduced by an applicable tax treaty, the Borrower, Administrative Agent or other applicable withholding agent shall withhold amounts required to be withheld by applicable law from such payments at the applicable statutory rate. Notwithstanding anything to the contrary in the preceding three sentences, the completion, execution and submission of such documentation (other than such documentation set forth in this Section 2.17(f)(i), (ii)(A) through (D), and (iii) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

Without limiting the generality of the foregoing:

(i)Each Lender that is a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) two properly completed and duly signed copies of Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding.

(ii)Each Lender that is a Foreign Lender shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) whichever of the following is applicable:

(A)two properly completed and duly signed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor forms) claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,
(B)two properly completed and duly signed copies of Internal Revenue Service Form W-8ECI (or any successor forms),

(C)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (x) two properly completed and duly signed certificates, substantially in the form of Exhibit N-1 (any such certificate a “United States Tax Compliance Certificate”), and (y)

two properly completed and duly signed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable (or any successor forms),

(D)to the extent a Foreign Lender is not the beneficial owner (for example, where the Lender is a partnership or a participating Lender), two properly completed and duly signed copies of Internal Revenue Service Form W-8IMY (or any successor forms) of the Foreign Lender, accompanied by a Form W-8ECI, W-8BEN or W-8BEN-E, as applicable, a United States Tax Compliance Certificate substantially in the form of Exhibit N-2 or Exhibit N-3, Form W-9, Form W-8IMY (or other successor forms) and/or any other required information from each beneficial owner that would be required under this Section 2.17 if such beneficial owner were a Lender, as applicable (provided that, if the Foreign Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, a United States Tax Compliance Certificate substantially in the form of Exhibit N-4 may be provided by such Foreign Lender on behalf of each such direct or indirect partner), or
(E)two properly completed and duly signed copies of any other form prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit the Borrower and the Administrative Agent to determine the withholding or deduction required to be made.

(iii)If a payment made to any Lender under any Loan Document would be subject to withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA and, if necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Notwithstanding any other provision of this clause (f), a Lender shall not be required to deliver any form that such Lender is not legally eligible to deliver.
(g)If the Borrower determines in good faith that a reasonable basis exists for contesting any Taxes for which indemnification has been demanded hereunder, the Administrative Agent or the relevant Lender, as applicable, shall use commercially reasonable efforts to cooperate with the Borrower in a reasonable challenge of such Taxes if so requested by the Borrower, provided that (a) the Administrative Agent or such Lender determines in its reasonable discretion that it would not be subject to any unreimbursed third party cost or expense or otherwise be prejudiced by cooperating in such challenge, (b) the Borrower pays all related expenses of the Administrative Agent or such Lender, as applicable and © the Borrower indemnifies the Administrative Agent or such Lender, as applicable, for any liabilities or other costs incurred by such party in connection with such challenge. If the Administrative Agent or a Lender receives a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.17 giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to promptly repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. The Administrative Agent or such Lender, as the case may be, shall, at the Borrower’s request, provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant taxing authority (provided that the Administrative Agent or such Lender may delete any information therein that the Administrative Agent or such Lender deems confidential). Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. Notwithstanding anything to the contrary, this Section 2.17(g) shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to Taxes which it deems confidential) to any Loan Party or any other person. The Loan Parties and their Subsidiaries will undertake to use commercially reasonable efforts to overcome or eliminate any such restrictions and/or minimize any such costs of prepayment. Notwithstanding anything herein to the contrary, the Borrower shall not be required to compensate such Lender for any amount incurred under this Section 2.17 more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such one hundred and eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof.

(h)The agreements in this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
(i)For purposes of this Section 2.17, the term “Lender” shall include any Issuing Bank and the term “applicable Requirements of Law” includes FATCA.

SECTION 2.18 Payments Generally; Pro Rata Treatment; Sharing of Setoffs.
(a)The Borrower shall make each payment required to be made by it under any Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) at or prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., New York City time, on the date when due), in immediately available funds, without condition or deduction for any counterclaim, recoupment or setoff. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made in Dollars to such account as may be specified by the Administrative Agent.    Payments to be made directly to any Issuing Bank shall be made as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other

Person to the appropriate recipient promptly following receipt thereof. Except as otherwise provided herein, if any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate for the period of such extension.
(b)If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.
(c)If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, Term Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, Term Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Term Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest and (ii) the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant or (C) any disproportionate payment obtained by a Lender of any Class as a result of the extension by Lenders of the maturity date or expiration date of some but not all Loans or Revolving Commitments of that Class or any increase in the Applicable Rate in respect of Loans of Lenders that have consented to any such extension. The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower’s rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(d)Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption and in its sole discretion, distribute to the Lenders or Issuing Banks, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(e), Section 2.05(f), Section 2.06(a), Section 2.06(b), Section 2.18(d) or Section 9.03(c), then the Administrative Agent may, in its discretion and in the order determined by the Administrative Agent (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Section until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and to be applied to, any future funding obligations of such Lender under any such Section.

SECTION 2.19 Mitigation Obligations; Replacement of Lenders.
(a)If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 or any event gives rise to the operation of Section 2.23, then such Lender (at the request of the Borrower) shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or its participation in any Letter of Credit affected by such event, or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment and delegation (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17 or mitigate the applicability of Section 2.23, as the case may be, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not be inconsistent with the internal policies of, or otherwise be disadvantageous in any material economic, legal or regulatory respect to, such Lender.
(b)If (i) any Lender requests compensation under Section 2.15 or gives notice under Section 2.23, (ii) the Borrower is required to pay any additional amount to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.17, (iii) any Lender is a Disqualified Lender or (iv) any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, (1) require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment and delegation) or (2) prepay the Loans and, if applicable, terminate the Revolving Commitments of such Defaulting Lender; provided that (A) in the case of preceding clause (1), the Borrower shall have received the prior written consent of the Administrative Agent to the extent such consent would be required under Section 9.04(b) for an assignment of Loans or Commitments, as applicable (and if a Revolving Commitment is being assigned and delegated, each Issuing Bank), which consents, in each case, shall not unreasonably be withheld, conditioned or delayed, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and unreimbursed participations in LC Disbursements, accrued but unpaid interest thereon, accrued but unpaid fees and all other amounts payable to it hereunder from (x) in the case of preceding clause (1), the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (y) in the case of preceding clause (2), from the Borrower, (C) in the case of preceding clause (i), the Borrower or such assignee shall have paid (unless waived) to the Administrative Agent the processing and recordation fee specified in Section 9.04(b)(ii) and (D) in the case of any such assignment resulting from a claim for compensation under Section 2.15, or payments required to be made pursuant to Section 2.17 or a notice given under Section 2.23, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise (including as a result of any action taken by such Lender under paragraph (a) above), the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment need not be a party thereto.

SECTION 2.20 Incremental Credit Extensions.
(a)The Borrower may at any time or from time to time on one or more occasions after the Effective Date, by written notice delivered to the Administrative Agent request (i) one or more additional Classes of term loans (each an “Incremental Term Facility”), (ii) one or more additional term loans of the same Class of any existing Class of term loans (each an “Incremental Term Increase”) and
ii.one or more increases in the amount of the Revolving Commitments of any Class (each such increase, an “Incremental Revolving Commitment Increase” and, together with any Incremental Term Facility and any Incremental Term Increase, the “Incremental Facilities” and any Loans thereunder, the “Incremental Loans”); provided that, after giving effect to the effectiveness of any Incremental Facility Amendment, no Event of Default shall have occurred and be continuing or would result therefrom (provided that, in the case of an Incremental Facility incurred to finance a Limited Condition Transaction, if the Borrower has made an LCT Election, such condition shall be that (1) no Event of Default shall have occurred and be continuing at the LCT Test Date and (2) no Specified Event of Default shall have occurred and be continuing after giving effect to the effectiveness of any such Incremental Facility Amendment). Notwithstanding anything to contrary herein, the aggregate principal amount of the Incremental Facilities that can be incurred at any time shall not exceed the Incremental Cap at such time. Each Incremental Facility shall be in a minimum principal amount of $10,000,000 and integral multiples of $1,000,000 in excess thereof (unless the Borrower and the Administrative Agent otherwise agree); provided that such amount may be less than $10,000,000 to the extent such amount represents all the remaining availability under the aggregate principal amount of Incremental Facilities set forth above.

(b)(i) The Incremental Term Loans:
(a)(1) shall rank equal or junior in right of payment and equal or junior in right of security with the Term Loans or may be unsecured, and if junior in right of payment and/or security or unsecured, shall be established as a separate facility than the facility for the Term Loans that are secured by the Collateral on a first priority basis, (2) shall be structured such that neither Holdings nor any Restricted Subsidiary is a guarantor with respect to such Indebtedness unless Holdings or such Restricted Subsidiary is a Loan Party which shall have previously or substantially concurrently guaranteed the Loan Document Obligations, and (3) if secured, the obligations in respect thereof shall not be secured by Liens on the assets of Holdings and the Restricted Subsidiaries, other than assets constituting Collateral, and if established as a separate facility, shall be subject to a Pari Passu Intercreditor Agreement and/or Junior Lien Intercreditor Agreement, as applicable (it being understood that junior Liens are not required to be pari passu with other junior Liens, and that Indebtedness secured by junior liens may be secured by Liens that are pari passu with or junior in priority to, other Liens that are junior to the Liens securing the Initial Term Loans);

(b)shall not (except in the case of customary bridge loans which, subject to customary conditions (including no payment or bankruptcy event of default), would either automatically be converted into or required to be exchanged for permanent refinancing that does not mature prior to the Term Maturity Date of the Initial Term Loans) mature earlier than the Term Maturity Date of the Initial Term Loans;

(c)shall not (except in the case of customary bridge loans which, subject to customary conditions (including no payment or bankruptcy event of default), would either automatically be converted into or required to be exchanged for permanent refinancing that does not have a shorter Weighted Average Life to Maturity than the remaining Initial Term Loans) have a shorter Weighted Average Life to Maturity than the remaining Initial Term Loans;

(d)shall have a maturity date (subject to clause (b)), an amortization schedule (subject to clause (c)), interest rates (including through fixed interest rates), “most favored nation” provisions (if any), interest margins, rate floors, upfront fees, funding discounts, original issue discounts, financial covenants (if any) and prepayment terms and premiums as determined by the Borrower and the Additional Term Lenders thereunder; provided that, (i) for any Incremental Term Loan which is a Loan Equivalent, in the event that the Effective Yield for any such Loan Equivalent is greater than the Effective Yield for the Initial Term Loans by more than 0.50% per annum, then the Effective Yield for the Initial Term Loans shall be increased (without the requirement of any Lender consent) to the extent necessary so that the Effective Yield for the Initial Term Loans is equal to the Effective Yield for such Loan Equivalent minus 0.50% per annum and (ii) for any Incremental Term Loans which are Junior Incremental Loans, in the event that the Effective Yield for any such Junior Incremental Loan is greater than the Effective Yield for the Initial Term Loans by more than 4.50% per annum, then the Effective Yield for the Initial Term Loans shall be increased (without the requirement for any Lender consent) to the extent necessary so that the Effective Yield for the Initial Term Loans is equal to the Effective Yield for such Junior Incremental Loan minus 4.50% per annum; provided, further, that if the Incremental Term Loans include an interest rate floor greater than the applicable interest rate floor under the Initial Term Loans, such differential between interest rate floors shall be equated to the applicable interest rate margin for purposes of determining whether an increase to the interest rate margin under the Initial Term Loans shall be required, but only to the extent an increase in the interest rate floor in the Initial Term Loans would cause an increase in the interest rate then in effect thereunder, and in such case, the interest rate floor (but not the interest rate margin) applicable to the Initial Term Loans shall be increased to the extent of such differential between interest rate floors;

(e)(i) to the extent secured on a pari passu basis with the Initial Term Loans and pari passu in right of payment with the Initial Term Loans, may provide for the ability to participate (x) on a pro rata basis or less than pro rata basis (but not greater than pro rata basis) in any voluntary prepayments of the Initial Term Loans and (y) on a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis other than in the case of prepayment with Other Term Loans incurred pursuant to a Refinancing Amendment to refinance such Incremental Term Loans or any other Credit Agreement Refinancing Indebtedness in respect of such Incremental Term Loans) in any mandatory prepayments of the Initial Term Loans and (ii) to the extent subordinated in right of payment to the Initial Term Loans, subordinated in right of security to the Initial Term Loans and/or unsecured, shall be prepaid on a less than pro rata basis in any prepayments of the Initial Term Loans (other than in the case of a prepayment with Other Term Loans pursuant to a

Refinancing Amendment or any other Credit Agreement Refinancing Indebtedness, in each case to refinance such Incremental Term Loans);
(f)the Borrower may appoint any Person (other than any Affiliate of the Borrower) in its reasonable discretion to arrange such Incremental Facility and provide such arranger any titles with respect to such Incremental Facility as it deems appropriate in its sole disretion; and
(g)may otherwise have terms and conditions different from those of the Term Loans; provided that (x) to the extent the terms and documentation with respect to such Incremental Term Loans are not consistent with the existing Initial Term Loans (except with respect to matters contemplated by clauses (a), (b), (c), (d), (e) and (f) above), the covenants, events of default and guarantees of any such Incremental Term Loans shall not be materially more restrictive to the Borrower, when taken as a whole, than the terms of the Initial Term Loans unless (1) Lenders under the Initial Term Loans also receive the benefit of such more restrictive terms (it being understood that, to the extent that any covenant, event of default or guarantee is added or modified for the benefit of any Incremental Term Facility, no consent shall be required from the Administrative Agent or any of the Term Lenders to the extent that such covenant, event of default or guarantee is also added or modified for the benefit of the existing Term Loans), (2) any such provisions apply after the Term Maturity Date with respect to the Initial Term Loans; provided that the Borrower may, in its sole discretion, deliver a certificate of a Responsible Officer of the Borrower to the Administrative Agent at least ten (10) Business Days (or such shorter period as may be agreed by the Administrative Agent) prior to the incurrence of such Incremental Term Loans, together with a reasonably detailed description of the material terms and conditions of such Incremental Term Loans or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement, and such certificate shall be conclusive evidence that such terms and conditions satisfy the requirement of this clause (x) unless the Administrative Agent notifies the Borrower within such ten (10) Business Day (or shorter) period that it disagrees with such determination, including a reasonably detailed description of the basis upon which it disagrees); or (3) such terms are reasonably satisfactory to the Administrative Agent and the Borrower and (y) in no event shall it be a condition to the effectiveness of, or borrowing under, any such Incremental Term Loans that any representation or warranty of any Loan Party set forth herein be true and correct, except and solely to the extent required by the Additional Term Lenders providing such Incremental Term Loans. Any Incremental Term Increase shall be on the same terms (other than original issue discount and upfront fees but subject to clause (d) above) and pursuant to the same documentation applicable to the Term Loans (except with respect to the Incremental Facility Amendment evidencing such Incremental Term Increase)). Any Incremental Term Facility shall be on terms and pursuant to documentation as determined by the Borrower and the Additional Term Lenders providing such Incremental Term Facility, subject to the restrictions and exceptions set forth above.

(ii) The Incremental Revolving Commitment Increase shall be treated the same as the Class of Revolving Commitments being increased (including with respect to maturity date thereof) and shall be considered to be part of the Class of Revolving Loans being increased (it being understood that, if required to consummate an Incremental Revolving Commitment Increase, the pricing, interest rate margins, “most favored nation” provisions (if any), rate floors and undrawn commitment fees on the Class of Revolving Commitments being increased may be increased and additional upfront or similar fees may be payable to the lenders providing the Incremental Revolving Commitment Increase (without any requirement to pay such fees to any existing Revolving Lenders)). Any Incremental Revolving Commitment Increase shall be on the same terms (other than upfront fees) and pursuant to the same documentation (other than the Incremental Facility Amendment evidencing such Incremental Revolving Commitment Increase) applicable to the Revolving Loans (excluding upfront fees and customary arranger fees).
(c)Each notice from the Borrower pursuant to this Section shall set forth the requested amount of the relevant Incremental Term Loans or Incremental Revolving Commitment Increases.

(d)Commitments in respect of any Incremental Loans shall become Commitments (or in the case of an Incremental Revolving Commitment Increase to be provided by an existing Lender with a Revolving Commitment, an increase in such Lender’s applicable Revolving Commitment) under this Agreement pursuant to an amendment (an “Incremental Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Lender agreeing to provide such Commitment, if any, each applicable Additional Lender, if any, and the Administrative Agent (provided, that if such amendment does not affect the rights, duties, privileges or obligations of the Administrative Agent, and the Administrative Agent has been provided notice of such amendment and declines to sign such amendment, the Administrative Agent shall not be required to execute or acknowledge such amendment). An Incremental Facility may be provided, subject to the prior written consent of the Borrower (not to be unreasonably withheld), by any existing Lender (it being understood that no existing Lender shall have the right to participate in any Incremental Facility or, unless it agrees, be obligated to provide any Incremental Loans) or by any Additional Lender. Any loan under an Incremental Term Increase and any loan under an Incremental Revolving Commitment Increase shall be a “Loan” for all purposes of this Agreement and the other Loan Documents. The Incremental Facility Amendment may, subject to Section 2.20(b), without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary, in the reasonable opinion of the Administrative Agent and the Borrower, to (x) effect the provisions of this Section 2.20 (including, in connection with an Incremental Revolving Commitment Increase, to reallocate Revolving Exposure on a pro rata basis among the relevant Revolving Lenders and including voting rights as contemplated by Section 9.02) and/or (y) so long as such amendments are not, in the reasonable opinion of the Administrative Agent, materially adverse to the Lenders, maintain the “fungibility” of any such Incremental Facility with any Class of then-outstanding Loans hereunder; provided, that, for the avoidance of doubt no Incremental Term Increase shall decrease the amortization payable to any existing Lender at the time of the establishment of such Incremental Term Increase. The effectiveness of any Incremental Facility Amendment and the occurrence of any credit event (including the making (but not the conversion or continuation) of a Loan and the issuance, increase in the amount, or extension of a Letter of Credit thereunder) pursuant to such Incremental Facility Amendment shall be subject to the satisfaction on the date of such Incremental Facility Amendment of such conditions as the parties thereto shall agree and as required by this Section 2.20 (each such date, an “Incremental Facility Closing Date”). The Borrower will use the proceeds of the Incremental Term Loans and Incremental Revolving Commitment Increases as set forth in Section 5.10.

(e)Notwithstanding anything to the contrary, this Section 2.20 shall supersede any provisions in Section 2.18 or Section 9.02 to the contrary.

SECTION 2.21 Refinancing Amendments.

(a)At any time after the Effective Date, the Borrower may obtain, from any Lender or any Additional Lender, Credit Agreement Refinancing Indebtedness in respect of (i) all or any portion of the Term Loans then outstanding under this Agreement (which for purposes of this clause (i) will be deemed to include any then outstanding Other Term Loans) or (ii) all or any portion of the Revolving Loans (or unused Revolving Commitments) under this Agreement (which for purposes of this clause (ii) will be deemed to include any then outstanding Other Revolving Loans and Other Revolving Commitments), in the form of (x) Other Term Loans or Other Term Commitments or (y) Other Revolving Loans or Other Revolving Commitments, as the case may be, in each case pursuant to a Refinancing Amendment; provided that such Credit Agreement Refinancing Indebtedness (i) will be unsecured or will rank pari passu or junior in right of payment and of security with the other Loans and Commitments hereunder, (ii) will have such pricing and optional prepayment terms as may be agreed by the Borrower and the Lenders thereof, and (iii) the Net Proceeds of such Credit Agreement Refinancing Indebtedness shall be applied, substantially concurrently with the incurrence thereof, to the prepayment of any outstanding Term Loans or reduction of Revolving Commitments being so refinanced, as the case may be. The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of the conditions as agreed between the lenders providing such Credit Agreement Refinancing Indebtedness and the Borrower. Each Class of Credit Agreement Refinancing Indebtedness incurred under this Section 2.21 shall be in an aggregate principal amount that is (x) not less than $10,000,000 in the case of Other Term Loans or $10,000,000 in the case of Other Revolving Loans and (y) an integral multiple of $1,000,000 in excess thereof (in each case unless the Borrower and the Administrative Agent otherwise agree). Any Refinancing Amendment may provide for the issuance of Letters of Credit for the account of the Borrower pursuant to any Other Revolving Commitments established thereby, in each case on terms substantially equivalent to the terms applicable to Letters of Credit under the Revolving Commitments; provided that no Issuing Bank shall be required to act as “issuing bank” under any such Refinancing Amendment without its written consent. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Term Loans, Other Revolving Loans, Other Revolving Commitments and/or Other Term Commitments). In the case of any Credit Agreement Refinancing Indebtedness in the form of Other Revolving Loans or Other Revolving Commitments, (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Other Revolving Commitments (and related outstandings), (B) repayments required upon the maturity date of the Other Revolving Commitments and (C) repayment made in connection with a permanent repayment and termination of commitments (subject to clause (2) below)) of Loans with respect to Other Revolving Commitments after the date of obtaining any Other Revolving Commitments shall be made on a pro rata basis or less than pro rata basis with all other Revolving Commitments, (2) the permanent repayment of Revolving Loans with respect to, and termination of, Other Revolving Commitments after the date of obtaining any Other Revolving Commitments shall be made on a pro rata basis or less than pro rata basis with all other Revolving Commitments (except that the Borrower shall be permitted to permanently repay and terminate commitments of any such Class on a better than pro rata basis as compared with any other Class with a later maturity date than such Class) and (3) assignments and participations of Other Revolving Commitments and Other Revolving Loans shall be governed by the same assignment and participation provisions applicable to Revolving Commitments and Revolving Loans. Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section. In addition, if so provided in the relevant Refinancing Amendment and with the consent of each Issuing Bank, participations in Letters of Credit expiring on or after the Revolving Maturity Date shall be reallocated from Lenders holding Revolving Commitments to Lenders holding extended revolving commitments in accordance with the terms of such Refinancing Amendment; provided, however, that such participation interests shall, upon receipt thereof by the relevant Lenders holding Revolving Commitments, be deemed to be participation interests in respect of such Revolving Commitments and the terms of such participation interests (including the commission applicable thereto) shall be adjusted accordingly.

(b)If, in connection with any proposed Refinancing Amendment with respect to any Class of Loans, any Lender who declines to provide any portion of the Credit Agreement Refinancing Indebtedness on the terms provided by the other Lenders providing such Credit Agreement Refinancing Indebtedness (each such Lender, a “Non-Refinancing Lender”) then the Borrower may, on notice to the Administrative Agent and the Non-Refinancing Lender, (i) cause such Lender to (and such Lender shall be obligated to (and to the extent such Non-Refinancing Lender does not execute such Refinancing Amendment, such Refinancing Amendment shall nonetheless be effective without such signature of the Non-Refinancing Lender)) assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04) all or any part of its interests, rights and obligations under this Agreement in respect of the Loans and Commitments of the applicable Class to one or more Eligible Assignees (which Eligible Assignee may be another Lender, if a Lender accepts such assignment) in connection with such Refinancing Amendment or (ii) prepay the loans, and if applicable terminate the Revolving Commitments of, such Lenders; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender; provided, further, that (a) such Non-Refinancing Lender shall have received payment of an amount equal to the outstanding principal of the Loans of the applicable Class assigned by it pursuant to this Section 2.21(b), accrued interest thereon, accrued fees and all other amounts (including any amounts under Section 2.11(a)(i)) payable to it hereunder from the Eligible Assignee (to the extent of such outstanding principal and accrued interest and fees) and (b) in connection with an assignment pursuant to clause (i), no processing and recordation fee specified in Section 9.04(b) shall be payable in connection therewith.
(c)This Section 2.21 shall supersede any provisions in Section 2.18 or Section 9.02 to the contrary.
SECTION 2.22 Defaulting Lenders.
(a)Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 9.02.

(ii)Reallocation of Payments. Subject to the last sentence of Section 2.11(f), any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 9.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, in the case of a Revolving Lender, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to each Issuing Bank hereunder; third, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fourth, in the case of a Revolving Lender, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; fifth, to the payment of any amounts owing to the Lenders or the Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender, such Issuing Bank against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; sixth, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Loan Party as a result of any judgment of a court of competent jurisdiction obtained by any Loan Party against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and seventh, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans or LC Disbursements and such Lender is a Defaulting Lender under clause (a) of the definition thereof, such payment shall be applied solely to pay the relevant Loans of, and LC Disbursements owed to, the relevant non-Defaulting Lenders on a pro rata basis prior to being applied pursuant to Section 2.05(j) or this Section 2.22(a)(ii). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to Section 2.05(j) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)Certain Fees. That Defaulting Lender (x) shall not be entitled to receive or accrue any commitment fee pursuant to Section 2.12(a) or any Unused DDTL Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit fees as provided in Section 2.12(b).
(iv)Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit pursuant to Section 2.05 and the payments of participation fees pursuant to Section 2.12(b), the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Revolving Commitment of that Defaulting Lender; provided that the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit shall not exceed the positive difference, if any, of (1) the Revolving Commitment of that non-Defaulting Lender minus (2) the sum of (A) the aggregate principal amount of the Revolving Loans of that non-Defaulting Lender plus (B) the LC Exposure of that non-Defaulting Lender.
(v)Cash Collateral. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, cash collateralize the Issuing Banks’ Defaulting Lender Fronting Exposure in accordance with the procedures set forth in Section 2.05(j).

(b)Defaulting Lender Cure. If the Borrower, the Administrative Agent and each Issuing Bank agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), such Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.22(a)(iv) or the proviso to the definition thereof), whereupon that

Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties and subject to Section 9.20, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

SECTION 2.23 Illegality.

If any Lender reasonably determines that any law has made it unlawful, or any Governmental Authority has asserted that it is unlawful, for any Lender to make, maintain or fund Loans whose interest is determined by reference to the Adjusted LIBO Rate, or to determine or charge interest rates based upon the Adjusted LIBO Rate, then, on notice thereof by such Lender to Borrower through the Administrative Agent (i) any obligation of such Lender to make or continue Eurodollar Loans in the affected currency or currencies or to convert ABR Loans to Eurodollar Loans in the affected currency or currencies shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to the Adjusted LIBO Rate component of the Alternate Base Rate, the interest rate on such ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted LIBO Rate component of the Alternate Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon three (3) Business Days’ notice from such Lender (with a copy to the Administrative Agent), prepay or convert all Eurodollar Loans of such Lender to ABR Loans (the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted LIBO Rate component of the Alternate Base Rate) either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Loans, and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Adjusted LIBO Rate, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to the Adjusted LIBO Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Adjusted LIBO Rate. Each Lender agrees to notify the Administrative Agent and the Borrower in writing promptly upon becoming aware that it is no longer illegal for such Lender to determine or charge interest rates based upon the Adjusted LIBO Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

SECTION 2.24 Loan Modification Offers.
(a)At any time after the Effective Date, the Borrower may on one or more occasions, by written notice to the Administrative Agent, make one or more offers (each, a “Loan Modification Offer”) to all the Lenders of one or more Classes (each Class subject to such a Loan Modification Offer, an “Affected Class”) to effect one or more Permitted Amendments relating to such Affected Class pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower (including mechanics to permit cashless rollovers and exchanges by Lenders). Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective. Permitted Amendments shall become effective only with respect to the Loans and Commitments of the Lenders of the Affected Class that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any

Accepting Lender, only with respect to such Lender’s Loans and Commitments of such Affected Class as to which such Lender’s acceptance has been made.

(b)A Permitted Amendment shall be effected pursuant to a Loan Modification Agreement executed and delivered by Holdings, Borrower, each applicable Accepting Lender and the Administrative Agent (provided that, if such amendment does not affect the rights, duties, privileges or obligations of the Administrative Agent, the Administrative Agent shall only be required to acknowledge such amendment). The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement. Each Loan Modification Agreement may, without the consent of any Lender other than the applicable Accepting Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section 2.24, including any amendments necessary to treat the applicable Loans and/or Commitments of the Accepting Lenders as a new “Class” of loans and/or commitments hereunder. In the case of any Permitted Amendment in the form of Revolving Loans or Revolving Commitments of an Affected Class, (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Revolving Commitments of the Affected Class (and related outstandings), (B) repayments required upon the maturity date of the Revolving Commitments of the Affected Class and (C) repayment made in connection with a permanent repayment and termination of commitments (subject to clause (2) below)) of Loans with respect to Revolving Commitments of the Affected Class after the date of obtaining any Revolving Commitments of the Affected Class shall be made on a pro rata basis or less than pro rata basis with all other Revolving Commitments, (2) the permanent repayment of Revolving Loans with respect to, and termination of, Revolving Commitments of the Affected Class after the date of obtaining any Revolving Commitments of the Affected Class shall be made on a pro rata basis or less than pro rata basis with all other Revolving Commitments (except that the Borrower shall be permitted to permanently repay and terminate commitments of any such Class on a better than pro rata basis as compared with any other Class with a later maturity date than such Class) and (3) assignments and participations of Revolving Commitments of the Affected Class and Other Revolving Loans shall be governed by the same assignment and participation provisions applicable to Revolving Commitments and Revolving Loans. Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section.

(c)If, in connection with any proposed Loan Modification Offer, any Lender declines to consent to such Loan Modification Offer on the terms and by the deadline set forth in such Loan Modification Offer (each such Lender, a “Non-Accepting Lender”) then the Borrower may, on notice to the Administrative Agent and the Non-Accepting Lender, (i) replace such Non-Accepting Lender in whole or in part by causing such Lender to (and such Lender shall be obligated to) assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04) all or any part of its interests, rights and obligations under this Agreement in respect of the Loans and Commitments of the Affected Class to one or more Eligible Assignees (which Eligible Assignee may be another Lender, if a Lender accepts such assignment) or (ii) prepay the loans, and if applicable terminate the Revolving Commitments of, such Lenders; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender; provided, further, that (a) in the case of clause (i), the applicable assignee shall have agreed to provide Loans and/or Commitments on the terms set forth in the applicable Permitted Amendment, (b) such Non-Accepting Lender shall have received payment of an amount equal to the outstanding principal of the Loans of the Affected Class assigned by it pursuant to this Section 2.24(c), accrued interest thereon, accrued fees and all other amounts (including any amounts under Section 2.11) payable to it hereunder from the Eligible Assignee (to the extent of such outstanding principal and accrued interest and fees) and (c) the processing and recordation fee specified in Section 9.04(b) shall be payable by the Borrower.

(d)Notwithstanding anything to the contrary, this Section 2.24 shall supersede any provisions in Section 2.18 or Section 9.02 to the contrary.

ARTICLE III REPRESENTATIONS AND WARRANTIES
Each of Holdings and the Borrower represents and warrants to the Lenders that as of the
Effective Date:

SECTION 3.01 Organization; Powers.

Each of Holdings, the Borrower and the Restricted Subsidiaries is (a) duly organized or incorporated, validly existing and in good standing (to the extent such concept exists in the jurisdiction of organization of such Person) under the laws of the jurisdiction of its organization or incorporation, (b) has the corporate or other organizational power and authority to carry on its business as now conducted and to execute, deliver and perform its obligations under each Loan Document to which it is a party and (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except in the cases of clause (a) (other than with respect to the Borrower), clause (b) and clause (c), where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.02 Authorization; Enforceability.
This Agreement has been duly authorized, executed and delivered by each of Holdings and the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of Holdings, the Borrower or such Loan Party, as the case may be, enforceable against it in accordance with its terms, subject to applicable Debtor Relief Laws and any other applicable bankruptcy, insolvency, reorganization, moratorium, examinership or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03 Governmental Approvals; No Conflicts.
Except as set forth on Schedule 3.03, the Financing Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate (i) the Organizational Documents of, or (ii) any Requirements of Law applicable to, Holdings, the Borrower or any Restricted Subsidiary, © will not violate or result in a default under any indenture or other agreement or instrument binding upon Holdings, the Borrower or any Restricted Subsidiary or their respective assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by Holdings, the Borrower or any Restricted Subsidiary, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation thereunder and (d) will not result in the creation or imposition of any Lien on any asset of Holdings, the Borrower or any Restricted Subsidiary (other than Liens created under the Loan Documents) except (in the case of each of clauses (a), (b)(ii) and (c)) to the extent that the failure to obtain or make such consent, approval, registration, filing or action, or such violation, default or right, as the case may be, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.04 Financial Condition; No Material Adverse Effect.
(a)The Unaudited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the consolidated financial condition of Holdings and its Subsidiaries as of the respective dates thereof and their consolidated results of operations and cash flows for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

(b)The Pro Forma Financial Statements have been prepared in good faith, based on assumptions and adjustments believed by the Borrower to be reasonable as of the date of delivery thereof, and, to the knowledge of Holdings and the Borrower, present fairly in all material respects on a pro forma basis the estimated unaudited financial position of Holdings and its Subsidiaries as at March 31, 2017 after giving effect to the Transactions, subject to audit adjustments.

(c)Since the Effective Date, there has been no Material Adverse Effect.

SECTION 3.05 Properties.
Each of Holdings, the Borrower and the Restricted Subsidiaries has good and marketable title to, or valid interests in, all its real and personal property material to its business, if any (including all of the Mortgaged Properties), (i) free and clear of all Liens except for Liens permitted by Section 6.02 and (ii) except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or as proposed to be conducted or to utilize such properties for their intended purposes, in each case, except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 3.06 Litigation and Environmental Matters.

(a)Except as set forth on Schedule 3.06, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Holdings or the Borrower, threatened in writing against or affecting Holdings, the Borrower or any Restricted Subsidiary that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b)Except as set forth on Schedule 3.06, and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of Holdings, the Borrower or any Restricted Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has, to the knowledge of Holdings or the Borrower, become subject to any Environmental Liability or (iii) has received written notice of any claim, citation, investigation, or remedial or corrective action obligation, with respect to any Environmental Liability.

SECTION 3.07 Compliance with Laws and Agreements.

Each of Holdings, the Borrower and the Restricted Subsidiaries is in compliance with (a) all Requirements of Law applicable to it or its property and (b) all indentures and other agreements and instruments binding upon it or its property, except, in each case, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08 Investment Company Status.

None of the Loan Parties is required to register as an “investment company” under the Investment Company Act of 1940, as amended from time to time.

SECTION 3.09 Taxes.

Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, Holdings, the Borrower and each Restricted Subsidiary (a) have timely filed or caused to be filed all Tax returns and reports required to have been filed and (b) have paid or caused to be paid all Taxes required to be paid, except any Taxes that are being contested in good faith by appropriate proceedings, provided that Holdings, the Borrower or Restricted Subsidiary, as the case may be, has set aside on its books adequate reserves therefor in accordance with GAAP.

SECTION 3.10 ERISA.
(a)Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan sponsored by a Loan Party is in compliance with the applicable provisions of ERISA, the Code and other federal or state laws.

(b)Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) no ERISA Event has occurred during the six year period prior to the date on which this representation is made or deemed made or is reasonably expected to occur, and (ii) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that would reasonably be expected to be subject to Section 4069 or 4212(c) of ERISA. There exists no Unfunded Pension Liability with respect to Plans in the aggregate (taking into account only Plans with positive Unfunded Pension Liability) except as would not be expected to have a Material Adverse Effect.

(c)Except as could not reasonably be expected, individually or in the aggregate to result in a Material Adverse Effect: (i) each employee benefit plan (as defined in Section 3(2) of ERISA) sponsored by Holdings or the Borrower that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service; (ii) to the knowledge of Holdings and the Borrower, nothing has occurred that would prevent or cause the loss of such tax-qualified status; and (iii) there are no pending or, to the knowledge of Holdings and the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any such plan.

SECTION 3.11 Disclosure.
As of the Effective Date, all written factual information and written factual data (other than projections, any pro forma financial information (including the Pro Forma Financial Statements), budgets, other forward-looking information or information consisting of statements, estimates or forecasts regarding the future condition of the industries in which the Loan Parties operate and information of a general economic or industry specific nature) made available by or on behalf of the Borrower to the Administrative Agent, any Joint Lead Arranger or any Lender in connection with the Transactions, when taken as a whole after giving effect to all supplements and updates provided thereto, is correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein (when taken as a whole after giving effect all supplements and updates provided thereto) not materially misleading in the light of the circumstances under which they were made.

SECTION 3.12 Subsidiaries. As of the Effective Date, after giving effect to the Transactions to occur on the Effective Date, Schedule 3.12 sets forth the name of, and the ownership interest of each Subsidiary.

SECTION 3.13 Intellectual Property; Licenses, Etc.
Each of Holdings, the Borrower and the Restricted Subsidiaries owns, licenses or possesses the right to use all Intellectual Property that is material to the operation of its business substantially as currently conducted except, in each case, where the failure to so own, license or possess rights individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect. Each of Holdings, the Borrower and the Restricted Subsidiaries owns the Intellectual Property owned or purported to be owned by it free and clear of all Liens except for Liens permitted by Section
b.To the knowledge of Holdings and the Borrower, each of Holdings, the Borrower and the Restricted Subsidiaries has not infringed, misappropriated or otherwise violated the Intellectual Property of any Person, and neither Holdings, the Borrower, nor any Restricted Subsidiary, in the operation of its business as currently conducted, is infringing, misappropriating or otherwise violating the Intellectual Property of any Person, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No written claim or litigation challenging the use of any Intellectual Property by Holdings, the Borrower or any Restricted Subsidiary or the validity or enforceability of any Intellectual Property owned by Holdings, the Borrower or any Restricted Subsidiary is pending or, to the knowledge of Holdings and the Borrower, threatened against Holdings, the Borrower or any Restricted Subsidiary, which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. To the knowledge of Holdings and the Borrower, no Person has infringed, misappropriated or otherwise violated or is infringing, misappropriating or otherwise violating, any Intellectual Property owned by Holdings, Borrower, or any Restricted Subsidiary, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each of Holdings, the Borrower and the Restricted Subsidiaries has complied and is in compliance with all Requirements of Law relating to privacy and data protection, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.14 Solvency.
As of the Effective Date, immediately after the consummation of each of the Transactions to occur on the Effective Date, after taking into account all applicable rights of indemnity and contribution, as of such time, (a) the sum of the debt (including contingent liabilities) of Holdings and its Subsidiaries, taken as a whole, does not exceed the present fair saleable value (on a going concern basis) of the assets of Holdings and its Subsidiaries, taken as a whole; (b) the capital of Holdings and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of Holdings and its Subsidiaries, taken as a whole, contemplated as of the date hereof; and (c) Holdings and its Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts including current obligations beyond their ability to pay such debts as they mature in the ordinary course of business. For the purposes of this Section 3.14, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5) in the ordinary course of business.

SECTION 3.15 Federal Reserve Regulations.
No part of the proceeds of the Loans will be used by Holdings or any Subsidiary, directly or indirectly, to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors) or to refinance any Indebtedness originally incurred for such purpose, or for any other purpose that entails a violation (including on the part of any Lender) of the provisions of Regulations U or X of the Board of Governors.

SECTION 3.16 USA PATRIOT    Act;    OFAC; Anti-Corruption and Anti-Money
Laundering
(a)The Borrower will not, directly or, knowingly, indirectly use the proceeds of the Loans or lend, contribute or otherwise make available such proceeds to any Person for the purpose of funding activities or business of or with any Person that, at the time of such funding, is the subject of Sanctions, or in any Sanctioned Country, in each case, in violation of Sanctions, or in any other manner that would result in a violation by any party to this Agreement of Sanctions applicable to such party. The Borrower will not use the proceeds of the Loans for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, anyone else acting in an official capacity on behalf of the government, in order to obtain, retain or direct business or obtain any improper advantage, in each case in violation of the United States Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”) or any other applicable anti-corruption law.

(b)Each of Holdings, the Borrower and the Subsidiaries is in compliance in all material respect with (i) applicable regulations and other Sanctions, (ii) Title III of the USA Patriot Act,
ii.the FCPA and any other applicable anti-corruption law and (iv) other applicable federal or state laws relating to "know your customer” or anti-money laundering rules and regulations.

(c)None of Holdings, the Borrower, any of the Subsidiaries or any director, officer or employee thereof or one or more individuals or entities holding 50 percent or more of the equity interests of Holdings, or, to the knowledge of the Borrower, any agent of the Borrower, are individuals or entities currently on OFAC’s list of Specially Designated Nationals and Blocked Persons and/or any similar list maintained by any Sanctions Authority, or located, organized or resident in a Sanctioned Country.

SECTION 3.17 Security Documents
(a)Except as otherwise contemplated hereby or under any other Loan Documents, the provisions of the Security Documents and any other documents and instruments necessary to satisfy the Collateral and Guarantee Requirement, together with such timely filings and other actions required to be taken hereby or by the applicable Security Documents (including the delivery to the Administrative Agent (or its agent) of any Pledged Debt (as defined in the Collateral Agreement) and any Pledged Equity (as defined in the Collateral Agreement) required to be delivered pursuant to the applicable Security Documents), are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties to the extent required hereunder or thereunder, a legal, valid, enforceable (subject to applicable Debtor Relief Laws and any other applicable bankruptcy, insolvency, reorganization, moratorium, examinership or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law) and perfected Lien with the ranking or priority required by the relevant Security Documents (subject to Liens permitted herein) on all right, title and interest of the respective Loan Parties in the Collateral described therein (other than foreign Intellectual Property).

(b)Notwithstanding anything herein (including this Section 3.17) or in any other Loan Document to the contrary, neither the Borrower nor any other Loan Party makes any representation or warranty as to (A) the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Equity Interests of any Foreign Subsidiary (other than a Foreign Subsidiary that becomes a Loan Guarantor pursuant to Section 5.13 and to the extent local law security documents are delivered pursuant to Section 5.13) or any foreign Intellectual Property, or as to the rights and remedies of the Agents or any Lender with respect thereto, under foreign law, (B) the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest to the extent such pledge, security interest, perfection or priority is not required pursuant to the Collateral and Guarantee Requirements or (C) on the Effective Date and until required pursuant to Section 5.19 or 4.01(f), the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or enforceability of any pledge or security interest to the extent not required on the Effective Date pursuant to Section 4.01(f).

SECTION 3.18 [Reserved].

SECTION 3.19 [Reserved]. SECTION 3.20 Use ofProceeds.
The Borrower has used the proceeds of the Loans and the Letters of Credit issued hereunder only in compliance with (and not in contravention of) Section 5.10, applicable Requirements of Law and each Loan Document.

ARTICLE IV CONDITIONS
SECTION 4.01 Effective Date.

The obligation of each Lender to make Loans and the obligations of each Issuing Bank to issue Letters of Credit hereunder on the Effective Date shall be subject to satisfaction of the following conditions (or waiver thereof in accordance with Section 9.02):

(a)The Administrative Agent (or its counsel) shall have received from the Borrower, and Holdings a counterpart of this Agreement signed on behalf of such party.

(b)The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent, the Lenders and the Issuing Banks and dated the Effective Date) of Latham & Watkins LLP, New York counsel for the Loan Parties.

(c)The Administrative Agent shall have received a customary certificate of each Effective Date Loan Party, dated the Effective Date, executed by any Responsible Officer of such Loan Party including or attaching only those documents referred to in paragraph (d) of this Section 4.01 and confirming that such documents are correct, complete and in full force and effect and have not been amended or superseded as of the Effective Date.

(d)The Administrative Agent shall have received a copy of (i) each Organizational Document of each Loan Party relating to it certified, to the extent applicable, as of a recent date by the applicable Governmental Authority, (ii) signature and incumbency certificates of the Responsible Officers of each Loan Party executing the Loan Documents to which it is a party, (iii) copies of resolutions of the Board of Directors of each Loan Party approving and authorizing the execution, delivery and performance of Loan Documents to which it is a party, certified as of the Effective Date by a secretary, an assistant secretary or a Responsible Officer of such Loan Party as being in full force and effect without modification or amendment and (iv) a good standing certificate (to the extent such concept exists in the jurisdiction of incorporation, organization or formation of such Loan Party) from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation.
(e)The Administrative Agent shall have received (or shall receive substantially contemporaneously with funding on the initial Loans hereunder) (which amounts may be funded from the proceeds of the initial Loans hereunder) all fees and other amounts previously agreed in writing by the Joint Lead Arrangers and the Borrower to be due and payable on or prior to the Effective Date, including, to the extent invoiced at least three (3) days prior to the Effective Date (or such shorter period as the Borrower may agree), reimbursement or payment of all reasonable and documented out-of-pocket expenses required to be reimbursed or paid by any Loan Party under any Loan Document.

(f)The Effective Date Loan Parties shall have satisfied the Collateral and Guarantee Requirement; provided that to the extent any Collateral (including the creation or perfection of any security interest) is not or cannot be provided on the Effective Date (other than (i) the execution and delivery of the Guarantee Agreement and the Collateral Agreement by the Effective Date Loan Parties described in the definition of such terms and (ii) the creation and perfection of security interest in Collateral with respect to which a lien may be perfected solely by (x) the filing of financing statements under the UCC and/or by delivering stock certificates of the certificated stock of the Borrower and any wholly-owned Domestic Subsidiaries of the Borrower to the extent the capital stock represented thereby is required to be pledged hereunder (other than, in the case of the Company, the Secondary Target (if applicable) and its subsidiaries, with respect to any such certificate that has not been made available prior to the Effective Date, to the extent the Borrower has used commercially reasonable efforts to procure delivery thereof, in which case, such stock or equivalent certificate may instead be delivered within five (5) Business Days after the Effective Date (or such later date as the Administrative Agent may agree) and (y) the filing of Intellectual Property Security Agreements with the United States Patent and Trademark office or United States Copyright Office, as applicable) after the Borrower’s use of commercially reasonable efforts to do so without undue burden or expense, then the provision and/or perfection, as applicable, of any such lien search and/or Collateral shall not constitute a condition precedent to the availability of the Loans hereunder, but may instead be provided within ninety days after the Effective Date, subject to such extensions as are reasonably agreed by the Administrative Agent, pursuant to arrangements to be mutually agreed by the parties hereto acting reasonably.

(g)Since the date of the Primary Acquisition Agreement, no condition, development, event, state of facts or effect shall have occurred that has or is reasonably likely to have a Company Material Adverse Effect.

(h)The Joint Lead Arrangers shall have received the Unaudited Financial Statements and the Pro Forma Financial Statements.

(i)All Specified Acquisition Agreement Representations shall be true and correct and all Specified Representations shall be true and correct in all material respects on the Effective Date (without duplication of any materiality qualifier therein).

(j)The Primary Acquisition shall have been consummated pursuant to the Primary Acquisition Agreement in accordance with applicable law (in all material respects and including that there shall be no order, injunction or decree of any governmental authority restraining or prohibiting the consummation of the Primary Acquisition) substantially concurrently with the initial funding of the Initial Term Loans without giving effect to any amendments to the Primary Acquisition Agreement or waivers of or consents to the provisions thereof that, in any such case, are materially adverse to the interests of the Lenders or the Joint Lead Arrangers.

(k)The Equity Contribution and the Refinancing shall have been consummated, or substantially concurrently with the initial funding of Loans, shall be consummated.

(l)The Administrative Agent shall have received a certificate from a Financial Officer of the Borrower certifying as to the solvency of the Borrower and its Subsidiaries on a consolidated basis after giving effect to the Transactions, substantially the form of Exhibit P.

(m)The Administrative Agent and the Joint Lead Arrangers shall have received, at least three (3) Business Days prior to the Effective Date, all documentation and other information about the Loan Parties as shall have been reasonably requested in writing at least ten (10) Business Days prior to the Effective Date by the Administrative Agent or the Joint Lead Arrangers that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

SECTION 4.02 Each Credit Event.
The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit (other than any Borrowing or issuance of a Letter of Credit under any Incremental Facility the proceeds of which are used to finance a Limited Condition Transaction), is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions, in case after the Effective Date:

(a)The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (or in all respects to the extent already qualified by materiality) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as the case may be; provided that, in each case, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date.

(b)At the time of and immediately after giving effect to such Borrowing, or the issuance, amendment, renewal or extension of such Letter of Credit, as the case may be, no Default or Event of Default shall have occurred and be continuing.
(c)The Administrative Agent and, if applicable, the relevant Issuing Bank, shall have received a Borrowing Request in accordance with the requirements hereof.

(d)In the case of any Borrowing of DDTLs, (i) the proceeds shall be used solely to consummate the Tiger Acquisition and pay fees and expenses in connection therewith, (ii) the Tiger Acquisition shall be consummated substantially concurrently with such Borrowing, (iii) the Tiger Acquisition shall satisfy the requirements of the definition of “Permitted Acquisition”, (iv) the ratio of the (x) aggregate principal amount of DDTLs proposed to be borrowed to (y) Consolidated EBITDA of the target entities subject to the Tiger Acquisition for the most recently ended Test Period shall not be greater than 3.95:1.00 and (v) the Borrower shall deliver an officer’s certificate to the Administrative Agent for distribution to the DDTL Lenders certifying as to the matters set forth in clauses (i) through (iv) above with reasonably detailed calculations supporting the calculation in clause (iv).

Each Borrowing Request (provided that a conversion or a continuation of a Borrowing shall not constitute a “Borrowing” for purposes of this Section 4.02), other than a Borrowing under any Incremental Facility or a Borrowing the proceeds of which are used to finance a Limited Condition Transaction, and each issuance, amendment, renewal or extension of a Letter of Credit (other than any issuance, amendment, renewal or extension of a Letter of Credit on the Effective Date) shall be deemed to constitute a representation and warranty by Holdings and the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section 4.02.

ARTICLE V AFFIRMATIVE COVENANTS
From and after the Effective Date and until the Termination Date, each of Holdings and the Borrower covenants and agrees with the Lenders that:

SECTION 5.01 Financial Statements and Other Information.
Holdings or the Borrower will furnish to the Administrative Agent, on behalf of each
Lender:

(a)on or before the date that is one hundred and twenty (120) days (or one hundred and fifty (150) days in the case of the fiscal year ended December 31, 201~~7~~8), after the end of each fiscal year of Holdings commencing with the fiscal year ended December 31, 2017, audited consolidated balance sheet and audited consolidated statements of operations and retained earnings and statement of cash flows of Holdings and its Subsidiaries as of the end of and for such year (or, in the case of the fiscal year ended December 31, 2018, Original Holdings and its Subsidiaries), and related notes thereto, setting forth in each case in comparative form the figures for the previous fiscal year (commencing with fiscal year ended December 31, ~~2019~~2020) and accompanied by any final management letters, customary management discussion and analysis, all reported on by an independent public accountant of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit (except as may be required as a result of a prospective (but not actual) default or event of default with respect to any financial covenant (including the Financial Performance Covenant) or the impending maturity of any Loans)) to the effect that such consolidated financial statements present fairly in all material respects the financial condition as of the end of and for such year and results of operations and cash flows of Holdings and its Subsidiaries (or, in the case of the fiscal year ended December 31, 2018, Original Holdings and its Subsidiaries) on a consolidated basis in accordance with GAAP consistently applied;

(b)commencing with the financial statements for the fiscal quarter ended June 30, 2017, on or before the date that is forty-five (45) days ~~(or sixty (60) days in the case of the fiscal quarter ended June 30, 2017 and the first three fiscal quarters ended after the Effective Date)~~ after the end of each fiscal quarter of each fiscal year of Holdings (or, in the case of the quarter in which the Amendment No. 3 Restatement Date occurs, Original Holdings and its Subsidiaries), unaudited consolidated balance sheet and unaudited consolidated statements of operations and retained earnings and statement of cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year (commencing with fiscal quarter ended on the first anniversary of the first full fiscal quarter after the Amendment No. 3 Restatement Date) and accompanied by customary management discussion and analysis, all certified by a Financial Officer as presenting fairly in all material respects the financial condition as of the end of and for such fiscal quarter and such portion of the fiscal year and results of operations and cash flows of Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c)simultaneously with the delivery of each set of consolidated financial statements referred to in clauses (a) and (b) above, the related unaudited consolidating financial information reflecting adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements;

(d)not later than five (5) days after the date financial statements under paragraph (a) or (b) above are required to be delivered (other than with respect to the fourth fiscal quarter of each fiscal year), a Compliance Certificate (i) certifying as to whether a Default has occurred and is continuing and, if a Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) setting forth reasonably detailed calculations
(A)demonstrating compliance with the Financial Performance Covenant (including a calculation of Consolidated EBITDA for such period with any applicable pro forma and other adjustments expressly contemplated to be included in such certificate pursuant to the other provisions of this Agreement), (B) in the case of financial statements delivered under paragraph (a) above and only to the extent the Borrower would be required to prepay Term Borrowings pursuant to Section 2.11(d), beginning with the financial statements for the fiscal year of Holdings ending December 31, 2018, of Excess Cash Flow for such fiscal year, (C) of the Available Amount then in effect and (D) with respect to the financial statements delivered under paragraph (a) above, the aggregate amount of Residual Buyouts and permitted Portfolio Swaps during such fiscal year;

(e)not later than forty-give (45) days after the commencement of each fiscal year of Holdings (beginning with the fiscal year ending December 31, 2017) (or sixty (60) days for the fiscal year ending December 31, 2017), a detailed consolidated budget for Holdings and its Subsidiaries for such fiscal year (including a projected consolidated balance sheet and consolidated statements of operations and retained earnings and statement of cash flows as of the end of and for such fiscal year and setting forth the material assumptions used for purposes of preparing such budget); it being understood and agreed that any financial or business projections furnished by any Loan Party (i)(A) are subject to significant uncertainties and contingencies, which may be beyond the control of the Loan Parties, (B) no assurance is given by the Loan Parties that the results or forecast in any such projections will be realized and (C) the actual results may differ from the forecast results set forth in such projections and such differences may be material and (ii) are not a guarantee of performance;

(f)promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and registration statements (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) filed by Holdings, the Borrower or any Restricted Subsidiary with the SEC or with any national securities exchange; and

(g)promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of Holdings, the Borrower or any Restricted Subsidiary, as the Administrative Agent may reasonably request in writing, in each case subject to the limitations set forth below.

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 5.01 may be satisfied with respect to financial information of Holdings and its Subsidiaries by furnishing (x) the applicable financial statements of any successor of Holdings, any Qualified Reporting Subsidiary or any Holdings Parent that, directly or indirectly, holds all of the Equity Interests of Holdings and holds no other material assets other than the Equity Interests of Holdings or any other Holdings Parent or (y) the Form 10-K or 10-Q (or the equivalent), as applicable, of Holdings (or any Holdings Parent or Qualified Reporting Subsidiary) filed with the SEC within the applicable time periods required by applicable law and regulations (including any extended deadlines available thereunder in connection with an IPO); provided that (i) to the extent such information relates to a Holdings Parent, such information is accompanied by consolidating information, which may be unaudited, that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to Holdings and its Subsidiaries on a standalone basis, on the other hand, and (ii) to the extent such information is in lieu of information required to be provided under Section 5.01(a), such materials are accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit (except as may be required as a result of a prospective (but not actual) default or event of default with respect to any financial covenant (including the Financial Performance Covenant) or the impending maturity of any Loans)).
Documents required to be delivered pursuant to Section 5.01(a), (b) or (f) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Holdings posts such documents, or provides a link thereto on Holdings’ or the Borrower’s website on the Internet at the website address listed on Schedule 9.01 (or otherwise notified pursuant to Section 9.01(d)); or (ii) on which such documents are posted on Holdings’ or the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) Holdings shall deliver paper copies of such documents to the Administrative Agent upon its reasonable request until a written notice to cease delivering paper copies is given by the Administrative Agent and (ii) Holdings shall notify the Administrative Agent (by fax or electronic mail) of the posting of any such documents and upon its reasonable request, provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or maintain paper copies of the documents referred to above, and each Lender shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents.
Notwithstanding anything to the contrary herein, neither Holdings nor any Subsidiary shall be required to deliver, disclose, permit the inspection, examination or making of copies of or excerpts from, or any discussion of, any document, information, or other matter (i) that constitutes a non-financial trade secret or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent (or any Lender (or their respective representatives or contractors)) is prohibited by applicable law, fiduciary duty or binding agreement, (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product or (iv) with respect to which any Loan Party or any Subsidiary owes confidentiality obligations (to the extent not created in contemplation of such Loan Party’s or Subsidiary’s obligations under this Section 5.01) to any third party.
The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Joint Lead Arrangers will make available to the Lenders and the Issuing Banks materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive Material Non-Public Information and who may be engaged in investment and other market-related activities with respect to the Borrower’s or their Affiliates’ securities. The Borrower hereby agrees that they will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) by marking Borrower Materials “PUBLIC”, the Borrower shall be deemed to have authorized the Administrative Agent, the Joint Lead Arrangers, the Issuing Banks and the Lenders to treat such Borrower Materials as not containing any Material Non-Public Information (although it may be sensitive and proprietary) (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.12); (x) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (y) the Administrative Agent and the Joint Lead Arrangers shall be entitled to treat the Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”. Each Loan Party hereby acknowledges and agrees that, unless the Borrower notifies the Administrative Agent in advance, all financial statements and certificates furnished pursuant to Sections 5.01(a), (b) and (c) above are hereby deemed to be suitable for distribution, and to be made available, to all Lenders and may be treated by the Administrative Agent and the Lenders as not containing any Material Non-Public Information and all other information shall be assumed to contain Material Non-Public Information.

SECTION 5.02 Notices of Material Events.

Promptly after any Responsible Officer of Holdings or the Borrower obtains actual knowledge thereof, Holdings or the Borrower will furnish to the Administrative Agent (for distribution to each Lender through the Administrative Agent) written notice of the following:

(a)the occurrence of any Default;

(b)the occurrence of any event or circumstance that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect;

(c)to the extent permissible by Requirements of Law, the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of a Financial Officer or another executive officer of Holdings, the Borrower or any Subsidiary, affecting Holdings, the Borrower or any Subsidiary or the receipt of a written notice of an Environmental Liability, in each case that would reasonably be expected to result in a Material Adverse Effect; and

(d)the occurrence of any ERISA Event that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Each notice delivered under this Section 5.02 shall be accompanied by a written statement of a Responsible Officer of Holdings or the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03 Information Regarding Collateral.
(a)Holdings or the Borrower will furnish to the Administrative Agent prompt (and in any event within twenty (20) days after or such longer period as reasonably agreed to by the Administrative Agent) written notice of any change (i) in any Loan Party’s legal name (as set forth in its certificate of organization or like document), (ii) in the jurisdiction of incorporation or organization of any Loan Party or in the form of its organization or (iii) in any Loan Party’s organizational identification number to the extent that such Loan Party is organized or owns Mortgaged Property in a jurisdiction where an organizational identification number is required to be included in a UCC financing statement for such jurisdiction.

(b)The Borrower shall provide in each Compliance Certificate delivered pursuant to Section 5.01(d) any changes, if any, to Schedule III to the Collateral Agreement as required to make such schedules accurate as of the last day of the fiscal quarter for which such Compliance Certificate is delivered.

SECTION 5.04 Existence; Conduct of Business.

Each of Holdings and the Borrower will, and will cause each Restricted Subsidiary to, do or cause to be done all things necessary to obtain, preserve, renew and keep in full force and effect its legal existence and the validity of its rights, licenses, permits, privileges, franchises and Governmental Approvals, except to the extent (other than with respect to the preservation of the existence of Holdings and the Borrower) that the failure to do so could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, amalgamation, consolidation, liquidation or dissolution permitted under Section 6.03 or any Disposition permitted by Section 6.05.

SECTION 5.05 Payment of Taxes, etc.

Each of Holdings and the Borrower will, and will cause each Restricted Subsidiary to, pay all Taxes required to be paid by it, except where (a) the same are being contested in good faith by an appropriate proceeding diligently conducted by Holdings, the Borrower or any of their respective Subsidiaries or (b) the failure to make payment could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

SECTION 5.06 Maintenance of Properties.

Each of Holdings and the Borrower will, and will cause each Restricted Subsidiary to, keep and maintain all tangible property material to the conduct of its business in good working order and condition (casualty, condemnation and ordinary wear and tear excepted), except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; provided that the foregoing shall not prohibit any Disposition permitted by Section 6.05.

SECTION 5.07 Insurance.

(a)Each of Holdings and the Borrower will, and will cause each Restricted Subsidiary to, maintain, with insurance companies that Holdings believes (in the good faith judgment of the management of Holdings) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts and against at least such risks (and with such risk retentions) as Holdings believes (in the good faith judgment or the management of Holdings) are reasonable and prudent in light of the size and nature of its business, and will furnish to the Lenders, upon written request from the Collateral Agent, information presented in reasonable detail as to the insurance so carried.
(b)The Borrower shall, and shall cause each Restricted Subsidiary organized or existing under the laws of the United States (or any state, commonwealth or territory thereof or the District of Columbia) to (i) name the Collateral Agent, on behalf of the Secured Parties, as an additional insured as its interests may appear on each such general liability policy of insurance belonging to or insuring such Restricted Subsidiary (other than directors and officers policies, workers compensation policies and business interruption insurance) and (ii) in the case of each casualty insurance policy belonging to or insuring a Restricted Subsidiary organized or existing under the laws of the United States (or any state, commonwealth or territory thereof or the District of Columbia), include a loss payable clause or mortgagee endorsement that names the Collateral Agent, on behalf of the Secured Parties, as the lender loss payee or mortgagee thereunder, as applicable; provided that, subject to the mandatory prepayment provisions of Section 2.11(c), unless an Event of Default shall have occurred and be continuing, (A) all proceeds from insurance policies shall be paid to Holdings, the Borrower or the applicable Restricted Subsidiary, (B) to the extent the Collateral Agent receives any proceeds, the Collateral Agent shall turn over to the Borrower any amounts received by it as an additional insured or loss payee under any property insurance maintained by Holdings, the Borrower and/or its Subsidiaries, and (C) the Collateral Agent agrees that the Holdings, the Borrower and/or its Subsidiaries shall have the sole right to adjust or settle any claims under such insurance.
(c)If any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then the Borrower shall, or shall cause each Loan Party to (i) maintain, or cause to be maintained, with insurance companies that Holdings believes (in the good faith judgment of the management of Holdings) are financially sound and responsible at the time the relevant coverage is placed or renewed, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) furnish to the Lenders, upon written request from the Collateral Agent, information presented in reasonable detail as to the flood insurance so carried.

SECTION 5.08 Books and Records; Inspection and Audit Rights.
Each of Holdings and the Borrower will, and will cause each Restricted Subsidiary to maintain proper books of record and account in which entries that are full, true and correct in all material respects in a manner to allow financial statements to be prepared in conformity with GAAP (or applicable local standards (it being understood and agreed that Foreign Subsidiaries may maintain individual books and records in conformity with generally accepted accounting principles that are applicable in their respective countries of organization and that such maintenance shall not constitute a breach of the representations, warranties or covenants hereunder)) consistently applied shall be made of all material financial transactions and matters involving the assets and business of Holdings, the Borrower or the Restricted Subsidiaries, as the case may be. Each of Holdings and the Borrower will, and will cause each Restricted Subsidiary to permit any representatives designated by the Administrative Agent, upon reasonable prior written notice, to visit and inspect its tangible properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise visitation and inspection rights of the Administrative Agent and the Lenders under this Section 5.08 and the Administrative Agent shall not exercise such rights more often than one time during any calendar year absent the existence of an Event of Default and such time shall be at the Borrower’s expense; provided, further that (a) when an Event of Default exists, the Administrative Agent (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice and (b) the Administrative Agent shall give Holdings and the Borrower the opportunity to participate in any discussions with Holdings’ or the Borrower’s independent public accountants. Notwithstanding anything to the contrary in this Section 5.08, none of Holdings, the Borrower nor any Restricted Subsidiary will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by law or any binding agreement or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product (it being understood, in the case of clauses (ii) and (iii) above, that the Borrower shall use its commercially reasonable efforts to communicate any requested information in a way that would not violate the applicable law or agreement or waive the applicable privilege).

SECTION 5.09 Compliance with Laws.

Each of Holdings and the Borrower will, and will cause each Restricted Subsidiary to, comply with all Requirements of Law (including Environmental Laws and any permit, license, or approval thereunder, the FCPA, Sanctions, Anti-Corruption Laws, the USA PATRIOT Act and any applicable anti-money laundering laws) with respect to it, its property and operations, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Each Loan Party shall maintain in effect and enforce policies and procedures designed to ensure compliance by the Credit Parties, their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, anti-money laundering laws and applicable Sanctions, in all material respects.

SECTION 5.10 Use of Proceeds and Letters of Credit.
(a)The Borrower will use the proceeds of the Term Loans borrowed on the Effective Date and may use up to $2,500,000 of Revolving Loans drawn on the Effective Date, together with cash on hand of the Borrower to directly or indirectly finance the Transactions, directly or indirectly pay all or a portion of the Transaction Costs, to replace, backstop or cash collateralize Existing Letters of Credit, and for other working capital purposes. The proceeds of the Revolving Loans drawn after the Effective Date (including with respect to any Incremental Revolving Facility) will be used only for general corporate purposes, and the Letters of Credit will be used only for general corporate purposes, in each case, including capital expenditures, Permitted Acquisitions, Investments, Restricted Payments, refinancing of Indebtedness and any other transactions not prohibited by this Agreement. The proceeds of any DDTLs will be used solely to consummate the Tiger Acquisition and pay fees and expenses in connection therewith. The proceeds of any Incremental Term Loans or Incremental Equivalent Debt (i) utilizing the Cash-Capped Amount will be used only to fund Permitted Acquisitions and other Investments permitted hereunder (including Merchant Portfolio Acquisitions, but not including Residual Buyouts) and costs, fees and expenses related thereto and (ii) utilizing the Voluntary Prepayment Amount or the Ratio Amount will be used only to fund Permitted Acquisitions and other Investments permitted hereunder (including Merchant Portfolio Acquisitions and Residual Buyouts) and costs, fees and expenses related thereto. The proceeds of the Term Loans made on the Amendment No. 3 Restatement Date shall be used as described in Amendment No. 3.
(b)The Borrower will not directly or, to its knowledge, indirectly use the proceeds of any Loan in violation in any material respect of Sanctions, the USA PATRIOT Act, the FCPA or any other applicable anti-corruption law.

SECTION 5.11 Additional Collateral; Additional Guarantors.
(a)If (i) any additional Restricted Subsidiary in each case, organized or incorporated in the United States (or any state, commonwealth or territory thereof or the District of Columbia), is formed or acquired after the Effective Date, (ii) any Restricted Subsidiary ceases to be an Excluded Subsidiary or (iii) the Borrower, at its option, elects to cause a Subsidiary organized or incorporated in the United States (or any state, commonwealth or territory thereof or the District of Columbia) that is not a Wholly Owned Subsidiary (including any consolidated Affiliate in which the Borrower and their respective Subsidiaries own no Equity Interest) to become a Subsidiary Loan Party upon such election, then Holdings or the Borrower will within forty-five (45) days (or such longer period as may be agreed to by the Administrative Agent in its reasonable discretion) after (x) such newly formed or acquired Restricted Subsidiary is formed or acquired (unless such Restricted Subsidiary is an Excluded Subsidiary), (y) such Restricted Subsidiary ceases to be an Excluded Subsidiary or (z) the Borrower has made such election, cause such Restricted Subsidiary (unless such Restricted Subsidiary is an Excluded Subsidiary) to satisfy the Collateral and Guarantee Requirement with respect to such Restricted Subsidiary and with respect to any Equity Interest in or Indebtedness of such Restricted Subsidiary owned by or on behalf of any Loan Party.

(b)Notwithstanding the foregoing, in the event any real property would be required to be mortgaged pursuant to this Section 5.11, Holdings and the Borrower shall be required to comply with the “Collateral and Guarantee Requirement” as it relates to such real property within ninety (90) days following the formation or acquisition of such real property or such Restricted Subsidiary or the identification of such new Material Subsidiary, or such longer time period as agreed by the Administrative Agent in its reasonable discretion.

SECTION 5.12 Further Assurances.
(a)Subject to the proviso to Section 4.01(f) solely with respect to the Effective Date, each of Holdings and the Borrower will, and will cause each Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law and that the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties.
(b)Subject, in each case, to the limitations set forth in the Security Documents, if, after the Effective Date, any material assets (other than Excluded Assets), including any Material Real Property, are acquired by the Borrower or any other Loan Party or are held by any Subsidiary on or after the time it becomes a Loan Party pursuant to Section 5.11 (other than assets constituting Collateral under a Security Document that become subject to the Lien created by such Security Document upon acquisition thereof or constituting Excluded Assets), the Borrower will notify the Administrative Agent thereof, and, if requested by the Administrative Agent, the Borrower will cause such assets to be subjected to a Lien securing the Secured Obligations and will take and cause the other Loan Parties to take, such actions as shall be necessary and reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section but only as and to the extent required pursuant to the “Collateral and Guarantee Requirement”, all at the expense of the Loan Parties and subject to the last paragraph of the definition of the term “Collateral and Guarantee Requirement”. In the event any Material Real Property is mortgaged pursuant to this Section 5.12(b), the Borrower or such other Loan Party, as applicable, shall be required to comply with the “Collateral and Guarantee Requirement” and paragraph (a) of this Section 5.12 within ninety (90) days following the acquisition of such Material Real Property or such longer time period as agreed by the Administrative Agent in its reasonable discretion.

SECTION 5.13 Designation of Subsidiaries. The Borrower may at any time after the Effective Date designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately after such designation on a Pro Forma Basis, no Event of Default shall have occurred and be continuing, (ii) any Unrestricted Subsidiary shall also be designated an Unrestricted Subsidiary under any Junior Financing constituting Material Indebtedness, (iii) Unrestricted Subsidiaries shall not account for more than 5.0% of Consolidated

EBITDA or 5.0% of total assets of Holdings and its Restricted Subsidiaries determined at the time of designation of such Unrestricted Subsidiary, (iv) no Subsidiary that owns Intellectual Property that is material to the business of the other Loan parties, taken as a whole, may be designated an Unrestricted Subsidiary, and no such Intellectual Property may be transferred to any Unrestricted Subsidiary following its designation as such and (v) on a Pro Forma Basis, the Senior Secured First Lien Net Leverage Ratio is no greater than the then applicable maximum Senior Secured First Lien Net Leverage Ratio covenant set forth under Section 6.11 for the most recently ended Test Period at such time. The designation of any Subsidiary as an Unrestricted Subsidiary after the Effective Date shall constitute an Investment by Holdings or its Restricted Subsidiaries therein at the date of designation in an amount equal to the fair market value (as determined in good faith by the Borrower) of Holdings’ or its respective subsidiaries’ (as applicable) investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, of Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by Holdings in such Unrestricted Subsidiary pursuant to the preceding sentence in an amount equal to the fair market value (as determined in good faith by the Borrower) at the date of such designation of Holdings’ or its Subsidiaries’ (as applicable) Investment in such Subsidiary.

SECTION 5.14 Certain Post-Closing Obligations. As promptly as practicable, and in any event within the time periods after the Effective Date specified in Schedule 5.14 or such later date as the Administrative Agent agrees to in writing, including to reasonably accommodate circumstances unforeseen on the Effective Date, Holdings, the Borrower and each other Loan Party shall deliver the documents or take the actions specified on Schedule 5.14 that would have been required to be delivered or taken on the Effective Date, in each case except to the extent otherwise agreed by the Administrative Agent pursuant to its authority as set forth in the definition of the term “Collateral and Guarantee Requirement”.

SECTION 5.15 [Reserved].

SECTION 5.16 Lines of Business. Holdings and its Restricted Subsidiaries, taken as a whole, will not fundamentally and substantively alter the character of their business, taken as a whole, from the business conducted by them on the Effective Date and other business activities which are extensions thereof or otherwise incidental, corollary, synergistic, reasonably related or ancillary to any of the foregoing.

SECTION 5.17 Fiscal Periods. Holdings will keep its current fiscal year; provided, however, that Holdings may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

SECTION 5.18 Lender Calls. Following delivery of the quarterly financial statements pursuant to Section 5.01(b), beginning with the second full fiscal quarter ended after the Effective Date, Holdings will host a conference call, at a time selected by Holdings and reasonably acceptable to the Administrative Agent, with the Lenders to review the financial information provided therein.

ARTICLE VI NEGATIVE COVENANTS
From and after the Effective Date and until the Termination Date, each of Holdings and the Borrower covenants and agrees with the Lenders that:
SECTION 6.01 Indebtedness; Certain Equity Securities.

(a)Holdings and the Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:
(i)Indebtedness of Holdings, the Borrower and any of the Restricted Subsidiaries under the Loan Documents (including any Indebtedness incurred pursuant to Section 2.20 or 2.21);

(ii)Indebtedness, including intercompany Indebtedness, outstanding on the Effective Date to the extent set forth on Schedule 6.01 (unless such Indebtedness is permitted by another clause in this Section 6.01), and any Permitted Refinancing thereof;

(iii)Guarantees by Holdings, the Borrower and any of the Restricted Subsidiaries in respect of Indebtedness of Holdings, the Borrower or any Restricted Subsidiary otherwise permitted hereunder; provided that (A) such Guarantee is permitted under Section 6.04 (other than Section 6.04(u)), (B) no Guarantee by any Restricted Subsidiary of any Junior Financing shall be permitted unless such Restricted Subsidiary shall have also provided a Guarantee of the Loan Document Obligations pursuant to the Guarantee Agreement and (C) if the Indebtedness being Guaranteed is subordinated to the Loan Document Obligations, such Guarantee shall be subordinated to the Guarantee of the Loan Document Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;

(iv)Indebtedness of (x) Holdings owing to the Borrower or any other Restricted Subsidiary, (y) the Borrower owing to Holdings or any Restricted Subsidiary or (z) any Restricted Subsidiary owing to any other Restricted Subsidiary, Holdings or the Borrower, in each case, to the extent permitted by Section 6.04; provided that all such Indebtedness of any Loan Party owing to any Restricted Subsidiary that is not a Loan Party shall be subordinated to the Loan Document Obligations (but only to the extent permitted by applicable law and not giving rise to material adverse tax consequences) on terms (i) at least as favorable to the Lenders as those set forth in the form of intercompany note attached as Exhibit F or (ii) otherwise reasonably satisfactory to the Administrative Agent;

(v)(A) Indebtedness (including Capital Lease Obligations and purchase money Indebtedness) incurred, issued or assumed by Holdings, the Borrower or any Restricted Subsidiary to finance the acquisition, purchase, lease, construction, repair, replacement or improvement of fixed or capital property, equipment or other assets; provided that such Indebtedness is incurred concurrently with or within 270 days after the applicable acquisition, purchase, lease, construction, repair, replacement or improvement, and (B) any Permitted Refinancing of any Indebtedness set forth in the immediately preceding clause (A) (or successive Permitted Refinancings thereof); provided, further, that, at the time of any such incurrence of Indebtedness and after giving Pro Forma Effect thereto and the use of the proceeds thereof, the aggregate principal amount of Indebtedness that is outstanding in reliance on this clause (v) shall not exceed the greater of (A) $7,500,000 and (B) 15.0% of Consolidated EBITDA computed on a Pro Forma Basis for the most recently ended Test Period as of such time;

(vi)Indebtedness in respect of Swap Agreements incurred in the ordinary course of business and not for speculative purposes;

(vii)(a) Indebtedness (1) of any Person acquired in connection with a Permitted Acquisition or permitted Investment or secured by any assets so acquired (and not incurred by the obligor thereon in contemplation of such Permitted Acquisition or permitted Investment) and (2) of any Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary (it being acknowledged that (x) a Person that becomes a direct or indirect Restricted Subsidiary as a result of a Permitted Acquisition or permitted Investment may remain liable with respect to Indebtedness existing on the date of such acquisition (and not incurred in contemplation thereof) and (y) an Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary may remain liable with respect to Indebtedness existing on the date of such redesignation (and not incurred in contemplation thereof)); provided that the aggregate principal amount of such Indebtedness outstanding under this clause (vii) at the time of incurrence does not exceed an amount if immediately after giving effect to such Permitted Acquisition, permitted Investment or redesignation, as the case may be, and the assumption of such Indebtedness, (1) with respect to any such Indebtedness secured on a pari passu basis with the Loans, the Senior Secured First Lien Net Leverage Ratio computed on a Pro Forma Basis for the most recently ended Test Period as of such time is not greater than ~~3.93~~5.25:1.00 or (2) with respect to any such Indebtedness secured on a junior lien basis with the Loans or which is unsecured, (A) the Total Net Leverage Ratio computed on a Pro Forma Basis for the most recently ended Test Period as of such time is not greater than ~~5.50~~6.25:1.00, and (B) the Senior Secured First Lien Net Leverage Ratio computed on a Pro Forma Basis for the most recently ended Test Period as of such time is not greater than ~~3.75:1.00 and (C) the Interest Coverage Ratio computed on a Pro Forma Basis for the most recently ended Test Period as of such time is not less than 1~~4.50:1.00; and (b) in respect of the foregoing, any Permitted Refinancing thereof; provided, further, that the aggregate principal amount of (x) Indebtedness outstanding pursuant to this clause (vii) at the time of incurrence of which the primary obligor or a guarantor is a Restricted Subsidiary that is not a Loan Party, plus (y) any Indebtedness pursuant to clause (xxiv) below, shall not exceed, at the time of incurrence thereof and after giving Pro Forma Effect thereto, the greater of (A) $5,000,000 and (B) 10% of Consolidated EBITDA computed on a Pro Forma Basis for the most recently ended Test Period as of such time;

(viii)(a) Unsecured Indebtedness to the seller of any business or assets acquired by Holdings or any Restricted Subsidiary in a transaction permitted hereunder (including Indebtedness to finance the payment of earnout obligations owing to such seller as a result of such transaction) or (b) indemnification obligations, obligations in respect of purchase price adjustments, incentive non-competes and other similar contingent obligations of deferred compensation incurred or assumed in connection with any Permitted Acquisition, any other Investment or any Disposition, in each case, permitted under this Agreement; provided that (i) the aggregate principal amount of Indebtedness permitted under this Section 6.01(a)(viii)(a) at any one time outstanding shall not exceed the greater of (A) $15,000,000 and (B) 25% of Consolidated EBITDA computed on a Pro Forma Basis for the most recently ended Test Period as of such time, (ii) the Total Net Leverage Ratio computed on a Pro Forma Basis for the most recently ended Test Period as of the date of incurrence of any such Indebtedness (or if earlier, the entering into such earn-out obligations) is not greater than ~~5.50~~6.25:1.00 and (iii) such Indebtedness shall not include any cash interest;

(ix)[reserved];

(x)[reserved];

(xi)Settlement Indebtedness;

(xii)Indebtedness in respect of (a) bankers’ acceptances, discounted bills of exchange, discounting or factoring of receivables for credit management purposes incurred or undertaken in the ordinary course of business on arm’s length commercial terms on a non-recourse basis and (b) Cash Management Obligations and other Indebtedness in respect of netting services, automated clearinghouse arrangements, overdraft protections and similar arrangements, in each case, in connection with securities or deposit accounts or from the honoring of a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(xiii)[reserved];

(xiv)Indebtedness of Holdings, the Borrower or any Restricted Subsidiary or any Person that becomes a Restricted Subsidiary after the Effective Date (or of any Person not previously a Restricted Subsidiary that is merged, amalgamated or consolidated with or into Holdings, the Borrower or any Restricted Subsidiary including the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary); provided that, at the time of the incurrence thereof and after giving Pro Forma Effect thereto, the aggregate principal amount of Indebtedness outstanding in reliance on this clause (xiv) shall not exceed the greater of (A) $5,000,000 and (B) 10% of Consolidated EBITDA computed on a Pro Forma Basis for the most recently ended Test Period as of such time; provided that such amounts shall be increased to the greater of (A) $10,000,000 and (B) 20% of Consolidated EBITDA computed on a Pro Forma Basis for the most recently ended Test Period if (i) Consolidated EBITDA (calculated on a Pro Forma Basis) for the most recent Test Period then ended is greater than $47,500,000 or (ii) if such Indebtedness is being incurred to finance Permitted Acquisitions or other Investments permitted hereunder (including Merchant Portfolio Acquisitions) and costs and expenses related thereto;

(xv)[reserved];

(xvi)[reserved];

(xvii)[reserved];

(xviii)Indebtedness consisting of (A) the financing of insurance premiums or
A.take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(xix)Indebtedness supported by a Letter of Credit in an aggregate principal amount not to exceed the face amount of such Letter of Credit;

(xx)[reserved];

(xxi)Permitted Unsecured Refinancing Debt, and any Permitted Refinancing thereof; provided that (A) in the case of any Permitted Unsecured Refinancing Debt that constitutes a Permitted Refinancing of Incremental Equivalent Debt, the obligor thereon shall be the Borrower and (B) in the case of any Permitted Refinancing of any Permitted Unsecured Refinancing Debt, the obligor thereon shall be the Borrower or a Subsidiary Loan Party; provided, further, that in the case of any Permitted Unsecured Refinancing Debt that constitutes a Permitted Refinancing of Incremental Equivalent Debt (or any Permitted Refinancing thereof), such Indebtedness shall comply with clauses (c) and (e) of the definition of “Credit Agreement Refinancing Indebtedness”;

(xxii)Permitted First Priority Refinancing Debt and Permitted Junior Priority Refinancing Debt, and any Permitted Refinancing of any of the foregoing; provided that (A) in the case of any Permitted First Priority Refinancing Debt or Permitted Junior Priority Refinancing Debt that constitutes a Permitted Refinancing of Incremental Equivalent Debt, the obligor thereon shall be the Borrower and (B) in the case of any Permitted Refinancing of any Permitted First Priority Refinancing Debt or Permitted Junior Priority Refinancing Debt, the obligor thereon shall be the Borrower or a Subsidiary Loan Party; provided, further, that in the case of any Permitted First Priority Refinancing Debt or Permitted Junior Priority Refinancing Debt that constitutes a Permitted Refinancing of Incremental Equivalent Debt (or any Permitted Refinancing thereof), such Indebtedness shall comply with clauses (c), (d) and (e) of the definition of “Credit Agreement Refinancing Indebtedness”;

(xxiii)Indebtedness of the Borrower issued in lieu of Incremental Facilities consisting of one or more series of secured or unsecured loans, bonds, notes or debentures (which loans, bonds, notes or debentures, if secured, may be secured either by Liens pari passu with the Liens on the Collateral securing the Initial Term Loans (but without regard to control of remedies) or by Liens having a junior priority relative to the Liens on the Collateral securing the Initial Term Loans) (and any Registered Equivalent Notes issued in exchange therefor) (the “Incremental Equivalent Debt”); provided that (x) the aggregate principal amount of all such Indebtedness incurred pursuant to this clause (xxiii) shall not exceed, at the time of incurrence, the Incremental Cap at such time and (y) such Indebtedness complies with the provisions of the Required Additional Debt Terms;

(xxiv)Indebtedness of any Restricted Subsidiary that is not a Loan Party in an amount not to exceed, at the time of incurrence thereof and after giving Pro Forma Effect thereto, the greater of (A) $5,000,000 and (B) 10% of Consolidated EBITDA computed on a Pro Forma Basis for the most recently ended Test Period as of such time when taken together with any Indebtedness incurred pursuant to clause (vii) above;

(xxv)Indebtedness incurred by Holdings, the Borrower or any Restricted Subsidiary in respect of letters of credit, bank guarantees, warehouse receipts, bankers’ acceptances or similar instruments issued or created in the ordinary course of business or consistent with past practice, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other indemnification or reimbursement-type obligations;

(xxvi)obligations in respect of self-insurance and obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by Holdings, the Borrower or any Restricted Subsidiary or

obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case, in the ordinary course of business or consistent with past practice;

(xxvii)Indebtedness representing deferred compensation or stock-based compensation owed to employees of Holdings, the Borrower or the Restricted Subsidiaries incurred in the ordinary course of business or consistent with past practice;

(xxviii)Indebtedness consisting of unsecured promissory notes issued by Holdings, the Borrower or any Restricted Subsidiary to future, current or former officers, directors, employees, managers and consultants or their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of Holdings (or any Holdings Parent) to the extent permitted by Section 6.07(a)(v);

(xxix)[reserved];
(xxx)endorsement of instruments or other payment items for deposit in the ordinary course of business;
(xxxi)to the extent constituting Indebtedness, Guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Holdings and its Restricted Subsidiaries;

(xxxii)performance Guarantees of Holdings and the Restricted Subsidiaries primarily guaranteeing performance of contractual obligations of Holdings or Restricted Subsidiaries to a third party and not for the purpose of guaranteeing payment of Indebtedness;

(xxxiii)obligations in respect of letters of support, guarantees or similar obligations issued, made or incurred for the benefit of any Restricted Subsidiary to the extent required by law or in connection with any statutory filing or the delivery of audit opinions performed in jurisdictions other than within the United States; and

(xxxiv)all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (i) through (xxxiii) above.

(b)Holdings and the Borrower will not, and will not permit any Restricted Subsidiary to, issue any Disqualified Equity Interests in excess of the greater of (A) $5,000,000 and (B) 10% of Consolidated EBITDA computed on a Pro Forma Basis for the most recently ended Test Period as of such time, except (x) to the extent incurred as Indebtedness under Section 6.01(a) and (y) (i) preferred Equity Interests issued to and held by Holdings, the Borrower or any Restricted Subsidiary to the extent permitted by Section 6.04, and (ii) preferred Equity Interests issued to and held by joint venture partners after the Effective Date; provided that in the case of this clause (ii) any such issuance of preferred Equity Interests shall be deemed to have been incurred Indebtedness and subject to the provisions set forth in Section 6.01(a) and (b).
For purposes of determining compliance with this Section 6.01, solely to the extent that Consolidated EBITDA (calculated on a Pro Forma Basis) is greater than $47,500,000 as of the most recently ended Test Period, (i) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the categories of Indebtedness described in clauses (a)(i) through (a)(xxxiv) above, the Borrower may, in its sole discretion, at the time of incurrence, divide, classify or reclassify, or at any later time divide, classify or reclassify, such item of Indebtedness (or any portion thereof) and will only be required to include the amount and type of such Indebtedness in one or more of the above clauses; provided that (i) all Indebtedness outstanding under the Loan Documents will be deemed to have been incurred in reliance only on the exception in clause (a)(i), (ii) no such reclassification will operate to waive any Event of Default that may have occurred with respect to any Indebtedness that was not permitted to be incurred at the initial incurrence thereof and (iii) no reclassification will be permitted as to amounts incurred pursuant to the Incremental Cap.

For purposes of determining compliance with any restriction on the incurrence of Indebtedness, the principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, plus the amount of any premium paid, and fees and expenses incurred, in connection with such extension, replacement, refunding refinancing, renewal or defeasance (including any fees and original issue discount incurred in respect of such resulting Indebtedness).

The accrual of interest and the accretion of accreted value and the payment of interest in the form of additional Indebtedness with respect to any Indebtedness initially permitted to be incurred under this Section 6.01 (“PIK Debt”) shall not be deemed to be an incurrence of Indebtedness for purposes of determining whether the accretion of accreted value and the payment of interest in the form of additional Indebtedness with respect to such PIK Debt is permitted to be incurred hereunder (but shall constitute “Indebtedness” for all other purposes).

SECTION 6.02 Liens.
Holdings and the Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned (but not leased) or hereafter acquired (but not leased) by it, except:

(i)Liens created under the Loan Documents;
(ii)Permitted Encumbrances;
(iii)Liens existing on the Effective Date to the extent set forth on Schedule 6.02 (unless such Lien is permitted by another clause in this Section 6.02) and any modifications, replacements, renewals or extensions thereof; provided, further, that such modified, replacement, renewal or extension Lien does not extend to any additional property other than (1) after-acquired property that is affixed or incorporated into the property covered by such Lien and (2) proceeds and products thereof;

(iv)Liens securing Indebtedness permitted under Section 6.01(a)(v); provided that (A) such Liens attach concurrently with or within 270 days after the acquisition, repair, replacement, construction or improvement (as applicable) of the property subject to such Liens,
(B) such Liens do not at any time encumber any property other than the property financed by such Indebtedness except for replacements, additions, accessions and improvements to such property and the proceeds and the products thereof, and any lease of such property (including accessions thereto) and the proceeds and products thereof and (C) with respect to Capital Lease Obligations, such Liens do not at any time extend to or cover any assets (except for replacements, additions, accessions and improvements to or proceeds of such assets) other than the assets subject to such Capital Lease Obligations; provided, further, that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(v)(i) easements, leases, licenses, subleases or sublicenses granted to others (including licenses and sublicenses of Intellectual Property) in the ordinary course of business that do not (A) interfere in any material respect with the business of Holdings and its Restricted Subsidiaries, taken as a whole, or (B) secure any Indebtedness and (ii) any interest or title of a lessor, licensor, sublicensor or sublessor under any lease or license entered into by Holdings, the Borrower or any Restricted Subsidiary in the ordinary course of its business or consistent with past practice;
(vi)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(vii)Liens (A) of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection; (B) attaching to pooling, commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business; or (C) in favor of a banking or other financial institution or entity, or electronic payment service provider, arising as a matter of law encumbering deposits (including the right of setoff) and that are within the general parameters customary in the banking or finance industry

(viii)Liens (A) on cash advances, cash earnest money deposits or other escrow deposits in connection with any Investment permitted pursuant to Section 6.04, or otherwise in connection with any escrow arrangements with respect to any such Investment or any Disposition permitted under Section 6.05 (including any letter of intent or purchase agreement with respect to such Investment or Disposition), or (B) consisting of an agreement to dispose of any property in a Disposition permitted under Section 6.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;
(ix)Liens on property or other assets of any Restricted Subsidiary that is not a Loan Party, which Liens secure Indebtedness of such Restricted Subsidiary or another Restricted Subsidiary that is not a Loan Party, in each case permitted under Section 6.01(a);

(x)Liens granted by a Restricted Subsidiary that is not a Loan Party in favor of any other Restricted Subsidiary and Liens granted by a Loan Party in favor of any other Loan Party;
(xi)Liens existing on property or other assets at the time of its acquisition or existing on the property or other assets of any Person at the time such Person becomes a Restricted Subsidiary, in each case after the Effective Date and any modifications, replacements, renewals or extensions thereof; provided that (A) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary and (B) such Lien does not extend to or cover any other assets or property (other than any replacements of such property or assets and additions and accessions thereto, the proceeds or products thereof and other than after-acquired property subject to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require or include, pursuant to their terms at such time, a pledge of after-acquired property, and proceeds or products thereof and, in the case of multiple equipment financings provided by any lender, other equipment financed by such lender);

(xii)Liens on cash, Permitted Investments or other marketable securities securing Letters of Credit of any Loan Party that are cash collateralized on the Effective Date in an amount of cash, cash equivalents or other marketable securities with a fair market value of up to 105% of the face amount of such Letters of Credit being secured;

(xiii)Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale or purchase of goods by Holdings, the Borrower or any Restricted Subsidiary in the ordinary course of business;

(xiv)Liens deemed to exist in connection with Investments in repurchase agreements under clause (e) of the definition of the term “Permitted Investments”;

(xv)Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(xvi)Liens that are contractual rights of setoff (A) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Holdings, the Borrower and the Restricted Subsidiaries or (B) relating to purchase orders and other agreements entered into with customers of Holdings, the Borrower or any Restricted Subsidiary in the ordinary course of business;

(xvii)ground leases in respect of real property on which facilities owned or leased by Holdings, the Borrower or any of the Restricted Subsidiaries are located;

(xviii)Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(xix)Liens on the Collateral securing Indebtedness and other obligations permitted under Section 6.01(a)(xxii) or 6.01(a)(xxiii); provided that in all cases such Liens shall be subject to the applicable Intercreditor Agreement;

(xx)[reserved];

(xxi)Settlement Liens;

(xxii)Liens securing Indebtedness permitted under Section 6.01(a)(vii);

(xxiii)Liens on assets of any Restricted Subsidiary that is not a Loan Party (x) securing working capital lines in foreign jurisdictions and/or (y) securing other obligations, in each case to the extent such Indebtedness is permitted by Section 6.01;

(xxiv)Liens on cash and Permitted Investments used to satisfy or discharge Indebtedness; provided such satisfaction or discharge is permitted hereunder;

(xxv)Receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof;

(xxvi)Liens on Equity Interests of any joint venture (a) securing obligations of such joint venture or (b) pursuant to the relevant joint venture agreement or arrangement;

(xxvii)[reserved];

(xxviii)other Liens; provided that, at the time of the granting thereof and after giving Pro Forma Effect thereto, the aggregate amount of obligations secured by all Liens incurred in reliance on this clause (xxviii) shall not exceed the greater of (A) $5,000,000 and (B) 10% of Consolidated EBITDA computed on a Pro Forma Basis for the most recently ended Test Period as of such time; provided that such amounts shall be increased to the greater of (A)
$10,000,000 and (B) 20% of Consolidated EBITDA computed on a Pro Forma Basis for the most recently ended Test Period if (i) Consolidated EBITDA (calculated on a Pro Forma Basis) for the most recent Test Period then ended is greater than $47,500,000 or (ii) if such Liens secure Indebtedness being incurred to finance Permitted Acquisitions or other Investments permitted hereunder (including Merchant Portfolio Acquisitions) and costs and expenses related thereto (provided that, with respect to any such obligation, the amount of such obligation shall be the lesser of (x) the outstanding face amount of such obligation and (y) the fair market value of the assets securing such obligation);
(xxix)[reserved];
(xxx)Liens on Escrowed Proceeds for the benefit of the related holders of debt securities or other Indebtedness (or the underwriters for arrangers thereof) or on cash set aside at the time of the incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose;

(xxxi)Liens of bailees arising as a matter of law or pursuant to the standard terms of agreement of such bailee in the ordinary course of business; provided that such Liens shall extend only to the assets subject to such bailment;

(xxxii)Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of Holdings and its Subsidiaries;

(xxxiii)utility and similar deposits in the ordinary course of business;

(xxxiv)purchase options, call and similar rights of, and restrictions for the benefit of, a third party with respect to Equity Interests held by Holdings or any Restricted Subsidiary in joint ventures;

(xxxv)Liens in favor of Holdings or a Loan Party arising in connection with Intercompany License Agreements;
(xxxvi)Liens on cash or Permitted Investments securing any Swap Agreement (or any obligations in respect of the clearing thereof) so long as the fair market value of the assets securing such Swap Agreement does not exceed the greater of (A) $5,000,000 and (B) 10% of Consolidated EBITDA for the Test Period then last ended at any time;

(xxxvii)Liens disclosed by the title insurance policies delivered on or subsequent to the date of this Agreement for any Mortgaged Property and any replacement, extension or renewal of any such Liens (so long as the Indebtedness and other obligations secured by such replacement, extension or renewal Liens are permitted by this Agreement); provided that such replacement, extension or renewal Liens do not cover any property other than the property that was subject to such Liens prior to such replacement, extension or renewal;

(xxxviii)restrictive covenants affecting the use to which real property may be put that do not materially interfere with the ordinary conduct of the business, taken as a whole, or which are set forth in the title policy delivered with respect to the real property and are “insured over” in such title policy; provided that such covenants are complied with;

(xxxix)zoning by-laws and other land use restrictions, including site plan agreements, development agreements and contract zoning agreements and do not materially interfere with the ordinary conduct of the business, taken as a whole, or which are set forth in the title policy delivered with respect to the real property and are “insured over” in such title policy; and

(xl) any Lien resulting from the rules and regulations of any clearing system or stock exchange over shares and/or other securities held in that clearing system or stock exchange.

For purposes of determining compliance with this Section 6.02, solely to the extent that Consolidated EBITDA (calculated on a Pro Forma Basis) is greater than $47,500,000 as of the most recently ended Test Period, in the event that any Lien (or any portion thereof) meets the criteria of more than one of the categories of Liens described in clauses (i) through (xl) above, the Borrower may, in its sole discretion, at the time of incurrence, divide, classify or reclassify, or at any later time divide, classify or reclassify, such Lien (or any portion thereof) and will only be required to include the amount and type of such Lien in one or more of the above clauses; provided that (x) all Liens created under the Loan Documents will be deemed to have been incurred in reliance only on the exception in clause (i) and (y) no such reclassification will operate to waive any Event of Default that may have occurred with respect to any Lien that was not permitted to be incurred at the initial incurrence thereof.

SECTION 6.03 Fundamental Changes.

(a)Holdings and the Borrower will not, and will not permit any Restricted Subsidiary to, merge into or amalgamate or consolidate with any other Person, or permit any other Person to merge into or amalgamate or consolidate with it, or liquidate or dissolve (which, for the avoidance of doubt, shall not restrict Holdings, the Borrower or any Restricted Subsidiary from changing its organizational form), except that:

(i)any Restricted Subsidiary (other than the Borrower) may merge, amalgamate or consolidate with (A) the Borrower or Holdings; provided that the Borrower or Holdings shall be the continuing or surviving Person, or (B) any one or more Restricted Subsidiaries (other than the Borrower); provided, further, that when any Subsidiary Loan Party is merging, amalgamating or consolidating with another Restricted Subsidiary (1) the continuing or surviving Person shall be a Subsidiary Loan Party or the Borrower or (2) if the continuing or surviving Person is not a Subsidiary Loan Party, the acquisition of such Subsidiary Loan Party by such surviving Restricted Subsidiary is otherwise permitted under Section 6.04;
(ii)(A) any Restricted Subsidiary that is not a Loan Party may merge, amalgamate or consolidate with or into any Restricted Subsidiary that is not a Loan Party and (B) (x) any Restricted Subsidiary (other than the Borrower) may liquidate or dissolve and (y) any Restricted Subsidiary may change its legal or organizational form if the Borrower determines in good faith that such action is in the best interests of Holdings and its Restricted Subsidiaries and is not materially disadvantageous to the Lenders;

(iii)any Restricted Subsidiary (other than the Borrower) may make a Disposition of all or substantially all of its assets (upon voluntary liquidation or otherwise) to Holdings, the Borrower or another Restricted Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then (A) the transferee must be a Loan Party, (B) to the extent constituting an Investment, such Investment is a permitted Investment in a Restricted Subsidiary that is not a Loan Party in accordance with Section 6.04 or (C) to the extent constituting a Disposition to a Restricted Subsidiary that is not a Loan Party, such Disposition is for fair market value (as determined in good faith by the Borrower) and any promissory note or other non-cash consideration received in respect thereof is a permitted Investment in a Restricted Subsidiary that is not a Loan Party in accordance with Section 6.04;

(iv)the Borrower may merge, amalgamate or consolidate with (or Dispose of all or substantially all of its assets to) any other Person; provided that (A) the Borrower shall be the continuing or surviving Person or (B) if the Person formed by or surviving any such merger, amalgamation or consolidation is not the Borrower or is a Person into which the Borrower has been liquidated (or, in connection with a Disposition of all or substantially all of the Borrower’s assets, if the transferee of such assets) (any such Person, the “Successor Borrower”), (1) the Successor Borrower shall be an entity organized or existing under the laws of the United States (or any state thereof), (2) the Successor Borrower shall expressly assume all of the obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is a party pursuant to a supplement hereto or thereto in form and substance reasonably satisfactory to the Administrative Agent, (3) each Loan Party other than the Borrower, unless it is the other party to such merger, amalgamation or consolidation, shall have reaffirmed, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, that its Guarantee of and grant of any Liens as security for the Secured Obligations shall apply to the Successor Borrower’s obligations under this Agreement and (4) the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower stating that such merger, amalgamation or consolidation complies with this Agreement; provided, further, that (y) no Event of Default shall exist after giving effect to such merger, amalgamation or consolidation and (z) if the foregoing requirements are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement and the other Loan Documents; provided, further, that (A) the Borrower shall have provided any documentation and other information about the Successor Borrower to the extent reasonably requested in writing promptly, and in any case within one (1) Business Day following the delivery of the certificate in clause (4), by any Lender or Issuing Bank through the Administrative Agent that such Lender or Issuing Bank shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including Title III of the USA PATRIOT Act and (B) such Lender or Issuing Bank, as applicable, shall be reasonably satisfied that its review of such documentation and information requested and delivered pursuant to clause (A) complies with such applicable “know your customer” and anti-money laundering rules and regulations (provided that for the avoidance of doubt, the Borrower’s failure to deliver information requested after the first Business Day following delivery of the certificate in clause
(4) above shall not constitute a Default or an Event of Default under this Agreement or the Loan Documents);

(v)any Restricted Subsidiary (other than the Borrower) may merge, consolidate or amalgamate with any other Person in order to effect an Investment permitted pursuant to Section 6.04; provided that the continuing or surviving Person shall be the Borrower or a Restricted Subsidiary, which together with each of the Restricted Subsidiaries, shall have complied with the requirements of Sections 5.11 and 5.12;

(vi)Holdings, the Borrower and the Restricted Subsidiaries may consummate the Transactions and any Permitted Reorganization;

(vii)any Restricted Subsidiary (other than the Borrower) may effect a merger, amalgamation, dissolution, liquidation consolidation or amalgamation to effect a Disposition permitted pursuant to Section 6.05; and

(viii)Holdings may merge, amalgamate or consolidate with (or Dispose of all or substantially all of its assets to) any other Person; provided that (A) Holdings shall be the continuing or surviving Person or (B) if the Person formed by or surviving any such merger, amalgamation or consolidation is not Holdings or is a Person into which Holdings has been liquidated (or, in connection with a Disposition of all or substantially all of Holdings’ assets, if the transferee of such assets) (any such Person, the “Successor Holdings”), (1) the Successor Holdings shall be an entity organized or existing under the laws of the United States (or any state thereof), (2) the Successor Holdings shall expressly assume all of the obligations of Holdings under this Agreement and the other Loan Documents to which Holdings is a party pursuant to a supplement hereto or thereto in form and substance reasonably satisfactory to the Administrative Agent, (3) each Loan Party other than Holdings, unless it is the other party to such merger, amalgamation or consolidation, shall have reaffirmed, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, that its Guarantee of and grant of any Liens as security for the Secured Obligations shall apply to the Successor Holdings’ obligations under this Agreement, (4) the Successor Holdings shall, immediately following such merger, amalgamation or consolidation, directly or indirectly own all Subsidiaries owned by Holdings immediately prior to such transaction, and (5) Holdings shall have delivered to the Administrative Agent a certificate of a Responsible Officer of Holdings stating that such merger, amalgamation or consolidation complies with this Agreement; provided, further, that (y) if such Person is not a Loan Party, no Event of Default shall exist after giving effect to such merger, amalgamation or consolidation and (z) if the foregoing requirements are satisfied, Holdings will succeed to, and be substituted for, Holdings under this Agreement and the other Loan Documents; provided, further, that (A) Holdings shall have provided any documentation and other information about the Successor Holdings to the extent reasonably requested in writing promptly, and in any case within one (1) Business Day following the delivery of the certificate in clause (5), by any Lender or Issuing Bank through the Administrative Agent that such Lender or Issuing Bank shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including Title III of the USA PATRIOT Act and (B) such Lender or Issuing Bank, as applicable, shall be reasonably satisfied that its review of such documentation and information requested and delivered pursuant to clause (A) complies with such applicable “know your customer” and anti-money laundering rules and regulations (provided that for the avoidance of doubt, Holdings’ failure to deliver information requested after the first Business Day following delivery of the certificate in clause (5) above shall not constitute a Default or an Event of Default under this Agreement or the Loan Documents).

SECTION 6.04 Investments, Loans, Advances, Guarantees and Acquisitions.

Holdings and the Borrower will not, and will not permit any Restricted Subsidiary to, make or hold any Investment, except:

(a)Permitted Investments at the time such Permitted Investment is made and purchases of assets in the ordinary course of business consistent with past practice;

(b)loans or advances to officers, members of the Board of Directors and employees of Holdings, the Borrower and the Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of Holdings (or any direct or indirect parent thereof) (provided that the amount of such loans and advances made in cash to such Person shall be contributed to Holdings in cash as common equity or Qualified Equity Interests) and (iii) for purposes not described in the foregoing clauses (i) and (ii), in an aggregate principal amount outstanding at any time not to exceed the greater of (A) $2,500,000 and (B) 5% of Consolidated EBITDA for the Test Period then last ended;

(c)Investments by Holdings in the Borrower or any Restricted Subsidiary, Investments by the Borrower in Holdings or any Restricted Subsidiary and Investments by any Restricted Subsidiary in Holdings, the Borrower or any other Restricted Subsidiary; provided that, in Investments by Loan Parties in Restricted Subsidiaries that are not Loan Parties shall not exceed the greater of (A) $5,000,000 and (B) 10% of Consolidated EBITDA for the Test Period then last ended at the time of making such Investment;

(d)Investments consisting of extensions of trade credit and accommodation guarantees in the ordinary course of business;

(e)Investments (i) existing or contemplated on the Effective Date and set forth on Schedule 6.04 and any modification, replacement, renewal, reinvestment or extension thereof and
(ii)existing on the Effective Date by Holdings, the Borrower or any Restricted Subsidiary in Holdings, the Borrower or any Restricted Subsidiary and any modification, renewal or extension thereof; provided that the amount of the original Investment is not increased except by the terms of such Investment to the extent as set forth on Schedule 6.04 or as otherwise permitted by this Section 6.04;

(f)Investments in Swap Agreements incurred in the ordinary course of business and not for speculative purposes;

(g)promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 6.05;

(h)Investments constituting Permitted Acquisitions, provided that the aggregate amount of any such Investment, as valued at the fair market value at the time such Investment is made, made by a Loan Party in a Restricted Subsidiary that shall not be a Loan Party after giving effect to such Permitted Acquisition shall not exceed the greater of (A) $15,000,000 and (B) 25% of Consolidated EBITDA for the Test Period then last ended at the time of making such Investment.

(i)the Transactions;

(j)Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers in the ordinary course of business;

(k)Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(l)loans and advances to any Holdings Parent (x) in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to such Holdings Parent in accordance with Section 6.07(a) (other than Section 6.07(a)(xvii)(2)) with such Investment being treated for purposes of the applicable clauses of Section 6.07(a), including any limitations, as a Restricted Payment made pursuant to such clause, and (y) to the extent the proceeds thereof are contributed or loaned or advanced to Holdings or a Restricted Subsidiary;

(m)additional Investments and other acquisitions (other than Investments in Unrestricted Subsidiaries); provided that at the time any such Investment or other acquisition is made, the aggregate outstanding amount of such Investment or acquisition made in reliance on this clause (m), together with the aggregate amount of all consideration paid in connection with all other Investments and acquisitions made in reliance on this clause (m) (including the aggregate principal amount of all Indebtedness assumed in connection with any such other Investment or acquisition previously made under this clause (m)), shall not exceed (i) the greater of (A) $1~~0~~5,000,000 and (B) 20% of Consolidated EBITDA for the Test Period last ended, plus (ii) so long as no Event of Default shall have occurred and be continuing at the time of such Investment or would result therefrom, the Available Amount that is Not Otherwise Applied as in effect immediately prior to the time of making of such Investment, plus (iii) the Available Equity Amount that is Not Otherwise Applied as in effect immediately prior to the time of making of such Investment plus (iv) an unlimited amount so long as (A) no Event of Default shall have occurred and be continuing at the time of such Investment or would result therefrom and (ii) on a Pro Forma Basis, the Senior Secured First Lien Net Leverage Ratio is no greater than ~~2.90~~4.25 to 1.00 for the most recently ended Test Period as of such time;

(n)advances of payroll payments to employees in the ordinary course of business;

(o)Investments and other acquisitions to the extent that payment for such Investments is made with Qualified Equity Interests (excluding Qualified Equity Interests the proceeds of which will be applied as Cure Amounts and Qualified Equity Interests that are applied pursuant to the Available Amount or the Available Equity Amount) of Holdings or any Holdings Parent;

(p)Investments of a Subsidiary acquired after the Effective Date or of a Person merged, amalgamated or consolidated with any Subsidiary in accordance with this Section 6.04 and Section 6.03 after the Effective Date or that otherwise becomes a Subsidiary (provided that if such Investment is made under Section 6.04(h), existing Investments in subsidiaries of such Subsidiary or Person shall comply with the requirements of Section 6.04(h)) to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(q)receivables owing to Holdings, the Borrower or any Restricted Subsidiary, if created or acquired in the ordinary course of business;

(r)Investments (A) for utilities, security deposits, leases and similar prepaid expenses incurred in the ordinary course of business and (B) trade accounts created, or prepaid expenses accrued, in the ordinary course of business;

(s)any Permitted Reorganization and any Investments in connection therewith;

(t)[reserved];

(u)Investments consisting of Indebtedness, Liens, fundamental changes, Dispositions and Restricted Payments permitted (other than by reference to this Section 6.04(u)) under Sections 6.01, 6.02, 6.03, 6.05 (other than Section 6.05 (e)(i)) and 6.07, respectively;

(v)contributions to a “rabbi” trust for the benefit of employees, directors, consultants, independent contractors or other service providers or other grantor trust subject to claims of creditors in the case of a bankruptcy of Holdings or the Borrower;

(w)to the extent that they constitute Investments, purchases and acquisitions of inventory, supplies, materials or equipment or purchases, acquisitions, licenses or leases of other assets, Intellectual Property, or other rights, in each case in the ordinary course of business;

(x)any Investment in any Restricted Subsidiary in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;

(y)Investments made by an Unrestricted Subsidiary (other than Investments made with the proceeds of Investments made in reliance on Section 6.04(bb)) prior to the day such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary”;

(z)[reserved];
(aa)    Investments in the ordinary course of business in connection with Settlements; (bb)    Investments in any Unrestricted Subsidiaries, joint ventures and Persons which do not become Loan Parties as a result of such Investment in an amount not to exceed the greater of (A) $5,000,000 and (B) 10% of Consolidated EBITDA for the Test Period then last ended at the time of making such Investment;

(cc) Investments in Residual Buyouts in an aggregate amount per annum not to exceed
$10,000,000 (with 50% of any unused amounts in any calendar year being carried over to the next succeeding calendar year) so long as no Event of Default shall have occurred and be continuing at the time of such Investment or would result therefrom; provided, such carry-over shall only be permitted to the extent that Consolidated EBITDA (calculated on a Pro Forma Basis) is greater than $47,500,000;

(dd) [reserved];

(ee) Investments in Portfolio Swaps in an aggregate amount during the term of this Agreement not to exceed $10,000,000, so long as no Event of Default shall have occurred and be continuing at the time of such Investment or would result therefrom;

(ff)    Investments in connection with Intercompany License Agreements;

(gg) Investments consisting of cash earnest money deposits permitted pursuant to Section 6.04, or otherwise in connection with any escrow arrangements with respect to any such Investment or any Disposition permitted under Section 6.05 (including any letter of intent or purchase agreement with respect to such Investment or Disposition);

(hh) to the extent that the exchange of cash by the Borrower or any other Restricted Subsidiary for the provision of services in the ordinary course of business by a Restricted Subsidiary constitutes an Investment, the payment for such provision of services or provision of such services; and

(ii)Any Discounted Term Loan Prepayment or other Term Loans repurchased by Holdings or a Restricted Subsidiary pursuant to and in accordance with Section 2.11(a)(iii) or Section
9.04 so long as such loans are immediately cancelled.

(jj) For the avoidance of doubt, if an Investment would be permitted under any provision of this Section 6.04 (other than Section 6.04(h)) and as a Permitted Acquisition, such Investment need not satisfy the requirements otherwise applicable to a Permitted Acquisition unless such Investments are consummated in reliance on Section 6.04(h). In addition, to the extent an Investment is permitted to be made by Holdings or a Restricted Subsidiary directly in any Restricted Subsidiary or any other Person who is not a Loan Party (each such person, a “Target Person”) under any provision of this Section 6.04, such Investment may be made by advance, contribution or distribution directly or indirectly to a Holdings Parent and further advanced or contributed substantially simultaneously by such Holdings Parent to a Loan Party or other Restricted Subsidiary for purposes of ultimately making the relevant Investment in the Target Person without constituting an Investment for purposed of Section 6.04 (it being understood that such Investment must satisfy the requirements of, and shall count toward any thresholds or baskets in, the applicable clause under Section 6.04 as if made by the applicable Restricted Subsidiary directly to the Target Person).

(kk) For purposes of determining compliance with this Section 6.04, in the event that an Investment (or any portion thereof) meets the criteria of more than one of the categories of Investments described in clauses (a) through (jj) above, the Borrower may, in its sole discretion, at the time of incurrence, divide, classify or reclassify, or, solely to the extent that Consolidated EBITDA (calculated on a Pro Forma Basis) is greater than $47,500,000 as of the most recently ended Test Period, at any later time divide, classify or reclassify, such Investment (or any portion thereof) and will only be required to include the amount and type of such Investment in one or more of the above clauses; provided that no such reclassification will operate to waive any Event of Default that may have occurred with respect to any Investment that was not permitted to be made at the initial making thereof.

SECTION 6.05 Asset Sales.
Holdings and the Borrower will not, and will not permit any Restricted Subsidiary to, (i) sell, transfer, convey, assign, lease, abandon, allow to lapse, pledge, surrender, waive rights to or otherwise dispose of any asset, including any Equity Interest or Intellectual Property owned by it or (ii) permit any Restricted Subsidiary to issue any additional Equity Interest in such Restricted Subsidiary (other than issuing directors’ qualifying shares, nominal shares issued to foreign nationals to the extent required by applicable Requirements of Law and other than issuing Equity Interests to Holdings, the

Borrower or any Restricted Subsidiary in compliance with Section 6.04(c)) (each, a “Disposition” and the term “Dispose” as a verb has the corresponding meaning), except:

(a)Dispositions of obsolete, damaged, used, surplus or worn out property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful, or economically practicable or commercially desirable to maintain, in the conduct of the business of Holdings and any Restricted Subsidiary (including by ceasing to enforce or allowing the lapse, abandonment or invalidation of or discontinuing the use or maintenance of or putting into the public domain any Intellectual Property that is, in the reasonable judgment of Holdings, the Borrower or the Restricted Subsidiaries, no longer used or useful, or economically practicable or commercially desirable to maintain, or in respect of which Holdings, the Borrower or any Restricted Subsidiary determines in its reasonable business judgment that such action or inaction is desirable);

(b)Dispositions (including discounts) of inventory and other assets (including Settlement Assets and notes receivable) in the ordinary course of business;

(c)Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property (or a functional equivalent of such property) or (ii) an amount equal to Net Proceeds of such Disposition are promptly applied to the purchase price of such replacement property (or a functional equivalent of such property);

(d)Dispositions of property to Holdings, the Borrower or any Restricted Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then either (i) the transferee must be a Loan Party, (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in a Restricted Subsidiary that is not a Loan Party in accordance with Section 6.04 or (iii) to the extent constituting a Disposition to a Restricted Subsidiary that is not a Loan Party, (x) such Disposition is for fair market value (as determined in good faith by the Borrower) and (y) any promissory note or other non-cash consideration received in respect thereof is a permitted Investment in a Restricted Subsidiary that is not a Loan Party in accordance with Section 6.04;

(e)To the extent constituting Dispositions, transactions permitted by (i) Section 6.03, (ii) Section 6.04 (other than 6.04(u)), (iii) Section 6.07 and (iv) Section 6.02;

(f)Dispositions of property acquired by Holdings, the Borrower or any of the Restricted Subsidiaries after the Effective Date pursuant to sale-leaseback transactions in an aggregate amount not to exceed the greater of (A) $5,000,000 and (B) 10% of Consolidated EBITDA for the Test Period then last ended;

(g)Dispositions of Permitted Investments;

(h)Dispositions or forgiveness of accounts receivable in connection with the collection or compromise thereof (including sales to factors or other third parties);

(i)leases, subleases, service agreements, product sales, non-exclusive licenses or sublicenses (including non-exclusive licenses and sublicenses of Intellectual Property in the ordinary course of business), in each case that do not materially interfere with the business of Holdings, the Borrower and the Restricted Subsidiaries, taken as a whole;

(j)transfers of property subject to Casualty Events;

(k)Dispositions of property to Persons other than Restricted Subsidiaries (including the sale or issuance of Equity Interests of a Restricted Subsidiary) for fair market value (as determined by a Responsible Officer of the Borrower in good faith) not otherwise permitted under this Section 6.05 (other than a Disposition of all or substantially all assets of Holdings and the Restricted Subsidiaries); provided that (i) with respect to any Disposition pursuant to this clause (k) for a purchase price in excess of $5,000,000 in the aggregate for all such Dispositions in any fiscal year, Holdings, the Borrower or such Restricted Subsidiaries shall receive not less than 75% of such consideration in the form of cash or Permitted Investments; provided, however, that solely for the purposes of this clause (k), (A) any liabilities (as shown on the most recent balance sheet of Holdings, the Borrower or such Restricted Subsidiary or in the footnotes thereto) of Holdings, the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated in right of payment to the Loan Document Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which Holdings, the Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, shall be deemed to be cash, (B) any securities, notes or other obligations or assets received by Holdings, the Borrower or such Restricted Subsidiary from such transferee that are converted by Holdings, the Borrower or such Restricted Subsidiary into cash or Permitted Investments (to the extent of the cash or Permitted Investments received) within one hundred and eighty (180) days following the closing of the applicable Disposition, shall be deemed to be cash, (C) Indebtedness of any Restricted Subsidiary that ceases to be a Restricted Subsidiary as a result of such Disposition (other than intercompany debt owed to Holdings or its Restricted Subsidiaries), to the extent that Holdings, the Borrower and all of the Restricted Subsidiaries (to the extent previously liable thereunder) are released from any guarantee of payment of the principal amount of such Indebtedness in connection with such Disposition, shall be deemed to be cash, (D) any Designated Non-Cash Consideration received by Holdings, the Borrower or such Restricted Subsidiary in respect of such Disposition having an aggregate fair market value (as determined by a Responsible Officer of the Borrower in good faith), taken together with all other Designated Non-Cash Consideration received pursuant to this clause (k) that is at that time outstanding, not in excess of $5,000,000 at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value (as determined by a Responsible Officer of the Borrower in good faith) of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash and (E) consideration received in connection with an asset swap shall be deemed “cash”, and (ii) at the time of the execution of a binding agreement in respect of and immediately after giving effect to such Disposition, no Default or Event of Default shall have occurred and be continuing;

(l)Dispositions of Investments in joint ventures or non-wholly owned Subsidiaries to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(m)Dispositions of any assets not constituting Collateral hereunder, provided that the aggregate fair market value (as determined in good faith by the Borrower) of all such Dispositions, in the aggregate, shall not be in excess of the greater of (A) $5,000,000 and (B) 10% of Consolidated EBITDA at the time of such Disposition;

(n)Dispositions of any assets (including Equity Interests) (A) acquired in connection with any Permitted Acquisition or other Investment not prohibited hereunder, which assets are not used or useful to the core or principal business of Holdings, the Borrower and the Restricted Subsidiaries; provided that the fair market value of such assets shall not exceed 30% of the consideration paid in such Permitted Acquisition or Investment or (B) made to obtain the approval of any applicable antitrust authority in connection with the Transactions;

(o)[reserved];

(p)transfers of condemned real property as a result of the exercise of “eminent domain” or other similar powers to the respective Governmental Authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), and transfers of real property arising from foreclosure or similar action or that have been subject to a casualty to the respective insurer of such real property as part of an insurance settlement;

(q)Dispositions constituting any part of a Permitted Reorganization;

(r)Dispositions of Unrestricted Subsidiaries (other than Unrestricted Subsidiaries the primary assets of which are Permitted Investments received from Holdings or a Restricted Subsidiary) or assets acquired from Unrestricted Subsidiaries;

(s)any (i) Portfolio Swaps to the extent permitted pursuant to Section 6.04(ee);

(t)other Dispositions in an aggregate amount in any calendar year not to exceed
$5,000,000;

(u)samples, including time-limited evaluation software, provided to customers or prospective customers in the ordinary course of business;

(v)de minimis amounts of equipment or other assets provided to employees;

(w)the unwinding of any Cash Management Obligations or Swap Agreement pursuant to its terms; and

(x)sales, transfers, leases or other dispositions to or by Holdings or a Restricted Subsidiary pursuant to Intercompany License Agreements.

SECTION 6.06 [Reserved].

SECTION 6.07 Restricted Payments; Certain Payments of Indebtedness.
(a)Holdings and the Borrower will not, and will not permit any Restricted Subsidiary to, declare or make any Restricted Payment, except:

(i)the Borrower and each Restricted Subsidiary may make Restricted Payments to Holdings, the Borrower or any Restricted Subsidiary, provided that in the case of any such Restricted Payment by a Restricted Subsidiary that is not a Wholly Owned Subsidiary, such Restricted Payment is made to Holdings, the Borrower, any Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary pro rata based on their relative ownership interests of the relevant class of Equity Interests;

(ii)Holdings, the Borrower and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the Equity Interests of such Person;

(iii)Restricted Payments made to consummate the Transactions and Restricted Payments constituting any part of a Permitted Reorganization;

(iv)repurchases of Equity Interests in any Holdings Parent, Holdings, the Borrower or any Restricted Subsidiary deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price or withholding taxes payable in connection with the exercise of such options or warrants or other incentive interests;

(v)Restricted Payments to any Holdings Parent, which such Holdings Parent may use to redeem, acquire, retire, repurchase or settle its Equity Interests (or any options, warrants, restricted stock or stock appreciation rights or similar securities issued with respect to any such Equity Interests) or Indebtedness or to service Indebtedness incurred by a Holdings Parent to finance the redemption, acquisition, retirement, repurchase or settlement of such Equity Interest or Indebtedness, held directly or indirectly by current or former officers, managers, consultants, members of the Board of Directors, employees or independent contractors (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) of a Holdings Parent, Holdings, the Borrower and the Restricted Subsidiaries, upon the death, disability, retirement or termination of employment of any such Person or otherwise in accordance with any stock option or stock appreciation rights plan, any management, director and/or employee stock ownership or incentive plan, stock subscription plan, employment termination agreement or any other employment agreements or equity holders’ agreement in an aggregate amount after the Effective Date together with the aggregate amount of loans and advances to any Holdings Parent made pursuant to Section 6.04(l) in lieu of Restricted Payments permitted by this clause (v) not to exceed (A) $5,000,000 in any calendar year ($10,000,000 after consummation of an IPO) with unused amounts in any calendar year being carried over to the next succeeding calendar year (subject to a maximum of $10,000,000 ($20,000,000 after consummation of an IPO) in any calendar year) (without giving effect to the following proviso), plus (B) Restricted Payments not to exceed $7,500,000 during the term of this Agreement to finance the redemption, acquisition, retirement, repurchase or settlement of such Equity Interests held by Joseph Kaplan (or his spouse, former spouses, successors, executors, administrators, heirs, legatees or distributees); provided that such amount included in clause (A) above in any calendar year may be increased by (1) an amount not to exceed the cash proceeds of key man life insurance policies received by the Borrower, Holdings (or by any Holdings Parent and contributed to Holdings) or the Restricted Subsidiaries after the Effective Date, or (2) the amount of any bona fide cash bonuses otherwise payable to members of the Board of Directors, consultants, officers, employees, managers or independent contractors of any Holdings Parent, Holdings, the Borrower or any Restricted Subsidiary that are foregone in return for the receipt of Equity Interests, the fair market value of which is equal to or less than the amount of such cash bonuses, which, if not used in any year, may be carried forward to the next subsequent fiscal year.;
(vi)~~[reserved]~~the Sage Preferred Repayment;
(vii)Holdings, the Borrower or a Restricted Subsidiary may make Restricted Payments in cash or Permitted Investments to any Holdings Parent, Holdings, the Borrower or another Restricted Subsidiary, as applicable:
~~A.as direct or indirect distributions by Holdings, the Borrower or any Restricted Subsidiary to any Holdings Parent or Holdings in amounts required for any Holdings Parent or Holdings to pay with respect to any taxable period in which Holdings, the Borrower and/or any of the Subsidiaries is a member of a consolidated, combined, unitary or similar tax group (a “Tax Group”) of which such Holdings Parent or Holdings is the common parent, Taxes that are attributable to the taxable income, revenue, receipts, gross receipts, gross profits, capital or margin of Holdings and/or its Subsidiaries; provided that, for each taxable period, the amount of such payments made in respect of~~

~~such taxable period in the aggregate shall not exceed the amount of such Taxes that Holdings and its Subsidiaries would have been required to pay if they were a stand-alone Tax Group with Holdings as the corporate common parent of such stand-alone Tax Group (collectively, “Tax Distributions”);~~
(A)the proceeds of which will be used to pay (i) if, for such period, the Borrower is a corporation for U.S. federal income tax purposes and for so long as the Borrower is a member of a group filing a consolidated, unitary or combined Tax return with Holdings, any Taxes measured by income for which Holdings (or any direct or indirect parent of Holdings) is liable, up to an amount not to exceed the amount of any such Taxes that would have been due and payable by the Borrower and its relevant Subsidiaries had the Borrower not filed a consolidated, combined, unitary or similar type Tax return with Holdings and (ii) if, for such period (or portion thereof corresponding to a period used for computing estimated Tax of a calendar year corporation), the Borrower is a partnership or disregarded entity for U.S. federal income Tax purposes, Tax distributions (in the case of an estimated tax period, prior to the related due date) to the members of Holdings in an aggregate amount equal to the product of (a) the aggregate amount of all taxable income allocable to the members of Holdings (or if Holdings is a disregarded entity, to the members of the owner of Holdings that is a partnership for U.S. federal income tax purposes) attributable to the taxable income of the applicable Borrower and its Subsidiaries in respect of such taxable period or portion thereof, determined without regard to adjustments under Section 743(b) or 734(b) of the Code and without regard to allocations of items of loss and deduction under Section 704(c) of the Code (and without duplication of any income included on a Tax return for a consolidated, combined, unitary or similar group for Tax purposes of which a Subsidiary of the Borrower is a member, without regard to taxable income included on the corporate Tax return of any domestic corporation not a member of such consolidated group, and excluding any taxable income attributable to distributions of cash or property received from domestic corporate Subsidiaries of Holdings), multiplied by (b) the combined maximum U.S. federal, state and local income Tax rate to be applied in respect of such taxable income (calculated by using the highest maximum combined marginal U.S. federal, state and local income Tax rates applicable to income in any jurisdiction in the United States to the extent applicable to any member of Holdings (or any direct or indirect member of Holdings) for a taxable corporation or individual (whichever is higher), including pursuant to Section 1411 of the Code (if applicable to such income)), and taking into account the character of the income or gain, for such period or portion thereof (making an appropriate adjustment for any rate changes that take place during such period) (collectively, “Tax Distributions”);

(B)the proceeds of which shall be used by a Holdings parent to pay (or to make Restricted Payments to allow any direct or indirect parent of such Holdings Parent to pay) (1) its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses payable to third parties) that are reasonable and customary and incurred in the ordinary course of business attributable to the ownership or operations of Holdings, the Borrower and the Restricted Subsidiaries in an amount not to exceed
$500,000 (together with any Restricted Payments made pursuant to clause (F) below) in any fiscal year, (2) any reasonable and customary indemnification claims made by members of the Board of Directors or officers, employees, directors, managers, consultants or independent contractors of any Holdings Parent attributable to the ownership or operations of Holdings, the Borrower and the Restricted Subsidiaries, (3)

fees and expenses (x) due and payable by Holdings, the Borrower and the Restricted Subsidiaries and (y) otherwise permitted to be paid by Holdings, the Borrower and any Restricted Subsidiaries under this Agreement, (4) to the extent constituting a Restricted Payment otherwise permitted hereunder, amounts due and payable pursuant to the Sponsor Management Agreement (including indemnity obligations) and (5) to satisfy indemnity obligations under agreements in respect of Permitted Acquisitions and (6) amounts that would otherwise be permitted to be paid pursuant to Section 6.08(iii) as it relates to this Transaction, (viii) or (xiv);

(C)the proceeds of which shall be used by a Holdings Parent to pay franchise and similar Taxes, and other fees and expenses, required to maintain its corporate or other legal existence;

(D)to finance any Investment made by a Holdings Parent that, if made by Holdings or the Borrower, would be permitted to be made pursuant to Section 6.04; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) such Holdings Parent shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests but not including any loans or advances made pursuant to Section 6.04(b)) to be contributed to Holdings or its Restricted Subsidiaries or (2) the Person formed or acquired to merge into or amalgamate or consolidate with Holdings, the Borrower or any of the Restricted Subsidiaries to the extent such merger, amalgamation or consolidation is permitted in Section 6.03) in order to consummate such Investment, in each case in accordance with the requirements of Sections 5.11 and 5.12;

(E)the proceeds of which shall be used to pay (or to make Restricted Payments to allow a Holdings Parent to pay) fees and expenses related to any actual or proposed equity or debt offering not prohibited by this Agreement;

(F)the proceeds of which shall be used to pay customary salary, bonus and other benefits payable to officers and employees of any Holdings Parent to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of Holdings, the Borrower and the Restricted Subsidiaries in an amount not to exceed $500,000 in any fiscal year (together with any Restricted Payments made pursuant to clause (B)(1) above); and

(G)the proceeds of which shall be used to make payments permitted by clause (b)(iv) (with such Restricted Payment being treated for purposes of such clause (b)(iv), including any limitations, as a payment made pursuant to such clause (b)(iv)) and (b)(v) of Section 6.07;

(vii)in addition to the foregoing Restricted Payments, Holdings may make additional Restricted Payments, in an aggregate amount not to exceed the sum of (A) the Available Amount that is Not Otherwise Applied as in effect immediately prior to the time of making of such Restricted Payment, plus (B) the Available Equity Amount that is Not Otherwise Applied as in effect immediately prior to the time of making of such Restricted Payment so long as (i) no Event of Default shall have occurred and be continuing at the time of declaration of such Restricted Payment and (ii) with respect to Restricted Payments using the Available Amount, on a Pro Forma Basis, the Senior Secured First Lien Net Leverage Ratio is no greater than 2.90 to 1.00 for the most recently ended Test Period as of such time;

(ix)redemptions in whole or in part of any of its Equity Interests for another class of its Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests; provided that such new Equity Interests constitute Qualified Equity Interests and contain terms and provisions at least as advantageous to the Lenders in all respects material to their interests as those contained in the Equity Interests redeemed thereby;
(x)payments made or expected to be made in respect of withholding or similar Taxes payable by any future, present or former employee, director, manager or consultant in connection with any repurchases of Equity Interests in consideration of such payments including deemed repurchases in connection with the exercise of stock options and the vesting of restricted stock and restricted stock units;

(xi)payments to any Holdings Parent to permit it to pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or any Permitted Acquisition (or other similar Investment);

(xii)payments made or expected to be made by any Holdings Parent, Holdings, the Borrower or any Restricted Subsidiary in respect of withholding or similar taxes payable upon exercise of Equity Interests by any future, present or former employee, director, officer, manager or consultant (or their respective controlled Affiliates or permitted transferees) and any repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants or required withholding or similar taxes;

(xiii)[reserved];

(xiv)the declaration and payment of a Restricted Payment on Holdings’ common stock (or the payment to the IPO Issuer or any Holdings Parent to fund a payment of dividends on such company’s common stock), following consummation of an IPO, of up to 6.0% per annum of the net cash proceeds of such IPO received by or contributed to Holdings; provided that no Event of Default shall exist at the time of declaration of such dividend or would result therefrom;

(xv)[reserved];

(xvi)Restricted Payments in an amount during the term of this Agreement not to exceed, together with prepayments or distributions made pursuant to Section 6.07(b)(iv)(A), the greater of (A) $~~3~~5,000,000 and (B) 6% of Consolidated EBITDA for the most recently ended Test Period so long as (A) no Specified Event of Default or Event of Default pursuant to Section 7.01(d)(ii) shall have occurred and be continuing at the time of such Restricted Payment or would result therefrom and (B) on a Pro Forma Basis, the Senior Secured First Lien Net Leverage Ratio is no greater than the then applicable maximum Senior Secured First Lien Net Leverage Ratio covenant set forth under Section 6.11 for the most recently ended Test Period at such time;

(xvii)to the extent constituting Restricted Payments, Holdings, the Borrower and the Restricted Subsidiaries may consummate (1) transactions permitted pursuant to Section 6.03 and (2) make Investments permitted under Section 6.04 (other than 6.04(u));

(xviii)[reserved]; and

(xix)Restricted Payments so long as (i) no Event of Default shall have occurred and be continuing at the time of declaration of such Restricted Payment or would result therefrom and (ii) on a Pro Forma Basis, the Senior Secured First Lien Net Leverage Ratio is no greater than ~~1.90~~3.25 to 1.00 for the most recently ended Test Period as of such time.

(b)Holdings and the Borrower will not, and will not permit any Restricted Subsidiary to, make any voluntary prepayment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Junior Financing constituting Material Indebtedness (other than to the extent of any Retained Declined Proceeds applied in compliance with Section 2.11(e)), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Junior Financing, except:
(i)payment of regularly scheduled interest and principal payments (including any required AHYDO catch-up payment), mandatory offers to repay, repurchase or redeem, mandatory prepayments of principal premium and interest, and payment of fees, expenses and indemnification obligations, with respect to such Junior Financing, other than payments in respect of any Junior Financing prohibited by the subordination provisions thereof;

(ii)refinancings, supplements, substitutions, extensions, restructurings, exchanges or renewals of Indebtedness to the extent permitted by Section 6.01 and fees and expenses in connection therewith;

(iii)the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests) of Holdings or any Holdings Parent, and any payment that is intended to prevent any Junior Financing from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code;

(iv)prepayments, redemptions, repurchases, defeasances and other payments in respect of Junior Financing prior to their scheduled maturity in an aggregate amount, not to exceed the sum of (A) an amount at the time of making any such prepayment, redemption, repurchase, defeasance or other payment and together with any other prepayments, redemptions, repurchases, defeasances and other payments made utilizing this subclause (A) not to exceed, together with Restricted Payments made pursuant to Section 6.07(a)(xvi), the greater of (A)
$~~3~~5,000,000 and (B) 6% of Consolidated EBITDA for the most recently ended Test Period and so long as no Specified Event of Default or Event of Default pursuant to Section 7.01(d)(ii) shall have occurred and by continuing at the time of such prepayments, redemptions, repurchases, defeasances and other payments, plus (B) the Available Amount that is Not Otherwise Applied as in effect immediately prior to the time of making of such Investment plus (B) the Available Equity Amount that is Not Otherwise Applied as in effect immediately prior to the time of making of such Investment; provided that the Available Amount may only be used for such prepayments, redemptions, repurchases, defeasances and other payments of Junior Financing so long as (i) no Event of Default shall have occurred and be continuing at the time of making such prepayments, redemptions, repurchases, defeasances and other payments and (ii) on a Pro Forma Basis, the Senior Secured First Lien Net Leverage Ratio is no greater than ~~2.90~~4.00 to 1.00;

(v)the Refinancing and other payments made in connection with the
Transactions;
(vi)prepayments, redemptions, repurchases, defeasances and other payments in respect of Junior Financing prior to their scheduled maturity so long as (i) no Event of Default shall have occurred and be continuing at the time of such prepayment or would result therefrom and (ii) on a Pro Forma Basis, the Senior Secured First Lien Net Leverage Ratio is no greater than ~~2.40~~3.75 to 1.00 for the most recently ended Test Period as of such time;

(vii)prepayment of Junior Financing owed to Holdings, the Borrower or any Restricted Subsidiary or the prepayment of Permitted Refinancing of such Indebtedness with the proceeds of any other Junior Financing permitted to be incurred hereunder.;

(viii)the Sage Preferred Repayment.

(c)Any basket available for Restricted Payments pursuant to Section 6.07(a) may instead be used to make a payment or other distribution of or in respect of principal of or interest on or any Junior Financing, or any payment or other distribution on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Junior Financing, pursuant to Section 6.07(b), and such payment or other distribution shall not be prohibited by Section 6.07(b). For the avoidance of doubt, any such payment or other distribution shall reduce the amount available under such basket set forth in Section 6.07(a).

SECTION 6.08 Transactions with Affiliates.

Holdings and the Borrower will not, and will not permit any Restricted Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:

(i)(A) transactions between or among Holdings, the Borrower or any Restricted Subsidiary or any entity that becomes a Restricted Subsidiary as a result of such transaction and (B) transactions involving aggregate payment or consideration of less than $5,000,000;

(ii)on terms, taken as a whole, substantially as favorable to Holdings, the Borrower or such Restricted Subsidiary as would be obtainable by such Person at the time in a comparable arm’s-length transaction with a Person other than an Affiliate;

(iii)the Transactions, the Tiger Acquisition and the payment of fees and expenses as part of or in connection with the Transactions, including without limitation the Transaction Costs, similar, costs and expenses in connection with the Tiger Acquisition and transactions constituting any Permitted Reorganization;
(iv)the payment of (a) so long as no Specified Event of Default shall have occurred and be continuing, transaction fees and expenses, exit fees and management fees and expenses paid pursuant to the Sponsor Management Agreement and (b) indemnities to the Investors (or management companies of the Investors) to the extent such indemnities relate to the ownership and operation of Holdings and its Subsidiaries;
(v)issuances of Equity Interests of Holdings to the extent otherwise permitted by this
Agreement;
(vi)compensation (including bonuses and securities issuances or other payments, awards, grants in cash or otherwise) and employee benefit arrangements and severance arrangements between Holdings and its Restricted Subsidiaries and their respective officers, directors, managers, consultants and employees in the ordinary course of business or otherwise in connection with the Transactions (including loans and advances pursuant to Section 6.04) or any acquisition or other Investment permitted hereunder);

(vii)payments by Holdings and its Restricted Subsidiaries pursuant to tax sharing agreements among Holdings (and any such parent thereof), the Borrower and the Restricted Subsidiaries on customary terms to the extent attributable to the ownership or operation of Holdings and its Restricted Subsidiaries, to the extent such payments are permitted by Section 6.07;

(viii)the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, members of the Board of Directors, officers and employees of Holdings (or any Holdings Parent), the Borrower and the Restricted Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of Holdings and its Restricted Subsidiaries;
(ix)transactions pursuant to permitted agreements in existence or contemplated on the Effective Date and set forth on Schedule 6.08 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect;

(x)Restricted Payments permitted under Section 6.07 and loans and advances in lieu thereof pursuant to Section 6.04(l);

(xi)payments to or from, and transactions with, any joint venture in the ordinary course of business (including any cash management activities related thereto);

(xii)transactions with customers, clients, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services that are Affiliates, in each case in the ordinary course of business and which are fair to Holdings, the Borrower and the Restricted Subsidiaries, in the reasonable determination of the Borrower, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(xiii)[reserved];
(xiv)[reserved];

(xv)the existence and performance of agreements and transactions with any Unrestricted Subsidiary that were entered into prior to the designation of a Restricted Subsidiary as such Unrestricted Subsidiary to the extent that the transaction was permitted at the time that it was entered into with such Restricted Subsidiary, and transactions entered into by an Unrestricted Subsidiary with an Affiliate prior to the redesignation of any such Unrestricted Subsidiary as a Restricted Subsidiary and not in contemplation of such Unrestricted Subsidiary becoming redesignated as a Restricted Subsidiary;

(xvi)Affiliate repurchases of the Loans or Commitments to the extent permitted hereunder and the holding of such Loans or Commitments and the payments and other transactions contemplated herein in respect thereof; and

(xvii)any transaction between or among Holdings or any Restricted Subsidiary and any non-wholly owned Affiliate of Holdings or a joint venture or similar entity that is otherwise permitted hereunder to the extent such Affiliate, joint venture or similar entity is an Affiliate solely because Holdings or a Restricted Subsidiary owns an equity interest in or otherwise controls such Affiliate, joint venture or similar entity.

SECTION 6.09 Restrictive Agreements.

Holdings and the Borrower will not, and will not permit any Restricted Subsidiary to, enter into any agreement, instrument, deed or lease that prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of their respective properties or revenues, whether now owned or hereafter acquired, for the benefit of the Secured Parties with respect to the Secured Obligations or under the Loan Documents; provided that the foregoing shall not apply to:

(a)restrictions and conditions imposed by (1) Requirements of Law, (2) any Loan Document, (3) any documentation governing Incremental Equivalent Debt, (4) any documentation governing Permitted Unsecured Refinancing Debt, Permitted First Priority Refinancing Debt or Permitted Junior Priority Refinancing Debt, (5) any documentation governing Indebtedness of a Restricted Subsidiary that is not a Loan Party incurred pursuant to Section 6.01 and that does not apply to any Loan Party, (6) any documentation governing Indebtedness incurred pursuant to Section 6.01(a) (v) (but only to the extent applicable to the assets financed by such Indebtedness (and replacements, additions, accessions and improvements to or proceeds of such assets and other assets financed by the same lender)), (vi), (viii), (x), (xi), (xii), (xiii), (xiv), (xv), (xvi), (xviii), (xxv), (xxvi), (xxix), (xxx), or (xxxiv), and (7) any documentation governing any Permitted Refinancing incurred to refinance any such Indebtedness referenced in clauses (1) through (6) above;

(b)customary restrictions and conditions existing on the Effective Date and any extension, renewal, amendment, modification or replacement thereof, except to the extent any such amendment, modification or replacement expands the scope of any such restriction or condition;

(c)restrictions and conditions contained in agreements relating to the sale of a Subsidiary or any assets pending such sale; provided that such restrictions and conditions apply only to the Subsidiary or assets that is or are to be sold and such sale is permitted hereunder;

(d)customary provisions in leases, licenses, sublicenses and other contracts (including contracts related to non-exclusive licenses and sublicenses of Intellectual Property entered into in the ordinary course of business) restricting the assignment, license, sublicense, transfer or security interest thereof or assets subject thereto;

(e)restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent such restriction applies only to the property securing such Indebtedness;

(f)any restrictions or conditions set forth in any agreement in effect at any time any Person becomes a Restricted Subsidiary (but not any modification or amendment expanding the scope of any such restriction or condition); provided that such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary and the restriction or condition set forth in such agreement does not apply to Holdings, the Borrower or any Restricted Subsidiary (other than such Person that has become a Restricted Subsidiary);

(g)restrictions or conditions in any Indebtedness permitted pursuant to Section 6.01 that is incurred or assumed by Restricted Subsidiaries that are not Loan Parties to the extent such restrictions or conditions are no more restrictive in any material respect than the restrictions and conditions in the Loan Documents or are market terms at the time of issuance and are imposed solely on such Restricted Subsidiary and its Subsidiaries;

(h)restrictions on cash (or Permitted Investments) or other deposits imposed by agreements entered into in the ordinary course of business (or other restrictions on cash or deposits constituting Permitted Encumbrances);

(i)restrictions set forth on Schedule 6.09 and any extension, renewal, amendment, modification or replacement thereof, except to the extent any such amendment, modification or replacement expands the scope of any such restriction or condition;

(j)customary provisions in shareholders agreements, joint venture agreements, organization constitutive documents or similar binding agreements relating to any joint venture or non-wholly-owned Restricted Subsidiary and other similar agreements applicable to joint ventures and non-wholly-owned Restricted Subsidiaries and applicable solely to such joint venture or non-wholly-owned Restricted Subsidiary and the Equity Interests issued thereby, in each case, permitted by Section 6.04;

(k)customary restrictions contained in leases, subleases, licenses, sublicenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate only to the assets subject thereto;

(l)customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Holdings, the Borrower or any Restricted Subsidiary;

(m)customary net worth provisions contained in real property leases or other contracts entered into by Subsidiaries, so long as the Borrower has determined in good faith that such net worth provisions could not reasonably be expected to impair the ability of Holdings, the Borrower and its Subsidiaries to meet their ongoing obligations;

(n)[reserved];

(o)restrictions on transfers of assets subject to Liens permitted by Section 6.02 (but, with respect to any such Lien, only to the extent that such transfer restrictions apply solely to the assets that are the subject of such Lien);

(p)[reserved];

(q)any restrictions regarding non-exclusive licensing or sublicensing by Holdings and its Restricted Subsidiaries of Intellectual Property in the ordinary course of business that do not interfere in any material respect with the business of Holdings and its Restricted Subsidiaries, taken as a whole;

(r)any restrictions that arise in connection with cash or other deposits permitted under Section 6.02 and Section 6.04; and

(s)comprise restrictions imposed by any agreement governing Indebtedness entered into on or after the Effective Date and permitted under Section 6.01 if the restrictions contained in any such agreement taken as a whole (a) are not materially less favorable to the Secured Parties than the encumbrances and restrictions contained in the Loan Documents (as determined by the Borrower) or (b) either (I) the Borrower determines at the time of entry into such agreement or instrument that such encumbrances or restrictions will not adversely affect, in any material respect, the Borrower’s ability to make principal or interest payments required hereunder or (II) such encumbrances or restriction applies only during the continuance of a default relating to such agreement or instrument.

SECTION 6.10 Amendment of Junior Financing; Modifications of Organizational
Documents.

(a)Holdings and the Borrower will not, and will not permit any Restricted Subsidiary to, amend or modify the documentation governing any Junior Financing if such amendment is not expressly permitted by any applicable Intercreditor Agreement or subordination agreement if the effect of such amendment or modification is materially adverse to the Lenders or the Issuing Banks; provided that such modification will not be deemed to be materially adverse if such Junior Financing could be otherwise incurred or refinanced under this Agreement (including as Indebtedness that does not constitute a Junior Financing) with such terms as so modified at the time of such modification.

(b)Holdings and the Borrower will not, and will not permit any Restricted Subsidiary to, terminate, amend or modify any of its Organizational Documents (including, but not limited to, changing jurisdiction of organization) in a manner that is materially adverse to the interests of the Lenders.
SECTION 6.11 Financial Performance Covenant.

Except with the consent of the Required Lenders, Holdings will not permit the Senior Secured First Lien Net Leverage Ratio as of the end of any fiscal quarter ending on any date set forth in the table below, to exceed the applicable ratio set forth in the table below opposite such date; provided, that if at such time the Loan Parties shall have incurred any Indebtedness secured on a junior lien basis by the Collateral in an aggregate principal amount in excess of $25,000,000, then Holdings agrees that the Financial Performance Covenant shall be amended on terms reasonably acceptable to the Administrative Agent to replace references herein to the “Senior Secured First Lien Net Leverage Ratio” to “Senior Secured Net Leverage Ratio” and to replace the applicable Senior Secured First Lien Net Leverage Ratios set forth opposite each Test Period occurring thereafter with Senior Secured Net Leverage Ratios set at least a ~~30~~35% cushion to the Consolidated EBITDA levels set forth in the Sponsor Model:
Test Period    Senior Secured First Lien Net Leverage Ratio
December 31, 201~~7~~8    ~~5.50~~7.75 to 1.00
March 31, 201~~8~~9    ~~5.50~~7.75 to 1.00
June 30, 201~~8~~9    ~~5.50~~7.75 to 1.00
September 30, 201~~8~~9    ~~5.50~~7.75 to 1.00
December 31, 201~~8~~9    ~~5.50~~7.75 to 1.00
March 31, ~~2019~~2020    ~~5.50~~7.25 to 1.00
June 30, ~~2019~~2020    ~~5.50~~7.25 to 1.00
September 30, ~~2019~~2020    ~~5.50~~7.25 to 1.00
December 31, ~~2019~~2020    ~~5.50~~7.25 to 1.00
March 31, 202~~0~~1    ~~5.00~~7.25 to 1.00
June 30, 202~~0~~1    ~~5.00~~7.25 to 1.00

September 30, 202~~0~~1    ~~5.00~~7.25 to 1.00
December 31, 202~~0~~1    ~~5.00~~7.25 to 1.00
March 31, 202~~1~~2 and thereafter    ~~4.50~~6.75 to 1.00

SECTION 6.12 Passive Holding Company Covenant. Holdings will not conduct, transact or otherwise engage in any business or operations other than (i) the ownership and/or acquisition of the Equity Interests or debt interests of the Borrower and any other Subsidiary, (ii) the maintenance of its legal existence, including the ability to incur fees, costs and expenses relating to such maintenance, (iii) participating in tax, accounting and other administrative matters, (iv) the performance of its obligations under and in connection with (w) the Loan Documents, (x) any Permitted Reorganization and (y) any documentation governing any other Indebtedness or Guarantee permitted hereunder, (v) any public offering of its or any of its direct or indirect parent’s common stock or any other issuance or registration of its Equity Interests for sale or resale not prohibited by this Agreement, including the costs, fees and expenses related thereto, (vi) making any dividend or distribution or other transaction similar to a Restricted Payment and not otherwise prohibited by Section 6.08, or any Investment in the Borrower or any other Person permitted under Section 6.04, (vii) the incurrence of any Indebtedness permitted under Section 6.01, (viii) incurring fees, costs and expenses relating to overhead and general operating including professional fees for legal, tax and accounting issues and paying taxes, (ix) providing indemnification to officers and members of the Board of Directors, (x) guaranteeing the obligations (other than for borrowed money) of the Borrower and its Subsidiaries in each case solely to the extent such obligations of the Borrower and its Subsidiaries are not prohibited hereunder, (xi) activities incidental to the consummation of the Transactions and (xii) activities incidental to the businesses or activities described in clauses (i) to
(x)of this paragraph.

ARTICLE VII EVENTS OF DEFAULT
SECTION 7.01 Events of Default.

If any of the following events (any such event, an “Event of Default”) shall occur:

(a)any Loan Party shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)any Loan Party shall fail to pay (i) any interest on any Loan or any fee when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) days, or (ii) any other amount (other than an amount referred to in paragraph (a) or (b)(i) of this Section 7.01) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) days;

(c)any representation or warranty made or deemed made by or on behalf of Holdings, the Borrower or any of its Restricted Subsidiaries in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d)(i) Holdings, the Borrower or any of the Restricted Subsidiaries shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.02(a), 5.04 (with respect to the existence of Holdings or the Borrower only) or 5.10 or in Article VI (other than the Financial Performance Covenant); provided that any Event of Default under Section 5.02(a) shall be deemed cured upon Borrower providing the applicable written notice; or
(ii) Holdings or any of the Restricted Subsidiaries shall fail to observe or perform the Financial Performance Covenant (a “Financial Performance Covenant Event of Default”); provided that any Financial Performance Covenant Event of Default is subject to cure as provided in Section 7.02 and such Financial Performance Covenant Event of Default shall not (to the extent the Borrower has provided written notice of its intent to cure by the third Business Day subsequent to the date on which the financial statements with respect to the applicable fiscal quarter (or the fiscal quarter ended on the last day of such fiscal quarter) are required to be delivered pursuant to Section 5.01(a) or Section 5.01(b), as applicable), occur until the expiration of the twelfth (12th) Business Day subsequent to the date on which the financial statements with respect to the applicable fiscal quarter (or the fiscal year ended on the last day of such fiscal quarter) are required to be delivered pursuant to Section 5.01(a) or Section 5.01(b), as applicable;
(e)Holdings, the Borrower or any of the Restricted Subsidiaries (i) shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.02(a) or (b) and such failure shall continue unremedied for a period of ten (10) Business Days after the earlier of (x) the date on which the Borrower has knowledge of such failure and (y) written notice thereof from the Administrative Agent to the Borrower, (ii) shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.02(d) and such failure shall continue unremedied for a period of five (5) Business Days after the earlier of (x) the date on which the Borrower has knowledge of such failure and (y) written notice thereof from the Administrative Agent to the Borrower or (iii) shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraph (a), (b), (d), (e)(i) or (e)(ii) of this Section 7.01), and such failure shall continue unremedied for a period of thirty (30) days after the earlier of (x) the date on which the Borrower or any Guarantor has knowledge of such failure and (y) written notice thereof from the Administrative Agent to the Borrower;
(f)Holdings, the Borrower or any of the Restricted Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace period and all required notices have been given); provided that this paragraph (f) shall not apply to any Indebtedness if the sole remedy of the holder thereof in the event of such non-payment is to elect to convert such Indebtedness into Qualified Equity Interests and cash in lieu of fractional shares; provided that this paragraph (f) shall not apply to any such failure that (x) is remedied by Holdings, the Borrower or any applicable Restricted Subsidiary or (y) waived (including in the form of amendment) by the requisite holders of the applicable item of Material Indebtedness in either case, prior to acceleration of all the Loans pursuant to this Section 7.01;
(g)any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with all applicable grace periods having expired and all required notices have been given) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, provided that this paragraph (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness (to the extent such sale, transfer or other disposition is not prohibited under this Agreement), (ii) termination events or similar events occurring under any Swap Agreement that constitutes Material Indebtedness (it being understood that paragraph (f) of this Section 7.01 will apply to any failure to make any payment required as a result of any such termination or similar event) or (iii) any Indebtedness if the sole remedy of the holder thereof following such event or condition is to elect to convert such Indebtedness into Qualified Equity Interests and cash in lieu of fractional shares, provided that this paragraph (g) shall not apply to any such failure that (x) is remedied by Holdings, the Borrower or any applicable Restricted Subsidiary or (y) waived (including in the form of amendment) by the requisite holders of the applicable item of Material Indebtedness in either case, prior to acceleration of all the Loans pursuant to this Section 7.01;

(h)an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, court protection, examination, reorganization or other relief in respect of Holdings, the Borrower or any Material Subsidiary or its debts, or of a material part of its assets, under any Federal, state or foreign bankruptcy, insolvency, examinership, receivership or similar law, now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, examiner, sequestrator, conservator, interim receiver, liquidator, receiver and manager, administrative receiver, administrator, insolvency practitioner or similar official for Holdings, the Borrower or any Material Subsidiary or for a material part of its assets, and, in any such case, such proceeding or petition shall continue undismissed or unstayed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)Holdings, the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, court protection, examinership, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, examinership, receivership or similar law, now or hereafter in effect (but excluding any such proceeding or petition (other than under the Bankruptcy Code) the sole purpose of which is to effect a transaction permitted under Section 6.03(a) that is not otherwise prohibited by the Loan Documents), (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph (h) of this Section 7.01, (iii) apply for or consent to the appointment of a receiver, trustee, examiner, custodian, sequestrator, conservator, interim receiver, interim examiner, liquidator, receiver and manager, administrative receiver, administrator, insolvency practitioner or similar official for Holdings, the Borrower or any Material Subsidiary or for a material part of its assets (but excluding any such application or consent (other than under the Bankruptcy Code) the sole purpose of which is to effect a transaction permitted under Section 6.03(a) that is not otherwise prohibited by the Loan Documents),
(iv)file an answer admitting the material allegations of a petition filed against it in any such proceeding or
(v)make a general assignment for the benefit of creditors;

(j)one or more enforceable judgments for the payment of money in an aggregate amount in excess of $7,500,000 (to the extent not covered by insurance or another creditworthy (as reasonably determined by the Administrative Agent) indemnitor, and as to which such insurer or indemnitor has not denied coverage) shall be rendered against Holdings, the Borrower, any Material Subsidiary or any combination thereof and the same shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) consecutive days;

(k)an ERISA Event occurs that has resulted or would reasonably be expected, individually or together with any other ERISA Event(s) in the aggregate to result in a Material Adverse Effect;

(l)any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be (other than in an informational notice), a valid and perfected (if and to the extent required to be perfected under the Loan Documents) Lien on any material portion of the Collateral, with the priority required by the applicable Security Documents, except (i) as a result of the release of a Loan Party (including as a result of the designation of a Restricted Subsidiary as an Unrestricted Subsidiary) or the sale or other disposition of the applicable Collateral to a Person that is not a Loan Party in a transaction permitted under the Loan Documents, (ii) as a result of the Collateral Agent’s failure to (A) maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Security Documents or (B) file Uniform Commercial Code amendment or continuation financing statements or (iii) as to Collateral consisting of real property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage or (iv) as a result of acts or omissions of the Collateral Agent, the Administrative Agent or any Lender;
(m)any material provision of any Loan Document or any Guarantee of the Loan Document Obligations shall for any reason be asserted by any Loan Party not to be a legal, valid and binding obligation of any Loan Party thereto other than as expressly permitted hereunder or thereunder;

(n)any material portion of the Guarantees of the Loan Document Obligations pursuant to the Guarantee Agreement, taken as a whole, shall cease to be in full force and effect (in each case, other than the occurrence of the Termination Date or otherwise in accordance with the terms of the Loan Documents including as a result of transactions permitted hereunder); or

(o)a Change in Control shall occur;
then, and in every such event (other than an event described in paragraph (h) or (i) of this Section 7.01), and at any time thereafter during the continuance of such event, the Administrative Agent at the request of the Required Lenders (provided that the following actions may not be taken (A) in the case of an Event of Default under Section 7.01(d)(ii), until the ability to exercise the Cure Right under Section 7.02 has expired (but may be taken as soon as the ability to exercise the Cure Right has expired and it has not been so exercised or to the extent that Holdings has confirmed in writing that it does not intend to provide the Cure Amount) and (B) in the case of an Event of Default under Section 7.01(d)(i), if the express conditions in the last proviso contained in Section 7.01(d)(i) have been satisfied) shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and (iii) demand the Borrower deposit cash collateral with the Administrative Agent as contemplated by Section 2.05(j) in the aggregate LC Exposure of all outstanding Letters of Credit and thereupon the principal of the Loans and the LC Exposure of all Letters of Credit so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event described in paragraph (h) or (i) of this Section 7.01, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

SECTION 7.02 Right to Cure.

(a)Notwithstanding anything to the contrary contained in Section 7.01, in the event that Holdings and its Restricted Subsidiaries fail to comply with the requirements of the Financial

Performance Covenant as of the last day of any applicable fiscal quarter of Holdings, at any time after the beginning of such fiscal quarter until the expiration of the twelfth (12th) Business Day subsequent to the date on which the financial statements with respect to such fiscal quarter (or the fiscal year ended on the last day of such fiscal quarter) are required to be delivered pursuant to Section 5.01(a) or (b), as applicable (the “Cure Termination Date”), Holdings shall have the right to issue Qualified Equity Interests for cash or otherwise receive cash contributions to the capital of Holdings as cash common equity or other Qualified Equity Interests (collectively, the “Cure Right”), and upon the receipt by Holdings of the Net Proceeds of such issuance and the contribution of such Net Proceeds to the Borrower (the “Cure Amount”) pursuant to the exercise by Holdings of such Cure Right the Financial Performance Covenant shall be recalculated giving effect to the following pro forma adjustment:
(i)Consolidated EBITDA shall be increased with respect to such applicable fiscal quarter and any four fiscal quarter period that contains such fiscal quarter, solely for the purpose of measuring the Financial Performance Covenant and not for any other purpose under this Agreement, by an amount equal to the Cure Amount; and
(ii)if, after giving effect to the foregoing pro forma adjustment (without giving effect to (x) any repayment of any Indebtedness with any portion of the Cure Amount or
(y)any portion of the Cure Amount on the balance sheet of Holdings and its Restricted Subsidiaries, in each case, with respect to such fiscal quarter only), Holdings and its Restricted Subsidiaries shall then be in compliance with the requirements of the Financial Performance Covenant, Holdings and its Restricted Subsidiaries shall be deemed to have satisfied the requirements of the Financial Performance Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default or event of default of the Financial Performance Covenant that had occurred shall be deemed cured for the purposes of this Agreement and the other Loan Documents;

provided that the Borrower shall have notified the Administrative Agent of the exercise of such Cure Right within five (5) Business Days of the issuance of the relevant Qualified Equity Interests for cash or the receipt of the cash contributions by Holdings.

(b)Notwithstanding anything herein to the contrary, (i) in each four consecutive fiscal quarter period of the Borrower there shall be at least two (2) fiscal quarters in which the Cure Right is not exercised, (ii) during the term of this Agreement, the Cure Right shall not be exercised more than five (5) times, (iii) for purposes of this Section 7.02, the Cure Amount shall be no greater than the amount required for purposes of complying with the Financial Performance Covenant and any amounts in excess thereof shall not be deemed to be a Cure Amount and (iv) neither the Administrative Agent nor any Lender or Secured Party shall exercise any remedy (including acceleration) under the Loan Documents or applicable law on the basis of an Event of Default caused by the failure to comply with Section 6.11 until either (x) after Holding’s ability to cure has lapsed and Holdings has not exercised the Cure Right or (y) Holdings has confirmed in writing that it does not intend to provide the Cure Amount, and, if the Borrower shall have delivered to the Administrative Agent a notice of its intent to cure a breach or default under Section 7.01(d)(ii) prior to the Cure Termination Date, no Event of Default under Section 7.01(d)(ii) shall then be deemed to be in existence, provided, however, that if the Cure Amount is not received by Holdings on or prior to the Cure Termination Date, such Event of Default shall be deemed to arise). Notwithstanding any other provision in this Agreement to the contrary, the Cure Amount received pursuant to any exercise of the Cure Right shall not be included in the calculation of Consolidated EBITDA or any incurrence ratio test for purposes of determining any available basket under Article VI of this Agreement or for any other purpose under this Agreement including as to any cash-netting. For the avoidance of doubt, no Cure Amounts shall be applied to reduce the Indebtedness of Holdings and its

Restricted Subsidiaries on a Pro Forma Basis for purposes of determining compliance with the Financial Performance Covenant for the fiscal quarter in which such Cure Right was made and there shall not have been a breach of any covenant under Article VI of this Agreement by reason of having no longer included such Cure Amount in any basket during the relevant period.

(c)Notwithstanding the foregoing, if an Event of Default would have occurred and be continuing had Holdings not had the option to exercise the Cure Right and not exercised such Cure Right pursuant to the foregoing provisions, the Borrower shall not be permitted, until such Event of Default is cured in accordance with the terms of Section 7.02(a) or waived in accordance with Section 9.02, to make any Borrowings or request any other extensions of credit under the Revolving Commitments (including any issuance of any Letter of Credit but excluding the continuation of any outstanding Revolving Loans and amendments of any outstanding Letters of Credit (not constituting an increase or extension)).

SECTION 7.03 Application of Proceeds. Subject to the terms of any applicable Intercreditor Agreement, the Collateral Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, as follows:

FIRST, to the payment of all costs and expenses incurred by the Collateral Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document or any of the Secured Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Loan Document on behalf of any Loan Party and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;
SECOND, to the payment in full of the Secured Obligations that constitute Senior Secured First Lien Indebtedness (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of such Secured Obligations owed to them on the date of any such distribution); provided that such payment shall be applied (w) first, to the portion of such Secured Obligations constituting accrued and unpaid fees, (x) second, to the portion of such Secured Obligations constituting such accrued and unpaid interest in respect of the Loans, (y) third, to the portion of such Secured Obligations constituting unpaid principal of the Loans and (z) fourth, to all other Secured Obligations;
THIRD, to any agent of any other junior secured debt, in accordance with any applicable Intercreditor Agreement; and
FOURTH, to the Loan Parties, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof. The Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on information supplied to it as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Secured Obligations. Notwithstanding the foregoing, Excluded Swap Obligations with respect to any Subsidiary Loan Party shall not be paid with amounts received from such Subsidiary Loan Party or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Secured Obligations otherwise set forth above.

ARTICLE VIII ADMINISTRATIVEAGENT
SECTION 8.01 Appointment and Authority.
(a)Each of the Lenders and each of the Issuing Banks hereby irrevocably appoints Antares Capital LP to act on its behalf as the Administrative Agent and Collateral Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent and Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article (other than Section 8.06) are solely for the benefit of the Administrative Agent and the Collateral Agent, the Lenders and the Issuing Banks, and the Borrower shall not have rights as a third party beneficiary of any of such provisions. The Administrative Agent may perform any of its respective duties hereunder by or through its officers, directors, agents, employees or affiliates.

(b)The Administrative Agent shall also act as the “Collateral Agent” or, as the case may be, “Security Trustee” under the Loan Documents, and each of the Lenders and each of the Issuing Banks hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent or, as the case may be, the security trustee, of such Lender and such Issuing Bank, and acknowledges that, to the extent required in any relevant jurisdiction, the Administrative Agent may enter into such security trust or equivalent deeds as the Administrative Agent may consider necessary, in each case for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent and Collateral Agent pursuant to Section 8.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article VIII and Article IX (including Section 9.03 as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” or the “security agent” or the “security trustee” under the Loan Documents) as if set forth in full herein with respect thereto.

SECTION 8.02 Rights as a Lender
The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, own securities of, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate of the Borrower as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 8.03 Exculpatory Provisions.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law;

(c)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity;

(d)shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.02 and in the last paragraph of Section 7.01) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment; provided that the Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or any Issuing Bank;

(e)shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent; and

(f)shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor the Disqualified Lenders List or identities of, or enforce, compliance with the provisions hereof relating to Disqualified Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective lender or participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender.
Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to any anti-terrorism law, including any programs involving any of the following items relating to or in connection with the Loan Parties or their respective Subsidiaries, any of their respective Affiliates or agents, the Loan Documents or the transactions hereunder: (a) any identity verification procedures, (b) any record keeping, (c) any comparisons with government lists, (d) any customer notices or (e) any other procedures required under any anti-terrorism law.

SECTION 8.04 Reliance by Administrative Agent.
The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or any Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may rely on the Register and deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent.

SECTION 8.05 Delegation of Duties.
The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents (which may include such of the Administrative Agent’s affiliates or branches as it deems appropriate) appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub agents, except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence, bad faith or willful misconduct in the selection of such sub agents.

SECTION 8.06 Resignation of Administrative Agent.
The Administrative Agent may resign upon thirty (30) days’ notice to the Lenders (unless such notice is waived by the Required Lenders), the Issuing Banks (unless such notice is waived by the Issuing Banks) and the Borrower (unless an Event of Default exists under 7.01(h) or 7.01(i) or unless such notice is waived by the Borrower). Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the Borrower’s consent (such consent not to be unreasonably withheld or delayed) unless a Specified Event of Default has occurred and is continuing), to appoint a successor, which shall be a bank or trust company with an office in the United States, or an Affiliate of any such bank or trust company with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may (but shall not be obligated to), with the Borrower’s consent (such consent not to be unreasonably withheld or delayed) unless a Specified Event of Default has occurred and is continuing), on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be an Approved Bank with an office in New York, New York, or an Affiliate of any such Approved Bank (the date upon which the retiring Administrative Agent is replaced, the “Resignation Effective Date”); provided that if the Administrative Agent shall notify the Borrower and the Lenders that it does not intend to appoint a successor or that no qualifying Person accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder and under the other Loan Documents as set forth in this Section.

If the Person serving as Administrative Agent is a Defaulting Lender, the Required Lenders and Holdings may, to the extent permitted by applicable law, by notice in writing to such Person remove such Person as Administrative Agent and, with the consent of the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date and the removed Administrative Agent shall be discharged from all of its duties and obligations hereunder and under the other Loan Documents as set forth in this Section.
With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except (i) that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed and (ii) with respect to any outstanding payment obligations) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder and under the other Loan Documents as set forth in this Section. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 9.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

Any resignation by Antares Capital LP as Administrative Agent pursuant to this Section 8.06 shall also constitute Antares Holdings LP’s resignation as an Issuing Bank, in which case such resigning Issuing Bank (x) shall not be required to issue any further Letters of Credit hereunder and (y) shall maintain all of its rights as Issuing Bank with respect to any Letters of Credit issued by it prior to the date of such resignation so long as such Letters of Credit or LC Exposure remain outstanding and not otherwise cash collateralized in accordance with the terms herein. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank, (ii) the retiring Issuing Bank shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit.

SECTION 8.07 Non-Reliance on Administrative Agent and Other Lenders.

Each Lender and each Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Each Lender, by delivering its signature page to this Agreement and funding its Loans on the Effective Date, or delivering its signature page to an Assignment and Assumption, Incremental Facility Amendment or Refinancing Amendment pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.

No Lender shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Secured Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent and Collateral Agent on behalf of the Lenders in accordance with the terms thereof. In the event of a foreclosure by the Administrative Agent or Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent, the Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Administrative Agent or Collateral Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent or Collateral Agent on behalf of the Lenders at such sale or other disposition. Each Lender, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Secured Obligations, to have agreed to the foregoing provisions.

SECTION 8.08 No Other Duties, Etc.
Anything herein to the contrary notwithstanding, neither any Joint Lead Arrangers nor any person named on the cover page hereof as a Joint Lead Arranger shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Bank hereunder.

SECTION 8.09 Administrative Agent May File Proofs of Claim.

In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or outstanding Letter of Credit shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letter of Credit outstandings and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Banks and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Banks and the Administrative Agent under Sections 2.12 and 9.03) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Bank to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.12 and 9.03.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender or any Issuing Bank to authorize the Administrative Agent to vote in respect of the claim of any Lender or any Issuing Bank or in any such proceeding.

SECTION 8.10 No Waiver; Cumulative Remedies; Enforcement.

No failure by any Lender, any Issuing Bank or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Article VII for the benefit of all the Lenders and the Issuing Banks; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as

Administrative Agent) hereunder and under the other Loan Documents, (b) the Issuing Banks from exercising the rights and remedies that inure to its benefit (solely in its capacity as Issuing Bank) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 9.08 (subject to the terms of Section 2.18), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Article VII and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.18, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

SECTION 8.11 Status of Administrative Agent.

On or prior to the date on which the Administrative Agent becomes the Administrative Agent under this Agreement, the Administrative Agent shall deliver to the Borrower (i) if the Administrative Agent is a United States person (as defined in Section 7701(a)(30) of the Code), an executed copy of Internal Revenue Service Form W-9, or (ii) if the Administrative Agent is not a United States person (as defined in Section 7701(a)(30) of the Code), (A) an executed applicable Internal Revenue Service Form W-8ECI with respect to amounts received on its own account and (B) an executed Internal Revenue Service Form W-8IMY evidencing its agreement with the Borrower to be treated as a United States person (as defined in Section 7701(a)(30) of the Code) as set forth in U.S. Treasury Regulation Section 1.1441-1T(b)(2)(iv), for the purpose of permitting the Borrower to make payments to such Administrative Agent without deduction or withholding of any Taxes imposed by the United States. The Administrative Agent shall deliver such documentation on or before any date on which such documentation expires or becomes obsolete or invalid, after the occurrence of any change in the Administrative Agent’s circumstances requiring a change in the most recent documentation previously delivered by it to the Borrower, and from time to time thereafter if reasonably requested by the Borrower, and shall promptly notify the Borrower in writing if it is no longer legally eligible to provide any documentation previously provided.

ARTICLE IX MISCELLANEOUS
SECTION 9.01 Notices.

(a)Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax or other electronic transmission (including e-mail), as follows:

(i)if to Holdings, the Borrower or the Administrative Agent, to the address, fax number, e-mail address or telephone number specified for such Person on Schedule 9.01; and

(ii)if to any other Lender or Issuing Bank, to it at its address (or fax number, telephone number or e-mail address) set forth in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its

Administrative Questionnaire then in effect for the delivery of notices that may contain Material Non-Public Information relating to the Borrower).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by fax shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b)Electronic Communications. Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures reasonably approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any Issuing Bank pursuant to Article II if such Lender or such Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.
Unless    the Administrative Agent    otherwise prescribes,    (i)    notices    and other communications sent to an e-mail address shall be deemed received when sent to the proper e-mail address as specified on Schedule 9.01 (as updated from time to time in accordance with Section 9.01(d)), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received when an e-mail is sent to the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)The Platform.    THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to Holdings, the Borrower, any Lender, any Issuing Bank or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to Holdings, the Borrower, any Lender, any Issuing Bank or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)Change of Address, Etc. Each of Holdings, the Borrower, the Administrative Agent and any Issuing Bank may change its address, electronic mail address, fax or telephone number for notices and other communications or website hereunder by notice to the other parties hereto. Each other

Lender may change its address, fax or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent and the Issuing Banks. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, fax number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(e)Reliance by Administrative Agent, Issuing Bank and Lenders. The Administrative Agent, the Issuing Banks and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent and each of the parties hereto hereby consents to such recording.

SECTION 9.02 Waivers; Amendments.
(a)No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power under this Agreement or any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance, amendment, renewal or extension of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on the Borrower or Holdings in any case shall entitle the Borrower or Holdings to any other or further notice or demand in similar or other circumstances.

(b)Except as provided in Section 2.20 with respect to any Incremental Facility Amendment, Section 2.21 with respect to any Refinancing Amendment or Section 2.24 with respect to any Permitted Amendment, neither this Agreement, any Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, the Borrower, the Administrative Agent and the Required Lenders (provided, that if such waiver, amendment or modification does not affect the rights, duties, privileges or obligations of the Administrative Agent under this Agreement, the Administrative Agent shall only be required to acknowledge such waiver, amendment or modification) or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that, to the extent not otherwise specified, the consent of the Required Lenders shall not be required with respect to the amendments set forth below; provided, further, that no such agreement shall:
(i)increase the Commitment of any Lender without the written consent of (x) the Required Lenders and (y) such Lender (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);

(ii)reduce or forgive the principal amount of any Loan or LC Disbursement or reduce or forgive the reimbursement obligations of the Borrower for the LC Exposure at such time (it being understood that a waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute a reduction or forgiveness of principal) or reduce the rate of, or forgive, interest thereon, or reduce or forgive any fees or premiums payable hereunder, without the written consent of each Lender directly and adversely affected thereby, provided that only the consent of the Required Lenders shall be necessary to waive or otherwise modify any obligation of the Borrower to pay default interest pursuant to Section 2.13(c);

(iii)postpone the maturity of any Loan (it being understood that a waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension of any maturity date), or the date of any scheduled amortization payment of the principal amount of any Term Loan under Section 2.10 or the applicable Refinancing Amendment, or the reimbursement date with respect to any LC Disbursement, or any date for the payment of any interest, premium or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly and adversely affected thereby;

(iv)change Section 2.18(b), Section 2.18(c) or Section 7.03 in a manner that would alter the pro rata sharing of payments or other amounts required thereby without the consent of each Lender directly and adversely affected thereby (provided, that any such changes required in connection with any Refinancing Amendment, Incremental Facility Amendment or other transaction expressly permitted hereunder shall only require the approval (to the extent any approval is required) of the Required Lenders so long as the Administrative Agent is notified of such amendment);
(v)change any of the provisions of this Section 9.02(b) without the written consent of each Lender;
(vi)change the definition of “Required Lenders”, “Required Revolving Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be);

(vii)release all or substantially all the value of the Guarantees under the Guarantee Agreement (except as expressly provided in the Loan Documents) without the written consent of each Lender (other than a Defaulting Lender); or

(viii)release all or substantially all the Collateral from the Liens of the Security Documents, without the written consent of each Lender (other than a Defaulting Lender), except as expressly provided in the Loan Documents;

provided, further, that in connection with an amendment that addresses solely a re-pricing transaction in which any Class of Term Loans or Revolving Commitments (and the Revolving Loans in respect hereof) is refinanced with a replacement Class of term loans or revolving commitments (and the revolving loans in respect hereof) bearing (or is modified in such a manner such that the resulting term loans or revolving commitments (and the revolving loans in respect hereof)) bear a lower yield, only the consent of the Lenders holding Term Loans or Revolving Commitments (and the Revolving Loans in respect hereof) subject to such permitted re-pricing transaction that will continue as a Lender in respect of the re-priced tranche of Term Loans or Revolving Commitments (and the Revolving Loans in respect hereof) or modified Term Loans or Revolving Commitments and the Revolving Loans in respect hereof shall be required); and provided, further, that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any Issuing Bank without the prior written consent of the Administrative Agent or such Issuing Bank, as the case may be, (B) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by Holdings, the Borrower and the Administrative Agent to cure any mistake, ambiguity, omission, defect, obvious error or incorrect cross-reference, or to effect administrative changes of a technical or immaterial nature or to correct any inconsistency and (C) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) may be effected by an agreement or agreements in writing entered into by Holdings, the Borrower and the requisite percentage in interest of the affected Class of Lenders stating that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time.

Notwithstanding the foregoing, guarantees, Security Documents and related documents in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement and the other Loan Documents, amended and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local law or advice of local counsel, (ii) to cure ambiguities or defects, (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents or (iv) to integrate any Incremental Facility or Credit Agreement Refinancing Indebtedness in a manner consistent with this Agreement and the other Loan Documents.
Notwithstanding the foregoing, no Lender or Issuing Bank consent is required to effect any amendment, modification or supplement to any Intercreditor Agreement or subordination agreement or arrangement permitted under this Agreement or in any document pertaining to any Indebtedness permitted hereby that is permitted to be secured by the Collateral, including any Incremental Term Loan or Revolving Loan under any Incremental Revolving Commitment Increase, any Other Term Loan, Other Revolving Loan or Other Revolving Commitments, for the purpose of adding the holders of such Indebtedness (or their Senior Representative) as a party thereto and otherwise causing such Indebtedness to be subject thereto, to give effect hereto or otherwise carry out the purposes thereof, in each case as contemplated by the terms of such Intercreditor Agreement permitted under this Agreement (including any changes thereto as contemplated by Section 9.14(b)) or subordination agreement or arrangement permitted under this Agreement, as applicable.

(c)In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all Lenders or all directly and adversely affected Lenders, if the consent of the Required Lenders to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in paragraph (b) of this Section 9.02 being referred to as a “Non-Consenting Lender”), then the Borrower may, at its sole expense and effort, upon notice to such Non-Consenting Lender and the Administrative Agent, (i) require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment) or (ii) prepay the Loans and, if applicable, terminate the Revolving Commitments of such Non-Consenting Lenders; provided that (a) in the case of the preceding clause (i), the Borrower shall have received the prior written consent of the Administrative Agent to the extent such consent would be required under Section 9.04(b) for an assignment of Loans or Commitments, as applicable (and, if a Revolving Commitment is being assigned and each Issuing Bank), which consent shall not unreasonably be withheld, (b) such Non-Consenting Lender shall have received payment of an amount equal to the outstanding par principal amount of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (including pursuant to Section 2.11(a)(i)) from (x) in the case of preceding clause (i), the Eligible Assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (y) in the case of preceding clause (ii), from the Borrower, and (c) in the case of preceding clause (i), unless waived, the Borrower or such Eligible Assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.04(b). If any applicable Lender shall be deemed to be a Non-Consenting Lender and is required to assign all or any portion of its Initial Term Loans or its Initial Term Loans are prepaid by the Borrower pursuant to this Section 9.02(c) on or prior to the twelve month anniversary of the Effective Date, the Borrower shall pay such Non-Consenting Lender a fee equal to 1.00% of the principal amount of the Initial Term Loans so assigned or prepaid.

(d)Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, the Revolving Commitments, Term Loans and Revolving Exposure of any Lender that is at the time a Defaulting Lender shall not have any voting or approval rights under the Loan Documents and shall be excluded in determining whether all Lenders (or all Lenders of a Class), all affected Lenders (or all affected Lenders of a Class), a Majority in Interest of Lenders of any Class or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to this Section 9.02); provided that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.
(e)Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, each Affiliated Lender (other than an Affiliated Debt Fund) hereby agrees that, for purposes of any plan of reorganization, such Affiliated Lender will be deemed to have voted in the same proportion as non-Affiliated Lenders voting on such matter; provided that such Affiliated Lender shall be entitled to vote in accordance with its sole discretion in connection with any plan of reorganization to the extent (a) any such plan of reorganization proposes to treat any Secured Obligations held by such Affiliated Lender in a manner that is less favorable in any material respect to such Affiliated Lender than the proposed treatment of similar Secured Obligations held by Lenders that are not Affiliates of the Borrower, (b) that would deprive such Affiliated Lender of its pro rata share of any payments to which it is entitled or (c) if such plan of reorganization does not require the consent of each Lender or each affected Lender.

SECTION 9.03 Expenses; Indemnity; Damage Waiver.
(a)The Borrower shall pay~~, if the Effective Date occurs and the Transactions have been consummated,~~ (i) all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent, the Joint Lead Arrangers, each Issuing Bank and their respective Affiliates (without duplication), (but limited in the case of legal fees and expenses, to the reasonable documented out-of-pocket fees, disbursements and other charges of one counsel to the Administrative Agent, the Issuing Banks and the Joint Lead Arrangers, taken as a whole, plus, if reasonably necessary, one regulatory counsel and one local counsel to the Administrative Agent, the Issuing Banks and the Joint Lead Arrangers, taken as a whole, in any relevant material jurisdiction, in each case excluding allocated costs of in-house counsel (and in the case of an actual or reasonably perceived potential conflict of interest, one additional counsel and local counsel to the affected Lenders, taken as a whole), (ii) all reasonable and documented and invoiced out-of-pocket costs and expenses incurred by each Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented and invoiced out-of-pocket expenses (but not third party costs or expenses such as legal fees or the fees of other advisors) incurred by the Administrative Agent, each Issuing Bank or any Lender and the fees, charges and disbursements of counsel to the Administrative Agent, the Issuing Banks and the Lenders, taken as a whole, in any relevant material jurisdiction (and in the case of an actual or reasonably perceived potential conflict of interest, one additional counsel to the affected Lenders, taken as a whole) (but limited in the case of legal fees and expenses, to the fees, disbursements and other charges of one counsel to the Administrative Agent, the Issuing Banks and the Lenders, taken as a whole, and, if reasonably necessary, one local counsel and one regulatory counsel to the Administrative Agent, the Issuing Banks and the Lenders, taken as a whole, in each relevant material jurisdiction (and in the case of an actual or reasonably perceived potential conflict of interest, one additional counsel to the affected Lenders, taken as a whole)), in each case in connection with the enforcement or protection of any rights or remedies in connection with the Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Laws or during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit).
(b)Without duplication of the expense reimbursement obligations pursuant to clause
(a)above, the Borrower shall indemnify the Administrative Agent, each Issuing Bank, each Lender, the Joint Lead Arrangers and each Related Party (other than Excluded Affiliates) of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and expenses (but limited, in the case of legal expenses, to the reasonable and documented and invoiced out-of-pocket fees and expenses of one counsel for all Indemnitees and to the extent reasonably determined by the Administrative Agent to be necessary, one regulatory counsel and one local counsel in each relevant jurisdiction (and, in the case of an actual or potential conflict of interest, where the Indemnitee affected by such conflict notifies Holdings of the existence of such conflict and thereafter retains its own counsel, one additional counsel) for all Indemnitees (which may include a single special counsel acting in multiple jurisdictions but excluding allocated costs of in-house counsel)), incurred by or asserted against any Indemnitee by any third party or by the Borrower, Holdings or any Subsidiary arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any Loan Document or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release or threat of Release of Hazardous Materials on, at, to or from any Mortgaged Property or any other real property currently owned or operated by Holdings, the Borrower or any Subsidiary, or any other Environmental Liability related in any way to Holdings, the Borrower or any Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, Holdings or any Subsidiary or their Affiliates and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, costs or related expenses (w) resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable judgment), (x) resulted from a material breach of the Loan Documents by such Indemnitee or its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable judgment), (y) arise from disputes between or among Indemnitees (other than disputes involving claims against the Administrative Agent, the Collateral Agent or the Joint Lead Arrangers or any Issuing Bank, in each case, in their respective capacities) that do not involve an act or omission by the Sponsor, Holdings, the Borrower or any Restricted Subsidiary or (z) resulted from any settlement effected without the Borrower’s prior written consent (which consent shall not be unreasonably withheld or delayed); provided that, to the extent any amounts paid to an Indemnitee in respect of this Section 9.03, such Indemnitee, by its acceptance of the benefits hereof, agrees to refund and return any and all amounts paid by the Borrower to it if, pursuant to the operation of the foregoing clauses (w) through (z), such Indemnitee was not entitled to receipt of such amount. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, any Lender or any Issuing Bank under paragraph (a) or (b) of this Section 9.03, each Lender severally agrees to pay to the Administrative Agent, such Lender or such Issuing Bank, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such Lender or such Issuing Bank in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the aggregate Revolving Exposures, outstanding Term Loans and unused Commitments at such time. The obligations of the Lenders under this paragraph (c) are subject to the last sentence of Section 2.02(a) (which shall apply mutatis mutandis to the Lenders’ obligations under this paragraph (c)).

(d)To the extent permitted by applicable law, none of Holdings, the Borrower, any Agent, any Lender, any other party hereto or any Indemnitee shall assert, and each hereby waives, any claim against any other such Person on any theory of liability for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, arising out of, as a result of, or in any way related to, this Agreement or any agreement or instrument contemplated hereby or referred to herein, the transactions contemplated hereby or thereby, or any act or omission or event occurring in connection therewith and each such Person further agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor; provided that the foregoing shall in no event limit the Borrower’s indemnification obligations under clause (b) above.

(e)In case any proceeding is instituted involving any Indemnitee for which indemnification is to be sought hereunder by such Indemnitee, then such Indemnitee will promptly notify the Borrower of the commencement of any proceeding; provided, however, that the failure to do so will not relieve the Borrower from any liability that it may have to such Indemnitee hereunder, except to the extent that the Borrower is materially prejudiced by such failure.

(f)Notwithstanding anything to the contrary in this Agreement, to the extent permitted by applicable law, neither Holdings nor the Borrower shall assert, and each hereby waives, any claim against any Indemnitee for any direct or actual damages arising from the use by unintended recipients of information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems (including the Internet) in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby; except to the extent that such direct or actual damages are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of, or a material breach of the Loan Documents by, such Indemnitee or its Related Parties.

(g)All amounts due under this Section 9.03 shall be payable not later than twenty
(20)days after written demand therefor; provided, however, that any Indemnitee shall promptly refund an indemnification payment received hereunder to the extent that there is a final judicial determination that such Indemnitee was not entitled to indemnification with respect to such payment pursuant to this Section 9.03.

SECTION 9.04 Successors and Assigns.
(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder (other than to a Successor Borrower pursuant to a transaction permitted by Section 6.03(a)(iv)(B)) without the prior written consent of each Lender, each Issuing Bank and the acknowledgement of the Administrative Agent (and any attempted assignment or transfer by the Borrower without such consent (other than to a Successor Borrower pursuant to a transaction permitted by Section 6.03(a)(iv)(B)) shall be null and void), (ii) no assignment shall be made to any Defaulting Lender or any of its Affiliates, or any Persons who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (ii) and (iii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section 9.04), the Indemnitees and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)(i) Subject to the conditions set forth in paragraphs (b)(ii) and (f) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of (A) the Borrower; provided that no consent of the Borrower shall be required for an assignment (x) by a Term Lender to any Lender, an Affiliate of any Lender or an Approved Fund, (y) if a Specified Event of Default has occurred and is continuing or (z) by a Revolving Lender to another Revolving Lender, an Affiliate of a Revolving Lender or an Approved Fund; provided, further, that the Borrower shall have the right to withhold its consent to any assignment if in order for such assignment to comply with applicable law, the Borrower would be required to obtain the consent of, or make any filing or registration with, any Governmental Authority, (B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of a Term Loan subject to Section 9.04(f) and (g), an Affiliated Lender, Holdings, the Borrower or any of its Subsidiaries; provided, further, that no consent of the Administrative Agent shall be required for an assignment to a Lender or an Affiliate or Approved Fund of a Lender and
(C)solely in the case of Revolving Loans and Revolving Commitments, each Issuing Bank (not to be unreasonably withheld or delayed); provided that, for the avoidance of doubt, no consent of any Issuing Bank shall be required for an assignment of all or any portion of a Term Loan or Term Commitment. Notwithstanding anything in this Section 9.04 to the contrary, if the Borrower has not given the Administrative Agent written notice of its objection to an assignment of Term Loans within ten (10) Business Days after written notice of such assignment, the Borrower shall be deemed to have consented to such assignment.
(ii)Assignments shall be subject to the following additional conditions:
(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or

Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the trade date specified in the Assignment and Assumption with respect to such assignment or, if no trade date is so specified, as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall, in the case of Revolving Loans, not be less than $2,500,000 (and integral multiples thereof) or, in the case of a Term Loan, $1,000,000 (and integral multiples thereof), unless the Borrower and the Administrative Agent otherwise consent (in each case, such consent not to be unreasonably withheld or delayed); provided that no such consent of the Borrower shall be required if a Specified Event of Default has occurred and is continuing, (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause (B) shall not be construed to prohibit assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans, (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent or, if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Assumption, and, in each case, together with a processing and recordation fee of $3,500 payable by the assignee; provided that such processing and recordation fee shall not be payable in connection with an assignment by a Lender to one of its Affiliates or Approved Funds; provided, further, that the Administrative Agent, in its sole discretion, may elect to waive or reduce such processing and recordation fee; provided, further, that any such Assignment and Assumption shall include a representation by the assignee that the assignee is not a Disqualified Lender (but only if the Disqualified Lenders List is available to such assignee and Lenders upon request); provided, further, that assignments made pursuant to Section 2.19(b), 2.21(b) or Section 9.02(c) shall not require the signature of the assigning Lender to become effective, (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent any tax forms required by Section 2.17(f) and an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain Material Non-Public Information about the Borrower, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws and (E) unless the Borrower otherwise consents, no assignment of all or any portion of the Revolving Commitment of a Lender that is also an Issuing Bank may be made unless (1) the assignee shall be or become an Issuing Bank, as applicable, and assume a ratable portion of the rights and obligations of such assignor in its capacity as Issuing Bank, or (2) the assignor agrees, in its discretion, to retain all of its rights with respect to and obligations to make or issue Letters of Credit hereunder in which case the Applicable Fronting Exposure of such assignor may exceed such assignor’s Fronting Exposure Cap for purposes of Section 2.05(b) by an amount not to exceed the difference between the assignor’s Fronting Exposure Cap prior to such assignment and the assignor’s Fronting Exposure Cap following such assignment; provided that no such consent of the Borrower shall be required if a Specified Event of Default has occurred and is continuing.
(iii)Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section 9.04, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of (and subject to the obligations and limitations of) Sections 2.15,

2.16, 2.17 and 9.03 and to any fees payable hereunder that have accrued for such Lender’s account but have not yet been paid). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c)(i) of this Section 9.04 to the extent otherwise permitted thereby or otherwise shall be void.

(iv)The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal and interest amounts of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Notwithstanding the foregoing, in no event shall the Administrative Agent be obligated to ascertain, monitor or inquire as to whether any Lender is an Affiliated Lender, nor shall the Administrative Agent be obligated to monitor the aggregate amount of the Loans or Incremental Loans held by Affiliated Lenders. The entries in the Register shall be conclusive absent manifest error, and Holdings, the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower, the Issuing Banks and any Lender, at any reasonable time and from time to time upon reasonable prior notice. The Register is intended to cause each Loan to be in registered form for U.S. federal income tax purposes under Section 5f.103-1(c)    of the U.S. Treasury Regulations    and Sections 163(f),    871(h)(2) and 881(c)(2) of the Code.
(v)Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and any tax forms required by Section 2.17(f) (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 9.04 and any written consent to such assignment required by paragraph (b) of this Section 9.04, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(vi)The words “execution”, “signed”, “signature” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as an original executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.

(c)(i) Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Banks, sell participations to one or more banks or other Persons (other than to a Disqualified Lender (but only if the Disqualified Lenders List is available to Lenders upon request), other than Holdings, the Borrower or any of their respective Affiliates or any other Person that is not an Eligible Assignee) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that

(A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) Holdings, the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and any other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and any other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 9.02(b)(i), (ii), (iii), (vii) or (viii), in each case, that directly and adversely affects such Participant. Subject to paragraph (c)(iii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the obligations and limitations thereof and Section 2.19, it being understood that any tax forms required by Section 2.17(f) shall be provided to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.04 provided that such Participant agrees to be subject to the provisions of Sections 2.19 as if it were an assignee under paragraph (b) of this Section 9.04. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.
(ii)Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest amounts) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and the parties hereto shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. No Lender shall have any obligation to disclose all or any portion of its Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or other obligations under the Loan Documents) except to the extent to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.
(iii)A Participant (other than a Revolving Lender pursuant to Section 2.05(e)) shall not be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment which results from a Change in Law occurs after the Participant acquired the applicable participation.

(d)Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other “central” bank, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate

(which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans and participations in Letters of Credit previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(f)Notwithstanding anything to the contrary herein, any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement to an Affiliated Lender subject to the following limitations:

(i)Affiliated Lenders (other than Affiliated Debt Funds) will not receive information provided solely to Lenders by the Administrative Agent or any Lender and will not be permitted to attend or participate in meetings attended solely by the Lenders and the Administrative Agent, other than the right to receive notices of Borrowings, notices of prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Article II and/or receive advice of counsel to the Administrative Agent and the Lenders;

(ii)for purposes of any amendment, waiver or modification of any Loan Document (including such modifications pursuant to Section 9.02), or, subject to Section 9.02(e), in any plan of reorganization pursuant to the U.S. Bankruptcy Code, that in either case does not require the consent of each Lender, that does not adversely affect such Affiliated Lender in any disproportionate and material respect as compared to other Lenders holding similar obligations, or that would not deprive such Affiliated Lender of its pro rata share of any payments to which it is entitled, Affiliated Lenders will be deemed to have voted in the same proportion as the Lenders that are not Affiliated Lenders voting on such matter; and each Affiliated Lender hereby acknowledges, agrees and consents that if, for any reason, its vote to accept or reject any plan pursuant to the U.S. Bankruptcy Code is not deemed to have been so voted, then such vote will be (x) deemed not to be in good faith and (y) “designated” pursuant to Section 1126(e) of the U.S. Bankruptcy Code such that the vote is not counted in determining whether the applicable class has accepted or rejected such plan in accordance with Section 1126(c) of the U.S. Bankruptcy Code; provided that Affiliated Debt Funds will not be subject to such voting limitations and will be entitled to vote as any other Lender; provided that Affiliated Debt Funds may not account for more than 49.9% of the “Required Lenders” in any Required Lender vote;

(iii)Affiliated Lenders may not purchase Revolving Loans or Other Revolving Loans, including pursuant to this Section 9.04;

(iv)the aggregate principal amount of Term Loans purchased by assignment pursuant to this Section 9.04 or held at any one time by Affiliated Lenders (other than Affiliated Debt Funds) may not exceed 25.0% of the aggregate principal amount of all Term Loans outstanding, after giving effect to any substantially simultaneous cancellations thereof and at no time shall Affiliated Lenders (other than Affiliated Debt Funds) in the aggregate constitute more than 49% of the total number of Lenders then in existence;

(v)Affiliated Lenders shall clearly identify themselves as an Affiliated Lender in the loan assignment documentation. In no event shall the Administrative Agent be obligated to ascertain, monitor or inquire as to whether any lender is an Affiliated Lender or Affiliated Debt Fund nor shall the Administrative Agent be obligated to monitor the number of Affiliated Lenders or Affiliated Debt Funds or the aggregate amount of Term Loans or Incremental Term Loans held by Affiliated Lenders or Affiliated Debt Funds;
(vi)Affiliated Lenders (other than Affiliated Debt Funds) will not be permitted to vote on matters requiring a Required Lender vote with respect to any matter that does not adversely affect such Affiliated Lender in any disproportionate and material respect as compared to other Lenders holding similar obligations, and the Term Loans held by Affiliated Lenders (other than Affiliated Debt Funds) shall be disregarded in determining (x) other Lenders’ commitment percentages or (y) matters submitted to Lenders for consideration that do not require the consent of each Lender or each affected Lender; provided that the commitments of any Affiliated Lender shall not be increased, the Interest Payment Dates and the dates of any scheduled amortization payments (including at maturity) owed to any Affiliated Lender hereunder will not be extended and the amounts owning to any Affiliated Lender hereunder will not be reduced without the consent of such Affiliated Lender; and
(vii)each Lender making such assignment to such Affiliated Lender acknowledges and agrees that in connection with such assignment, (1) such Affiliated Lender then may have, and later may come into possession of Material Non-Public Information, (2) such Lender has independently and, without reliance on such Affiliated Lender, Holdings, any of its Subsidiaries, the Administrative Agent or any of their respective Affiliates, made its own analysis and determination to enter into such assignment notwithstanding such Lender’s lack of knowledge of the Material Non-Public Information and (3) none of Holdings, its Subsidiaries, the Administrative Agent, any Affiliated Lender or any of their respective Affiliates shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by Requirements of Law, any claims such Lender may have against Holdings, its Subsidiaries, the Administrative Agent, such Affiliated Lender and their respective Affiliates, under applicable laws or otherwise, with respect to the nondisclosure of the Material Non-Public Information. Each Lender entering into such an assignment further acknowledges that the Material Non-Public Information may not be available to the Administrative Agent or the other Lenders.
(g)Any Lender may, at any time, assign all or a portion of its Term Loans (but not Revolving Loans or Other Revolving Loans) to Holdings or any of its Subsidiaries, through (x) Dutch auctions or other offers to purchase open to all Lenders on a pro rata basis in accordance with procedures of the type described in Section 2.11(a)(iii) or other customary procedures acceptable to the Administrative Agent and/or (y) open market purchases on a non-pro rata basis, provided that (i) the Borrower shall not make any Revolving Borrowing or Other Revolving Loans to fund such assignment,
(ii) any Term Loans that are so assigned will be automatically and irrevocably cancelled and the aggregate principal amount of the tranches and installments of the relevant Term Loans then outstanding shall be reduced pro rata by an amount equal to the par principal amount of such Term Loans, (iii) no Event of Default shall have occurred and be continuing and (iv) each Lender making such assignment to Holdings or any of its Subsidiaries acknowledges and agrees that in connection with such assignment, (1) Holdings or its Subsidiaries then may have, and later may come into possession of Material Non-Public Information, (2) such Lender has independently and, without reliance on Holdings, any of its Subsidiaries, the Administrative Agent or any of their respective Affiliates, made its own analysis and determination to enter into such assignment notwithstanding such Lender’s lack of knowledge of the Material Non-Public Information and (3) none of Holdings, its Subsidiaries, the Administrative Agent, or any of their respective Affiliates shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by Requirements of Law, any claims such Lender may have against Holdings, its Subsidiaries, the Administrative Agent, and their respective Affiliates, under applicable laws or otherwise, with respect to the nondisclosure of the Material Non-Public Information. Each Lender entering into such an assignment further acknowledges that the Material Non-Public Information may not be available to the Administrative Agent or the other Lenders.
(h)Notwithstanding the foregoing, no assignment may be made or participation sold to a Disqualified Lender without the prior written consent of the Borrower; provided that, upon the inquiry by (i) any Lender to the Administrative Agent as to whether a specified potential assignee or prospective participant is on the Disqualified Lenders List or (ii) any potential assignee as to whether such potential assignee is on the Disqualified Lenders List the Administrative Agent shall be permitted to disclose to such Lender or potential assignee, as applicable, (x) whether such specified potential assignee or prospective participant is a Disqualified Lender, (y) the identity of any other Disqualified Lender which the Administrative Agent reasonably believes may be an Affiliate of such specified potential assignee or prospective participant or (z) the Disqualified Lenders List; provided, further, that inclusion on the Disqualified Lenders List shall not apply retroactively to disqualify any persons that have previously acquired an assignment or participation in the Loan if such person was not included on the Disqualified Lenders List at the time of such assignment or participation. Notwithstanding anything contained in this Agreement or any other Loan Document to the contrary, if any Lender was a Disqualified Lender at the time of the assignment of any Loans or Commitments to such Lender, following written notice from the Borrower to such Lender and the Administrative Agent and otherwise in accordance with Section 2.19(b), as applicable: (1) such Lender shall promptly assign all Loans and Commitments held by such Lender to an Eligible Assignee (and the signature of such Disqualified Lender shall not be required on any such assignment); provided that (A) the Administrative Agent shall not have any obligation to the Borrower, such Lender or any other Person to find such a replacement Lender, (B) the Borrower shall not have any obligation to such Disqualified Lender or any other Person to find such a replacement Lender or accept or consent to any such assignment to itself or any other Person subject to the Borrower’s consent in accordance with Section 9.04(b)(i) and (C) the assignment of such Loans and/or Commitments, as the case may be, shall be at par plus accrued and unpaid interest and fees; (2) such Lender shall not have any voting or approval rights under the Loan Documents and shall be excluded in determining whether all Lenders (or all Lenders of any Class), all affected Lenders (or all affected Lenders of any Class), a Majority in Interest of Lenders of any Class or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.02); provided that (x) the Commitment of any Disqualified Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that affects any Disqualified Lender adversely and in a manner that is disproportionate to other affected Lenders shall require the consent of such Disqualified Lender; and (3) no Disqualified Lender is entitled to receive information provided solely to Lenders by the Administrative Agent or any Lender or will be permitted to attend or participate in meetings attended solely by the Lenders and the Administrative Agent, other than the right to receive notices or Borrowings, notices or prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Article II.

(i)Notwithstanding the foregoing, any Affiliated Lender shall be permitted, at its option, to contribute any Term Loans so assigned to such Affiliated Lender pursuant to this Section 9.04 to Holdings or any of its Subsidiaries for purposes of cancellation, which contribution may be made (including, with the Borrower’s consent, to the Borrower, whether through Holdings or otherwise), in exchange for Qualified Equity Interests of Holdings or, with respect to the contribution by Sponsor,

Indebtedness of Holdings on terms reasonably satisfactory to the Administrative Agent, which, in any event, does not require any cash payments during the term of this Agreement and does not mature earlier than one year following the latest maturity date of any Loans hereunder.

SECTION 9.05 Survival.
All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to any Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until the Termination Date. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and all other amounts payable hereunder, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof. Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement, in the event that, in connection with the refinancing or repayment in full of the credit facilities provided for herein, an Issuing Bank shall have provided to the Administrative Agent a written consent to the release of the Revolving Lenders from their obligations hereunder with respect to any Letter of Credit issued by such Issuing Bank (whether as a result of the obligations of the Borrower (and any other account party) in respect of such Letter of Credit having been collateralized in full by a deposit of cash with such Issuing Bank or being supported by a letter of credit that names such Issuing Bank as the beneficiary thereunder, or otherwise), then from and after such time such Letter of Credit shall cease to be a “Letter of Credit” outstanding hereunder for all purposes of this Agreement and the other Loan Documents, and the Revolving Lenders shall be deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 2.05(e) or (f).

SECTION 9.06 Counterparts; Integration; Effectiveness.

This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or the syndication of the Loans and Commitments constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic means shall be effective as delivery of an original executed counterpart of this Agreement.

SECTION 9.07 Severability.

Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 9.07, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent or the Issuing Banks, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

SECTION 9.08 Right of Setoff.
If a Specified Event of Default shall have occurred and be continuing, each Lender and each Issuing Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency, but not withholding or payroll accounts, employee benefits accounts, de minimis accounts or other accounts used exclusively for taxes or fiduciary or trust purposes) at any time held and other obligations (in whatever currency) at any time owing by such Lender or such Issuing Bank to or for the credit or the account of the Borrower (excluding, for the avoidance of doubt, any Settlement Assets except to effect Settlement Payments such Lender is obligated to make to a third party in respect of such Settlement Assets or as otherwise agreed in writing between the Borrower and such Lender) against any of and all the obligations of the Borrower then due and owing under this Agreement held by such Lender or Issuing Bank, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement and although such obligations are owed to a branch or office of such Lender or Issuing Bank different from the branch or office holding such deposit or obligated on such Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The applicable Lender and applicable Issuing Bank shall notify the Borrower and the Administrative Agent of such setoff and application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application under this Section. The rights of each Lender and each Issuing Bank under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or such Issuing Bank may have. Notwithstanding the foregoing, no amount set off from any Loan Party (other than the Borrower) shall be applied to any Excluded Swap Obligation of such Loan Party (other than the Borrower).

SECTION 9.09 Governing Law; Jurisdiction; Consent to Service of Process.
(a)This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

(b)Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any federal court sitting in the Borough of Manhattan in the City of New York or, if that court does not have subject matter jurisdiction, in any state court located in the City and County of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court except to the extent required by any Security Document to be brought in another jurisdiction pursuant to the terms of such Security Document. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to any Loan Document against Holdings or the Borrower or their respective properties in the courts of any jurisdiction.

(c)Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in paragraph (b) of this Section 9.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.01. NOTHING IN ANY LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

SECTION 9.10 WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO
(A)CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.

SECTION 9.11 Headings.
Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12 Confidentiality.
(a)Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates (other than Excluded Affiliates) and its and their respective directors, officers, employees, trustees and agents, including accountants, legal counsel and other agents and advisors and any numbering, administration or settlement service providers on a “need-to-know” basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and will be instructed to keep such Information confidential and any failure of such Persons acting on behalf of the Administrative Agent, any Issuing Bank or the relevant Lender to comply with this Section 9.12 shall constitute a breach of this Section 9.12 by the Administrative Agent, such Issuing Bank or the relevant Lender, as applicable), (ii) upon the request or demand by any governmental authority, regulatory authority or self-regulatory authority, required by applicable law or by any subpoena or similar legal process or in connection with the exercise of remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; provided that (x) solely to the extent permitted by law and other than in connection with routine audits and reviews by regulatory and self-regulatory authorities, each Lender and the Administrative Agent shall promptly notify the Borrower of any such requested or required disclosure in connection with any legal or regulatory proceeding and (y) in the case of clause (ii) only, each Lender and the Administrative Agent shall use commercially reasonable efforts to ensure that such Information is kept confidential in connection with the exercise of such remedies, (iii) to any other party to this Agreement, (iv) subject to an agreement containing confidentiality undertakings substantially similar to those of this Section 9.12 (but other than to a Disqualified Lender), to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (B) any actual or prospective counterparty (or its advisors) to any Swap Agreement or derivative transaction relating to any Loan Party or its Subsidiaries and its obligations under the Loan Documents, (C) any Person that is a trustee, collateral agent, collateral manager, servicer, noteholder, equity holder or secured party in a public or private offering by a Lender or any of its Affiliates or their respective successors and assigns, of capital stock which represent an interest in, or which are collateralized, in whole or in party, by the Loans in connection with the administration, servicing and evaluation of, and reporting on, the assets serving as collateral for such securitization or (D) any pledgee referred to in Section 9.04(d), (v) if required by any rating agency; provided that prior to any such disclosure as referred to above, such rating agency, trustee, collateral agent, collateral manager, servicer, noteholder, equity holder or secured party shall have agreed in writing to maintain the confidentiality of such Information, (vi) to service providers providing administrative and ministerial services solely in connection with the administration of the Loan Documents and the facilities (e.g., identities of parties, maturity dates, interest rates, etc.) on a confidential basis, (vii) to lending industry trade organizations to the extent necessary or customary for inclusion in league table measurements, (viii) as customary, to the National Association of Insurance Commissioners or any similar organization or any examiner and (ix) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 9.12, (y) is independently developed by such Person or its Affiliates so long as not based on Information obtained in a manner that would otherwise violate this Section 9.12 or (z) is received by the Administrative Agent, any Issuing Bank, any Lender or any of their respective Affiliates from a third party that is not known by the Administrative Agent, such Issuing Bank, Lender or Affiliate (after due inquiry) to be subject to confidentiality arrangements with the Company, the Borrower, the Sponsor or any Lender or any of their respective Affiliates. For the purposes hereof, “Information” means all information received from or on behalf of Holdings or the Borrower relating to Holdings, the Borrower, any other Subsidiary or their business other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis prior to disclosure by Holdings, the Borrower or any Subsidiary. Notwithstanding the foregoing, no such information shall be disclosed to a Disqualified Lender that constitutes a Disqualified Lender at the time of such disclosure without the Borrower’s prior written consent.
(b)EACH LENDER ACKNOWLEDGES THAT INFORMATION (AS DEFINED IN SECTION 9.12(a)) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING HOLDINGS, THE BORROWER, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(c)ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT, WILL BE

SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT HOLDINGS, THE BORROWER, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

SECTION 9.13 USA PATRIOT Act.
Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the USA PATRIOT Act.

SECTION 9.14 Release of Liens and Guarantees.
(a)A Subsidiary Loan Party shall automatically be released from its obligations under the Loan Documents, and all security interests created by the Security Documents in Collateral owned by such Subsidiary Loan Party shall be automatically released, (1) upon the consummation of any transaction or designation permitted by this Agreement as a result of which such Subsidiary Loan Party ceases to be a Restricted Subsidiary (including pursuant to a permitted merger or amalgamation with a Subsidiary that is not a Loan Party or a designation as an Unrestricted Subsidiary) or becomes an Excluded Subsidiary or (2) upon the request of the Borrower, in connection with a transaction permitted under this Agreement, as a result of which such Subsidiary Loan Party ceases to be a Wholly Owned Subsidiary; provided that the release of any Subsidiary Loan Party from its obligations under the Loan Documents (i) if such Subsidiary Loan Party becomes an Excluded Subsidiary of the type described in clause (a) of the definition thereof and/or (ii) pursuant to preceding clause (2) of this Section 9.14(a), such release shall only be permitted if (y) after giving pro forma effect to such release and the consummation of the transaction that causes such Person to be released, the Borrower is deemed to have made a new Investment in such Person (as if such Person were then newly acquired) and such Investment is permitted at such time and (z) a Responsible Officer of the Borrower certifies to the Administrative Agent compliance with preceding clause (y); provided, further, that no such release shall occur if such Subsidiary Loan Party continues to be a guarantor in respect of any Incremental Equivalent Debt, any Other Term Loans, any Incremental Facility, any Permitted First Priority Refinancing Debt, any Permitted Junior Priority Refinancing Debt, any Permitted Unsecured Refinancing Debt, any Junior Financing or any Permitted Refinancing in respect of any of the foregoing; provided, further, that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise. Upon any sale or other transfer by any Loan Party (other than to any other Loan Party) of any Collateral in a transaction permitted under this Agreement, or upon the effectiveness of any written consent to the release of the security interest created under any Security Document in any Collateral or upon any Collateral becoming an Excluded Asset, the security interests in such Collateral created by the Security Documents shall be automatically released. Upon the release of Holdings or any Subsidiary Loan Party from its Guarantee in compliance with this Agreement, the security interest in any Collateral owned by Holdings or such Subsidiary created by the Security Documents shall be automatically released. Upon the designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this Agreement, the security interest created by the Security Documents in the Equity Interests of such new Unrestricted Subsidiary shall automatically be released.

To the extent the release of any Lien in any Collateral is approved, authorized or ratified in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with Section 9.02), the security interest in such Collateral shall be automatically released. To the extent the release of any security interest in any Collateral is required to effect any sale or other disposition of Collateral in connection with any exercise of remedies of the Collateral Agent pursuant to the Loan Documents, the security interest in such Collateral shall be automatically released. In addition, liens shall be released and guarantees released in accordance with the terms of the Security Documents and the Guarantee. Upon the Termination Date all obligations under the Loan Documents and all security interests created by the Security Documents shall be automatically released. Any such release shall not in any manner discharge, affect, or impair the Secured Obligations (other than those being discharged or released) or any Liens (other than those being discharged or released) of the Loan Parties in respect of all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral except to the extent comprised of Excluded Assets or otherwise released in accordance with the provisions of the Loan Documents. In connection with any termination or release pursuant to this Section 9.14, without the further consent of any Lender, Issuing Bank or other Secured Party, the Administrative Agent or the Collateral Agent, as the case may be, shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence or to file or register in any office such termination or release so long as the Borrower or applicable Loan Party shall have provided the Administrative Agent or the Collateral Agent, as the case may be, such certifications or documents as the Administrative Agent or the Collateral Agent, as the case may be, shall reasonably request in order to demonstrate compliance with this Agreement. The Administrative Agent or the Collateral Agent, as the case may be, will, at the Borrower’s expense, execute and deliver to the applicable Loan Party or to file or register in any office such documents as such Loan Party may reasonably request to subordinate its Lien on any property granted to or held by the Administrative Agent or the Collateral Agent, as the case may be, under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(ii) (but only pursuant to clauses (d) and (j) of the definition of “Permitted Encumbrances), (iv), (v), (xi), (xii), (xv), (xxii) (but only with respect to any such liens securing Indebtedness permitted under Section 6.01(a)(viii)) or (xxx).
(b)Each of the Lenders and each of the Issuing Banks irrevocably authorizes the Administrative Agent or the Collateral Agent, as the case may be, to (i) provide any release or evidence of release, termination or subordination contemplated by this Section 9.14 (and upon request by the Administrative Agent or the Collateral Agent, as the case may be, at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority or the Collateral Agent’s authority, as the case may be, to release or subordinate its interest in particular types or items of property, or to release any Loan Party from its obligations under any Loan Document, in each case in accordance with the terms of the Loan Documents and this Section 9.14), (ii) enter into subordination or intercreditor agreements with respect to Indebtedness to the extent the Administrative Agent or Collateral Agent is otherwise contemplated herein as being a party to such intercreditor or subordination agreement, in each case to the extent such agreements, at the time they are first entered into, are substantially consistent with the terms set forth on Exhibit E-1 or E-2 annexed hereto, together with (A) any immaterial changes and (B) material changes thereto in light of prevailing market conditions, which material changes shall be posted to the Lenders not less than five (5) Business Days before execution thereof and, if the Required Lenders shall not have objected to such changes within five (5) Business Days after posting, then the Required Lenders shall be deemed to have agreed that the Administrative Agent’s and/or Collateral Agent’s entry into such intercreditor agreement (with such changes) is reasonable and to have consented to such intercreditor agreement (with such changes) and to the Administrative Agent’s and/or Collateral Agent’s execution thereof, in each case in form and substance reasonably satisfactory to the Administrative Agent and/or Collateral Agent (it being understood that junior Liens are not required to be pari passu with other junior Liens, and that Indebtedness secured by junior Liens may secured by Liens that are pari passu with, or junior in priority to, other Liens that are junior to the Liens securing the Initial Term Loans); and (iii)

enter into and sign for and on behalf of the Lenders as Secured Parties the Security Documents for the benefit of the Lenders and the other Secured Parties.

SECTION 9.15 No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrower and Holdings acknowledges and agrees that (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Joint Lead Arrangers, the Issuing Banks and the Lenders are arm’s-length commercial transactions between the Borrower, Holdings and their respective Affiliates, on the one hand, and the Administrative Agent, the Joint Lead Arrangers, the Issuing Banks and the Lenders on the other hand, (B) each of the Borrower and Holdings has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto and it is not relying on the Administrative Agent, the Joint Lead Arrangers, the Issuing Banks or the Lenders for such advice, and (C) each of the Borrower and Holdings is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Administrative Agent, the Joint Lead Arrangers, the Issuing Banks and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not and will not be acting as an advisor, agent or fiduciary for the Borrower, Holdings, any of their respective Affiliates or any other Person and (B) none of the Administrative Agent, the Joint Lead Arrangers, the Issuing Banks and the Lenders has any obligation to the Borrower, Holdings or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Joint Lead Arrangers, the Issuing Banks and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, Holdings and their respective Affiliates, and none of the Administrative Agent, the Joint Lead Arrangers, the Issuing Banks and the Lenders has any obligation to disclose any of such interests to the Borrower, Holdings or any of their respective Affiliates. To the fullest extent permitted by law, the Borrower and each other Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, the Joint Lead Arrangers or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 9.16 Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the obligations hereunder.

SECTION 9.17 Judgment Currency.

If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower or any other Loan Party in respect of any such sum due from it to the Secured Parties hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under Requirements of Law).

SECTION 9.18 Intercreditor Agreement.    Each Secured Party hereby agrees that the Administrative Agent and/or Collateral Agent may enter into any intercreditor agreement and/or subordination agreement pursuant to, or contemplated by, the terms of this Agreement (including with respect to Indebtedness permitted pursuant to Section 6.01, any applicable Liens on Collateral permitted pursuant to Section 6.02 and, in each case, together with the defined terms referenced therein) on its behalf and agrees to be bound by the terms thereof and, in each case, consents and agrees to the appointment of Antares Capital LP (or its affiliated designee, representative, agent or successor) on its behalf as collateral agent, respectively, thereunder. Each Lender (a) hereby agrees that it will be bound by and will take no actions contrary to the provisions of any applicable Intercreditor Agreement (if entered into) and (b) hereby authorizes and instructs the Administrative Agent and Collateral Agent to enter into any Intercreditor Agreement (and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, such agreements (subject, if applicable, to the last sentence of Section 9.02(b)), and to subject the Liens on the Collateral securing the Secured Obligations to the provisions thereof).

SECTION 9.19 Cashless Settlement.

Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender.

SECTION 9.20 Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

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